                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-105805

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 12, 2004)


                           $691,955,000 (APPROXIMATE)
                        [J.P. MORGAN CHASE LOGO OMITTED]
             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                    Depositor

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C2

                               JPMORGAN CHASE BANK
                        LASALLE BANK NATIONAL ASSOCIATION
                               ABN AMRO BANK N.V.
                          NOMURA CREDIT & CAPITAL, INC.
                      ARTESIA MORTGAGE CAPITAL CORPORATION
                              Mortgage Loan Sellers

                                ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2004-C2 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 131 fixed rate mortgage loans secured by first liens on 148 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2004-C2 certificates. The Series 2004-C2 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the Series 2004-C2 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                                ----------------

                                           INITIAL
                                           APPROX.         PASS-             ASSUMED          EXPECTED
                       INITIAL CLASS        PASS-         THROUGH             FINAL           RATINGS      RATED FINAL
                        CERTIFICATE        THROUGH          RATE          DISTRIBUTION       (MOODY'S/     DISTRIBUTION
                         BALANCE(1)         RATE        DESCRIPTION          DATE(5)         FITCH)(7)       DATE(5)
                      ---------------   ------------   -------------   ------------------   -----------   -------------
Class A-1 .........    $ 92,000,000         4.2780%        Fixed         May 15, 2009         Aaa/AAA     May 15, 2041
Class A-2 .........    $100,000,000         5.2608%     Variable(2)    January 15, 2014       Aaa/AAA     May 15, 2041
Class A-3 .........    $431,388,000         5.3858%     Variable(2)     April 15, 2014        Aaa/AAA     May 15, 2041
Class B ...........    $ 24,581,000         5.4428%     Variable(3)      May 15, 2014          Aa2/AA     May 15, 2041
Class C ...........    $ 10,350,000         5.4428%     Variable(3)      May 15, 2014          Aa3/AA-    May 15, 2041
Class D ...........    $ 24,580,000         5.4428%     Variable(3)      May 15, 2014           A2/A      May 15, 2041
Class E ...........    $  9,056,000         5.4428%     Variable(3)      May 15, 2014           A3/A-     May 15, 2041

----------
(Footnotes to table on page S-7)

[sidebar]
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-32 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
[end sidebar]

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., ABN AMRO INCORPORATED, NOMURA SECURITIES INTERNATIONAL, INC. AND WACHOVIA CAPITAL MARKETS, LLC WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC., ABN AMRO INCORPORATED AND NOMURA SECURITIES INTERNATIONAL, INC. ARE ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING. WACHOVIA CAPITAL MARKETS, LLC IS ACTING AS CO-MANAGER FOR THIS OFFERING. J.P. MORGAN SECURITIES INC. IS ACTING AS SOLE BOOKRUNNER FOR THIS OFFERING.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIETE ANONYME AND EUROCLEAR BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE, AGAINST PAYMENT IN NEW YORK, NEW YORK ON OR ABOUT MAY 20, 2004. WE EXPECT TO RECEIVE FROM THIS OFFERING

APPROXIMATELY 98.7% OF THE INITIAL CERTIFICATE BALANCE OF THE OFFERED CERTIFICATES, PLUS ACCRUED INTEREST FROM MAY 1, 2004, BEFORE DEDUCTING EXPENSES PAYABLE BY US.

JPMORGAN                      ABN AMRO INCORPORATED                       NOMURA

                               WACHOVIA SECURITIES

MAY 12, 2004

[MAP OF THE UNITED STATES AND LEGEND OMITTED]

(J.P MORGAN CHASE LOGO OMITTED)
             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. Commercial Mortgage Pass-Through Certificates, Series 2004-C2

MASSACHUSETTS        3 properties       $ 14,238,161            1.4% of total
NEW JERSEY           2 properties         11,495,123            1.1% of total
VIRGINIA             2 properties          4,932,611            0.5% of total
NORTH CAROLINA       3 properties         25,465,658            2.5% of total
KENTUCKY             1 properties         14,000,000            1.4% of total
SOUTH CAROLINA       4 properties         12,318,698            1.2% of total
GEORGIA              8 properties         29,853,509            2.9% of total
FLORIDA             19 properties         88,863,551            8.6% of total
NEW YORK             7 properties         12,226,842            1.2% of total
PENNSYLVANIA         3 properties         34,454,098            3.3% of total
OHIO                 7 properties         30,602,796            3.0% of total
MICHIGAN            10 properties        170,557,981           16.5% of total
INDIANA              3 properties         11,816,224            1.1% of total
MINNESOTA            1 properties          2,245,014            0.2% of total
ILLINOIS             7 properties         23,712,354            2.3% of total
NORTH DAKOTA         1 properties          1,896,986            0.2% of total
IOWA                 1 properties          2,400,000            0.2% of total
MISSOURI             3 properties         30,523,115            2.9% of total
IDAHO                2 properties          4,791,847            0.5% of total
WASHINGTON           1 properties          3,300,000            0.3% of total
OREGON               1 properties         41,500,000            4.0% of total
NEVADA               4 properties         17,132,561            1.7% of total
CALIFORNIA          18 properties        160,067,107           15.5% of total
ARIZONA              4 properties         13,799,156            1.3% of total
COLORADO             9 properties        166,526,068           16.1% of total
NEW MEXICO           1 properties          1,994,373            0.2% of total
OKLAHOMA             1 properties          2,695,730            0.3% of total
TEXAS               16 properties         73,189,761            7.1% of total
ARKANSAS             1 properties          3,995,740            0.4% of total
LOUISIANA            1 properties         14,582,942            1.4% of total
MISSISSIPPI          1 properties          1,888,464            0.2% of total
ALABAMA              1 properties          3,987,410            0.4% of total
TENNESSEE            2 properties          3,915,502            0.4% of total

                    [2 PHOTOS OF SOMERSET COLLECTION OMITTED]
                         Somerset Collection    Troy, MI











               [2 PHOTOS OF HOMETOWN AMERICA PORTOLIO VII OMITTED]
                         Hometown America Portfolio VII
                                Various, Various















                     [PHOTO OF ROBERT DUNCAN PALZA OMITTED]
                      Robert Duncan Plaza     Portland, OR










                        [PHOTO OF SLIDELL CENTER OMITTED]
                         Slidell Center      Slidell, LA

                  [PHOTO OF SHOPPES AT ENGLISH VILLAGE OMITTED]
                 Shoppes at English Village      North Wales, PA
















                      [3 PHOTOS OF REPUBLIC PLAZA OMITTED]
                       Republic Plaza          Denver, CO













                 [PHOTO OF AMERIGE HEIGHTS TOWN CENTER OMITTED]
               Amerige Heights Town Center          Fullerton, CA








                     [PHOTO OF GATEWAY CHULA VISTA OMITTED]
                Gateway Chula Vista              Chula Vista, CA

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2004-C2 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the Series 2004-C2 certificates;

     Summary of Terms, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2004-C2 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-32 of this prospectus supplement, which describe risks that apply to the Series 2004-C2 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page S-171 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page 108 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                               TABLE OF CONTENTS

                                                 PAGE
                                                -----
SUMMARY OF CERTIFICATES .....................    S-7
SUMMARY OF TERMS ............................    S-9
RISK FACTORS ................................   S-32
   Geographic Concentration Entails
      Risks .................................   S-32
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks and
      Military Conflicts ....................   S-33
   Risks Relating to Loan Concentrations.....   S-33
   Risks Relating to Enforceability of
      Cross-Collateralization ...............   S-35
   The Borrower's Form of Entity May
      Cause Special Risks ...................   S-35
   Ability to Incur Other Borrowings
      Entails Risk ..........................   S-36
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date ........................   S-39
   Commercial and Multifamily Lending
      Is Dependent Upon Net Operating
      Income ................................   S-40
   Tenant Concentration Entails Risk ........   S-41
   Certain Additional Risks Relating to
      Tenants ...............................   S-42
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks ......   S-43
   Mortgaged Properties Leased to
      Borrowers or Borrower Affiliated
      Entities Also Have Risks ..............   S-43
   Tenant Bankruptcy Entails Risks ..........   S-43
   Mortgage Loans Are Nonrecourse and
      Are Not Insured or Guaranteed .........   S-43
   Retail Properties Have Special Risks .....   S-43
   Office Properties Have Special Risks .....   S-45
   Manufactured Housing Communities
      Have Special Risks ....................   S-46
   Multifamily Properties Have Special
      Risks .................................   S-46
   Industrial Properties Have Special
      Risks .................................   S-48
   Lack of Skillful Property Management
      Entails Risks .........................   S-49
   Some Mortgaged Properties May Not
      Be Readily Convertible to
      Alternative Uses ......................   S-49
   Property Value May Be Adversely
      Affected Even When Current
      Operating Income Is Not ...............   S-50

                                                 PAGE
                                                -----
   Mortgage Loans Secured By Leasehold
      Interests May Expose Investors To
      Greater Risks of Default and Loss .....   S-50
   Limitations of Appraisals ................   S-51
   Your Lack of Control Over the Trust
      Fund Can Create Risks .................   S-51
   Potential Conflicts of Interest ..........   S-52
   Special Servicer May Be Directed to
      Take Actions ..........................   S-53
   Bankruptcy Proceedings Entail Certain
      Risks .................................   S-54
   Risks Relating to Prepayments and
      Repurchases ...........................   S-55
   Mortgage Loan Sellers May Not Be
      Able to Make a Required
      Repurchase or Substitution of a
      Defective Mortgage Loan ...............   S-56
   Risks Relating to Enforceability of
      Yield Maintenance Charges,
      Prepayment Premiums or
      Defeasance Provisions .................   S-57
   Risks Relating to Borrower Default .......   S-57
   Risks Relating to Interest on Advances
      and Special Servicing Compensation.....   S-58
   Risks of Limited Liquidity and Market
      Value .................................   S-58
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks ......   S-58
   Subordination of Subordinate Offered
      Certificates ..........................   S-58
   Environmental Risks Relating to the
      Mortgaged Properties ..................   S-58
   Tax Considerations Relating to
      Foreclosure ...........................   S-59
   Risks Associated With One Action
      Rules .................................   S-60
   Risks Related to Enforceability ..........   S-60
   Potential Absence of Attornment
      Provisions Entails Risks ..............   S-60
   Property Insurance May Not Be
      Sufficient ............................   S-61
   Zoning Compliance and Use
      Restrictions May Adversely Affect
      Property Value ........................   S-63
   Risks Relating to Costs of Compliance
      With Applicable Laws and
      Regulations ...........................   S-63
   No Reunderwriting of the Mortgage
      Loans .................................   S-64

                                                PAGE
                                               ------
   Litigation or Other Legal Proceedings
      Could Adversely Affect the
      Mortgage Loans .......................   S-64
   Risks Related to Book-Entry
      Registration .........................   S-64
   Risks of Inspections Related to
      Properties ...........................   S-64
   Other Risks .............................   S-64
DESCRIPTION OF THE MORTGAGE POOL............   S-65
   General .................................   S-65
   Additional Debt .........................   S-66
   The Somerset Collection Whole Loan ......   S-69
   The Republic Plaza Whole Loan ...........   S-75
   Top Ten Mortgage Loans or Group of
      Cross Collateralized Mortgage
      Loans ................................   S-78
   ARD Loans ...............................   S-78
   Certain Terms and Conditions of the
      Mortgage Loans .......................   S-79
   Additional Mortgage Loan
      Information ..........................   S-87
   The Mortgage Loan Sellers ...............   S-89
   Underwriting Guidelines and
      Processes ............................   S-91
   Representations and Warranties;
      Repurchases and Substitutions ........   S-92
   Repurchase or Substitution of
      Cross-Collateralized Mortgage
      Loans ................................   S-96
   Lockbox Accounts ........................   S-97
DESCRIPTION OF THE CERTIFICATES ............   S-98
   General .................................   S-98
   Paying Agent, Certificate Registrar and
      Authenticating Agent .................   S-99
   Book-Entry Registration and Definitive
      Certificates .........................   S-100
   Distributions ...........................   S-102
   Allocation of Yield Maintenance
      Charges ..............................   S-117
   Assumed Final Distribution Date;
      Rated Final Distribution Date ........   S-118
   Subordination; Allocation of Collateral
      Support Deficit ......................   S-119
   Advances ................................   S-122
   Appraisal Reductions ....................   S-125


                                                PAGE
                                               ------
   Reports to Certificateholders; Certain
      Available Information ................   S-127
   Voting Rights ...........................   S-131
   Termination; Retirement of
      Certificates .........................   S-132
   The Trustee .............................   S-133
SERVICING OF THE MORTGAGE LOANS ............   S-134
   General .................................   S-134
   The Directing Certificateholder and
      the Republic Plaza Operating
      Advisor ..............................   S-137
   Limitation on Liability of Directing
      Certificateholder and Republic Plaza
      Operating Advisor ....................   S-139
   The Master Servicer .....................   S-140
   The Special Servicer ....................   S-140
   Replacement of the Special Servicer .....   S-141
   Servicing and Other Compensation
      and Payment of Expenses ..............   S-141
   Maintenance of Insurance ................   S-144
   Modifications, Waiver and
      Amendments ...........................   S-147
   Realization Upon Defaulted Mortgage
      Loans ................................   S-148
   Inspections; Collection of Operating
      Information ..........................   S-151
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the
      Depositor ............................   S-152
   Events of Default .......................   S-153
   Rights Upon Event of Default ............   S-154
   Amendment ...............................   S-155
YIELD AND MATURITY CONSIDERATIONS...........   S-157
   Yield Considerations ....................   S-157
   Weighted Average Life ...................   S-159
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ............................   S-165
METHOD OF DISTRIBUTION .....................   S-166
LEGAL MATTERS ..............................   S-167
RATINGS ....................................   S-168
LEGAL INVESTMENT ...........................   S-168
ERISA CONSIDERATIONS .......................   S-169
INDEX OF PRINCIPAL DEFINITIONS .............   S-171

ANNEX A-1  CERTAIN LOAN LEVEL CHARACTERISTICS OF THE MORTGAGE LOANS AND
           MORTGAGED PROPERTIES


ANNEX A-2  CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
           PROPERTIES


ANNEX A-3  DESCRIPTION OF TOP TEN MORTGAGE LOANS OR GROUP OF
           CROSS-COLLATERALIZED MORTGAGE LOANS


ANNEX B CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY MORTGAGE LOANS AND MORTGAGED PROPERTIES


ANNEX C    REPUBLIC PLAZA LOAN AMORTIZATION SCHEDULE


ANNEX D    STRUCTURAL AND COLLATERAL TERM SHEET


ANNEX E    FORM OF REPORT TO CERTIFICATEHOLDERS

                            SUMMARY OF CERTIFICATES



                 INITIAL CLASS
                  CERTIFICATE                                       ASSUMED          INITIAL      WEIGHTED
                   BALANCE OR     APPROXIMATE   PASS-THROUGH         FINAL           APPROX.      AVERAGE
                    NOTIONAL         CREDIT         RATE         DISTRIBUTION     PASS-THROUGH      LIFE
     CLASS         AMOUNT(1)       SUPPORT(4)    DESCRIPTION        DATE(5)           RATE       (YRS.)(6)
-------------- ----------------- ------------- -------------- ------------------ -------------- -----------
Offered
Certificates
A-1             $   92,000,000       13.250%        Fixed       May 15, 2009        4.2780%        3.85
A-2             $  100,000,000       13.250%     Variable(2)  January 15, 2014      5.2608%        7.19
A-3             $  431,388,000       13.250%     Variable(2)   April 15, 2014       5.3858%        9.82
B               $   24,581,000       10.875%     Variable(3)    May 15, 2014        5.4428%        9.99
C               $   10,350,000        9.875%     Variable(3)    May 15, 2014        5.4428%        9.99
D               $   24,580,000        7.500%     Variable(3)    May 15, 2014        5.4428%        9.99
E               $    9,056,000        6.625%     Variable(3)    May 15, 2014        5.4428%        9.99
Non-Offered
Certificates
X               $1,034,969,381        N/A        Variable(9)         N/A            0.1449%        N/A
A-1A            $  274,447,000       13.250%     Variable(3)         N/A            5.4428%        N/A
F               $   11,644,000        5.500%     Variable(3)         N/A            5.4428%        N/A
G               $    7,762,000        4.750%     Variable(3)         N/A            5.4428%        N/A
H               $   11,643,000        3.625%     Variable(3)         N/A            5.4428%        N/A
J               $    6,469,000        3.000%      Fixed(8)           N/A            5.4428%        N/A
K               $    5,175,000        2.500%      Fixed(8)           N/A            5.4428%        N/A
L               $    2,587,000        2.250%      Fixed(8)           N/A            5.4428%        N/A
M               $    3,881,000        1.875%      Fixed(8)           N/A            5.4428%        N/A
N               $    2,588,000        1.625%      Fixed(8)           N/A            5.4428%        N/A
P               $    2,587,000        1.375%      Fixed(8)           N/A            5.4428%        N/A
NR              $   14,231,381        N/A         Fixed(8)           N/A            5.4428%        N/A
RP-1            $    5,800,000        N/A            N/A             N/A             N/A           N/A
RP-2            $    4,500,000        N/A            N/A             N/A             N/A           N/A
RP-3            $    4,750,000        N/A            N/A             N/A             N/A           N/A
RP-4            $    5,150,000        N/A            N/A             N/A             N/A           N/A
RP-5            $    7,800,000        N/A            N/A             N/A             N/A           N/A

                  EXPECTED
                  RATINGS
                 (MOODY'S/    PRINCIPAL
     CLASS       FITCH)(7)    WINDOW(6)
-------------- ------------- ----------
Offered
Certificates
A-1               Aaa/AAA    6/04-5/09
A-2               Aaa/AAA    5/09-1/14
A-3               Aaa/AAA    1/14-4/14
B                 Aa2/AA     5/14-5/14
C                 Aa3/AA-    5/14-5/14
D                  A2/A      5/14-5/14
E                  A3/A-     5/14-5/14
Non-Offered
Certificates
X                Aaa/AAA        N/A
A-1A             Aaa/AAA        N/A
F               Baa1/BBB+       N/A
G               Baa2/BBB        N/A
H               Baa3/BBB-       N/A
J                Ba1/BB+        N/A
K                Ba2/BB         N/A
L                Ba3/BB-        N/A
M                 B1/B+         N/A
N                 B2/B          N/A
P                 B3/B-         N/A
NR                NR/NR         N/A
RP-1              A2/A          N/A
RP-2              A3/A-         N/A
RP-3             Baa1/BBB+      N/A
RP-4             Baa2/BBB       N/A
RP-5             Baa3/BBB-      N/A


----------
(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2) The pass-through rates applicable to the Class A-2 and Class A-3 certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in the case of the Republic Plaza loan, based on the interest rate on, and principal balance of, its pooled component only) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus 0.1820% and 0.0570%, respectively.

(3) The pass-through rates applicable to the Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in the case of the Republic Plaza loan, based on the interest rate on, and principal balance of, its pooled component only) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(4) The credit support percentages set forth for Class A-1, Class A-2, Class A-3 and Class A-1A certificates are represented in the aggregate. The credit support percentages do not include the certificate balances for the Class RP-1, Class RP-2, Class RP-3, Class RP-4 and Class RP-5 certificates.

(5) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is May 15, 2041. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(6) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(7)  Ratings shown are those of Moody's Investors Service, Inc. and Fitch, Inc.

(8) The initial pass-through rates shown are approximate and reflect a pass-through rate that has been capped as described below. For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in the case of the Republic Plaza loan based on the interest rate on, and principal balance of, its pooled component only) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than 5.7650% for any of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans (in the case of the Republic Plaza loan, based on the interest rate on, and principal balance of, its pooled component only).

(9) The pass-through rate on the Class X certificates on each distribution date will be equal to the excess of (1) the weighted average of the net mortgage rates applicable to the mortgage loans (in the case of the Republic Plaza loan, based on the interest rate on, and principal balance of, its pooled component only) over (2) the weighted average of the pass-through rates of the other classes of certificates (other than the Class RP and residual certificates). See "Description of the Certificates--Distributions" in this prospectus supplement.

     THE CLASS R AND CLASS LR CERTIFICATES ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT OR REPRESENTED IN THIS TABLE.

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.


                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, a New York banking corporation which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9299. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, a New York banking
                                 corporation, LaSalle Bank National Association, a national banking association, ABN AMRO Bank
                                 N.V., Chicago Branch (referred to in this prospectus supplement as ABN AMRO Bank, a wholly-owned subsidiary of ABN AMRO Bank N.V., a bank organized under the laws of The
                                 Netherlands), Nomura Credit & Capital, Inc., a
                                 Delaware corporation, and Artesia Mortgage
                                 Capital Corporation, a Delaware corporation.
                                 JPMorgan Chase Bank is an affiliate of the depositor and J.P. Morgan Securities Inc., one of the underwriters. LaSalle Bank National
                                 Association is also acting as the paying agent, certificate registrar and authenticating agent and is an affiliate of ABN AMRO Incorporated, one of the underwriters, and an affiliate of ABN AMRO Bank, one of the mortgage loan sellers. ABN AMRO Bank is an affiliate of ABN
                                 AMRO Incorporated, one of the underwriters.
                                 Nomura Credit & Capital, Inc. is an affiliate of Nomura Securities International, Inc., one of the underwriters. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

                         SELLERS OF THE MORTGAGE LOANS

                                                   AGGREGATE                  % OF      % OF
                                      NUMBER       PRINCIPAL        % OF    INITIAL    INITIAL
                                        OF         BALANCE OF     INITIAL     LOAN      LOAN
                                     MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
               SELLER                  LOANS         LOANS        BALANCE   BALANCE    BALANCE
----------------------------------- ---------- ----------------- --------- --------- ----------
  JPMorgan Chase Bank .............      37     $  443,144,971      42.8%     41.3%      47.1%
  LaSalle Bank National
  Association .....................      54        270,700,828      26.2      25.0       29.4
  ABN AMRO Bank ...................       1        125,500,000      12.1      16.5        0.0
  Nomura Credit & Capital, Inc. ...      27        108,951,828      10.5       6.3       22.1
  Artesia Mortgage Capital
  Corporation .....................      12         86,671,753       8.4      10.9        1.4
                                         --     --------------     -----     -----      -----
  Total ...........................     131     $1,034,969,381     100.0%    100.0%     100.0%
                                        ===     ==============     =====     =====      =====

Master Servicer...............   GMAC Commercial Mortgage Corporation, a
                                 California corporation. The master servicer's principal servicing offices are located at 200
                                 Witmer Road, Horsham, Pennsylvania 19044;
                                 provided that with respect to the Somerset
                                 Collection loan (identified as Loan No. 1 on
                                 Annex A-1 to this prospectus supplement), representing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
                                 (approximately 16.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is serviced by Midland
                                 Loan Services, Inc. as master servicer under the pooling and servicing agreement described below under "--The Mortgage Loans--the Mortgage
                                 Pool" and provided further, that with respect to the Republic Plaza loan (identified as Loan
                                 No. 2 on Annex A-1 to this prospectus
                                 supplement), representing approximately 10.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
                                 (approximately 14.1% of the aggregate principal balance of loan group 1 as of the cut-off date), the primary servicer will be Midland
                                 Loan Services, Inc. See "Servicing of the
                                 Mortgage Loans--The Master Servicer" in this prospectus supplement.

Special Servicer..............   ARCap Servicing, Inc., a Delaware
                                 corporation. The special servicer's principal address is 5605 N. MacArthur Boulevard, Suite
                                 950, Irving, Texas 75038. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See "Servicing of the Mortgage
                                 Loans--The Special Servicer" in this prospectus supplement.

Trustee.......................   Wells Fargo Bank, N.A., a national banking
                                 association with corporate trust offices located in Minneapolis, Minnesota. A corporate trust office of the trustee is also located at 9062 Old Annapolis Road, Columbia, Maryland
                                 21045. See "Description of the Certificates--
                                 The Trustee" in this prospectus supplement.
                                 Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Paying Agent..................   LaSalle Bank National Association, a national
                                 banking association, with its principal offices located in Chicago, Illinois. LaSalle Bank
                                 National Association will also act as the certificate registrar and authenticating agent.
                                 The paying agent's address is 135 S. LaSalle
                                 Street, Suite 1625, Chicago, Illinois 60603,
                                 Attention: Asset-Backed Securities Trust
                                 Services Group, JPMorgan 2004-C2, and its telephone number is (312) 904-9387. LaSalle
                                 Bank National Association is also a mortgage loan seller and an affiliate of one of the underwriters. See "Description of the Certificates--Paying Agent, Certificate
                                 Registrar and Authenticating Agent" in this prospectus supplement.

Cut-off Date..................   With respect to each mortgage loan, the
                                 related due date of that mortgage loan in May
                                 2004 or, with respect to those mortgage loans that were originated in May 2004 and have their first payment date in June 2004, the date of origination.

Closing Date..................   On or about May 20, 2004.

Distribution Date.............   The 15th day of each month or, if the 15th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in June
                                 2004.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date............   For any distribution date, the fourth
                                 business day prior to that distribution date.

                               OFFERED SECURITIES

General.......................   We are offering the following seven classes
                                 of commercial mortgage pass-through
                                 certificates as part of Series 2004-C2:

                                 o    Class A-1
                                 o    Class A-2
                                 o    Class A-3
                                 o    Class B
                                 o    Class C
                                 o    Class D
                                 o    Class E

                                 Series 2004-C2 will consist of a total of 26 classes, the following 19 of which are not being offered through this prospectus supplement and the accompanying prospectus:
                                 Class A-1A, Class F, Class G, Class H, Class
                                 J, Class K, Class L, Class M, Class N, Class
                                 P, Class NR, Class X, Class RP-1, Class RP-2, Class RP-3, Class RP-4, Class RP-5, Class R and Class LR.

                                 The Series 2004-C2 certificates will
                                 collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust's assets will primarily be 131 mortgage loans secured by first liens on 148 commercial, multifamily and manufactured housing community properties.

                                 The trust's assets include a mortgage loan identified in this prospectus supplement as the Republic Plaza loan, which consists of two components -- a pooled component and a non-pooled component. The Republic Plaza pooled component, which is senior to the Republic Plaza non-pooled component, will, together with the other mortgage loans in the trust, be represented by the Series 2004-C2 certificates, other than the Class RP-1, Class RP-2, Class RP-3, Class RP-4 and Class RP-5 certificates. The Republic Plaza non-pooled component will be represented by the Class RP-1, Class RP-2, Class RP-3, Class RP-4 and Class RP-5 certificates, which certificates are not being offered pursuant to this prospectus supplement. References to the term "mortgage loan" includes both the pooled and non-pooled components of the Republic Plaza loan unless otherwise expressly stated.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance set forth below, subject to a variance of plus or minus
                                 10%:

                                 Class A-1 .........   $ 92,000,000
                                 Class A-2 .........   $100,000,000
                                 Class A-3 .........   $431,388,000
                                 Class B ...........   $ 24,581,000
                                 Class C ...........   $ 10,350,000
                                 Class D ...........   $ 24,580,000
                                 Class E ...........   $  9,056,000

PASS-THROUGH RATES

A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate, which is set forth below for each class, or a rate equal to, based on, or limited by, the weighted average of the net mortgage rates on the mortgage loans (in the case of the Republic
                                 Plaza loan, based on the interest rate on, and the principal balance of, its pooled component only):

                                 Class A-1 .........         4.2780%
                                 Class A-2 .........         5.2608%(1)
                                 Class A-3 .........         5.3858%(1)
                                 Class B ...........         5.4428%(2)
                                 Class C ...........         5.4428%(2)
                                 Class D ...........         5.4428%(2)
                                 Class E ...........         5.4428%(2)

                                 ----------
                                 (1)   The rate shown for the Class A-2 and
                                       Class A-3 certificates is, in each case, the approximate initial pass-through rate. The pass-through rate applicable to the Class A-2 and Class A-3 certificates on each distribution date will be equal to the weighted average of the net interest rates on the mortgage loans (in the case of the Republic Plaza loan, based on the interest rate on, and principal balance of, its pooled component only) (in each case adjusted, if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) less 0.1820% and 0.0570%, respectively.

                                 (2) The rate shown for the Class B, Class C, Class D and Class E certificates is, in each case, the approximate initial pass-through rate. The pass-through rate applicable to the Class B, Class C, Class D and Class E certificates on each distribution date will be equal to the weighted average of the net interest rates on the mortgage loans (in the case of the Republic Plaza loan, based on the interest rate on, and principal balance of, its pooled component only) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

B. Interest Rate Calculation
   Convention.................   Interest on your certificates will be
                                 calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360 basis."
                                 For purposes of calculating the pass-through rates on the Class A-2, Class A-3, Class B,
                                 Class C, Class D, Class E and Class X
                                 certificates and each other class of the certificates with a pass-through rate that is based on, limited by or equal to, the weighted average of the net mortgage rates on the mortgage loans (in the case of the Republic
                                 Plaza loan, based on the interest rate on, and principal balance of, the pooled component only) the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest on an actual/360 basis will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan for that month, subject to certain adjustments as described in "Description of the Certificates--
                                 Distributions--Pass-Through Rates" in this prospectus supplement. See "Description of the Certificates--Distributions--Pass-Through
                                 Rates" and "Description of the
                                 Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.


DISTRIBUTIONS

A. Amount and Order of
   Distributions..............   On each distribution date, funds available
                                 for distribution from the mortgage loans (other than the Republic Plaza non-pooled component), net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

                                 First/Class A-1, Class A-2, Class A-3, Class
                                 A-1A and Class X certificates: To pay interest concurrently, (a) on the Class A-1, Class A-2 and Class A-3 certificates, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (b) on the Class A-1A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (c) on the Class X certificates from the funds available for distribution attributable to all mortgage loans, in each case in accordance with their interest entitlements. However, if, on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all those classes pro rata in accordance with their interest entitlements for that distribution date.

                                 Second/Class A-1, Class A-2, Class A-3 and
                                 Class A-1A certificates: To the extent of funds allocated to principal and available for distribution, (a) to principal on Class A-1, Class A-2 and Class A-3 certificates, in sequential order, in an amount equal to the funds attributable to mortgage loans in loan group 1 and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 and (b) to the Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the Class A-3 certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 1, until the Class A-1A certificates are reduced to zero. If the certificate balance of each and every class of certificates other than Class A-1, Class A-2, Class A-3 and Class A-1A certificates has been reduced to zero, funds available for distributions of principal will be distributed to Class A-1, Class A-2, Class A-3 and Class A-1A certificates, pro rata, rather than sequentially, without regard to loan groups.

                                 Third/Class A-1, Class A-2, Class A-3 and
                                 Class A-1A certificates: To reimburse Class
                                 A-1, Class A-2, Class A-3 and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, regardless of the loan group to which the collections relate.

                                 Fourth/Class B certificates: To the Class B certificates as follows: (a) first, to interest on Class B certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-1A certificates), to principal on Class B certificates until reduced to zero; and (c) third, to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

                                 Fifth/Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Sixth/Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Seventh/Class E certificates: To the Class E certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Eighth/Non-offered certificates (other than the Class A-1A and Class X certificates): In the amounts and order of priority described in "Description of the Certificates--Distributions --Priority" in this prospectus supplement.

                                 For purposes of making distributions to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 84 mortgage loans, representing approximately 73.5% of the aggregate principal balance of all the mortgage loans as of the cut-off date and loan group 2 will consist of 47 mortgage loans, representing approximately 26.5% of the aggregate principal balance of all the mortgage loans as of the cut-off date. Loan group 2 will include approximately 92.9% of all the mortgage loans secured by multifamily properties and approximately 69.8% of all the mortgage loans secured by manufactured housing properties, in each case, by aggregate principal balance of all the mortgage loans as of the cut-off date. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan. Funds received on the Republic Plaza loan that are allocable to the non-pooled component will be distributed to the Class RP certificates.

B. Interest and Principal
   Entitlements...............   A description of the interest entitlement of
                                 each class can be found in "Description of the Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates--Distributions --Principal Distribution Amount" in this prospectus supplement.


C. Yield Maintenance
   Charges....................   Yield maintenance charges with respect to the
                                 mortgage loans will be allocated to the
                                 certificates as described in "Description of the Certificates--Allocation of Yield
                                 Maintenance Charges" in this prospectus
                                 supplement.

                                 For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 A-3, Class A-1A and Class X certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order
                                 (beginning with the other classes of
                                 certificates (other than the Class R and Class
                                 LR certificates) that are not being offered by this prospectus supplement); provided, that mortgage loan losses will not be allocated to the Class RP certificates (other than mortgage loan losses on the Republic
                                 Plaza loan allocated to the Republic Plaza non-pooled component). Mortgage loan losses that are realized on the Republic Plaza loan will be allocated to the classes of Class RP certificates, to the extent of the certificate balances of the Class RP certificates, before being allocated to any other class of certificates. Additionally, no principal payments or loan losses will be allocated to the Class R, Class LR or Class X certificates, although principal payments and loan losses may reduce the notional amount of the Class X certificates and, therefore, the amount of interest they accrue.

                                    -------------------------------------
                                       Class A-1, Class A-2, Class A-3
                                           Class A-1A and Class X*
                                    -------------------------------------

                                              ------------------
                                                   Class B
                                              ------------------

                                              ------------------
                                                   Class C
                                              ------------------

                                              ------------------
                                                   Class D
                                              ------------------

                                              ------------------
                                                   Class E
                                              ------------------

                                              ------------------
                                                 Non-offered
                                                certificates**
                                              ------------------

                                 ----------
                                 *     The Class X certificates are
                                       interest-only certificates.


                                 **    Excluding the Class A-1A and Class X
                                       certificates. The Class RP certificates
                                       will be subordinate only to the offered
                                       certificates with respect to payments
                                       and other collections received on the
                                       Republic Plaza loan.

                                 No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                 Principal losses on mortgage loans that are allocated to a class of certificates will reduce the certificate balance of that class.

                                 See "Description of the Certificates" in this prospectus supplement.

E. Shortfalls in Available
   Funds......................   The following types of shortfalls in
                                 available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payable on the certificates. See "Description of the
                                 Certificates--Distributions--Priority" in this prospectus supplement.

ADVANCES

A. P&I Advances...............   The master servicer is required to advance
                                 delinquent periodic mortgage loan payments
                                 (including mortgage loan payments on the non-pooled component of the Republic Plaza loan) unless it determines that the advance will be non-recoverable. The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan's regular interest rate or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See
                                 "Description of the Certificates--
                                 Advances" in this prospectus supplement. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined to be non-recoverable. See "Description of the
                                 Certificates--Advances" in this prospectus supplement. If an interest advance is made by the master servicer, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

B. Property Protection
   Advances...................   The master servicer may be required, and the
                                 special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

                                 o protect and maintain the related mortgaged property,

                                 o maintain the lien on the related mortgaged property or

                                 o    enforce the related mortgage loan
                                      documents.

                                 If the master servicer fails to make a
                                 required advance of this type, the trustee is required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined to be non-recoverable. See "Description of the Certificates--Advances" in this prospectus supplement.

C. Interest on Advances.......   The master servicer, the special servicer and
                                 the trustee, as applicable, will be entitled to interest on the above described advances at the "Prime Rate" as published in The Wall Street
                                 Journal, as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period applicable to the mortgage loan has expired. See "Description of the Certificates-- Advances" and
                                 "--Subordination; Allocation of Collateral
                                 Support Deficit" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 131 fixed
                                 rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 148 commercial, multifamily and manufactured housing community properties.

                                 The aggregate principal balance of the
                                 mortgage loans as of the cut-off date will be approximately $1,062,969,381 (including the non-pooled component of the Republic Plaza loan). The aggregate principal balance of the mortgage loans as of the cut-off date

                                 (not including the non-pooled component of the Republic Plaza loan) will be approximately $1,034,969,381.

                                 The Somerset Collection loan (identified as
                                 Loan No. 1 on Annex A-1 to this prospectus supplement) with a principal balance as of the cut-off date of $125,500,000 and representing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 16.5% of the aggregate principal balance of loan group 1 as of the cut-off date), is one of three mortgage loans that is part of a split loan structure, which is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Somerset Collection loan, which is included in the trust. The second of these mortgage loans, the Somerset Collection pari passu companion loan, is part of the split loan structure but is not included in the trust, is pari passu in right of payment with the Somerset Collection loan and has an outstanding principal balance as of the cut-off date of $125,500,000. The third loan, the Somerset Collection B note, which is not included in the trust, has an aggregate unpaid principal balance as of the cut-off date of $49,000,000, and is subordinate in right of payment to the Somerset Collection loan and the Somerset Collection pari passu companion loan.

                                 The Somerset Collection loan, the Somerset
                                 Collection pari passu companion loan and the Somerset Collection B note are being serviced in accordance with a pooling and servicing agreement separate from, but similar to, the pooling and servicing agreement under which your certificates are issued, by the master servicer and special servicer under the separate pooling and servicing agreement, and in accordance with the servicing standards provided in that pooling and servicing agreement. In addition, the holders of each of the Somerset Collection pari passu companion loan and the Somerset Collection B note have the right, subject to certain conditions set forth in the separate pooling and servicing agreement and in the related co-lender agreement, to advise and direct the master servicer and/or special servicer under the separate pooling and servicing agreement with respect to various servicing matters or loan modifications affecting each of the mortgage loans in the related split loan structure, including the Somerset Collection loan that is included in the trust. See "Description of the Mortgage Pool--The Somerset Collection Whole Loan" in this prospectus supplement.

                                 The Republic Plaza loan (identified as Loan
                                 No. 2 on Annex A-1 to this prospectus
                                 supplement), representing approximately 10.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 14.1% of the aggregate principal balance of loan group 1 as of the cut-off date (based on the pooled component only)) is one of two mortgage loans that are part of a split loan structure each of which is secured by the same mortgage instrument on the related mortgaged property. The aggregate principal balance of the Republic Plaza loan (including the non-pooled component) as of the cut-off date will be approximately $135,000,000. The Republic Plaza non-pooled component is represented by the Class RP certificates. Only the Republic Plaza pooled component (with an outstanding principal balance as of the cut-off date of approximately $107,000,000) will be represented by the offered certificates. The second loan, the Republic Plaza B note, is part of the split loan structure but is not included in the trust, has an aggregate unpaid principal balance as of the cut-off date of $35,000,000 and is subordinate in right of payment to the Republic Plaza loan.

                                 The Walgreens-Riverside AB loan (identified as Loan No. 50 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.6% of the aggregate principal balance of loan group 1 as of the cut-off date) is one of two mortgage loans that are part of a split loan structure each of which is secured by the same mortgage instrument on the related mortgaged property. The Walgreens-Riverside AB loan is secured by a mortgage property that also secures a subordinate B note, the Walgreens-Riverside B note, which is generally subordinate in right of payment to the Walgreens-Riverside AB loan and had an initial principal balance of $571,244 and is not included in the trust. See "Description of the Mortgage Pool--Additional Debt--AB Loans" in this prospectus supplement.

                                 The mortgage loan amount used in this
                                 prospectus supplement for purposes of
                                 calculating the loan-to-value ratios and debt service coverage ratios for the Somerset Collection loan is the aggregate principal balance of the Somerset Collection loan and the Somerset Collection pari passu companion loan. For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the pooled component of the Republic Plaza loan. Generally, the exclusion of the non-pooled component of the Republic

                                 Plaza loan (1) decreases the loan-to-value ratio of, (2) increases the debt service coverage ratio of, and (3) decreases the percentage of the aggregate principal balance of the mortgage loan represented by the Republic Plaza loan indicated in such statistical information, because that information is based only on the pooled component of the Republic Plaza loan. References to the original principal balances of the pooled component of the Republic Plaza loan are references to the principal balance of the Republic Plaza loan as of its origination date, less the principal balance of its non-pooled component as of that date.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as described in the immediately preceding paragraph, all information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to a mortgage loan with a companion loan or B note is calculated without regard to the related companion loan or B note. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

                                              ALL MORTGAGE LOANS                  LOAN GROUP 1                   LOAN GROUP 2
                                        ------------------------------   ------------------------------ ----------------------------
Aggregate outstanding principal
 balance(1) ...........................             $1,034,969,381                     $760,521,730                  $274,447,651
Number of mortgage loans ..............                        131                               84                            47
Number of mortgaged properties.........                        148                               84                            64
Number of crossed loan pools ..........                          3                                2                             1
Crossed loan pools as a percentage
 of the aggregate outstanding
 principal balance ....................                        1.9%                             2.3%                          0.8%
Range of mortgage loan principal
 balances ............................. $1,038,012 to $125,500,000       $1,266,121 to $125,500,000     $1,038,012 to $99,381,552
Average mortgage loan principal
 balance ..............................                 $7,900,530                       $9,053,830                    $5,839,312
Range of mortgage rates ...............          4.5100% to 6.6100%               4.5100% to 6.6100%            4.6800% to 6.3100%
Weighted average mortgage rate.........                     5.3176%                          5.2307%                       5.5584%
Range of original terms to
 maturity(2) ..........................     60 months to 240 months         60 months to 240 months       60 months to 240 months
Weighted average original term to
 maturity(2) ..........................                  120 months                      120 months                    118 months
Range of remaining terms to
 maturity(2) ..........................     55 months to 240 months         55 months to 240 months       56 months to 239 months
Weighted average remaining term
 to maturity(2) .......................                  117 months                      118 months                    115 months
Range of original amortization
 terms(3) .............................    192 months to 360 months        192 months to 360 months      240 months to 360 months
Weighted average original
 amortization term(3) .................                  347 months                      350 months                    338 months
Range of remaining amortization
 terms(3) .............................    192 months to 360 months        192 months to 360 months      239 months to 360 months
Weighted average remaining
 amortization term(3) .................                  346 months                      349 months                    337 months
Range of loan-to-value ratios(4) ......                2.6% to 80.0%                   2.6% to 80.0%                43.3% to 80.0%
Weighted average loan-to-value
 ratio(4) .............................                        65.4%                           62.6%                         73.2%
Range of loan-to-value ratios as of
 the maturity date(2)(4)(5) ...........                2.1% to 74.3%                   2.1% to 74.3%                36.4% to 72.1%
Weighted average loan-to-value
 ratio as of the maturity date(2)(4)(5)
                                                               56.4%                           54.5%                         61.5%
Range of debt service coverage
 ratios(4) ............................              1.17x to 41.24x                 1.17x to 41.24x                1.21x to 2.06x
Weighted average debt service
 coverage ratio(4) ....................                        1.91x                           2.08x                         1.43x
Percentage of aggregate
 outstanding principal balance
 consisting of:
Balloon mortgage loans (other
 than ARD loans)
 Balloon ..............................                        50.8%                           48.9%                         56.0%
 Partial Interest Only ................                        25.5%                           20.9%                         38.2%
 Interest Only ........................                        15.1%                           18.7%                          5.0%
ARD Loans
 Partial Interest Only ................                         5.7%                            7.8%                          0.0%
 ARD ..................................                         0.4%                            0.6%                          0.0%
Fully Amortizing Loans ................                         2.4%                            3.0%                          0.8%

----------
(1)   Subject to a permitted variance of plus or minus 10%.

(2) In the case of the mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.

(3)   Excludes the mortgage loans that pay interest-only to maturity.

(4) Includes 1 mortgage loan (identified as Loan No. 63 on Annex A-1 to the prospectus supplement), which represents approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) secured by a residential cooperative property and that has a cut-off date loan-to-value ratio of 2.6% and a debt service coverage ratio of 41.24x. Excluding this mortgage loan, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 65.6% and a weighted average debt service coverage ratio of 1.76x.

(5)   Excludes the fully amortizing mortgage loans.

                                 The mortgage loans accrue interest based on the following conventions:

                                    AGGREGATE                  % OF      % OF
                                    PRINCIPAL        % OF    INITIAL    INITIAL
      INTEREST       NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
      ACCRUAL         MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
       BASIS           LOANS          LOANS        BALANCE   BALANCE    BALANCE
------------------- ----------- ----------------- --------- --------- ----------
  Actual/360 ......     129      $  995,577,986      96.2%     94.8%       100%
  30/360 ..........       2          39,391,395       3.8       5.2        0.0
                        ---      --------------     -----     -----      -----
  Total ...........     131      $1,034,969,381     100.0%    100.0%     100.0%
                        ===      ==============     =====     =====      =====


                            See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                               AMORTIZATION TYPES

                                    AGGREGATE                  % OF      % OF
                       NUMBER       PRINCIPAL        % OF    INITIAL    INITIAL
      INTEREST           OF         BALANCE OF     INITIAL     LOAN      LOAN
       ACCRUAL        MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
        BASIS           LOANS         LOANS        BALANCE   BALANCE    BALANCE
-------------------- ---------- ----------------- --------- --------- ----------
  Balloon Loans
  Balloon ..........     108     $  525,624,526      50.8%     48.9%      56.0%
  Partial
  Interest
  Only .............       9        264,131,552      25.5      20.9       38.2
  Interest Only            3        155,800,000      15.1      18.7        5.0
                         ---     --------------     -----     -----      -----
  Subtotal .........     120     $  945,556,078      91.4%     88.5%      99.2%
  ARD Loans
  Partial
  Interest
  Only .............       2     $   59,450,000       5.7%      7.8%       0.0%
  ARD ..............       1          4,628,660       0.4       0.6        0.0
                         ---     --------------     -----     -----      -----
  Subtotal .........       3     $   64,078,660       6.2%      8.4%       0.0%
  Fully
  Amortizing
  Loans ............       8     $   25,334,643       2.4%      3.0%       0.8%
                         ---     --------------     -----     -----      -----
  Total ............     131     $1,034,969,381     100.0%    100.0%     100.0%
                         ===     ==============     =====     =====      =====

                                  3 mortgage loans, representing approximately
                                  6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 8.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), provide for an increase in the related interest rate after a certain date, the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time the deferred interest will be paid to the Class NR certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms for these mortgage loans are significantly longer than the periods up to the related mortgage loans' anticipated repayment dates. See "Description of the Mortgage Pool--ARD Loans" in this prospectus supplement.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.


                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:

                       OVERVIEW OF PREPAYMENT PROTECTION

                                 AGGREGATE                  % OF       % OF
                    NUMBER       PRINCIPAL        % OF    INITIAL    INITIAL
   OVERVIEW OF        OF         BALANCE OF     INITIAL     LOAN       LOAN
    PREPAYMENT     MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
    PROTECTION       LOANS         LOANS        BALANCE   BALANCE    BALANCE
----------------- ---------- ----------------- --------- --------- -----------
  Lockout with
    Defeasance.....   125     $  955,665,826      92.3%     89.6%      100.0%
  Lockout
  followed by
    Yield
    Maintenance....     5         37,803,555       3.7       5.0         0.0
  Yield
    Maintenance....     1         41,500,000       4.0       5.5         0.0
                      ---     --------------     -----     -----       -----
  Total ...........   131     $1,034,969,381     100.0%    100.0%      100.0%
                      ===     ==============     =====     =====       =====

                                 Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

                                 The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited "open period" immediately prior to and including the stated maturity date or anticipated repayment date as follows:

                            PREPAYMENT OPEN PERIODS

                                 AGGREGATE                  % OF      % OF
                    NUMBER       PRINCIPAL        % OF    INITIAL    INITIAL
                      OF         BALANCE OF     INITIAL     LOAN      LOAN
   OPEN PERIOD     MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
    (PAYMENTS)       LOANS         LOANS        BALANCE   BALANCE    BALANCE
----------------- ---------- ----------------- --------- --------- ----------
  2 .............       6     $   36,614,702       3.5%      3.0%       5.0%
  3 .............      89        459,715,615      44.4      41.3       52.9
  4 .............      22        314,367,600      30.4      26.7       40.6
  6 .............       5         29,766,489       2.9       3.9        0.0
  7 .............       4        145,003,213      14.0      19.1        0.0
  13 ............       2         21,945,740       2.1       2.4        1.5
  25 ............       3         27,556,024       2.7       3.6        0.0
                       --     --------------     -----     -----      -----
  Total .........     131     $1,034,969,381     100.0%    100.0%     100.0%
                      ===     ==============     =====     =====      =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral
                                 Substitution" in this prospectus supplement.

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                    AGGREGATE                  % OF      % OF
                                    PRINCIPAL        % OF    INITIAL    INITIAL
                     NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                     MORTGAGED       MORTGAGE        POOL    GROUP 1    GROUP 2
    CURRENT USE     PROPERTIES        LOANS        BALANCE   BALANCE    BALANCE
------------------ ------------ ----------------- --------- --------- ----------
  Retail .........       39      $  384,642,960      37.2%     50.6%       0.0%
  Office .........       14         250,467,192      24.2      32.9        0.0
  Manufactured
    Housing
    Community.....       39         177,279,672      17.1       7.0       45.1
  Multifamily ....       42         162,194,876      15.7       1.5       54.9
  Industrial .....        9          47,164,793       4.6       6.2        0.0
  Self Storage ...        3           7,087,747       0.7       0.9        0.0
  Mixed-Use ......        2           6,132,141       0.6       0.8        0.0
                         --      --------------     -----     -----      -----
  Total ..........      148      $1,034,969,381     100.0%    100.0%     100.0%
                        ===      ==============     =====     =====      =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

                                 The mortgaged properties are located in 33 states. The following table lists the states which have concentrations of mortgaged properties of 5% or more:

                     GEOGRAPHIC DISTRIBUTION--ALL LOANS(1)

                                          AGGREGATE
                                          PRINCIPAL
                           NUMBER OF      BALANCE OF     % OF INITIAL
                           MORTGAGED       MORTGAGE          POOL
          STATE           PROPERTIES        LOANS          BALANCE
------------------------ ------------ ----------------- -------------
  Michigan .............       10      $  170,557,981        16.5%
  Colorado .............        9         166,526,068        16.1
  California ...........       18         160,067,107        15.5
  Florida ..............       19          88,863,551         8.6
  Texas ................       16          73,189,761         7.1
  Other States .........       76         375,764,913        36.3
                               --      --------------       -----
  Total ................      148      $1,034,969,381       100.0%
                              ===      ==============       =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)

                                         AGGREGATE
                                         PRINCIPAL     % OF INITIAL
                           NUMBER OF     BALANCE OF        LOAN
                           MORTGAGED      MORTGAGE       GROUP 1
          STATE           PROPERTIES       LOANS         BALANCE
------------------------ ------------ --------------- -------------
  California ...........      17       $153,285,607        20.2%
  Michigan .............       4        135,843,059        17.9
  Colorado .............       5        133,787,225        17.6
  Florida ..............       9         48,800,420         6.4
  Oregon ...............       1         41,500,000         5.5
  Other States .........      48        247,305,419        32.5
                              --       ------------       -----
  Total ................      84       $760,521,730       100.0%
                              ==       ============       =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)

                                         AGGREGATE
                                         PRINCIPAL    % OF INITIAL
                           NUMBER OF    BALANCE OF        LOAN
                           MORTGAGED     MORTGAGE       GROUP 2
          STATE           PROPERTIES       LOANS        BALANCE
------------------------ ------------ -------------- -------------
  Texas ................       9       $ 52,845,479       19.3%
  Florida ..............      10         40,063,131       14.6
  Michigan .............       6         34,714,922       12.6
  Colorado .............       4         32,738,843       11.9
  Illinois .............       4         15,042,936        5.5
  Georgia ..............       5         15,036,426        5.5
  Other States .........      26         84,005,914       30.6
                              --       ------------      -----
  Total ................      64       $274,447,651      100.0%
                              ==       ============      =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

                       ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates will be offered in
                                 minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and
  Settlement..................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

                                 We may elect to terminate the book-entry system through DTC, Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

                                 See "Description of the Certificates--
                                 Book-Entry Registration and Definitive
                                 Certificates" in this prospectus supplement and in the prospectus.

Information Available to
  Certificateholders..........   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.
                                 Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See "Description of the
                                 Certificates--Reports to Certificateholders;
                                 Certain Available Information" in this
                                 prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates will be available to you through the following services:

                                 o    Bloomberg, L.P.; and

                                 o    the paying agent's website at
                                      www.etrustee.net.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date
                                 (excluding the non-pooled component of the Republic Plaza loan), certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement.
                                 Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust fund may also be terminated in connection with a voluntary exchange of all the then outstanding certificates, including the Class X certificates (provided, however, that (1) the offered certificates are no longer outstanding and there is only one holder of the outstanding certificates and (2) the master servicer consents to the exchange), for the mortgage loans remaining in the trust.

                                 See "Description of the Certificates--
                                 Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as three separate REMICs --a lower-tier REMIC, an upper-tier REMIC and a loan REMIC (relating to the Republic Plaza loan) --for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                                 Pertinent federal income tax consequences of an investment in the offered certificates include:

                                 Each class of offered certificates will
                                 represent "regular interests" in the
                                 upper-tier REMIC.

                                 The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                 You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

                                 It is anticipated that the Class A-1 and Class A-2 certificates will be issued at a premium, that the Class A-3, Class B and Class C certificates will be issued with a de minimis amount of original issue discount and that the Class D and Class E certificates will be issued with original issue discount for federal income tax purposes.

                                 See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations..........   Subject to important considerations described
                                 under "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

                                 See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the following ratings from Moody's Investors
                                 Service, Inc. and Fitch, Inc.:

                                                         MOODY'S     FITCH
                                                        ---------   ------
                                 Class A-1 ..........      Aaa        AAA
                                 Class A-2 ..........      Aaa        AAA
                                 Class A-3 ..........      Aaa        AAA
                                 Class B ............      Aa2        AA
                                 Class C ............      Aa3        AA-
                                 Class D ............       A2         A
                                 Class E ............       A3        A-

                                 A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. See "Yield and Maturity Considerations" and "Risk Factors" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in Michigan, Colorado, California, Florida and Texas secure mortgage loans representing approximately 16.5%, 16.1%, 15.5%, 8.6% and 7.1% respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgaged properties located in California, Michigan, Colorado, Florida and Oregon secure mortgage loans representing approximately 20.2%, 17.9%, 17.6%, 6.4% and 5.5%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

     Mortgaged properties located in Texas, Florida, Michigan, Colorado, Illinois and Georgia secure mortgage loans representing approximately 19.3%, 14.6%, 12.6%, 11.9%, 5.5% and 5.5%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

     With respect to the mortgaged properties located in California, 16 of the mortgaged properties securing mortgage loans representing approximately 14.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 19.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount are in southern California, and 2 of the mortgaged properties securing mortgage loans representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 2.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount are in northern California. For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies --also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND MILITARY CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of terrorist attacks could (i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at the affected mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and military conflicts in Iraq and elsewhere could significantly reduce air travel throughout the United States, and, therefore, have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including those mortgaged properties located in tourist areas, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.


RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

    o The largest mortgage loan represents approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 represents approximately 16.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 36.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). See "Description of the Mortgage Pool--Top Ten Mortgage Loans or Group of Cross Collateralized Mortgage Loans" in this prospectus supplement.

    o The 3 largest mortgage loans represent, in the aggregate, approximately 32.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 represent approximately 36.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 45.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

    o The 10 largest mortgage loans represent, in the aggregate, approximately 47.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 represent approximately 53.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 64.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     Each of the other mortgage loans represents no more than 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than 1.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 1.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)

                                                     AGGREGATE
                                   NUMBER OF     PRINCIPAL BALANCE                      % OF INITIAL     % OF INITIAL
                                   MORTGAGED        OF MORTGAGE        % OF INITIAL     LOAN GROUP 1     LOAN GROUP 2
         PROPERTY TYPE            PROPERTIES           LOANS           POOL BALANCE        BALANCE         BALANCE
------------------------------   ------------   -------------------   --------------   --------------   -------------
Retail .......................        39            $384,642,960            37.2%            50.6%            0.0%
Office .......................        14            $250,467,192            24.2%            32.9%            0.0%
Manufactured Housing .........        39            $177,279,672            17.1%             7.0%           45.1%
Multifamily ..................        42            $162,194,876            15.7%             1.5%           54.9%

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o 7 groups of mortgage loans have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 7.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o 3 groups of mortgage loans, each comprised of 2 mortgage loans, are cross-collateralized and cross-defaulted, and represent, in the aggregate, approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1, representing approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). See "--Risks Relating to Enforceability of Cross-Collateralization" below.

     o 4 mortgage loans, representing approximately 10.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 2, representing approximately 41.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     Except as described below, the terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged properties and the mortgage loans in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 4 of the mortgage loans, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex A-1 to this prospectus supplement, 3 groups of mortgage loans, each comprised of 2 mortgage loans representing approximately 1.0%, 0.8% and 0.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.3% and 1.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are cross-collateralized and cross-defaulted. Cross-collateralization arrangements may be terminated with respect to some mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

     o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

     o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o    recover payments made under that mortgage loan; or

     o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.

For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgage property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

     o operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o    individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     With respect to a number of mortgage loans, the related borrowers own the related mortgaged property as tenants in common. As a result, if a borrower exercises its right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. None of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the paying agent or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

     However, the Somerset Collection loan, representing approximately 12.1% of the aggregate principal balance of the mortgage loans in the trust (approximately 16.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is part of a split loan structure, which is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Somerset Collection pari passu companion loan, which is not included in the trust and is pari passu in the right of payment with the Somerset Collection loan. The second mortgage loan in the split loan structure is the Somerset Collection loan, which is included in the trust. The third mortgage loan in the split loan structure is the Somerset Collection B note, which is not included in the trust and is subordinate in right of payment to the Somerset Collection loan and the Somerset Collection pari passu companion loan. The Somerset Collection loan, the Somerset Collection pari passu companion loan and the Somerset Collection B note are being serviced, and will continue to be serviced, under a pooling and servicing agreement separate from, but similar to, the pooling and servicing agreement under which the Series 2004-C2 certificates are issued, subject to the terms of the related co-lender agreement. See "Description of the Mortgage Pool--The Somerset Collection Whole Loan" in this prospectus supplement.

     In addition, the Republic Plaza loan, representing approximately 10.3% of the aggregate principal balance of the mortgage loans in the trust (approximately 14.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is one of two mortgage loans that is part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgage property. The first of these mortgage loans is the Republic Plaza loan, which is included in the trust. The Republic Plaza loan includes two components, a senior pooled component and a junior non-pooled component. The Republic Plaza pooled component, together with the other mortgage loans in the trust, will be represented by the Series 2004-C2 certificates, other than the Class RP-1, Class RP-2, Class RP-3, Class RP-4 and Class RP-5 certificates. The Republic Plaza non-pooled component will be represented by the Class RP-1, Class RP-2, Class RP-3, Class RP-4 and Class RP-5 certificates. The second loan, the Republic Plaza B note, is part of the split loan structure but is not included in the trust, has an aggregate unpaid principal balance as of the cut-off date of $35,000,000 and is subordinate in right of payment to the Republic Plaza loan. See "Description of the Mortgage Pool--The Republic Plaza Whole Loan" in this prospectus supplement.

     In addition, the Walgreens-Riverside AB loan, representing approximately 0.4% of the aggregate principal balance of the mortgage loans in the trust (approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) is one of two mortgage loans that is part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Walgreens-Riverside AB loan, which is included in the trust. The second loan, the Walgreens-Riverside B note is part of the split loan structure but is not included in the trust, has an initial principal balance of $571,244 and is generally subordinate in right of payment to the Walgreens-Riverside AB loan. See "Description of the Mortgage Pool--Additional Debt--AB Loans" in this prospectus supplement.

     Although the Somerset Collection pari passu companion loan, the Somerset Collection B note, the Republic Plaza B note and the Walgreens-Riverside B note are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these notes. As a result, the trust fund is subject to additional risks, including:

     o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

     o the risk that it may be more difficult for the related borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the mortgage loan.

     See "Description of the Mortgage Pool--General," "--Additional Debt" "--The Somerset Collection Whole Loan" and "--The Republic Plaza Whole Loan" in this prospectus supplement and "Certain Legal Aspects of Mortgage
Loans--Subordinate Financing" in the prospectus.

     In addition, the mortgage loan sellers have informed us that they are aware of certain permitted existing secured debt and provisions in the mortgage loan documents that allow the related borrower to incur additional secured debt in the future. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See "Description of the Mortgage Pool--Additional Debt" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of certain mezzanine indebtedness with respect to 2 mortgage loans, representing approximately 6.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or the option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related mortgaged property;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    reductions in applicable government assistance/rent subsidy programs;

     o    the tax laws; and

     o    the prevailing general and regional economic conditions.

     123 of the mortgage loans, representing approximately 97.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (77 mortgage loans in loan group 1, representing approximately 97.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 46 mortgage loans in loan group 2, representing approximately 99.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 11 mortgage loans, representing approximately 31.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (8 mortgage loans in loan group 1, representing approximately 28.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately 38.2% of the principal balance of the mortgage loans in loan group 2 as of the cut-off date), all of which pay interest-only for the first 12 to 60 months of their respective terms and 3 mortgage loans, representing approximately 15.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 18.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 5.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest only for their entire terms.

     98 of the mortgage loans, representing approximately 71.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (58 mortgage loans in loan group 1, representing approximately 77.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 40 mortgage loans in loan group 2, representing approximately 53.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), mature or have an anticipated repayment date in the year 2014.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the age, design and construction quality of the properties;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o increases in operating expenses at the mortgaged property and in relation to competing properties;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences;

     o    retroactive changes in building codes;

     o    changes or continued weakness in specific industry segments; and

     o    the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    tenant default;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 12 mortgaged properties, securing 12 mortgage loans, representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are leased to a single tenant. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. We cannot assure you that the tenant will re-lease the premises or that the premises will be relet to another tenant. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

     Eddie Bauer Inc., a Delaware corporation, which leases approximately 1.5% of the gross leasable area of in-line retail space at the Somerset Collection mortgaged property that secures the mortgage loan representing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 16.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), filed a voluntary petition for reorganization under Chapter 11 of the federal bankruptcy code on March 17, 2003. In the event Eddie Bauer, Inc. rejects its lease and vacates its space in the related mortgaged property, we cannot assure you that the space will be relet.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     39 retail properties secure mortgage loans representing approximately 37.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 50.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o termination of an anchor tenant's or shadow anchor tenant's lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

     o the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     23 of the mortgaged properties, securing mortgage loans representing approximately 29.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 40.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant." 8 of the mortgaged properties, securing mortgage loans representing approximately 4.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." 8 of the mortgaged properties, securing mortgage loans representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In this respect, the largest tenant at the mortgaged property which secures 1 mortgage loan, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) vacated the related property in 1998, but has continued to pay rent under its lease which expires July 30, 2004. We cannot assure you that this space will be re-let upon the expiration of the lease. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     The Somerset Collection loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 16.5% of the aggregage principal balance of the mortgage loans in loan group 1 as of the cut-off date) is partially secured by a mortgage of a parcel of land owned by an affiliate of the Somerset Collection borrower. This land has been improved with a parking structure financed through a 1995 bond financing by the Downtown Development Authority of the City of Troy, Michigan. As of February 3, 2004, the outstanding principal amount of such bonds was approximately $8,505,000. The parking structure is not part of the collateral for the Somerset Collection loan, and the land on which the parking structure sits is ground leased to the Downtown Development Authority. Pursuant to this transaction, the Somerset Collection borrower has assumed the obligations of the Somerset affiliate to perform all repair, maintenance and operation obligations of the Somerset affiliate under the ground lease. The ground lease provides that upon the happening of certain events, the Somerset affiliate will be obligated to purchase the parking structure at a purchase price, which may be based upon the outstanding principal amount of the bonds at the time the obligation arises. If the Somerset affiliate or Somerset Collection borrower fails to purchase the parking structure or to perform its respective obligations with respect to the ground lease, the specified purchase price or other applicable amounts will be added as a special assessment to the next real property tax bill due for a portion of the Somerset Collection mortgaged property and will become a lien senior to the lien of the related mortgage. The lender (pursuant to a subordination, nondisturbance and attornment agreement between the lender and the Downtown Development Authority) has agreed (and assumed a personal obligation) to pay such special assessment, up to a maximum aggregate amount of $2,000,000, in the event of the bankruptcy or insolvency of the Somerset Collection borrower or if the Somerset affiliate fails to pay the specified purchase price. Finally, certain transfer restrictions exist with respect to the Somerset Collection borrower and Somerset affiliate's interest in a portion of the Somerset Collection mortgaged property including such ground lease without the prior written consent of the Downtown Development Authority.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     14 office properties secure mortgage loans representing approximately 24.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 32.9% of the aggregate principal balance of the mortgaged properties in loan group 1 as of the cut-off date) by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o    an economic decline in the business operated by the tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

     o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o    the desirability of the area as a business location;

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

     o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.

MANUFACTURED HOUSING COMMUNITIES HAVE SPECIAL RISKS

     39 manufactured housing community properties secure mortgage loans representing approximately 17.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (13 mortgaged properties securing mortgage loans in loan group 1, representing approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 26 mortgaged properties securing mortgage loans in loan group 2, representing approximately 45.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount.

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o    other manufactured housing community properties;

     o    apartment buildings; and

     o    site-built single family homes.

     Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o    location of the manufactured housing community property;

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities it provides;

     o    the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

     Some manufactured housing communities are either recreational vehicle resorts or a significant component of the communities are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     42 multifamily properties secure mortgage loans representing approximately 15.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgaged properties securing mortgage loans in loan group 1, representing approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 38 mortgaged properties securing mortgage loans in loan group 2, representing approximately 54.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o the location of the property, for example, a change in the neighborhood over time;

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the presence of competing properties;

     o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment; and

     o    government assistance/rent subsidy programs.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the
Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Under certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. We can give you no assurance that such programs will be continued in their present form or that the borrower will continue to comply with the requirements of the programs to enable it to receive the subsidies in the future or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     9 industrial properties secure 9 of the mortgage loans representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o reduced demand for industrial space because of a decline in a particular industry segment;

     o    property becoming functionally obsolete;

     o    building design and adaptability;

     o    unavailability of labor sources;

     o changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

     o    changes in proximity of supply sources;

     o    the expenses of converting a previously adapted space to general use;
          and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.


LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties which are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

     1 of the mortgaged properties, securing a mortgage loan (identified as Loan No. 131 on Annex A-1 to this prospectus supplement, representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 2), is an apartment building which is subject to the Historic Savannah Foundation, Inc.'s restrictions for preserving the Historic District of the City of Savannah and is subject to restrictions on alterations and structural change.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions May Adversely Affect Property Value" below. See also "--Industrial Properties Have Special Risks" and
"--Manufactured Housing Communities Have Special Risks" above.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

     o the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

     o potential environmental legislation or liabilities or other legal liabilities;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     3 mortgage loans, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) is secured by a first mortgage lien on a leasehold interest on the related mortgaged property. In addition, 1 mortgage loan, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate adjacent parcel.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "--Bankruptcy Laws" in the prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal was performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee, or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2004-C2 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. For instance, a special servicer or its affiliate that holds the series 2004-C2 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to series 2004-C2 non-offered certificates.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     LaSalle Bank National Association is one of the mortgage loan sellers and is also acting as paying agent, certificate registrar and authenticating agent and is an affiliate of ABN AMRO Incorporated, one of the underwriters, and ABN AMRO Bank, another mortgage loan seller.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Somerset Collection, representing 12.1% of the initial mortgage pool balance (approximately 16.5% of the principal balance of the mortgage loans in loan group 1 as of the cut-off date), will be serviced under a pooling and servicing agreement for another commercial mortgage securitization, which provides for servicing arrangements that are similar, but not identical to, those under the series 2004-C2 pooling and servicing agreement. Consequently, this pooled mortgage loan will be serviced and administered by the master servicer and the special servicer under the pooling and servicing agreement for the other commercial mortgage securitization, and neither the trustee as holder of the Somerset Collection loan nor any of the parties to the series 2004-C2 pooling and servicing agreement will have the ability to control the servicing or administration of this pooled mortgage loan, except for certain consultation rights granted to the series 2004-C2 controlling class representative pursuant to the related co-lender agreement. In addition, the controlling class representative and the holder of the Somerset Collection B note secured by the Somerset Collection mortgaged property have certain rights under the other pooling and servicing agreement or related co-lender agreement, including with respect to arranging for and directing the servicing of the related loan and the replacement of the special servicer. That controlling class representative or holder of the Somerset Collection B note may have interests that conflict with your interests.

     Each of the Republic Plaza B note and the Walgreens-Riverside B note will not be included as an asset of the trust fund; however, the Republic Plaza B note and the Walgreens-Riverside B note will each be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holder of the Republic Plaza B note and the holder of the Walgreens-Riverside B note will also have certain rights with respect to the related loan, which is an asset of the trust, including the right, under certain conditions, to consent to, or provide advice with respect to, certain actions proposed by the special servicer with respect to the related mortgaged property, to make cure payments on the related loan or purchase the related loan if the loan is in default. In exercising these rights, the holder of the Republic Plaza B note and the holder of the Walgreens-Riverside B note does not have any obligation to consider the interests of, or impact upon, the trust or the certificates.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the holder of the Republic Plaza B note (or, if a change of control event has occurred and is continuing, the controlling holder of the Class RP certificates), take actions with respect to the Republic Plaza loan that could adversely affect the holders of some or all of the classes of offered certificates. See "Servicing of the Mortgage Loans--The Directing Certificateholder and the Republic Plaza Operating Advisor" in this prospectus supplement. The directing certificateholder will be controlled by the controlling class certificateholders and the Republic Plaza operating advisor will be designated by the holder of the Republic Plaza B note or certain holders of Class RP certificates, as applicable, any of whom may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder or the Republic Plaza operating advisor may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage Loans--General," "--The Special Servicer" and "--The Directing Certificateholder and the Republic Plaza Operating Advisor" in this prospectus supplement.

     In addition, the special servicer under the other pooling and servicing agreement that governs the servicing of the Somerset Collection loan may take actions with respect to the Somerset Collection loan that could adversely affect the holders of some or all of the classes of the offered certificates. See "Description of the Mortgage Pool-- The Somerset Collection Whole Loan" in this prospectus supplement.

     Furthermore, the special servicer may take actions as directed by the holder of the Walgreens-Riverside B note pursuant to the terms of the Walgreens-Riverside AB loan intercreditor agreement that may adversely affect the holders of some or all of classes of offered certificates. See "Description of the Mortgage Pool--Additional Debt" relating to the Walgreens-Riverside AB loan below.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2 and Class A-3 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on the Class A-2, Class A-3, Class B, Class C, Class D and Class E would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be adversely affected by a decline in the weighted average of the net mortgage rates on the mortgage loans (in the case of the Republic Plaza loan, based on the interest rate on, and principal balance of, its pooled component only) even if principal prepayments do not occur. See "Yield and Maturity Considerations" in this prospectus supplement.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, 14 mortgage loans representing approximately 21.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (13 mortgage loans in loan group 1, representing approximately 29.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) permit voluntary prepayment without payment of a yield maintenance charge at any time on or after a date ranging from 5 months to 24 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the

Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges and prepayment premiums;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions" below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. Additionally, mezzanine lenders and holders of companion loans or B notes may have options to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" and

"--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "Description of the Pooling Agreements-- Representations and Warranties; Repurchases" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premiums. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.


RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    their rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2 or Class A-3 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class A-1A and Class X certificates.

     See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a secured creditor environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o which will be remediated or abated in all material respects by the closing date;

     o    for which an escrow for the remediation was established;

     o for which an environmental insurance policy was obtained from a third party insurer;

     o for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

     o as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation; or

     o that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC or, if applicable, the loan REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC or the loan REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATED TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 15.5%, 8.6% and 7.1% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 20.2%, 6.4% and 2.7%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 2.5%, 14.6% and 19.3%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in California, Florida and Texas, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury must determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk" policy or under a stand-alone policy.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder (or in the case of the Somerset Collection loan or the Republic Plaza loan, the operating advisor for that loan)) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. For example, the mortgaged property securing 1 mortgage loan (identified as Loan No. 85 on Annex A-1 to this prospectus supplement, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of loan group 1 as of the cut-off date) is listed on the Texas State Historical Sites, and may be subject to restrictions on use or renovation. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation or other legal proceedings will not have a material adverse effect on your investment.

     With respect to 1 mortgage loan (identified as Loan No. 85 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) according to published reports, the indirect owner of the non-recourse carve-out guarantor is the principal of an entity named in a $28 million dollar suit filed by the trustee in the bankruptcy of Hawaiian Airlines against, among others, the former CEO of Hawaiian Airlines and three other entities alleging an improper diversion of corporate funds resulting from a $25 million stock buyback prior to the airline's bankruptcy filing in 2002. We cannot assure you that the case will not adversely affect the financial condition of the non-recourse guarantor or the borrower.

RISKS RELATED TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATED TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The trust will consist primarily of 131 fixed rate mortgage loans secured by 148 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $1,034,969,381 as of the cut-off date (the "Initial Pool Balance"). All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance.

     The pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of 84 mortgage loans, representing approximately 73.5% of the Initial Pool Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 47 mortgage loans (representing approximately 92.9% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and 69.8% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties), representing approximately 26.5% of the Initial Pool Balance (the "Initial Loan Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

     The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date, (excluding the Republic Plaza Non-Pooled Component) after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-Off Date Balances, loan-to-value ratios and debt service coverage ratios ("DSCR") with respect to each mortgage loan with a companion loan or a B note is calculated without regard to the related companion loan or B note. The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratios and DSCR's for the Somerset Collection Loan is the aggregate principal balance of the Somerset Collection Loan and the Somerset Collection Pari Passu Companion Loan. See "--The Somerset Collection Whole Loan" below.

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the pooled component of the Republic Plaza loan. Generally, the exclusion of the non-pooled component of the Republic Plaza loan (1) decreases the loan-to-value ratio of, (2) increases the debt service coverage ratio of, and
(3) decreases the percentage of the aggregate principal balance of the mortgage loan represented by the Republic Plaza loan indicated in such statistical information, because that information is based only on the pooled component of the Republic Plaza loan. References to the original principal balances of the pooled component of the Republic Plaza loan are references to the principal balance of the Republic Plaza loan as of its origination date, less the principal balance of its non-pooled component as of that date. See "--The Republic Plaza Whole Loan" below.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

     (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

     (2) with respect to 1 mortgage loan (identified as Loan No. 21 on Annex A-1 to this prospectus supplement), representing approximately 1.0% of the Initial Pool Balance (approximately 1.4% of the Initial Loan Group 1 Balance), the fee simple estate and a separate leasehold estate in an adjacent portion of the commercial property; or

     (3) with respect to 3 mortgage loans (identified as Loan No. 18, 106 and 117 on Annex A-1 to this prospectus supplement), representing approximately 1.4% of the Initial Pool Balance

(approximately 1.9% of the Initial Loan Group 1 Balance), a leasehold estate in a commercial property (each of clauses (1) through (3), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about May 20, 2004 (the "Closing Date" ), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor" ) will acquire the mortgage loans from JPMorgan Chase Bank, LaSalle Bank National Association, ABN AMRO Bank, Nomura Credit & Capital, Inc. and Artesia Mortgage Capital Corporation (collectively, the "Mortgage Loan Sellers") pursuant to five mortgage loan purchase agreements (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (the "Trustee"), for the benefit of the holders of the Certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. In addition, on the Closing Date, the applicable Mortgage Loan Sellers will be required to remit to Trustee an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until June 2004. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

     The mortgage loans were originated in the period between September 2003 and April 2004.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     Borrowers under certain of the mortgage loans may receive subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant must regularly meet certain income tests for the related mortgaged property. There is no certainty that such government program will continue or that the borrower will continue to comply with the requirements of such program to enable it to receive such subsidies in the future.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     AB Loans. The Somerset Collection Loan is part of a split loan structure, with the Somerset Collection Pari Passu Companion Loan (which is pari passu with the Somerset Collection loan and is not included in the trust), and the Somerset Collection B Note (which is subordinate to each of the Somerset Collection Loan and the Somerset Collection Pari Passu Companion Loan and is not included in the trust). See "--The Somerset Collection Whole Loan" below.

     The Republic Plaza Loan is part of a split loan structure with the Republic Plaza B Note, which is subordinate to the Republic Plaza Loan and is not included in the trust. See "--The Republic Plaza Whole Loan" below.

     In addition, one mortgage loan (the "Walgreens-Riverside AB Loan") (identified as loan number 50 on Annex A-1 to this prospectus supplement) which has a principal balance as of the cut off date of $4,628,660 is a senior loan in a split loan structure with a junior loan (the "Walgreens-Riverside B Note" and, together with the Walgreens-Riverside AB Loan, the "Walgreens-Riverside Whole Loan"). The Walgreens-Riverside B Note is not an asset of the trust and had an initial principal balance of $571,244. The senior loan and junior loan are each evidenced by one of two notes, each secured by a single mortgage instrument on the related mortgaged property. In the event that certain defaults exist under the Walgreens-Riverside AB Loan or the Walgreens-Riverside B Note, the holder of the Walgreens-Riverside B Note will have the right to make cure payments and cure other defaults with respect to the Walgreens-Riverside AB Loan and to purchase the Walgreens-Riverside AB Loan for a price generally equal to the outstanding principal balance of the Walgreens-Riverside AB Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Walgreens-Riverside AB Loan and other amounts payable to the holder of the Walgreens-Riverside AB Loan under the mortgage loan documents (other than any applicable prepayment premium or comparable yield maintenance amount payable on default) and interest on those amounts at the prime rate as set forth in The Wall Street Journal. Payments received in respect to the Walgreens-Riverside Whole Loan (other than amounts representing prepayments of rent and the proceeds of any defaulted lease claim) will generally be applied first to the Walgreens-Riverside AB Loan and then to the Walgreens-Riverside B Note. In addition, the holder of the Walgreens-Riverside B Note is given certain rights pursuant to an intercreditor agreement it entered into with the holder of the Walgreens-Riverside AB Loan, which include: (i) directing defaulted lease claims of the borrower against a defaulting or bankrupt tenant prior to foreclosure to the extent either holder of the Walgreens-Riverside AB Loan or the Walgreens-Riverside B Note is entitled to do so under the mortgage loan documents, (ii) in the event that the Master Servicer or the Special Servicer fail to cure a lease termination condition within the time period provided, taking action to prevent and cure any lessor lease default and any lease termination condition, including making Servicing Advances, (iii) directing the Master Servicer or the Special Servicer to enforce the rights of the holder of the Walgreens-Riverside B Note under the mortgage loan documents to receive the proceeds of defaulted lease claims, (iv) requiring foreclosure of the mortgage upon certain defaults under the mortgage loan documents, subject to the right of Master Servicer or the Special Servicer to cure any such default and prevent such foreclosure, (v) approving (together with the Master Servicer or the Special Servicer) any modifications to the Walgreens-Riverside AB Loan that affect the rights of the Walgreens-Riverside AB Loan borrower or the holder of the Walgreens-Riverside B Note under the credit lease or the assignment of the credit lease as collateral for the Walgreens-Riverside AB Loan, (vi) preferential treatment with respect to receipt of any proceeds relating to any claims for accelerated future rent under the lease after a default under the lease or in a bankruptcy of the tenant under the lease and (vii) restrictions on the modification of the mortgage loan documents and the prohibition of the Master Servicer and the Special Servicer from waiving rights under the Walgreens-Riverside loan documents in a manner that would have a material adverse effect on the holder of the Walgreens-Riverside B Note. Capital Lease Funding, LLC, an entity that is not affiliated with the mortgage loan seller of the Walgreens-Riverside AB Loan (a) originated the Walgreens-Riverside AB Loan and sold it to LaSalle Bank National Association in its capacity as Mortgage Loan Seller and (b) is the holder of the Walgreens-Riverside B Note and may elect to sell the Walgreens-Riverside B Note subject to the terms of the intercreditor agreement.

     Secured Subordinate Indebtedness. In addition to the mortgage loans with B notes, the Mortgaged Property securing 1 mortgage loan (identified as loan number 14 on Annex A-1 to this prospectus supplement), representing approximately 1.3% of the Initial Pool Balance (approximately 5.0% of the Initial Loan Group 2 Balance) secures subordinated indebtedness in the amount of $2,500,000, which indebtedness is subject to a subordination and/or standstill agreement in favor of the holder of the mortgage loan (the equity interests in the borrower with respect to this loan have additionally been pledged to secure this loan). Additionally, the Mortgaged Property securing 1 mortgage loan (identified as Loan No. 33 on Annex A-1 to this prospectus supplement) representing approximately 0.7% of the Initial Pool Balance (approximately 2.5% of the Initial Loan Group 2 Balance) secures subordinated indebtedness in favor of the Redevelopment Agency of the City of Emeryville, California in the amount of $250,000, which indebtedness is subject to a subordination agreement in favor of the holder of the mortgage loan. Pursuant to the subordination agreement, the holder of the mortgage loan is granted the right to notice and an opportunity to cure any default under the subordinated loan before the subordinated lender may undertake any enforcement action with respect to the subordinated indebtedness, including any action to recover the subordinated indebtedness, commencement of foreclosure proceedings, exercise of a statutory power of sale, the taking of a deed in lieu of foreclosure, or appointment of a receiver for the mortgaged property.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the cut-off date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following mezzanine indebtedness with respect to the mortgage loans:

     o In the case of 1 mortgage loan (identified as loan number 66, respectively on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the Initial Pool Balance (approximately 1.4% of the Initial Loan Group 2 Balance), future mezzanine financing is permitted in connection with a sale of the mortgaged property by the borrower. After the initial two years of the mortgage loan term, the borrower may provide subordinate financing to the buying entity secured solely by a pledge and security interest in the ownership interests of the buyer entity provided that the conditions stipulated in the related mortgage loan documents, including, without limitation, satisfaction of debt service coverage ratio and debt to value tests, lender approval of purchase and sale and mortgage loan documents evidencing the subordinate debt to the lender, and execution of lender's standard form subordination and standstill agreement, are satisfied.

     o In the case of the mortgage loan (identified as loan number 4 on Annex A-1 to this prospectus supplement), representing approximately 4.0% of the Initial Pool Balance (approximately 5.5% of the Initial Loan Group 1 Balance), simultaneously with the origination of the mortgage loan, a mezzanine loan in the amount of $15,000,000 has been made to an owner of the mortgage borrower. The mezzanine loan matures in three
          (3) years, subject to a one (1) year extention option. The mezzanine lender and mortgage lender have entered into an intercreditor agreement whereby the mezzanine lender acknowledges that it has no claim for payment against the mortgage borrower, other than the right to receive mezzanine loan payments from distributions of excess cash flow otherwise payable to the mortgage borrower from the mortgage loan lockbox.

     o In the case of 7 mortgage loans (identified as Loan No. 9, 49, 54, 60, 61, 93 and 119 on Annex A-1 to this prospectus supplement), representing approximately 1.6%, 0.5%, 0.4%, 0.4%, 0.4%, 0.3% and
          0.2%, respectively, of the Initial Pool Balance (approximately 2.2%, 0.6% and 0.5% of the Initial Loan Group 1 Balance and approximately 1.5%, 1.5%, 0.9% and 0.6% of the Initial Loan Group 2 Balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt subject to certain conditions, such as including the consent of the mortgage lender, the satisfaction of certain loan-to-value ratios or debt service coverage ratio and the entering into of a subordination and intercreditor agreement.

     o In the case of the mortgage loan (identified as loan number 5 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the Initial Pool Balance (approximately 3.6% of the Initial Loan Group 1 Balance), a mezzanine loan in the original principal amount of $2,332,113 was made to an affiliate of the mortgage borrower prior to the closing of the mortgage loan. The mezzanine loan is secured by, inter alia, a pledge of 100% of the partnership interests in the mortgage borrower. The mezzanine lender and mortgage lender have entered into an intercreditor agreement whereby the mezzanine lender's
          (a) rights with respect to the pledge of partnership interests in the mortgage borrower and (b) rights to payment of the mezzanine loan, if any, against the mortgage borrower are subordinate to the mortgage loan. In addition, the mortgage loan documents permit the future pledge of ownership interests in the mortgage borrower to secure the repayment of future indebtedness that may be incurred by the equity owners of the mortgage borrower, subject to the conditions set forth in the mortgage loan documents, which require, among other items, the approval by the mortgage loan holder of the mezzanine lender and the mezzanine loan documents, the satisfaction of a minimum debt service coverage ratio test, limits on the amount of such mezzanine debt and the entering into of a customary intercreditor agreement by and between the mezzanine lender and the mortgage loan holder acknowledging, among other items, the subordination of the mezzanine debt.

     Unsecured Subordinate Indebtedness. 11 mortgage loans representing in the aggregate approximately 4.1% of the Initial Pool Balance allow the related borrowers to incur additional unsecured indebtedness. The applicable mortgage loan seller is aware of the following unsecured debt with respect to each mortgage loan.

     o In the case of 1 mortgage loan (identified as loan number 74 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1 Balance), the related borrower is indebted to certain of its equity owners for unsecured loans having an aggregate balance of approximately $4,250,000 as of the time of origination of the related mortgage loan.

     o In the case of 1 mortgage loan (identified as loan number 32 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the Initial Pool Balance (approximately 0.9% of the Initial Loan Group 1 Balance), the related borrower is indebted to certain of its equity owners for unsecured loans having an aggregate balance of approximately $730,000 as of the time of origination of the related mortgage loan.

     In general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

THE SOMERSET COLLECTION WHOLE LOAN

     The Loans. One mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) (the "Somerset Collection Loan"), representing approximately 12.1% of the Initial Pool Balance (approximately 16.5% of the Initial Loan Group 1 Balance), is one of three mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the "Somerset Collection Mortgaged Property"). The Somerset Collection Loan is evidenced by promissory note A2. The mortgage loan evidenced by the promissory note A1 is referred to in this prospectus supplement as the "Somerset Collection Pari Passu Companion Loan." The Somerset Collection Pari Passu Companion Loan, which has an outstanding principal balance of $125,500,000 as of the cut-off date, is not included in the trust. The Somerset Collection Loan and the Somerset Collection Pari Passu Companion Loan are pari passu with each other and are referred to in this prospectus supplement as the "Somerset Collection Senior Notes." The remaining mortgage loan evidenced by the promissory note B is referred to in this prospectus supplement as the "Somerset Collection

B Note." The Somerset Collection B Note, which has a principal balance of $49,000,000 as of the cut-off date, is subordinate to the Somerset Collection Senior Notes. Only the Somerset Collection Loan is included in the trust. As of the Cut-off Date, the Somerset Collection Pari Passu Companion Loan is owned by a trust (the "LB-UBS Commercial Mortgage Trust 2004-C2") created pursuant to a pooling and servicing agreement, dated as of March 11, 2004 (the "LB-UBS 2004-C2 PSA"), among Structured Asset Securities Corporation II, as depositor (the "LB-UBS 2004-C2 Depositor"), Midland Loan Services, Inc., as master servicer (the "LB-UBS 2004-C2 Servicer"), Midland Loan Services, Inc., as special servicer (the "LB-UBS 2004-C2 Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "LB-UBS 2004-C2 Trustee"). The Somerset Collection B Note is owned by Teachers Insurance and Annuity Association of America. The Somerset Collection Loan, the Somerset Collection Pari Passu Companion Loan and the Somerset Collection B Note are collectively referred to in this prospectus supplement as the "Somerset Collection Whole Loan."

     The original holders of the Somerset Collection Senior Notes (the "Somerset Collection Senior Noteholders" and the original holder of the Somerset Collection B Note (the "Somerset Collection B Noteholder") have entered into a co-lender agreement that sets forth the respective rights of the Somerset Collection Senior Noteholders and the Somerset Collection B Noteholder (the "Somerset Collection Co-Lender Agreement"). Pursuant to the terms of the Somerset Collection Co-Lender Agreement, the Somerset Collection Whole Loan will be serviced and administered pursuant to the LB-UBS 2004-C2 PSA by the LB-UBS 2004-C2 Servicer and the LB-UBS 2004-C2 Special Servicer, as applicable, as described below.

     Servicing. The Somerset Collection Co-Lender Agreement also generally provides that the LB-UBS 2004-C2 Servicer and, if applicable, the LB-UBS 2004-C2 Special Servicer, will continue to service and administer the Somerset Collection Whole Loan if it becomes an REO Property. No modification of the LB-UBS 2004-C2 PSA may be made without the prior written consent of the controlling class representative under the LB-UBS 2004-C2 PSA (the "LB-UBS 2004-C2 Controlling Class Representative"), if such modification would materially adversely impact the Somerset Collection Loan.

     Consultation and Consent Rights. The Somerset Collection Controlling Party
(a) will have the right to advise the LB-UBS 2004-C2 Servicer with respect to the following actions and (b) may prohibit the LB-UBS 2004-C2 Servicer, or the LB-UBS 2004-C2 Special Servicer, as the case may be, from taking any of the following actions by providing written objection to the LB-UBS 2004-C2 Servicer within 10 business days after receiving notification of such proposed course of action, then the approval of the Somerset Collection Controlling Party will be deemed to have been given with respect to:

     (i) any proposed foreclosure upon or comparable conversion (which may include acquisition as REO Property) of the ownership of the Somerset Collection Mortgaged Property and the other collateral securing the Somerset Collection Whole Loan;

     (ii) any modification, extension, amendment or waiver of a monetary term (including, without limitation, the timing of payments) or any material non-monetary term (including any material term relating to insurance) of any of the Somerset Collection Loan, the Somerset Collection Pari Passu Companion Loan and the Somerset Collection B Note;

     (iii) any proposed sale of the Somerset Collection Mortgaged Property after it becomes REO Property;

     (iv) any acceptance of a discounted payoff of any of the Somerset Collection Loan, the Somerset Collection Pari Passu Companion Loan and the Somerset Collection B Note;

     (v) any determination to bring the Somerset Collection Mortgaged Property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Somerset Collection Mortgaged Property;

     (vi) any release of collateral for any of the Somerset Collection Loan, the Somerset Collection Pari Passu Companion Loan and the Somerset Collection B Note (including, but not limited to, the termination or release of any reserves, escrows or letters or credit), other than in accordance with the terms of, or upon satisfaction of the Somerset Collection Loan, the Somerset Collection Pari Passu Companion Loan and the Somerset Collection B Note;

     (vii) any acceptance of substitute or additional collateral for the Somerset Collection Whole Loan (other than in accordance with the terms of each of the Somerset Collection Loan, the Somerset Collection Pari Passu Companion Loan and the Somerset Collection B Note);

     (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the Somerset Collection Loan, the Somerset Collection Pari Passu Companion Loan and the Somerset Collection B Note;

     (ix) any acceptance of an assumption agreement releasing the Somerset Collection borrower from liability under the Somerset Collection Whole Loan;

     (x) any renewal or replacement of the then existing insurance policies with respect to the Somerset Collection Whole Loan to the extent that such renewal or replacement policy does not comply with the terms of the Somerset Collection Loan Documents or any waiver, modification or amendment of any insurance requirement under the Somerset Collection Loan Documents, in each case if the approval of the respective holders of each of the Somerset Collection Loan, the Somerset Collection Pari Passu Companion Loan and the Somerset Collection B Note is required under the Somerset Collection Loan Documents;

     (xi) any approval of a material capital expenditure, if the approval of the respective holders of each of the Somerset Collection Loan, the Somerset Collection Pari Passu Companion Loan and the Somerset Collection B Note is required under the Somerset Collection Loan Documents;

     (xii) any replacement of the property manager, if the approval of the respective holders of each of the Somerset Collection Loan, the Somerset Collection Pari Passu Companion Loan and the Somerset Collection B Note is required under the Somerset Collection Loan Documents;

     (xiii) any approval of the incurrence of additional indebtedness secured by the Somerset Collection Mortgaged Property, if the approval of the respective holders of each of the Somerset Collection Loan, the Somerset Collection Pari Passu Companion Loan and the Somerset Collection B Note is required under the Somerset Collection Loan Documents;

     (xiv) any modification, extension, renewal or termination of an anchor tenant lease at the Somerset Collection Mortgaged Property that requires the consent of the respective holders of each of the Somerset Collection Loan, the Somerset Collection Pari Passu Companion Loan and the Somerset Collection B
Note is required under the loan agreement relating to the Somerset Collection Whole Loan; and

     (xv) any adoption or approval of a plan in bankruptcy of the Somerset Collection borrower;

provided, that, if the LB-UBS 2004-C2 Servicer determines that immediate action must be taken to protect the interests of the holders of each of the Somerset Collection Loan, the Somerset Collection Pari Passu Companion Loan and the Somerset Collection B Note, then the LB-UBS 2004-C2 Servicer, or as applicable, the LB-UBS 2004-C2 Special Servicer, may take such action without waiting for a response from the Somerset Collection Controlling Party.

     The LB-UBS 2004-C2 Servicer, and, as applicable, the LB-UBS 2004-C2 Special Servicer, is required to notify the LB-UBS 2004-C2 Controlling Class Representative and the Directing Certificateholder of such actions referenced in items (i) through (xv) above. Upon receipt of such notice, the LB-UBS 2004-C2 Controlling Class Representative and the Directing Certificateholder will have 10 business days to advise and consult with the LB-UBS 2004-C2 Servicer, or the LB-UBS 2004-C2 Special Servicer, as applicable, with regard to such actions; provided that the LB-UBS 2004-C2 Servicer or the LB-UBS 2004-C2 Special Servicer, as applicable, will not be obligated to follow such advice; and provided, further, that the LB-UBS 2004-C2 Controlling Class Representative or the Directing Certificateholder must request to communicate with or obtain information from the LB-UBS 2004-C2 Servicer or the LB-UBS 2004-C2 Special Servicer within eight business days of receipt of notice in accordance with the preceding sentence. In the event that the LB-UBS 2004-C2 Servicer or the LB-UBS 2004-C2 Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the respective holders of each of the Somerset Collection Loan, the Somerset Collection Pari Passu Companion Loan and the Somerset Collection B Note, the LB-UBS 2004-C2 Servicer, or the LB-UBS 2004-C2 Special Servicer, as applicable, may take or consent to the contemplated action without consulting or providing any information to either the LB-UBS 2004-C2 Controlling Class Representative or the Directing Certificateholder.

     Notwithstanding anything herein to the contrary, the Somerset Collection Controlling Party may not require, cause or permit the LB-UBS 2004-C2 Servicer to violate any provisions of the Somerset Collection Co-Lender Agreement, the LB-UBS 2004-C2 PSA, the mortgage loan documents securing any of the Somerset Collection Loan, the Somerset Collection Pari Passu Companion Loan or the Somerset Collection B Note (the "Somerset Collection Loan Documents"), applicable law or the federal income tax law relating to the status of any real estate mortgage investment conduit, or take any actions that may adversely impact the status of any grantor trust under the LB-UBS 2004-C2 PSA or the Pooling and Servicing Agreement.

     The LB-UBS 2004-C2 Servicer is not obligated to obtain the approval of the Somerset Collection Controlling Party with respect to the workout or liquidation of the Somerset Collection Whole Loan if:

     (i) the LB-UBS 2004-C2 Servicer has notified the Somerset Collection Controlling Party of various actions it proposes to take with respect to the workout or liquidation of the Somerset Collection B Note; and

     (ii) for 60 days following the first such notice, the Somerset Collection Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the LB-UBS 2004-C2 Servicer considers to be consistent with the LB-UBS 2004-C2 servicing standard.

     The "Somerset Collection Controlling Party" will be the Somerset Collection B Noteholder or its designee; provided that, (a) if and for so long as the aggregate principal amount of the Somerset Collection B Note, net of that portion of any existing appraisal reduction amount with respect to the Somerset Collection Whole Loan that is allocable to the Somerset Collection B
Note is less than 27.5% of an amount equal to (i) the original principal amount of the Somerset Collection B Note, less (ii) any principal payments allocated to, and received on, the Somerset Collection B Note made by the Somerset Collection borrower; and (b) if the Somerset Collection Senior Notes have not been paid in full, then the LB-UBS 2004-C2 Controlling Class Representive will be the Somerset Collection Controlling Party. For purposes of the foregoing, the Somerset Collection Whole Loan will be deemed to remain outstanding even if the Somerset Collection Mortgaged Property becomes an REO Property.

     Distributions. Under the terms of the Somerset Collection Co-Lender Agreement, for so long as the Somerset Collection Loan, Somerset Collection Pari Passu Companion Loan and Somerset Collection B Note are outstanding, and so long as (a) a monetary event of default has occurred and is continuing with respect to the Somerset Collection Senior Notes for which the Somerset Collection Controlling Party has exercised its cure rights and made a cure payment during the applicable cure period or (b) no non-monetary event of default has occurred and is continuing at such time when the Somerset Collection Senior Notes are being specially serviced, then each payment or other collections on the Somerset Collection Whole Loan will be allocated generally in the following manner:

     first, to the Somerset Collection Senior Notes, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid or advanced by the LB-UBS 2004-C2 Trustee or the Trustee (or their respective predecessors in interest), as applicable, with respect to each of the Somerset Collection Senior Notes and the Somerset Collection B Note in accordance with the terms of the Somerset Collection Co-Lender Agreement or the LB-UBS 2004-C2 PSA;

     second, to the Somerset Collection Senior Notes, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest through the end of the then most recently-ended interest accrual period (as set forth in the Somerset Collection Loan Documents) on the principal balance of the Somerset Collection Senior Notes, net of related master servicing fees, until such interest is paid in full;

     third, to the Somerset Collection Senior Notes, on a pro rata and pari passu basis, principal in an amount equal to (i) all voluntary principal prepayments attributable to the Somerset Collection Senior Notes in accordance with the Somerset Collection Loan Documents , (ii) all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds attributable to the Somerset Collection Senior Notes in accordance with the Somerset Collection Loan Documents and (iii) on the maturity date of the Somerset Collection Senior Notes, all principal payments received and attributable to the Somerset Collection Senior Notes in accordance with the Somerset Collection Loan Documents;

     fourth, to the Somerset Collection B Note, in an amount equal to all accrued and unpaid interest through the end of the then most recently-ended interest accrual period (as set forth in the Somerset Collection Loan Documents) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     fifth, to the Somerset Collection B Note, in an amount equal to (i) all voluntary principal prepayments attributable to the Somerset Collection B Note in accordance with the Somerset Collection Loan Documents, (ii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Somerset Collection B Note in accordance with the Somerset Collection Loan Documents and (iii) on the maturity date of the Somerset Collection B Note, all principal payments received and attributable to the Somerset Collection Senior Notes in accordance with the Somerset Collection Loan Documents;

     sixth, to the Somerset Collection Senior Notes, on a pro rata and pari passu basis, any prepayment premium attributable to the Somerset Collection Senior Notes in accordance with the Somerset Collection Loan Documents to the extent actually paid;

     seventh, to the Somerset Collection B Note, any prepayment premium attributable to the Somerset Collection B Note in accordance with the Somerset Collection Loan Documents, to the extent actually paid;

     eighth, to the Somerset Collection Senior Notes, on a pro rata and pari passu basis, any late payment charges and default interest due in respect of the Somerset Collection Senior Notes in accordance with the Somerset Collection Loan Documents (after application as provided in the LB-UBS 2004-C2 PSA;

     ninth, to the Somerset Collection B Note, any late payment charges and default interest due in respect of the Somerset Collection B Note in accordance with the Somerset Collection Loan Documents (after application as provided in the LB-UBS 2004-C2 PSA);

     tenth, to the Somerset Collection B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the Somerset Collection Controlling Party with respect to the Somerset Collection Whole Loan pursuant to the Somerset Collection Co-Lender Agreement or the LB-UBS 2004-C2 PSA; and

     eleventh, pro rata to the Somerset Collection Senior Notes (on a pro rata and pari passu basis) and to the Somerset Collection B Note, any remaining amount allocated for such remaining purposes as are provided in the Somerset Collection Co-Lender Agreement.

     Notwithstanding the foregoing, if the Somerset Collection Controlling Party has previously made a cure payment in respect of an event of default with respect to the Somerset Collection Senior Notes, then the Somerset Collection Controlling Party will be entitled to reimbursement for that cure payment from collections on the Somerset Collection Whole Loan, after all amounts which are payable at such time in accordance with clauses first through tenth of the prior paragraph (and prior to any amounts which are payable at such time in accordance with clause eleventh of the prior paragraph) have been paid; provided that payments are not required to be applied as described in the next paragraph.

     Pursuant to the Somerset Collection Co-Lender Agreement, upon the occurrence and continuance of: (a) a monetary event of default with respect to the Somerset Collection Senior Notes for which the Somerset Collection Controlling Party has not exercised its cure rights and made a cure payment during the applicable cure period or (b) a non-monetary event of default with respect to the Somerset Collection Senior Notes at a time when the Somerset Collection Senior Notes are being specially serviced, then collections on the Somerset Collection Whole Loan will be allocated generally in the following manner:

     first, to the Somerset Collection Senior Notes, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid or advanced by the LB-UBS 2004-C2 Trustee or the Trustee or their respective predecessors in interest, as applicable, with respect to each of the Somerset Collection Senior Notes and the Somerset Collection B Note in accordance with the terms of the Somerset Collection Co-Lender Agreement or the LB-UBS 2004-C2 PSA;

     second, to the Somerset Collection Senior Notes, on a pro rata and pari passu basis, in an amount equal to accrued and unpaid interest through the end of the most recently-ended interest accrual period (as set forth in the Somerset Collection Loan Documents) on the principal balance thereof, net of related master servicing fees until all such interest is paid in full;

     third, to the Somerset Collection Senior Notes, on a pro rata and pari passu basis, in an amount equal to the principal balance of the Somerset Collection Senior Notes, until such principal balance has been reduced to zero;

     fourth, to the Somerset Collection B Note in an amount equal to accrued and unpaid interest through the end of the then most recently-ended interest accrual period (as set forth in the Somerset Collection Loan Documents) on the principal balance thereof at the applicable interest rate, net of related master servicing fees;

     fifth, to the Somerset Collection B Note, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     sixth; to the Somerset Collection Senior Notes, on a pro rata and pari passu basis, any prepayment premium attributable to the Somerset Collection Loans in accordance with the Somerset Collection Loan Documents to the extent actually paid;

     seventh, to the Somerset Collection B Note, any prepayment premium attributable to the Somerset Collection B Note in accordance with the Somerset Collection Loan Documents to the extent actually paid;

     eighth, to the Somerset Collection Senior Notes, on a pro rata and pari passu basis, any late payment charges and default interest due in respect of the Somerset Collection Senior Notes in accordance with the Somerset Collection Loan Documents (after application as provided in the LB-UBS 2004-C2 PSA;

     ninth, to the Somerset Collection B Note, any late payment charges and default interest due in respect of the Somerset Collection B Note in accordance with the Somerset Collection Loan Documents (after application as provided in the LB-UBS 2004-C2 PSA) until all such amounts are paid;

     tenth, to the Somerset Collection Senior Notes, on a pro rata and pari passu basis, any other amounts paid by the Somerset Collection borrower and due in respect of the Somerset Collection Senior Notes;

     eleventh, to the Somerset Collection B Note, any other amounts paid by the Somerset Collection borrower and due in respect of the Somerset Collection B Note;

     twelfth, to the Somerset Collection B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the Somerset Collection Controlling Party with respect to the Somerset Collection Whole Loan pursuant to the Somerset Collection Co-Lender Agreement or the LB-UBS 2004-C2 PSA; and
     thirteenth, to the Somerset Collection Senior Notes, on a pro rata and pari passu basis and to the Somerset Collection B Note, any remaining amount allocated for such remaining purposes as are provided in the Somerset Collection Co-Lender Agreement.

     Purchase Option. If and for so long as the mortgage loans comprising the Somerset Collection Whole Loan remain specially serviced mortgage loans, and, upon the earlier to occur of (a) any monthly payment with respect to such mortgage loans is at least 60 days delinquent and (b) immediately prior to the Somerset Collection B Noteholder losing its rights as the Somerset Collection Controlling Party with respect to the Somerset Collection Whole Loan (provided that a default has occurred and is continuing or is reasonably foreseeable), then the Somerset Collection B Noteholder has the right and option to purchase or have its designee purchase on its behalf the Somerset Collection Loan and the Somerset Collection Pari Passu Companion Loan (the "Somerset Collection Purchase Option"), provided that the Somerset Collection B Noteholder must purchase both Somerset Collection Senior Notes.

     The Somerset Collection Controlling Party will be required to pay a price for the Somerset Collection Senior Notes generally equal to the unpaid principal balance of the Somerset Collection Senior Notes, plus accrued unpaid interest at the related net mortgage interest rate, plus any servicing compensation, unreimbursed advances and interest on all those advances, as set forth in the Somerset Collection Co-Lender Agreement (the "Somerset Collection Option Price").

     The Somerset Collection Purchase Option does not extend to REO Property and terminates upon the foreclosure of the Somerset Collection Mortgaged Property or the acceptance of a deed in lieu of foreclosure with respect to the Mortgaged Property.

     Cure Rights and Limitations on Cure Rights. In the event that a default on the Somerset Collection Whole Loan exists that is either monetary in nature or is otherwise susceptible of cure by the payment of money, then the Somerset Collection Controlling Party has the right and option, but not the obligation, to cure that default within 10 business days (the "Somerset Collection Cure Period") after the later of (a) receipt by the Somerset Collection Controlling Party of notice of the event of default or (b) the expiration of the applicable grace period for the event of default; provided that, with respect to the Somerset Collection Whole Loan, there will be no more than (i) seven cure events over the life of the Somerset Collection Whole Loan, (ii) three consecutive cure events for the Somerset Collection Whole Loan and (iii) four cure events, whether consecutive or not, in any 12-month period. If the Somerset Collection Controlling Party cures one of the two Somerset Collection Senior Notes, then such holder must also cure the other Somerset Collection Senior Note.

THE REPUBLIC PLAZA WHOLE LOAN

     The Loans. One mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement) (the "Republic Plaza Loan"), representing approximately 10.3% of the Initial Pool Balance (approximately 14.1% of the Initial Loan Group 1 Balance), is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the Mortgaged Property (the "Republic Plaza Mortgaged Property"). The Republic Plaza Loan includes two components, a senior pooled component (the "Republic Plaza Pooled Component"), which has a principal balance of $107,000,000 as of the cut-off date and a junior non-pooled component (the "Republic Plaza Non-Pooled Component"), which has a principal balance of $28,000,000 as of the cut-off date. Both the Republic Plaza Pooled Component and the Republic Plaza Non-Pooled Component are included in the trust. The Republic Plaza Pooled Component is senior to the Republic Plaza Non-Pooled Component. The remaining mortgage loan evidenced by the B Note is referred to in this prospectus supplement as the "Republic Plaza B Note". The Republic Plaza B Note, which has a principal balance of $35,000,000 as of the cut-off date, is subordinate to the Republic Plaza Loan. The Republic Plaza B Note is not included in the trust. The Republic Plaza Pooled Component, the Republic Plaza Non-Pooled Component and the Republic Plaza B Note are collectively referred to in this prospectus supplement as the "Republic Plaza Whole Loan".

     The initial holder of the Republic Plaza Loan (the "Republic Plaza Noteholder") and the initial holder of the Republic Plaza B Note (the "Republic Plaza B Noteholder") have entered into an intercreditor agreement that sets forth the respective rights of the Republic Plaza Noteholder and the Republic Plaza B Noteholder (the "Republic Plaza Intercreditor Agreement"). Pursuant to the terms of the Republic Plaza Intercreditor Agreement, the Republic Plaza Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standards. The Republic Plaza Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Republic Plaza Whole Loan will be allocated first, to the holder of the Republic Plaza B Note and thereafter, to the Republic Plaza Loan.

     As described under "Servicing of the Mortgage Loans--The Directing Certificateholder and the Republic Plaza Operating Advisor" in this prospectus supplement, prior to a Republic Plaza Control Appraisal Event, the holder of the Republic Plaza B Note will have the right to appoint a representative (the "Republic Plaza Operating Advisor") who may consult with and advise the Special Servicer with respect to the Republic Plaza Whole Loan; following the occurrence and during the continuance of a Republic Plaza Control Appraisal Event with respect to the Republic Plaza B Note, the most subordinate Class of the Class RP certificates (the "Republic Plaza Controlling Holder") outstanding for which a Republic Plaza Control Appraisal Event has not occurred will be entitled to appoint the Republic Plaza Operating Advisor. Upon the occurrence of a Republic Plaza Control Appraisal Event with respect to the Class RP-1 certificate, no holder of a Class RP certificate will be permitted to exercise any of the rights of the Republic Plaza Operating Advisor to advise the Special Servicer through the Republic Plaza Operating Advisor. A "Republic Plaza Control Appraisal Event" will exist (a) with respect to the Republic Plaza B
Note if, and for so long as, the initial principal balance of the Republic Plaza B Note (minus (i) the sum of any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Republic Plaza B Note, (ii) any Appraisal Reduction for the Republic Plaza B Note and (iii) realized losses with respect to the Republic Plaza B
Note) is less than 25% of its initial principal balance (minus the sum of any principal payments whether as scheduled amortization, principal prepayments or otherwise received on, the Republic Plaza B Note after the cut-off date) and
(b) with respect to any Class RP certificates if and for so long as either (i) the initial Certificate Balance of such Class minus principal payments, all Appraisal Reductions and Collateral Support Deficits allocated to such Class as of the date of determination is less than 25% of the initial Certificate Balance of such Class; or (ii) the outstanding Certificate Balance of such Class, after giving effect to all principal distributions, Appraisal Reductions and Collateral Support Deficits allocated to such Class as of the date of determination has been reduced to zero. After the occurrence of a Republic Plaza Control Appraisal Event with respect to the Class RP-1 certificates, there will be no Republic Plaza Operating Advisor.

     Servicing. The Republic Plaza Intercreditor Agreement generally provides that the Republic Plaza Whole Loan will be serviced by the Master Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement.

     Distributions. Under the terms of the Republic Plaza Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the Republic Plaza Whole Loan (or, if such a default has occurred, but the Republic Plaza B Noteholder or Republic Plaza Controlling Holder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Republic Plaza Whole Loan will generally be paid in the following manner:

     first, the holder of the Republic Plaza Loan will receive accrued and unpaid interest on its outstanding principal at its interest rate;

     second, scheduled principal payments on the Republic Plaza Loan will be paid to the holder of the Republic Plaza Loan;

     third, the holder of the Republic Plaza B Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     fourth, scheduled principal payments will be paid to the Republic Plaza B Note;

     fifth, a pro rata portion of any unscheduled principal payments will be paid to the Republic Plaza Loan and Republic Plaza B Note, based on the respective principal balances of each loan, first to the Republic Plaza Loan and then to the Republic Plaza B Note;

     sixth, any default interest (in excess of the interest paid in accordance with clauses first and third above) will be paid to each of the holders of the Republic Plaza Loan and the Republic Plaza B Note, in accordance with the respective principal balance of each loan, first to the holder of the Republic Plaza Loan and then to the holder of the Republic Plaza B Note; and

     seventh, any Yield Maintenance Charge that is allocable to the Republic Plaza Loan on the one hand, and the Republic Plaza B Note on the other hand, to the extent actually paid by the borrower, will be paid first to the trust and the holder of the Republic Plaza Loan, and then to the holder of the Republic Plaza B Note, respectively;

     eighth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through seventh above, such amount will be paid to each of the holders of the Republic Plaza Loan and the Republic Plaza B Note pro rata in accordance with the respective initial principal balance of each loan, first to the holder of the Republic Plaza Loan and then to the holder of the Republic Plaza B Note.

     Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Republic Plaza Whole Loan (unless the holder of the Republic Plaza B Note or the Republic Plaza Controlling Holder has cured the default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, Liquidation Proceeds and other collections with respect to the Republic Plaza Whole Loan will generally be applied in the following manner:

     first, the holder of the Republic Plaza Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     second, the holder of the Republic Plaza Loan will receive an amount up to its principal balance until all principal has been paid in full;

     third, the holder of the Republic Plaza B Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     fourth, the holder of the Republic Plaza B Note will receive an amount up to its principal balance, until all principal has been paid in full;

     fifth, any default interest in excess of the interest paid in accordance with clauses first and third above, will be paid first to the holder of the Republic Plaza Loan, and then to the holder of the Republic Plaza B Note, based on the total amount of default interest then owing to each such party;

     sixth, any Yield Maintenance Charge that is allocable to the Republic Plaza Loan on the one hand, and the Republic Plaza B Note on the other hand, to the extent actually paid by the borrower, will be paid first to the holder of the Republic Plaza Loan, and then to the holder of the Republic Plaza B Note, respectively; and

     seventh, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through sixth, such amount will generally be paid, pro rata, first to the holder of the Republic Plaza Loan on the one hand, and then to the holder of the Republic Plaza B Note on the other hand, in accordance with the respective initial principal balances of each loan.

     Cure Rights. In the event that there is a monetary or non-monetary event of default under the Republic Plaza Whole Loan, the holder of the B Note is entitled to cure those defaults provided that no more than a specified number of consecutive cures of monetary defaults will be permitted. After the occurrence and during the continuance of a Republic Plaza Control Appraisal Event with respect to the Republic Plaza B Note, the Republic Plaza Controlling Holder will be entitled to exercise this right to cure defaults.

     Purchase Option. In the event that the Republic Plaza Loan is in default, the Republic Plaza B Noteholder will have an option (the "Republic Plaza Purchase Option") to purchase the Republic Plaza Loan from the trust fund at a price (the "Republic Plaza Loan Option Price") generally equal to the unpaid principal balance of the Republic Plaza Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees allocable to the Republic Plaza Loan whether paid or unpaid and any other expenses relating to the Republic Plaza Loan. If the Republic Plaza B Noteholder fails to exercise this option within the time period set forth in the Pooling and Servicing Agreement, the Republic Plaza Controlling Holder is entitled to exercise this purchase right as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

TOP TEN MORTGAGE LOANS OR GROUP OF CROSS COLLATERALIZED MORTGAGE LOANS

     The following tables describe the ten largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date Balance:

                                     CUT-OFF      % OF INITIAL                                    CUT-OFF
                           LOAN        DATE           POOL           LOAN            UW             LTV          PROPERTY
        LOAN NAME         GROUP      BALANCE         BALANCE       PER UNIT         DSCR           RATIO           TYPE
------------------------ ------- --------------- -------------- ------------- --------------- --------------- -------------
Somerset Collection..... 1        $125,500,000         12.1%       $   333(1)        2.63x(1)        48.3%(1)       Retail
Republic Plaza ......... 1         107,000,000         10.3        $    83            2.81x          41.5%           Office
Hometown America                                                                                               Manufactured
 Portfolio VII ......... 2          99,381,552          9.6        $25,515            1.42x          73.3%          Housing
Robert Duncan
 Plaza ................. 1          41,500,000          4.0        $   125            1.64x          59.5%           Office
Shoppes at English
 Village ............... 1          27,269,383          2.6        $   262            1.40x          79.7%           Retail
Eastlake Village
 Marketplace ........... 1          22,891,395          2.2        $   297            1.65x          68.1%           Retail
Gateway Chula
 Vista ................. 1          18,980,350          1.8        $   189            1.40x          71.6%           Office
Employers
 Reinsurance
 Corporation II ........ 1          17,950,000          1.7        $   108            1.26x          67.7%           Office
Amerige Heights
 Town Center ........... 1          16,500,000          1.6        $   171            2.61x          60.0%           Retail
SlideII Center.......... 1          14,582,942          1.4        $   105            1.54x          75.4%           Retail
                                  ------------         ----                       ---------         -------
                                  $491,555,622         47.5%                          2.10x          58.3%
                                  ============         ====

----------
(1) Calculated based upon the aggregate principal balance of the Somerset Collection Loan and the Somerset Collection Pari Passu Companion Loan as of the cut-off date.

     For more information regarding the top ten mortgage loans and/or loan concentrations and related mortgaged properties, see Annex A-3 to this prospectus supplement.

ARD LOANS

     3 mortgage loans (the "ARD Loans"), representing approximately 6.2% of the Initial Pool Balance (3 mortgage loans in Loan Group 1, representing approximately 8.4% of the Initial Loan Group 1 Balance), provide that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the Anticipated Repayment Date) (the "Revised Rate") rather than the stated

Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for each ARD Loan is generally 10 years after the closing of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the greater of the Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus at least 2% per annum. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class NR certificates.

     Additionally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to directly deposit rents or other revenues from the related Mortgaged Property. In certain instances, the lockbox structure does not come into effect (i.e., spring) until prior to, or upon the Anticipated Repayment Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their Anticipated Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

                             OVERVIEW OF DUE DATES

                                     AGGREGATE                      % OF        % OF
                                     PRINCIPAL          % OF      INITIAL      INITIAL
                    NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                    MORTGAGED         MORTGAGE          POOL      GROUP 1      GROUP 2
    DUE DATE       PROPERTIES          LOANS          BALANCE     BALANCE      BALANCE
---------------   ------------   -----------------   ---------   ---------   ----------
1st ...........         92       $  721,345,799         69.7%       66.3%        79.2%
6th ...........          2           10,576,900          1.0         0.5          2.5
8th ...........          1            2,996,578          0.3         0.4          0.0
11th ..........         36          300,050,103         29.0        32.8         18.4
                        --       --------------        -----       -----        -----
Total .........        131       $1,034,969,381        100.0%      100.0%       100.0%
                       ===       ==============        =====       =====        =====

   The mortgage loans have grace periods as set forth in the following table:

                           OVERVIEW OF GRACE PERIODS

                                       AGGREGATE                      % OF        % OF
                                       PRINCIPAL          % OF      INITIAL      INITIAL
                      NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                      MORTGAGED         MORTGAGE          POOL      GROUP 1      GROUP 2
   GRACE PERIOD      PROPERTIES          LOANS          BALANCE     BALANCE      BALANCE
-----------------   ------------   -----------------   ---------   ---------   ----------
0 days ..........         38       $  310,627,004         30.0%       33.3%        20.8%
3 days ..........          1            2,996,578          0.3         0.4          0.0
5 days ..........         55          278,200,828         26.9        25.0         32.1
7 days ..........         35          424,106,931         41.0        40.6         42.0
10 days .........          2           19,038,040          1.8         0.7          5.0
                          --       --------------        -----       -----        -----
Total ...........        131       $1,034,969,381        100.0%      100.0%       100.0%
                         ===       ==============        =====       =====        =====

     In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360 Basis"), as set forth in the following table:

                             INTEREST ACCRUAL BASIS

                                             AGGREGATE                      % OF         % OF
                                             PRINCIPAL          % OF      INITIAL      INITIAL
                            NUMBER OF        BALANCE OF       INITIAL       LOAN         LOAN
                            MORTGAGED         MORTGAGE          POOL      GROUP 1      GROUP 2
 INTEREST ACCRUAL BASIS       LOANS            LOANS          BALANCE     BALANCE      BALANCE
------------------------   -----------   -----------------   ---------   ---------   -----------
Actual/360 .............       129       $  995,577,986         96.2%       94.8%        100.0%
30/360 .................         2           39,391,395          3.8         5.2           0.0
                               ---       --------------        -----       -----         -----
Total ..................       131       $1,034,969,381        100.0%      100.0%        100.0%
                               ===       ==============        =====       =====         =====

   The mortgage loans have the amortization characteristics set forth in the following table:

                               AMORTIZATION TYPES

                                                     AGGREGATE                      % OF        % OF
                                                     PRINCIPAL          % OF      INITIAL      INITIAL
                                    NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                                    MORTGAGED         MORTGAGE          POOL      GROUP 1      GROUP 2
      TYPE OF AMORTIZATION            LOANS            LOANS          BALANCE     BALANCE      BALANCE
--------------------------------   -----------   -----------------   ---------   ---------   ----------
Balloon Loans
 Balloon .......................       108       $  525,624,526         50.8%       48.9%        56.0%
 Partial Interest Only .........         9          264,131,552         25.5        20.9         38.2
 Interest Only .................         3          155,800,000         15.1        18.7          5.0
                                       ---       --------------        -----       -----        -----
Subtotal .......................       120       $  945,556,078         91.4%       88.5%        99.2%
ARD Loans
 Partial Interest Only .........         2       $   59,450,000          5.7%        7.8%         0.0%
 ARD ...........................         1            4,628,660          0.4         0.6          0.0
                                       ---       --------------        -----       -----        -----
Subtotal .......................         3       $   64,078,660          6.2%        8.4%         0.0%
Fully Amortizing Loans .........         8           25,334,643          2.4         3.0          0.8
                                       ---       --------------        -----       -----        -----
Total ..........................       131       $1,034,969,381        100.0%      100.0%       100.0%
                                       ===       ==============        =====       =====        =====

     Prepayment Provisions. Except with respect to 1 mortgage loan, representing approximately 4.0% of the Initial Pool Balance (approximately 5.4% of the Initial Loan Group 1 Balance) which is prepayable with a yield maintenance charge, each mortgage loan prohibits any prepayments or Defeasance for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

                       OVERVIEW OF PREPAYMENT PROTECTION

                                                 AGGREGATE                      % OF         % OF
                                                 PRINCIPAL          % OF      INITIAL      INITIAL
                                NUMBER OF        BALANCE OF       INITIAL       LOAN         LOAN
                                MORTGAGED         MORTGAGE          POOL      GROUP 1      GROUP 2
    PREPAYMENT PROTECTION         LOANS            LOANS          BALANCE     BALANCE      BALANCE
----------------------------   -----------   -----------------   ---------   ---------   -----------
Lockout with defeasance.....       125       $  955,665,826         92.3%       89.6%        100.0%
Lockout period followed
 by yield maintenance ......         5           37,803,555          3.7         5.0           0.0
Yield maintenance ..........         1           41,500,000          4.0         5.5           0.0
                                   ---       --------------        -----       -----         -----
Total ......................       131       $1,034,969,381        100.0%      100.0%        100.0%
                                   ===       ==============        =====       =====         =====

     "Yield Maintenance Charge" will generally, subject to variations, be equal to either (or the greater) of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" generally means the rate, which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates ("Release H.15") under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the mortgage loan. In the event Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate. In the case of 2 mortgage loans identified as loan numbers 63 and 79 on Annex A-1 to this prospectus supplement, representing approximately 0.7% of the Initial Pool Balance (approximately 0.9% of the Initial Loan Group 1 Balance), the term "Discount Rate" means the yield on a U.S. Treasury selected by the lender two weeks prior to prepayment that has the most closely corresponding maturity date to the maturity date of the mortgage loan and has a coupon rate most closely corresponding to the interest rate on the mortgage loan.

     With respect to 1 mortgage loan identified as loan number 4 on Annex A-1 to this prospectus supplement, representing approximately 4.0% of the Initial Pool Balance (approximately 5.5% of the Initial Loan Group 1 Balance), "Yield Maintenance Charge" will be equal to:

       (1) an amount equal to the greater of (a) one percent of the principal amount prepaid; or (b) the amount obtained by subtracting (i) the sum of
    (A) the amount of principal being prepaid and (B) the amount of interest thereon accrued to the date of such prepayment, from (ii) the sum of the Current Values (as defined below) of the Amounts Payable. The "Current Value" of any Amount Payable means such amount discounted on a semi-annual basis to its present value on the date of determination at the Treasury Yield (defined below) per annum in accordance with the following formula:

                         Current Value = Amount Payable
                                         --------------
                                           (1 + d/2)(n)

where "d" is the Treasury Yield per annum expressed as a decimal and "n" is an exponent, which need not be an integer, equal to the number of semi-annual periods and portions thereof (any such portion of a period to be determined by dividing the number of days in such portion of such period by the total number of days in such period, both computed on the basis of a 30-day month and a 360-day year) between the date of such determination and the due date of the Amount Payable.

     The term "Treasury Yield" has the meaning set forth in the related mortgage loan documents. The term "Amount Payable" means each scheduled payment of principal and interest on the related mortgage note being prepaid that would otherwise have become due on and after the date of such determination if the related mortgage note was not being prepaid.

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges."

     The mortgage loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to and including the stated maturity date or Anticipated Repayment Date set forth in the following table:

                            PREPAYMENT OPEN PERIODS

                                             AGGREGATE                      % OF        % OF
                                             PRINCIPAL          % OF      INITIAL      INITIAL
                            NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                            MORTGAGED         MORTGAGE          POOL      GROUP 1      GROUP 2
 OPEN PERIOD (PAYMENTS)       LOANS            LOANS          BALANCE     BALANCE      BALANCE
------------------------   -----------   -----------------   ---------   ---------   ----------
2 ......................         6       $   36,614,702          3.5%        3.0%         5.0%
3 ......................        89          459,715,615         44.4        41.3         52.9
4 ......................        22          314,367,600         30.4        26.7         40.6
6 ......................         5           29,766,489          2.9         3.9          0.0
7 ......................         4          145,003,213         14.0        19.1          0.0
13 .....................         2           21,945,740          2.1         2.4          1.5
25 .....................         3           27,556,024          2.7         3.6          0.0
                                --       --------------        -----       -----        -----
Total ..................       131       $1,034,969,381        100.0%      100.0%       100.0%
                               ===       ==============        =====       =====        =====

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificates affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may
in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. The terms of 125 of the mortgage loans, representing approximately 92.3% of the Initial Pool Balance (78 mortgage loans in Loan Group 1, representing approximately 89.6% of the Initial Loan Group 1 Balance and 47 mortgage loans in Loan Group 2, representing 100.0% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period"), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance"). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

       (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments
    (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or the first date of the open period) including the balloon payment, or, in the case of each ARD Loan, a balloon payment that would be due assuming that the mortgage loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

       (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that either (or, in some cases, both) (1) prior to the release of a related Mortgaged Property, a specified percentage (generally between 110% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain debt service coverage ratio and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance; provided that with respect to 1 group of cross-collateralized mortgage loans, representing approximately 1.0% of the Initial Pool Balance (approximately 1.3% of the Initial Loan Group 1 Balance), the borrower has the right to terminate the cross-collateralization and cross default provisions applicable to the mortgage loans upon compliance with certain conditions (such as debt service coverage ratio and loan to value ratio tests and net worth tests of the related principal) in the event the borrower wanted to transfer the Mortgaged Property securing one of the mortgage loans to an unrelated third party.

     Any defeasance of the Somerset Collection Loan will also require the related borrower to simultaneously prepay the Somerset Collection B Note and pay the applicable prepayment premiums.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Partial Releases. Certain of the mortgage loans permit a partial release of an unimproved (which may have landscaping, parking or other non-income generating improvements) portion of the related Mortgaged Property upon the satisfaction of certain requirements other than pursuant to Defeasance.

     Certain of the mortgage loans that are secured by more than one Mortgaged Property may permit the substitution of one or more of the related Mortgaged Properties in accordance with the conditions set forth in the related mortgage loan documents.

     1 of the mortgage loans (identified as Loan No. 3 on Annex A-1 to this prospectus supplement) to be included in the trust, representing approximately 9.6% of the Initial Pool Balance (approximately 36.2% of the Initial Loan Group 2 Balance), permits the related borrower to obtain a release of one or more of the corresponding mortgaged real properties (the "Substituted Property") from the related mortgage liens by substituting another property of like kind and quality owned or acquired by the borrower (the "Substitute Property"), subject, in each case, to the fulfillment of, among other things, the following conditions:

     o if the mortgage loan is part of a securitization, receipt by the lender of confirmation from the applicable rating agencies that the substitution will not result in a downgrade, withdrawal or qualification of any of the then current ratings of the offered certificates;

     o the fair market value of the Substitute Property is not less than 100% of the fair market value of the Substituted Property as of the closing date;

     o after the substitution, the debt service coverage ratio for the remaining collateral for the twelve full calendar months immediately preceding such determination shall be equal to or greater than the greater of (a) the debt service coverage ratio for the twelve full calendar months immediately preceding the closing date for the collateral as of the closing date, which is equal to 1.05 to 1.00, and
          (b) the debt service coverage ratio for the twelve full calendar months immediately preceding the release of the individual property for the collateral; and

     o the net operating income and debt service coverage ratio (for the twelve month period immediately preceding the substitution) for the Substitute Property is greater than 100% of the net operating income and debt service coverage ratio (for the twelve month period immediately preceding the substitution) for the Substituted Property.

     1 of the mortgage loans, representing approximately 0.4% of the Initial Pool Balance (approximately 0.5% of the Initial Loan Group 1 Balance) permits the release of approximately 15 acres upon satisfaction of certain requirements, including certain debt coverage ratio requirements, physical occupancy requirements and the delivery of a re-plat and/or parcel map of the remaining property and released lot to be recorded with the appropriate county office.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit or, within a specified time period, require the tenants in common borrowers to transfer ownership to other tenants in common or into a special purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--Additional Debt" above.

     Two of the mortgage loans to be included in the trust fund, representing approximately 0.2% of the Initial Pool Balance (approximately 0.8% of the Initial Loan Group 2 Balance), which mortgage loans are secured in part by mortgage liens on a water treatment facility which services the apartment complexes comprising the balance of the mortgaged property securing each of these mortgage loans, permits the borrower to obtain the release of the water treatment facility upon sale to the City of Columbia, South Carolina provided that certain specified conditions, including the City's agreement to continue providing the water-related services previously obtained through the water treatment facility to the mortgaged properties, are satisfied.

     With respect to 1 mortgage loan (identified as Loan No. 23 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the Initial Pool Balance (approximately 1.2% of the Initial Loan Group 1 Balance) the related borrower has entered into a contract to sell the Mortgaged Property and has requested that the lender permit an assumption of the loan by a new borrowing entity. We cannot assure you that the sale will be completed or that the borrower will meet any assumption requirements in the related loan documents.

     The Master Servicer with respect to non-Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided however, that with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the Master Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and
(iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the Master Servicer, with respect to non-Specially Serviced Mortgage Loans and the Special Servicer, with respect to Specially Serviced Mortgaged Loans will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Master Servicer has made a recommendation and

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obtained the consent (or deemed consent) of the Special Servicer and (ii) the
Master Servicer or Special Servicer, as the case may be, has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the Stated Principal Balance of the mortgage loans or (2) has an LTV Ratio greater than 85% (including any proposed debt) or
(3) a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a principal balance over $20,000,000. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Master Servicer or Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 21 of the Mortgaged Properties, securing mortgage loans representing approximately 19.8% of the Initial Pool Balance (18 of the Mortgaged Properties, securing mortgage loans in Loan Group 1, representing approximately 25.4% of the Initial Loan Group 1 Balance and 3 of the Mortgaged Properties, securing mortgage loans in Loan Group 2, representing approximately 4.2% of the Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the States of California, Nevada and Tennessee. No Mortgaged Property has a probable maximum loss ("PML") in excess of 20%.

     In the case of 4 mortgaged properties, securing 4 mortgage loans representing approximately 1.4% of the Initial Pool Balance (approximately 1.5% of the Initial Loan Group 1 Balance and approximately 0.9% of the Initial Loan Group 2 Balance), the secured creditor

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environmental insurance policy was obtained after an environmental assessment was conducted, which revealed no environmental conditions.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to debt service coverage ratios and LTV Ratios assumes that the debt service coverage ratio and LTV Ratio with respect to each Mortgaged Property is the debt service coverage ratio or LTV Ratio of the mortgage loan in the aggregate.

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information do not include any B note or companion loan, or the Republic Plaza Non-Pooled Component. With respect to the Somerset Collection Loan and the Republic Plaza Loan, the loan amount used in this prospectus supplement for purposes of calculating the individual loan-to-value ratios and DSCR is the principal balance of the Somerset Collection Loan and the Somerset Collection Pari Passu Companion Loan and the Republic Plaza Loan (including the Republic Plaza Non-Pooled Component).

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage

Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. "Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" or "NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the cut-off date

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and the stated maturity dates or Anticipated Repayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement, in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."

     THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank, LaSalle Bank National Association, ABN AMRO Bank N.V., Chicago Branch, Nomura Credit & Capital, Inc. and Artesia Mortgage Capital Corporation. JPMorgan Chase Bank is an affiliate of the depositor and J.P. Morgan Securities Inc., one of the underwriters. LaSalle Bank National Association is also acting as the paying agent, certificate registrar and authenticating agent and is an affiliate of ABN AMRO Incorporated, one of the underwriters, and ABN AMRO Bank N.V., Chicago Branch, a Mortgage Loan Seller. Nomura Credit & Capital, Inc. is an affiliate of Nomura Securities International, Inc., one of the underwriters. ABN AMRO Bank is an affiliate of ABN AMRO Incorporated, one of the underwriters, and LaSalle Bank National Association, another Mortgage Loan Seller and the paying agent, certificate registrar and authenticating agent.

     JPMORGAN CHASE BANK

     JPMorgan Chase Bank is a wholly-owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of December 31, 2003, JPMorgan Chase Bank had total assets of $628.7 billion, total net loans of $181.1 billion, total deposits of $326.7 billion, and total stockholder's equity of $37.5 billion. As of December 31, 2002, JPMorgan Chase Bank had total assets of $622.4 billion, total net loans of $180.6 billion, total deposits of $300.6 billion, and total stockholder's equity of $35.5 billion.

     On January 14, 2004, J.P. Morgan Chase & Co. and Bank One Corporation announced that they have agreed to merge. The merger is subject to the approval of the shareholders of both

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institutions as well as U.S. federal and state and foreign regulatory authorities. Completion of this transaction is expected to occur in mid-2004. Information about J.P. Mortgage Chase & Co. is available on the internet at www.jpmorganchase.com. Information about Bank One Corporation is available on the internet at www.bankone.com. These websites and any information on these sites, or linked to these sites, are not incorporated by reference into this prospectus supplement.

     JPMorgan Chase Bank is an affiliate of JP Morgan Chase Commercial Mortgage Securities Corp., which is the depositor, and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

     LASALLE BANK NATIONAL ASSOCIATION

     LaSalle Bank National Association ("LaSalle") is a national banking association whose principal offices are located in Chicago, Illinois. LaSalle offers a variety of banking services to customers including commercial and retail banking trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of December 31, 2003, LaSalle had total assets of approximately $61 billion. LaSalle is also acting as the Paying Agent, the Authenticating Agent and the Certificate Registrar. LaSalle is an affiliate of ABN AMRO Bank N.V., Chicago Branch, which is one of the mortgage loan sellers, and of ABN AMRO Incorporated, which is acting as an Underwriter for this transaction.

     ABN AMRO BANK

     ABN AMRO Bank N.V., Chicago Branch is, among other things, engaged in the business of originating and securitizing U.S. commercial mortgage loans. ABN AMRO Bank, is a wholly-owned subsidiary of ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of December 31, 2003, ABN AMRO Bank had total assets of approximately $27.6 billion on a U.S. GAAP basis. ABN AMRO Bank is an affiliate of ABN AMRO Incorporated, one of the underwriters for this transaction, and LaSalle, which is acting as a Mortgage Loan Seller, the paying agent, the certificate registrar and the authenticating agent for this transaction.

     NOMURA CREDIT & CAPITAL, INC.

     Nomura Credit & Capital, Inc. is a Delaware corporation whose principal offices are located in New York, New York. Nomura Credit & Capital, Inc. is a subsidiary of Nomura Holding America Inc., and an indirect subsidiary of Nomura Holdings, Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $20 billion. Nomura Credit & Capital, Inc. is a HUD approved mortgagee primarily engaged in the business of originating and acquiring mortgage loans and other assets. An affiliate of Nomura Credit & Capital, Inc., Nomura Securities International, Inc., is acting as an Underwriter for this transaction.

     ARTESIA MORTGAGE CAPITAL CORPORATION

     Artesia Mortgage Capital Corporation is a Delaware corporation engaged in the business of originating and securitizing U.S. commercial mortgage loans. Its principal officers are located in the Seattle suburb of Issaquah, Washington. It is a wholly-owned subsidiary of Dexia Bank which is rated "AA+" by Fitch, "AA" by Standard & Poor's and "Aa2" by Moody's. Dexia Bank is part of Dexia Group, a diversified financial services firms located in Brussels, Belgium with a balance sheet showing assets of 350 billion EUR ($441 billion) and a stock market capitalization of approximately 16 billion EUR ($20 billion) as of December, 2003.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

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UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. 1 of the mortgage loans (identified as loan number 50 on Annex A -1 attached to this prospectus supplement) sold to the Depositor by LaSalle was originated by Capital Lease Funding, LLC. Capital Lease Funding, LLC underwrote this mortgage loan to LaSalle's underwriting standards and then sold the mortgage loan to LaSalle. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the mortgage loans in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the related Mortgage Loan Seller requires the borrower to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations

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and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     Certain of the Mortgage Loans may also have secured creditor or other environmental policies. See "--Certain Terms and Conditions of the Mortgage Loans--Hazard, Liability and Other Insurance" above.

     Physical Assessment Report. At origination, the related Mortgage Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

       (a) the mortgage loan is not delinquent in payment of principal and interest and has not been 30 or more days past due, without giving effect to any applicable notice and grace period;

       (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

       (c) the Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower's personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

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       (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

       (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy other than permitted encumbrances;

       (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

       (g) the Mortgaged Property is covered by a title insurance policy insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

       (h) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance;

       (i) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

       (j) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' and general equitable principles, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

       (k) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

       (l) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

       (m) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

       (n) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

       (o) the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

       (p) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable law, except to the extent any non-conformity is a legally non-conforming use or structure or except in respect of which law and ordinance insurance coverage has been obtained;

       (q) to the Mortgage Loan Seller's knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and
    (ii) no condemnation proceedings are pending;

       (r) as of the date of origination of the mortgage loan, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

       (s) all escrow amounts required to be deposited by the borrower at origination have been deposited; and

       (t) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the current use of the Mortgaged Property to generate net cash flow sufficient to enable the borrower to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice and its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage

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Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Master Servicer, the Special Servicer, the Trustee and the
Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. In no event shall the applicable Mortgage Loan Seller be permitted to substitute another mortgage loan for the Republic Plaza Loan. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under "--Repurchase or Substitution of Cross-Collateralized Mortgage Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan;
(d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the mortgaged property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related mortgage file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan;
(j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (a) through (p), except (z) the rates described in clause
(b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no

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individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans or any uncured document defect. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase only the affected mortgage loan in the manner described above in "--Representations and Warranties; Repurchases and Substitutions". The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, and (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75%. To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral but is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of

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the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgage Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the crossed-collateralization provisions of the loans.

LOCKBOX ACCOUNTS

     With respect to 44 mortgage loans (the "Lockbox Loans"), representing approximately 57.2% of the Initial Pool Balance (32 mortgage loans in Loan Group 1, representing approximately 62.2% of the Initial Loan Group 1 Balance and 12 mortgage loans in Loan Group 2, representing approximately 43.3% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the "Lockbox Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 5 Lockbox Loans, representing approximately 7.3% of the Initial Pool Balance (5 mortgage loans in Loan Group 1, representing approximately 10.0% of the Initial Loan Group 1 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 5 Lockbox Loans, representing approximately 26.1% of the Initial Pool Balance (5 mortgage loans in Loan Group 1, representing approximately 35.5% of the Initial Loan Group 1 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 6 Lockbox Loans, representing approximately 10.7% of the Initial Pool Balance (approximately 40.4% of the Initial Loan Group 2 Balance) the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 28 Lockbox Loans, representing approximately 13.0% of the Initial Pool Balance (22 mortgage loans in Loan Group 1, representing approximately 16.7% of the Initial Loan Group 1 Balance and 6 mortgage loans in Loan Group 2, representing approximately 2.9% of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or (iii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of any REMIC.

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                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee (the "Pooling and Servicing Agreement" ) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans (including the non-pooled component of the Republic Plaza Loan) and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO Property but, in the case of any loan with a split loan structure, only to the extent of the trust fund's interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain on Sale Reserve Account, the Republic Plaza Distribution Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Certificates") will consist of the following 26 classes (each, a "Class"): the Class A-1, Class A-2, Class A-3 and Class A-1A certificates (collectively, the "Class A Certificates"), the Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class RP-1, Class RP-2, Class RP-3, Class RP-4, Class RP-5, Class R and Class LR certificates. The Class A Certificates and the Class X certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class B, Class C, Class D and Class E certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates." The Class R and Class LR certificates are referred to collectively in this prospectus supplement as the "Residual Certificates." The Class RP-1, Class RP-2, Class RP-3, Class RP-4 and Class RP-5 certificates are referred to collectively in this prospectus supplement as the "Class RP Certificates." The Class RP Certificates will be entitled to receive distributions only from collections on the Republic Plaza Non-Pooled Component in accordance with the Pooling and Servicing Agreement.

     Only the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E certificates are offered hereby (collectively, the "Offered Certificates"). The Class A-1A, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR certificates and the Class RP Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any class of Certificates (other than the Class X certificates and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each such class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that Distribution Date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on a notional amount (the "Notional Amount"). The Notional Amount of the Class X certificates will equal the aggregate of the Certificate Balances of each class of Certificates (other than the Class R and Class LR certificates and the Class RP Certificates) (the "Principal Balance Certificates") on the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, on the prior distribution date (after giving effect to the distribution of principal and the allocation of losses, if any, on that distribution date). The Notional Amount of the Class X Certificates is used solely for purposes of describing the amounts of interest payable on the Class X Certificates and does not represent an interest in principal payments on the mortgage loans. The initial Notional Amount of the Class X certificates will be approximately $1,034,969,381.

     The Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will have an aggregate initial Certificate Balance of approximately $343,014,381. The Class RP Certificates will have an aggregate initial Certificate Balance of approximately $28,000,000.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank, as operator of the Euroclear System ("Euroclear"), participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association, one of the Mortgage Loan Sellers, will serve as paying agent (in that capacity, the "Paying Agent"). LaSalle Bank National Association is also an affiliate of one of the underwriters and another Mortgage Loan Seller. In addition, LaSalle Bank National Association will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). The Paying Agent's address is 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Asset-Backed Securities Trust Services Group, JPMorgan 2004-C2, and its telephone number is (312) 904-9387. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the "Paying Agent Fee"). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Paying Agent Fee Rate"), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under "--The

Trustee" below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith. The Pooling and Servicing Agreement will also provide for the indemnification of the Paying Agent from the trust fund for comparable losses, liabilities and expenses to those subject to indemnification for the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special Servicer, the Paying Agent or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of

Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amount, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in June 2004 (each, a "Distribution Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, Insurance and Condemnation Proceeds and Liquidation Proceeds will be limited, in the case of any loan in a split loan structure, to the portion of such amounts that are payable to the holder of the mortgage loan pursuant to the related intercreditor agreement.

     The Paying Agent is required to establish and maintain accounts (the "Upper-Tier Distribution Account," the "Lower-Tier Distribution Account" and the "Republic Plaza Distribution Account," each of which may be sub-accounts of a single account (collectively, the "Distribution Account")), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master

Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     With respect to the Republic Plaza Loan, the Paying Agent is required to establish and maintain the Republic Plaza Distribution Account, which may be a sub-account of the Distribution Account. Promptly upon receipt from the Master Servicer of any payment or other receipt with respect to the Republic Plaza Whole Loan, the Paying Agent will deposit the same into the Republic Plaza Distribution Account. See "--Class RP Certificates and the Republic Plaza Loan" below.

     The Paying Agent is required to establish and maintain an "Interest Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans (including the Republic Plaza Non-Pooled Component) that accrue interest on an Actual/360 Basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance Date occurring each March, the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Paying Agent is required to establish and maintain an "Excess Interest Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class NR Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the "Gain on Sale Reserve Account"), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Republic Plaza Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders (other than the holders of the Class RP Certificates) on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (not including any amounts allocable to the Republic Plaza Non-Pooled Component as described below under "--Class RP Certificates and the Republic Plaza Loan") (without duplication):

          (x) the total amount of all cash received on the mortgage loans and any REO Properties that are on deposit in the Lower-Tier Distribution Account and, without duplication, the REO Account, as of the related Master Servicer Remittance Date, exclusive of (without duplication):

               (1) all scheduled payments of principal and/or interest (the "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

               (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, the related due date);

               (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

               (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

               (5) Excess Interest;

               (6) all Yield Maintenance Charges;

               (7) all amounts deposited in the Certificate Account in error;
          and

               (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

          (y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders and not including any P&I Advance made on the Republic Plaza Non-Pooled Component). See "Description of the Pooling Agreements--Certificate Account" in the prospectus; and

          (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts (not including any Withheld Amounts made with respect to the Republic Plaza Non-Pooled Component) required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

     Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Class RP Certificates and the Republic Plaza Loan. The aggregate amount available for distribution on each Distribution Date from the Republic Plaza Loan (the "Republic Plaza Available Funds" ) will, in general, be equal to all amounts received or advanced on the Republic Plaza Loan that are on deposit in the Republic Plaza Distribution Account as of the related Master Servicer Remittance Date, exclusive of (without duplication):

          (1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period with respect to the Republic Plaza Loan;

          (2) all principal prepayments, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary principal prepayments, if the related due date occurs after the Determination Date, the related due date) with respect to the Republic Plaza Loan;

          (3) all amounts that are due or reimbursable to any person other than the Certificateholders with respect to the Republic Plaza Loan;

          (4) with respect to the Republic Plaza Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Republic Plaza Distribution Account;

          (5) all amounts deposited in the Republic Plaza Distribution Account in error;

          (6) any accrued interest on the Republic Plaza Loan allocable to the default interest rate for the Republic Plaza Loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the Republic Plaza Loan; and

          (7) Yield Maintenance Charges on the Republic Plaza Loan.

     With respect to the Republic Plaza Loan, so long as no monetary or material non-monetary event of default under the Republic Plaza Loan has occurred and is continuing and there are no outstanding unreimbursed Advances with respect to the Republic Plaza Loan, the Republic Plaza Available Funds will be distributed in the following order of priority (with respect to the Republic Plaza Loan, the "Republic Plaza Non-Default Distribution Priority"):

          (i) to the Paying Agent for the benefit of the Certificates (other than the Class RP Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all accrued and unpaid interest in respect of the Republic Plaza Pooled Component through the end of the related Interest Accrual Period, less, any Net Aggregate Prepayment Interest Shortfalls related to the Republic Plaza Pooled Component that are not otherwise allocated to the Class RP Certificates (as described below);

          (ii) to the Paying Agent for the benefit of the Certificates (other than the Class RP Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the product of (x) the Republic Plaza Principal Distribution Amount for such Distribution Date and (y) the related Pooled Percentage (as defined below) for such Distribution Date;

          (iii) to the Paying Agent for the benefit of the Certificates (other than the Class RP Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, to reimburse such Certificates for all related Republic Plaza Collateral Support Deficits, if any, previously allocated to the related Republic Plaza Pooled Component and for which no reimbursement has previously been received;

          (iv) to make distributions of interest to the holders of the Class RP Certificates, up to an amount equal to all accrued and unpaid interest in respect of the Republic Plaza Non-Pooled Component through the end of the related Interest Accrual Period less, any Net Aggregate Prepayment Interest Shortfalls related to the Republic Plaza Non-Pooled Component that are allocated to the Class RP Certificates (as described below);

          (v) to the holders of the Class RP Certificates, up to an amount equal to the product of (x) the Republic Plaza Principal Distribution Amount for such Distribution Date and (y) the related Non-Pooled Percentage (as defined below) for such Distribution Date; and

          (vi) to the holders of the Class RP Certificates, to reimburse for all related Republic Plaza Collateral Support Deficits, if any, previously allocated to those Classes of Class RP Certificates and for which no reimbursement has been previously received.

     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be allocable to the Republic Plaza Pooled Component and will be included as part of the Available Distribution Amount for the related Distribution Date, and will be applied as described below to make distributions on the Certificates (other than the Class RP Certificates).

     With respect to the Republic Plaza Loan, if a monetary or material non-monetary event of default under the Republic Plaza Loan has occurred and is continuing (and the holder of the Republic Plaza B Note or the Republic Plaza Controlling Holder has not cured the default) or if there are outstanding unreimbursed Advances, the Republic Plaza Available Funds will be distributed in the following order of priority (with respect to the Republic Plaza Loan, the "Republic Plaza Default Distribution Priority"):

          (i) to the Paying Agent for the benefit of the Certificates (other than the Class RP Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all accrued and unpaid interest in respect of the Republic Plaza Pooled Component through the end of the related Interest Accrual Period, less, any Net Aggregate Prepayment Interest Shortfalls related to the Republic Plaza Pooled Component that are not otherwise allocated to the Class RP Certificates (as described below);

          (ii) to the Paying Agent for the benefit of the Certificates (other than the Class RP Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, until the principal balance of the Republic Plaza Pooled Component is reduced to zero;

          (iii) to the Paying Agent for the benefit of the Certificates (other than the Class RP Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, to reimburse such Certificates for all related Republic Plaza Collateral Support Deficits, if any, previously allocated to the related Republic Plaza Pooled Component and for which no reimbursement has previously been received;

          (iv) to make distributions of interest to the holders of the Class RP Certificates, up to an amount equal to all accrued and unpaid interest in respect of the Republic Plaza Non-Pooled Component through the end of the related Interest Accrual Period, less any Net Aggregate Prepayment Interest Shortfalls that are allocated to Class RP Certificates (as described below);

          (v) after the principal balance of the Republic Plaza Pooled Component has been reduced to zero, to make distributions of principal to the holders of the Class RP Certificates until the principal balance of the Republic Plaza Non-Pooled Component is reduced to zero; and

          (vi) to the holders of the Class RP Certificates, to reimburse for all related Republic Plaza Collateral Support Deficits, if any, previously allocated to those Classes of Class RP Certificates and for which no reimbursement has been previously received.

     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be allocable to the Republic Plaza Pooled Component and will be included as part of the Available Distribution Amount for the related Distribution Date, and will be applied as described below to make distributions on the Certificates (other than the Class RP Certificates).

     Any Net Aggregate Prepayment Interest Shortfalls with respect to the Republic Plaza Loan will be allocated to reduce the amount of interest distributable, first to the Republic Plaza Non-Pooled Component (and as a result, to the Class RP Certificates) and then to the Republic Plaza Pooled Component and as a result to the other Classes of Certificates as described in this prospectus supplement.

     "Non-Pooled Percentage" means with respect to the Republic Plaza Loan, for any Distribution Date, a fraction expressed as a percentage, the numerator of which is the principal balance of the Republic Plaza Non-Pooled Component and the denominator of which is the principal balance of the Republic Plaza Loan.

     "Pooled Percentage" means with respect to the Republic Plaza Loan, for any Distribution Date, a fraction expressed as a percentage, the numerator of which is the principal balance of the Republic Plaza Pooled Component and the denominator of which is the principal balance of the Republic Plaza Loan.

     For purposes of calculating the allocation of collections on the Republic Plaza Loan between the Republic Plaza Pooled Component, on the one hand, and the Republic Plaza Non-Pooled Component on the other hand, the Republic Plaza Pooled Component will be deemed to have an initial principal balance (the "Pooled Balance" ) and the Republic Plaza Non-Pooled Component will be deemed to have an initial principal balance (the "Non-Pooled Balance" ) equal to the related amounts described under "Description of the Mortgage Pool--The Republic Plaza Whole Loan" in this prospectus supplement.

     With respect to the Republic Plaza Loan, the Republic Plaza Pooled Component will accrue interest during each Interest Accrual Period on the amount of the Pooled Balance outstanding immediately prior to the related Distribution Date at a per annum rate equal to 4.254300%. The Republic Plaza Non-Pooled Component will accrue interest during each Interest Accrual Period on the amount of the Non-Pooled Balance outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately 5.623586%. The Pooled Balance will be reduced on each Distribution Date by all distributions of principal made in respect of the Republic Plaza Pooled Component on such Distribution Date pursuant to either clause (ii) of the Republic Plaza Non-Default Distribution Priority or clause (ii) of the Republic Plaza Default Distribution Priority, as applicable, and any Republic Plaza Collateral Support Deficits allocated to the Republic Plaza Pooled Component on such Distribution Date. The Non-Pooled Balance will be reduced on each Distribution Date by all distributions of principal made to the Class RP Certificates (in respect of the Republic Plaza Non-Pooled Component) on such Distribution Date pursuant to either clause (v) of the Republic Plaza Non-Default Distribution Priority or clause (v) of the Republic Plaza Default Distribution Priority, as applicable, and any related Republic Plaza Collateral Support Deficits allocated to the Class RP Certificates on such Distribution Date.

     In the event the Republic Plaza Loan is in default, the Republic Plaza B Noteholder or the Republic Plaza Controlling Holder will have an option to purchase the Republic Plaza Loan (both the related Republic Plaza Pooled Component and the related Republic Plaza Loan Non-Pooled Component) from the trust fund at a price generally equal to the unpaid principal balance of the Republic Plaza Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees allocable to the Republic Plaza Loan whether paid or unpaid. If the Republic Plaza B Noteholder or the Republic Plaza Controlling Holder fails to exercise this option within the time period set forth in the Pooling and Servicing Agreement, certain other parties may have the right to exercise the Republic Plaza Loan Purchase Option as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

     Unless and until the Purchase Option or the Republic Plaza Loan Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option or the Republic Plaza Loan Purchase Option.

     The Republic Plaza B Noteholder or the Republic Plaza Controlling Holder will also have the option to cure a default by the borrower under the Republic Plaza Loan. See "Description of the Mortgage Pool--The Republic Plaza Whole Loan" in the prospectus supplement.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     first, to pay interest, concurrently, (i) on the Class A-1, Class A-2 and Class A-3 certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the Class A-1A certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X certificates, from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for that Class; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class of Certificates for such Distribution Date;

     second, to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, in reduction of the Certificate Balances thereof: (i)(A) to the Class A-1 certificates, in an amount equal to the Group 1 Principal Distribution Amount and, after the Class A-1A certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A certificates have been made on such Distribution Date, until the Class A-1 certificates are reduced to zero, (B) to the Class A-2 certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 certificates) and, after the Class A-1A certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 certificates have been made on such Distribution Date, until the Class A-2 certificates are reduced to zero and (C) to the Class A-3 certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 certificates) and, after the Class A-1A certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2 certificates have been made on such Distribution Date, until the Class A-3 certificates are reduced to zero, and (ii) to the Class A-1A certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Class A-3 certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2 and Class A-3 certificates have been made on such Distribution Date, until the Class A-1A certificates are reduced to zero;

     third, to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     fourth, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fifth, following reduction of the Certificate Balances of the Class A certificates to zero, to the Class B certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     sixth, to the Class B certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B certificates, but not previously reimbursed, have been reimbursed in full;

     seventh, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     eighth, following reduction of the Certificate Balances of the Class A and Class B certificates to zero, to the Class C certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class B certificates on that Distribution
Date), until the Certificate Balance of that Class is reduced to zero;

     ninth, to the Class C certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C certificates, but not previously reimbursed, have been reimbursed in full;

     tenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     eleventh, following reduction of the Certificate Balances of the Class A, Class B and Class C certificates to zero, to the Class D certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B and Class C certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twelfth, to the Class D certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D certificates, but not previously reimbursed, have been reimbursed in full;

     thirteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D certificates to zero, to the Class E certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C and Class D certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     fifteenth, to the Class E certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E certificates, but not previously reimbursed, have been reimbursed in full;

     sixteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E certificates to zero, to the Class F certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D and Class E certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     eighteenth, to the Class F certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F certificates, but not previously reimbursed, have been reimbursed in full;

     nineteenth, to the Class G certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     twentieth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F certificates to zero, to the Class G certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-first, to the Class G certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-second, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G certificates to zero, to the Class H certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-fourth, to the Class H certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-fifth, to the Class J certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates to zero, to the Class J certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-seventh, to the Class J certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-eighth, to the Class K certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-ninth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates to zero, to the Class K certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirtieth, to the Class K certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-first, to the Class L certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-second, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates to zero, to the Class L certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-third, to the Class L certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-fourth, to the Class M certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-fifth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates to zero, to the Class M certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-sixth, to the Class M certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-seventh, to the Class N certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-eighth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M certificates to zero, to the Class N certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-ninth, to the Class N certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N certificates, but not previously reimbursed, have been reimbursed in full;

     fortieth, to the Class P certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-first, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N certificates to zero, to the Class P certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     forty-second, to the Class P certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P certificates, but not previously reimbursed, have been reimbursed in full;

     forty-third, to the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-fourth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P certificates to zero, to the Class NR certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     forty-fifth, to the Class NR certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR certificates, but not previously reimbursed, have been reimbursed in full; and

     forty-sixth, to the Class R certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR certificates, the amount remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class A-2, Class A-3 and Class A-1A certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates (other than the Residual Certificates and the Class RP Certificates) for any Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 certificates is a per annum rate equal to 4.2780%.

     The Pass-Through Rate on the Class A-2 certificates is a per annum rate equal to the WAC Rate minus 0.1820% per annum.

     The Pass-Through Rate on the Class A-3 certificates is a per annum rate equal to the WAC Rate minus 0.0570% per annum.

     The Pass-Through Rate on the Class A-1A certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class B certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class C certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class D certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class E certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class F certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class G certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class H certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class J certificates is a per annum rate equal to 5.7650%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class K certificates is a per annum rate equal to 5.7650%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class L certificates is a per annum rate equal to 5.7650%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class M certificates is a per annum rate equal to 5.7650%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class N certificates is a per annum rate equal to 5.7650%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class P certificates is a per annum rate equal to 5.7650%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class NR certificates is a per annum rate equal to 5.7650%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate for the Class X certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Class RP and Residual Certificates) weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans (with respect to the Republic Plaza Loan, the Republic Plaza Pooled Component only) weighted on the basis of their respective Stated Principal Balances (with respect to the Republic Plaza Loan, the Stated Principal Balance of the Republic Plaza Pooled Component only) as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note (or in the case of the Republic Plaza Loan, the rates set forth in the Pooling and Servicing Agreement for the respective components) in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any Class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that Class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Interest Accrual Period" in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs and will be calculated assuming that each month has 30 days and each year has 360 days.

     The "Distributable Certificate Interest" in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X certificates) (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Residual Certificates, the Class RP Certificates and the Class X certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Residual Certificates, the Class RP Certificates, and the Class X certificates) for the related Distribution Date.

     With respect to the Republic Plaza Loan, Net Aggregate Prepayment Interest Shortfalls will be allocated first to the Republic Plaza Non-Pooled Component and then to the Republic Plaza Pooled Component. Any Net Aggregate Prepayment Interest Shortfall, to the extent not allocated to the Republic Plaza Non-Pooled Component, will be allocated to the Certificates (other than the Residual Certificates, the Class RP Certificates and the Class X certificates) as described above.

     Principal Distribution Amount. So long as both the Class A-3 and Class A-1A certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-3 or Class A-1A certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of "Group 1 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).


     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans on or prior to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date); and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction therein occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount and Republic Plaza Loan Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2 and Class A-3 certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

     The "Republic Plaza Loan Principal Distribution Amount" with respect to the Republic Plaza Loan, for any Distribution Date is an amount equal to the sum of (a) the related Republic Plaza Loan Principal Shortfall for that Distribution Date, (b) the portion of the Scheduled Principal Distribution Amount for such Distribution Date that relates to the Republic Plaza Loan and
(c) the portion of the Unscheduled Principal Distribution Amount for such Distribution Date that relates to the Republic Plaza Loan.

     The term "Republic Plaza Loan Principal Shortfall," with respect to each Republic Plaza Loan, for any Distribution Date means, the amount, if any, by which (a) the Republic Plaza Loan Principal Distribution Amount for any prior Distribution Date exceeded (b) the aggregate amount distributed in respect of principal in respect of the Republic Plaza Pooled Component and the Class RP Certificates on those Distribution Dates.

     For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan (in the case of the Republic Plaza Loan, the Stated Principal Balance of the Republic Plaza Pooled Component only) outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit or Republic Plaza Collateral Support Deficit, as applicable, to the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class NR certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans (excluding any Yield Maintenance Charges allocated to the Republic Plaza Non-Pooled Component) during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H certificates in the following manner: the holders of each Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H certificates will be entitled to receive, with respect to the related Loan Group, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates (excluding the Class RP Certificates) representing principal payments in respect of mortgage loans on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C,

Class D, Class E, Class F, Class G and Class H certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect with such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction shall equal zero.

     Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X certificates entirely.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

            CLASS DESIGNATION                   ASSUMED FINAL DISTRIBUTION DATE
----------------------------------------------  --------------------------------
Class A-1 ...................................   May 15, 2009
Class A-2 ...................................   January 15, 2014
Class A-3 ...................................   April 15, 2014
Class B .....................................   May 15, 2014
Class C .....................................   May 15, 2014
Class D .....................................   May 15, 2014
Class E .....................................   May 15, 2014

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be May 15, 2041, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class NR certificates will be subordinated to the rights of the holders of the Class P certificates,

     o the rights of the holders of the Class NR and Class P certificates will be subordinated to the rights of the holders of the Class N certificates,

     o the rights of the holders of the Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class M certificates,

     o the rights of the holders of the Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class L certificates,

     o the rights of the holders of the Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class K certificates,

     o the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class J certificates,

     o the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class H certificates,

     o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class G certificates,

     o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class F certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class E certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class D certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class C certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class B certificates,

     o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Senior Certificates; and

     o the rights of the holders each of the Class RP Certificates will be subordinated to the rights of the holders of the Offered Certificates and the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR and Class X certificates with respect to distributions and the allocation of losses on the Republic Plaza Loan only, to the extent described in this prospectus supplement.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior

Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B certificates, the holders of the Class C certificates, the holders of the Class D certificates and the holders of the Class E certificates of the full amount of interest payable in respect of that Class of certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B certificates, the holders of the Class C certificates, the holders of the Class D certificates and the holders of the Class E certificates of principal equal to the entire Certificate Balance of each of those Classes of Certificates.

     The protection afforded to the holders of the Class E certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D certificates by the subordination of the Class E certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C certificates by the subordination of the Class D and Class E certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B certificates by the subordination of the Class C, Class D and Class E certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, pro rata until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first to the Class A-1 certificates until their Certificate Balances have been reduced to zero, second to the Class A-2 certificates until their Certificate Balances have been reduced to zero, third to the Class A-3 certificates until their Certificate Balances have been reduced to zero, and then, if the Class A-1A certificates are still outstanding, to the Class A-1A certificates until their Certificate Balances have been reduced to zero and
(ii) with respect to Loan Group 2, to the Class A-1A certificates until their Certificate Balances have been reduced to zero and then, if any of the Class A-1, Class A-2, Class A-3 certificates are still outstanding, first to the Class A-1 certificates until their Certificate Balances have been reduced to zero, second to the Class A-2 certificates until their Certificate Balances have been reduced to zero, third to the Class A-3 certificates until their Certificate Balances have been reduced to zero. Allocation to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-1A certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2, Class A-3 and Class A-1A certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3 and Class A-1A certificates by the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B certificates, the Class C certificates, the Class D certificates and the Class E certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that Class of Certificates as to the relative amount of subordination afforded by the outstanding classes of

Certificates (other than the Class RP Certificates, Class X certificates and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans (or in the case of the Republic Plaza Loan, the Republic Plaza Pooled Component only after giving effect to any allocations of Republic Plaza Collateral Support Deficit on that Distribution Date) expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class RP Certificates) after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, and in each case in respect of and until the remaining Certificate Balance of that Class has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2, Class A-3 and Class A-1A certificates pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-1A certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of the Class in proportion to the Percentage Interests evidenced by those Certificates.

     Mortgage loan losses will not be allocated to any Class of Class RP Certificates (other than mortgage loan losses on the Republic Plaza Loan) or the Class R, Class LR or Class X certificates. On each Distribution Date, immediately following the distributions to be made to the Class RP Certificates and the Republic Plaza Pooled Component on that date, the Paying Agent is required to calculate with respect to the Republic Plaza Loan, the amount, if any, by which (1) the aggregate Stated Principal Balance of the Republic Plaza Loan expected to be outstanding immediately following that Distribution Date is less than (2) the Pooled Balance of the Republic Plaza Pooled Component and the aggregate Certificate Balance of the related Class RP Certificates after giving effect to distributions of principal on that Distribution Date (any deficit with respect to the Republic Plaza Loan, a "Republic Plaza Collateral Support Deficit" ). The Paying Agent will be required to allocate any Republic Plaza Collateral Support Deficit, first, to reduce the Certificate Balance of the Class RP-5 certificates to zero, second, to reduce the Certificate Balance of the Class RP-4 certificates to zero, third, to reduce the Certificate Balance of the Class RP-3 certificates to zero, fourth to reduce the Certificate Balance of the Class RP-2 certificates to zero and fifth to reduce the Certificate Balance of the Class RP-1 certificates to zero and then to reduce the Pooled Balance of the Republic Plaza Pooled Component to zero.

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class R or Class LR certificates and will not be directly allocated to the Class X certificates. However, the Notional Amount of the Class X certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Paying Agent as described under "Description of the Certificates--Paying Agent, Certificate Registrar and Authenticating Agent" in this prospectus supplement, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans (including the Somerset Collection Loan and the Republic Plaza Non-Pooled Component) and any REO Loan during the related Due Period and not received as of the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan (including the Somerset Collection Loan and the Republic Plaza Non-Pooled Component) or REO Property will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Excess Interest.

     If an Appraisal Reduction has been made with respect to any mortgage loan (including the Somerset Collection Loan and the Republic Plaza Non-Pooled Component) and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related

Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

     In addition to P&I Advances, the Master Servicer will also be obligated, and the Special Servicer will have the option, (with respect to emergency advances) (in each case, subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan (including the Republic Plaza Whole Loan but excluding Somerset Collection Loan with respect to Servicing Advances, as the LB-UBS 2004-C2 Servicer, or the LB-UBS 2004-C2 Special Servicer, as applicable, will be obligated to make Servicing Advances for the Somerset Collection Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property (and with respect to the Walgreens-Riverside AB Loan, the Servicing Advances will include advances to prevent a default by the borrower under the lease with its tenant as provided by the mortgage loan documents, subject to customary standards of recoverability). To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including the Republic Plaza Whole Loan) as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"). Each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account (first from principal collections and then from interest collections). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer or the Special Servicer. If the funds in the Certificate Account allocable to principal are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. Each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed Reimbursement Amount") out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the

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principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other
Loan Group). In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the Master Servicer and the Trustee notice of such determination. In making such non-recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer or the Special
Servicer, as applicable, and the Master Servicer shall be entitled to rely conclusively on any non-recoverability determination of the Special Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. Further, with respect to the Somerset Collection Loan, if the LB-UBS 2004-C2 Servicer determines that any P&I Advance with respect to the Somerset Collection Loan , if made, would be non-recoverable, such determination will be binding on the Master Servicer. No P&I Advances will be made on any B note. Any requirement of the Master Servicer, Special Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances that accrue before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to

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Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur (other than with respect to the Somerset Collection Loan) on the earliest of:

          (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan (including the Republic Plaza Loan);

          (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan (including the Republic Plaza Non-Pooled Component), or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

          (3) the date on which a receiver has been appointed;

          (4) 60 days after a borrower declares bankruptcy;

          (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower;

          (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan (including the Republic Plaza Non-Pooled Component); and

          (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date following the date the Special Servicer receives or performs such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and
(z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of the Republic Plaza Whole Loan if no

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Republic Plaza Control Appraisal Event has occurred and is continuing, the
Republic Plaza Operating Advisor), the Master Servicer and the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan (including the Republic Plaza Non-Pooled Component, if applicable) until the MAI appraisal is received.

     The Republic Plaza Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction calculated with respect to the Republic Plaza Whole Loan will be applied first to the Republic Plaza B Note. Any Appraisal Reduction Amount in respect of the Republic Plaza Whole Loan that exceeds the aggregate balance of the Republic Plaza B Note will be allocated to the Republic Plaza Non-Pooled Component. Any Appraisal Reduction Amounts that exceed the aggregate balance of the Republic Plaza B Note and the Republic Plaza Non-Pooled Component will be allocated to the Republic Plaza Pooled Component.

     With respect to the Walgreens-Riverside AB Loan, Appraisal Reductions will be calculated based on the outstanding principal balance of the Walgreens-Riverside AB Loan and Walgreens-Riverside B Note, and all resulting Appraisal Reductions will be allocated to the Walgreens-Riverside B Note prior to being allocated to the Walgreens-Riverside AB Loan.

     For purposes of calculating an Appraisal Reduction Amount, if an Appraisal Reduction has occurred with respect to the Somerset Collection Whole Loan, the LB-UBS 2004-C2 Special Servicer will obtain or conduct, as applicable, an appraisal within 60 days of such occurrence, unless an appraisal from an independent appraiser was obtained or conducted within the prior 12 months, and the LB-UBS 2004-C2 Special Servicer reasonably believes, in accordance with the LB-UBS 2004-C2 servicing standard, that no material change has subsequently occurred with respect to the Somerset Collection Mortgaged Property. The LB-UBS 2004-C2 Special Servicer may obtain or conduct, as applicable, an update of the most recent appraisal with respect to the Somerset Collection Whole Loan approximately 12 months after the most recently-conducted appraisal on such mortgaged property.

     The LB-UBS 2004-C2 Special Servicer is required to provide to the LB-UBS 2004-C2 Trustee, the LB-UBS 2004-C2 Servicer, the Trustee and the Somerset Collection Controlling Party, copies of such appraisal or related update, and upon request, the Somerset Collection Controlling Party, copies of such appraisal or related update. At its option and expense, the Somerset Collection Controlling Party may obtain and deliver to the LB-UBS 2004-C2 Special Servicer, LB-UBS 2004-C2 Servicer and LB-UBS 2004-C2 Trustee, an appraisal that, among other things, is reasonably satisfactory to the LB-UBS 2004-C2 Special Servicer and, based on such appraisal, request the LB-UBS 2004-C2 Special Servicer to recalculate the Appraisal Reduction Amount in respect of the Somerset Collection Whole Loan. In accordance with the terms of the LB-UBS 2004-C2 PSA, until such time as a new appraisal or update relating to the Somerset Collection Whole Loan is obtained, the related Appraisal Reduction Amount will be 25% of the stated principal balance (as such term is defined in the LB-UBS 2004-C2 PSA) of the Somerset Collection Whole Loan, until such time as when the LB-UBS 2004-C2 Special Servicer receives or performs, as applicable, the required appraisal or update and the amount of the related Appraisal Reduction is recalculated. Subject to the LB-UBS 2004-C2 servicing standard, to maximize recovery on the Somerset Collection Whole Loan, the LB-UBS 2004-C2 Special Servicer will be permitted to adjust downward (but not upward) the value of the Somerset Collection Mortgaged Property as reflected in an appraisal or related update it obtains.

     The existence of an appraisal reduction under the LB-UBS 2004-C2 PSA in respect of the Somerset Collection Loan will proportionately reduce the Master Servicer's or Trustee's, as the

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case may be, obligation to make principal and interest advances on the Somerset
Collection Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR certificates, then to the Class P certificates, then to the Class N certificates, then to the Class M certificates, then to the Class L certificates, then to the Class K certificates, then to the Class J certificates, then to the Class H certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates and then to the Class B certificates); provided that with respect to an Appraisal Reduction on the Republic Plaza Loan, such Appraisal Reduction will be applied to the Class RP Certificates prior to any application of such Appraisal Reduction to the Republic Plaza Pooled Component and the Regular Certificates. See "--Advances" above.

     With respect to each mortgage loan (excluding the Somerset Collection
Loan) as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor if no Republic Plaza Control Appraisal Event with respect to the Class RP-1 certificate has occurred and is continuing), the Master Servicer, the Trustee and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder (or the Republic Plaza Operating Advisor if no Republic Plaza Control Appraisal Event with respect to the Class RP-1 certificate has occurred and is continuing, as applicable) fails to approve any calculation of the recalculated Appraisal Reduction within 30 days of receipt, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     Any mortgage loan (including the Republic Plaza Whole Loan) previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder (or, in the case of the Republic Plaza Loan, the Republic Plaza Operating Advisor), each Rating Agency and certain assignees of the Depositor, including a financial market publisher (which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in

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accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest;

          (3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

          (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

          (8) the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

          (11) the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

          (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

          (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

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          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

          (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit or Republic Plaza Collateral Support Deficit;

          (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

          (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) (other than a payment in full),
     (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit or Republic Plaza Collateral Support Deficit in connection with the liquidation;

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (27) the original and then-current credit support levels for each Class of Certificates;

          (28) the original and then-current ratings for each Class of Certificates;

          (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

          (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date).

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.etrustee.net. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) as the "CMSA Investor Reporting Package") related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent's website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to a financial market publisher, which is anticipated initially to be Bloomberg, L.P., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers' annual operating statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder (and, in the case of the Republic Plaza Loan, the Republic Plaza Operating Advisor so long as no Republic Plaza Control Appraisal Event with respect to the Class RP-1 certificate has occurred and is continuing), each Rating Agency, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

          (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as operating statements, rent rolls and financial statements.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder shall be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X certificates, and (2) in the case of any other Class of Certificates (other than the Class RP Certificates and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates (other than the Class RP Certificates), each determined as of the prior Distribution Date. None of the Class RP, Class R or the Class LR certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class (other than the Class RP Certificates) will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto,
(2) the voluntary exchange of all the then outstanding certificates for the mortgage loans remaining in the trust (provided, however, that (a) the offered certificates are no longer outstanding (b) there is only one holder of the then outstanding certificates and (c) the Master Servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR certificates (in that order) will have the right to purchase all of the assets of the trust fund (including the Republic Plaza Non-Pooled Component). This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (including the Republic Plaza Non-Pooled Component) (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO
Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee. If the Somerset Collection Loan is an REO Property under the terms of the LB-UBS 2004-C2 PSA, the pro rata portion of the fair market value of the related property, as determined by the Master Servicer in accordance with clause (2) above, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans (excluding the Republic Plaza Non-Pooled Component) be less than 1% of the Initial Pool Balance. The voluntary exchange of certificates, including the Class X certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each class of outstanding certificates being held by one Certificateholder who must voluntarily participate and the Master Servicer must consent to the exchange.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank, N.A., a national banking association with offices located in Minneapolis, Minnesota, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, ATTN: Corporate Trust Services (CMBS)--J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2004-C2. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0019% per annum (the "Trustee Fee Rate") and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. The Trustee Fee includes the Paying Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans (other than the Somerset Collection
Loan) and any REO Properties will be governed by the Pooling and Servicing Agreement. The Somerset Collection Loan will be serviced in accordance with the LB-UBS 2004-C2 PSA by the LB-UBS 2004-C2 Servicer and the LB-UBS 2004-C2 Special Servicer and according to the servicing standards provided for in the LB-UBS 2004-C2 PSA, which require, among other things, that the LB-UBS 2004-C2 Servicer and the LB-UBS 2004-C2 Special Servicer attempt to maximize recovery on all the portions of the Somerset Collection Whole Loan. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties (other than the Somerset Collection Loan). The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (including the Republic Plaza Whole Loan) and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     In general, the Republic Plaza Loan and the Republic Plaza B Note will be serviced and administered under the Pooling and Servicing Agreement and the Republic Plaza Intercreditor Agreement as though the Republic Plaza B Note were a pooled mortgage loan. If any of the Republic Plaza Loan or the Republic Plaza B Note becomes specially serviced, then the Republic Plaza Whole Loan will become a Specially Serviced Mortgage Loan.

     In connection with the Republic Plaza Loan, the Master Servicer will enter into a subservicing agreement with Midland Loan Services, Inc. Under this agreement, Midland Loan Services, Inc., as primary servicer, will assume many of the servicing obligations of the Master Servicer with respect to the Republic Plaza Loan. In the event that the Master Servicer is terminated or resigns as master servicer under the Pooling and Servicing Agreement, unless the primary servicer resigns or is terminated pursuant to the subservicing agreement, the Master Servicer's resignation or termination will not cause the termination of the primary servicer.

     Notwithstanding the foregoing, the Somerset Collection Loan will not be serviced under the Pooling and Servicing Agreement. Under the terms of the Somerset Collection Co-Lender Agreement, for so long as the Somerset Collection Pari Passu Companion Loan is part of the LB-UBS Commercial Mortgage Trust 2004-C2, the Somerset Collection Whole Loan will be serviced and administered by the LB-UBS 2004-C2 Servicer and LB-UBS 2004-C2 Special Servicer, in accordance with the LB-UBS 2004-C2 PSA. The discussion below regarding servicing is generally related solely to the servicing of the mortgage loans other than the Somerset Collection Loan under the Pooling and Servicing Agreement except as otherwise indicated. However, the servicing arrangements under the LB-UBS 2004-C2 PSA (with respect to the Somerset Collection Loan) are similar but not identical to those servicing arrangements under the Pooling and Servicing Agreement.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans (including the Republic Plaza Whole Loan) for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party subservicers (although the Master Servicer will remain primarily responsible for the servicing of those mortgage loans). Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicer will be required to service and administer the mortgage loans for which it is obligated to service and administer, as an independent contractor, pursuant to the Pooling and Servicing Agreement on behalf of the trust and in the best interests of and for the benefit of Certificateholders (as determined by the Master Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans (and in the case of each mortgage loan with a B note or a mezzanine loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, further as follows: (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the Mortgage Loans, (2) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans and (3) without regard to:

          (A) any relationship that the Master Servicer or any of its affiliates, as the case may be, may have with the related borrower;

          (B) the ownership of any Certificate by the Master Servicer or any of its affiliates, as the case may be;

          (C) the Master Servicer's obligation to make Advances; and

          (D) the right of the Master Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the "Master Servicer Servicing Standards").

     The Special Servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each mortgage loan with a B note or with mezzanine indebtedness, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Special Servicer services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Special Servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Special Servicer, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the certificateholders (and in the case of a mortgage loan with a B note, the holder of the related B note (as a collective whole)), but without regard to:

          (A) any relationship that the Special Servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

          (B) the ownership of any Certificate by the Special Servicer or any of its affiliates;

          (C) the Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

          (D) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Special Servicer; and

          (E) any debt that the Special Servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Special Servicer Servicing Standards").

     "Servicing Standards" means (i) with respect to the Master Servicer, the Master Servicer Servicing Standards and (ii) with respect to the Special Servicer, the Special Servicer Servicing Standards.

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including the Republic Plaza Whole Loan and the

Walgreens-Riverside AB Loan). The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (and any related B note):

          (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; provided that in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Master Servicer on the related maturity date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Master Servicer that provides that such refinancing will occur within 90 days, provided that the mortgage loan will become transferable immediately if the borrower fails to pay any Assumed Scheduled Payment at any time before the refinancing or, if such refinancing does not occur, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of that 90-day period (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

          (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, in the case of the Republic Plaza Whole Loan, the holder of the Republic Plaza B Note or the Republic Plaza Controlling Holder cured such delinquency prior to such Periodic Payment becoming more than 60 days delinquent);

          (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

          (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

          (5) as to which, in the judgment of the Master Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

          (6) as to which a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the Master Servicer determines, in its good faith reasonable judgment, may materially and adversely affects the interests of the Certificateholders (or, with respect to the Republic Plaza Whole Loan and the Walgreens-Riverside AB Loan, the holder of the related B note) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days).

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including the Republic Plaza Whole Loan) (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (including the Republic Plaza Whole Loan) (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the Republic Plaza Whole Loan) serviced by the Special Servicer and any mortgage loans (including the Republic Plaza Whole Loan) that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder and, with respect to the Republic Plaza Whole Loan if a Republic Plaza Control Appraisal Event has not occurred and is continuing, with respect to the Class RP-1 certificate, the Republic Plaza Operating Advisor, the Master Servicer, the applicable Mortgage Loan Seller(s), the Trustee, the Paying Agent and each Rating Agency. If the Directing Certificateholder (or with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor) does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder (or with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor) may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders (including the holder of the Republic Plaza B Note, in the case of the Republic Plaza Whole Loan). If the Directing Certificateholder (or with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor) disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder (or with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor) fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder (or with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor) and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days (or 60 days with respect to the Republic Plaza Whole Loan) of the Directing Certificateholder's (or with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor's) receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder (or with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor) by the Special Servicer.

THE DIRECTING CERTIFICATEHOLDER AND THE REPUBLIC PLAZA OPERATING ADVISOR

     The Directing Certificateholder (and with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor) will be entitled to advise the Master Servicer (with respect to the mortgage loans with a principal balance of $2,500,000 or more) or the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder (or with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor) has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been received by the Master

Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder (or with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor) will be deemed to have approved such action):

     (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

     (ii) any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

     (iii) any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement) for less than the applicable Purchase Price or, with respect to the Republic Plaza Whole Loan, any acceptance of a discounted payoff;

     (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

     (v) any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan and there is no material lender discretion;

     (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a Specially Serviced Mortgage Loan or a non-Specially Serviced Mortgage Loan with a principal balance greater than or equal to $2,500,000 or any consent to such a waiver;

     (vii) any management company changes or franchise changes with respect to a mortgage loan for which the Master Servicer is required to consent or approve;

     (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, in an amount greater than or equal to $1,500,000, other than required pursuant to the specific terms of the mortgage loan and there is no material lender discretion;

     (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

     (x)    any determination of an Acceptable Insurance Default.

provided that, in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder's (or with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor's) response.

     In addition, the Directing Certificateholder (or with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor) may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder (or with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor) may reasonably deem advisable; provided that the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder (or with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor) that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, the Republic Plaza Intercreditor Agreement or the REMIC provisions of the Code.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or

(2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X certificates and the Class RP Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR certificates.

     In addition, the Republic Plaza B Noteholder is permitted to appoint a Republic Plaza Operating Advisor who may advise the Special Servicer with respect to the Republic Plaza Whole Loan only so long as a Republic Plaza Control Appraisal Event with respect to the Republic Plaza B Note has not occurred, in which case the Republic Plaza Controlling Holder shall have the right to appoint the Republic Plaza Operating Advisor so long as a Republic Plaza Control Appraisal Event has not occurred with respect to the Class RP-1 Certificate. See "Description of the Mortgage Pool--The Republic Plaza Whole Loan" in this prospectus supplement.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder or the Republic Plaza Operating Advisor that would cause the Special Servicer to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, the Republic Plaza Intercreditor Agreement or the REMIC Provisions.

     Upon the occurrence and continuance of a Republic Plaza Control Appraisal Event with respect to the Class RP-1 certificates, the Directing
Certificateholder will be entitled to exercise rights and powers with respect to the Republic Plaza Loan.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER AND REPUBLIC PLAZA OPERATING ADVISOR

     The Directing Certificateholder (and with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder (and with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor) will not be protected against any liability to the Certificateholders (or with respect to the Republic Plaza Operating Advisor, the Republic Plaza Certificateholders and the Republic Plaza B Noteholder) which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder (and with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor:

          (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

          (b) may act solely in the interests of the holders of the Controlling Class (or with respect to the Republic Plaza Operating Advisor, the Republic Plaza B Noteholder or the Republic Plaza Controlling Holder, as applicable),

          (c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class (or with respect to the Republic Plaza Operating Advisor, the Republic Plaza B Noteholder or the Republic Plaza Controlling Holder, as applicable),

          (d) may take actions that favor the interests of the holders of the Controlling Class (or with respect to the Republic Plaza Operating Advisor, the Republic Plaza B Noteholder or the Republic Plaza Controlling Holder, as applicable) over the interests of the holders of one or more other classes of Certificates,

          (e) absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class (or with respect to the Republic Plaza Operating Advisor, the Republic Plaza B Noteholder or the Republic Plaza Controlling Holder, as applicable), and

          (f) will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder (and with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor) or any director, officer, employee, agent or principal of the Directing Certificateholder (and with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor) for having so acted.

     The holders of the Walgreens-Riverside B Note and its designees will have limitations on liability with respect to actions taken in connection with the Walgreens-Riverside AB Loan similar to the limitations of the Directing Certificateholder described above.

THE MASTER SERVICER

     GMAC Commercial Mortgage Corporation (the "Master Servicer") is a California corporation with its principal offices located at 200 Wittner Road, Horsham Pennsylvania 19044. As of December 31, 2003, GMAC Commercial Mortgage Corporation was the servicer of a portfolio of multifamily and commercial loans totaling approximately $209.9 billion in aggregate outstanding principal balance provided that with respect to the Republic Plaza Loan, representing approximately 10.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 13.9% of the aggregate principal balance of loan group 1 as of the cut-off date), the primary servicer will be Midland Loan Services, Inc.

     Midland Loan Services, Inc., ("Midland") a subsidiary of PNC Bank, National Association, is approved by S&P, Moody's and Fitch as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities. For each servicing category, Midland is ranked by S&P as "Strong" and by Fitch as "1".

     The information set forth in this prospectus supplement concerning the Master Servicer and Midland has been provided by the Master Servicer and Midland, respectively, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Master Servicer makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

THE SPECIAL SERVICER

     ARCap Servicing, Inc., a Delaware corporation, in its capacity as Special Servicer under the Pooling and Servicing Agreement (in such capacity, the "Special Servicer"), is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, the entity that is anticipated to be the initial series 2004-C2 Controlling Class representative. As of March 31, 2004, ARCap Servicing, Inc. was the named special servicer on 36 CMBS transactions encompassing 5,787 loans with a legal balance of $37.7 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

     The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.

     Pursuant to the LB-UBS 2004-C2 PSA, the LB-UBS 2004-C2 Controlling Class Representative has the right to appoint and replace the LB-UBS 2004-C2 Special Servicer; provided, that the LB-UBS 2004-C2 Controlling Class Representative must consult with the Somerset Collection Controlling Party (if it is the Somerset Collection B Noteholder) and the Directing Certificateholder prior to appointing a replacement LB-UBS 2004-C2 Special Servicer. Each of the Somerset Collection Controlling Party (if it is the Somerset Collection B Noteholder) and the Directing Certificateholder will provide the LB-UBS 2004-C2 Controlling Class Representative with its proposed replacement. The LB-UBS 2004-C2 Controlling Class Representative may, in its sole discretion, reject any advice or consultation with respect to that appointment provided by the Somerset Collection Controlling Party and/or the Directing Certificateholder. The LB-UBS 2004-C2 PSA requires that, prior to the replacement of the LB-UBS 2004-C2 Special Servicer by the LB-UBS 2004-C2 Controlling Class Representative, written confirmation be received from each applicable rating agency that the replacement of the LB-UBS 2004-C2 Special Servicer with the applicable proposed special servicer will not result in an adverse rating event with respect to any of the Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans (including the Republic Plaza Whole Loan), and will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.0350% to 0.1450%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.0425% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans which are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan since the Closing Date. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including the Republic Plaza Loan) and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net Mortgage Rate.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan (including the Republic Plaza Loan) at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and Condemnation Proceeds and then from general collections on all the mortgage loans and any REO Properties in the trust fund.

     The Somerset Collection Loan will be specially serviced under the LB-UBS 2004-C2 PSA. Accordingly, the Special Servicer will not be entitled to receive any servicing compensation for the Somerset Collection Loan. Only the LB-UBS 2004-C2 Special Servicer will be entitled to special servicing compensation on the Somerset Collection Loan.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan (including the Republic Plaza Whole Loan) and will be calculated by application of a "Workout Fee Rate" of 1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     Any workout fees in respect of the Somerset Collection Whole Loan will be payable out of and based on collections on the Somerset Collection Whole Loan and paid first from collections allocable to the Somerset Collection B Noteholder.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to mortgage loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and remained Corrected Mortgage Loans at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan (including the Republic Plaza Loan) as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchases or, if such repurchase occurs after such time period, the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class (or, with respect to the Republic Plaza Loan, the Republic Plaza B Noteholder or the Republic Plaza Controlling

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Holder), the Special Servicer or the Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) the purchase of the Somerset Collection
Loan by the Somerset Collection B Noteholder pursuant to the Somerset
Collection Co-Lender Agreement or by the majority holder of the controlling class under the LB-UBS 2004-C2 PSA, the LB-UBS 2004-C2 Servicer or the LB-UBS 2004-C2 Special Servicer pursuant to the LB-UBS 2004-C2 PSA, (v) the purchase of the Walgreens-Riverside AB Loan by the holder of the Walgreens-Riverside B Note or (vi) the purchase of any loan by a related mezzanine lender. The
Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     Any liquidation fees in respect of Somerset Collection Whole Loan will be payable out of and based on collections on the Somerset Collection Whole Loan and paid first from collections allocable to the Somerset Collection B Noteholder.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans which are not Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     As additional special servicing compensation, the LB-UBS 2004-C2 Special Servicer will be authorized to invest or direct the investment of funds held in its REO account established in respect of the Somerset Collection Loan in permitted investments. In general, the LB-UBS 2004-C2 Special Servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The LB-UBS 2004-C2 Special Servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the REO account.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Master Servicer and the Special Servicer, as applicable will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan (including the Republic Plaza Loan), in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan (including the Republic Plaza Loan), in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans (including the Republic Plaza Loan) will be retained by the Master Servicer as additional servicing compensation.

     The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans (including the Republic Plaza Loan) for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.02% per annum, and (B) all Prepayment Interest Excesses and to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period. If a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of
(A) all Servicing Fees for such Due Period, (B) all Prepayment Interest Excesses and (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer or the Special Servicer will be required to use efforts consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property (other than the Mortgage Property securing the Somerset Collection Loan, which is serviced under the LB-UBS 2004-C2 PSA) all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Master Servicer or the Special Servicer, as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Special Servicer in accordance with the Servicing Standard; provided that the Master Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an Acceptable Insurance Default. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to
(2) itself maintain to the extent the Trustee has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans which either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default, the Special Servicer will be required to notify the Master Servicer and the Master Servicer shall cause such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of May 30, 2004, as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action; provided that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and after consultation with the Directing Certificateholder (or with respect to the Republic Plaza Whole Loan, consultation with the Republic Plaza Operating Advisor), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder (or with respect to the Republic Plaza Whole Loan, the Republic Plaza Operating Advisor) will not have more than 30 days to respond to the Special Servicer's request for consultation; provided, further, that upon the Special Servicer's determination consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder or the Republic Plaza Operating Advisor, as applicable, the Special Servicer will not be required to do so.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     Neither the LB-UBS 2004-C2 Servicer nor the LB-UBS 2004-C2 Special Servicer, as applicable, will be required to maintain or cause the Somerset Collection Borrower to maintain all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the Somerset Collection Loan, in the event that the LB-UBS 2004-C2 Special Servicer determines based on due inquiry (with the concurrence of the Somerset Collection Controlling Party) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the Somerset Collection Mortgaged Property and located in and around the region in which the Somerset Collection Mortgaged Property is located or (b) is not available at any rate.

     The LB-UBS 2004-C2 PSA requires the LB-UBS 2004-C2 Special Servicer, consistent with the applicable servicing standard, to cause to be maintained for each REO property no less insurance coverage than previously required of the applicable borrower under the Somerset Collection Loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the Somerset Collection Mortgaged Property and located in or around the region in which such Somerset Collection Mortgaged Property is located, except that in the case of insurance coverage for acts of terrorism, the LB-UBS 2004-C2 Special Servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable upon due inquiry.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property in respect of the Somerset Collection Loan which is serviced under the LB-UBS 2004-C2 PSA), to the extent obtainable, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the holder of the Republic Plaza B Note. Any cost incurred by the Master Servicer or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders and the holder of the Republic Plaza B Note (the "REO Account") or advanced by the Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments). Neither the Master Servicer nor the Special Servicer will be permitted to amend, waive or modify the Somerset Collection Loan.

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to the Walgreens-Riverside AB Loan and the Republic Plaza Whole Loan, subject to any rights of the holder of the Walgreens-Riverside B Note, in the case of the Walgreens-Riverside AB Loan, and the Republic Plaza Operating Advisor to consent to such modification, waiver or amendment).

     The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

          (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

          (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes (other than the Class X certificates and the Class RP Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (or in the case of the Republic Plaza Loan, the Republic Plaza Operating Advisor and the Republic Plaza B Noteholder), the applicable Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

     Any modification, extension, waiver or amendment of the payment terms of the Walgreens-Riverside AB Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the loan documents and the Walgreens-Riverside intercreditor agreement so that neither the trust as holder of the Walgreens-Riverside AB Loan, nor the holder of the Walgreens-Riverside B Note gains a priority over the other holder that is not reflected in the loan documents and the Walgreens-Riverside intercreditor agreement.

     Further, to the extent consistent with the Servicing Standards, taking into account the subordinate position of the Republic Plaza B Note, no waiver, reduction or deferral of any amounts due on the Republic Plaza Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Republic Plaza B Note and no reduction of the mortgage interest rate of the Republic Plaza Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the Republic Plaza B Note to the maximum extent possible.

     Any modification, extension, waiver or amendment of the payment terms of the Somerset Collection Whole Loan will be required to be structured so as to be reasonably consistent with the allocation and payment priorities in the Somerset Collection Loan Documents and the Somerset Collection Co-Lender Agreement, such that neither of the Somerset Collection Senior Noteholders nor the Somerset Collection B Noteholder, gains a priority over the other that is not reflected in the Somerset Collection Loan Documents and the Somerset Collection Co-Lender Agreement. The Somerset Collection Co-Lender Agreement provides that, to the extent consistent with the applicable servicing standard (taking into account the extent to which the Somerset Collection B Noteholder is junior to the Somerset Collection Senior Noteholders), (i) no waiver, reduction or deferral of any particular amounts due on any of the Somerset Collection Senior Notes (except for REMIC or grantor trust expenses, if applicable) may be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Somerset Collection B Noteholder, and (ii) no reduction of the mortgage rate of any of the Somerset Collection Senior Notes shall be effected prior to the reduction of the mortgage rate of the Somerset Collection B Note, to the fullest extent possible.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan (other than the Somerset Collection
Loan) has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund ((i) in the case of the Republic Plaza Pooled Component, subject to the right of the Republic Plaza B Noteholder or the Republic Plaza Controlling Holder to purchase the Republic Plaza Whole Loan, (ii) with respect to the Somerset Collection Loan, the purchase right of the Somerset Collection B Note or applicable party under the LB-UBS 2004-C2 PSA, (iii) with respect to the Walgreens-Riverside AB Loan, the purchase right of the holder of the Walgreens-Riverside B Note, and (iv) in the case of any mortgage loan with a mezzanine loan, subject to the purchase rights of the holders of the mezzanine debt described under any related intercreditor agreement) at a price (the "Option Price") equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     Notwithstanding the foregoing, the Purchase Option will not apply to the Somerset Collection Loan. However, the Somerset Collection Co-Lender Agreement and the LB-UBS 2004-C2 PSA provide for a comparable fair value purchase option for the Somerset Collection Loan exercisable by the parties designated under the agreements, and anyone exercising the right to purchase the Somerset Collection Pari Passu Companion Loan under the LB-UBS 2004-C2 PSA must also purchase the Somerset Collection Loan from the trust. See "Description of the Mortgage Pool--The Somerset Collection Whole Loan--Purchase Option" in this prospectus supplement.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a holder of a Controlling Class Certificate, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer (or, if the Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on any of the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or any of the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, none of the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC, or if applicable, the Loan REMIC, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC, or if applicable, the Loan REMIC, to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan (including the Republic Plaza Non-Pooled Component with respect to the Republic Plaza Loan) are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master Servicer, Special Servicer, the Paying Agent or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, Paying Agent the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note (other than with respect to the Somerset Collection Whole Loan) on an annual basis commencing in calendar year 2005 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Master Servicer will not be required to perform or cause to be performed such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund, and, in the case of the Republic Plaza Loan and the Walgreens-Riverside AB Loan, as an expense of the holder of the applicable B note to the extent provided by the related intercreditor agreement). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements.

However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above which are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any class of certificates; and the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     The Pooling and Servicing Agreement will also provide that the LB-UBS 2004-C2 Servicer, the LB-UBS 2004-C2 Depositor, the LB-UBS 2004-C2 Special Servicer and the LB-UBS 2004-C2 Trustee and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the Somerset Collection Loan under the LB-UBS 2004-C2 PSA or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the LB-UBS 2004-C2 Servicer, the LB-UBS 2004-C2 Depositor, the LB-UBS 2004-C2 Special Servicer or the LB-UBS 2004-C2 Trustee in the performance if the obligations or duties or by reason of negligent disregard of obligations or duties under the LB-UBS 2004-C2 PSA.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of the Republic Plaza Whole Loan, the rights of the Certificateholders and the holders of the Republic Plaza B Note (as a collective whole)) under the Pooling and Servicing Agreement; provided, however, that if the Republic Plaza Non-Pooled Component and/or holder of the Class RP Certificates is involved, such expenses, costs and liabilities will be payable out of funds related to the Republic Plaza Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to the Republic Plaza Loan are insufficient therefor but, if the amount relates to the Republic Plaza Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account or the Republic Plaza Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) Moody's places its ratings on any Class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or material factor in such rating action and such "watch" status is not rescinded within 90 days (or such longer period as would not, as confirmed by Moody's in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by Moody's to the Certificates);

          (g) Moody's downgrades the then-current ratings of any Class of Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a material factor in such downgrade; or

          (h) the Trustee has received a written notice from Fitch (which the Trustee is required to promptly forward to the Servicer or the Special Servicer, as applicable), to the effect that if the Servicer of the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Servicer or the Special Servicer, as the case may be, as the sole or material factor in such action; provided, such Servicer or the Special Servicer, as applicable, shall have ninety (90) days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed in writing by Fitch) prior to the replacement of the Servicer or the Special Servicer or the downgrade of any Class of Certificates.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee, or the Master Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and which has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

          (a) to cure any ambiguity to the extent the ambiguity does not materially and adversely affect the interests of any Certificateholder;

          (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

          (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the holder of the Republic Plaza Non-Pooled Component, if applicable, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of any of the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

          (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency.

     Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or which are required to be distributed to a holder of a B note without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holders of the B notes, without the consent of the holders of all Certificates of that Class then outstanding or the holders of the B notes, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and all the holders of the B notes or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause any of the Loan REMIC, the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 certificates until the Certificate Balance thereof is reduced to zero and third, in respect of the Class A-3 certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-3 certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B, Class C, Class D and Class E certificates and then the Non-Offered Certificates (other than the Class A-1A and Class X certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2 and Class A-3 certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments on the mortgage loans would also affect the yield on the Class A-2, Class A-3. Class B, Class C, Class D and Class E certificates that each have a Pass-Through Rate equal to or based on the WAC Rate to the extent the WAC Rate is reduced below the fixed Pass-Through Rate for that Class for one or more future periods. The Pass-Through Rates on those Classes of Certificates may be adversely affected by a decline in the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by (i) with respect to the Republic Plaza Loan, the holders of the Class RP Certificates and then the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, and (ii) with respect to any other mortgage loan, the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 certificates until the Certificate Balance thereof is reduced to zero and third, in respect of the Class A-3 certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-3 certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A certificates. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class B, Class C, Class D and Class E certificates and then the Non-Offered Certificates (other than the Class A-1A and Class X certificates), in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in June 2004;

          (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to the maturity date or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

          (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and neither the Republic Plaza B Noteholder nor the Republic Plaza Controlling Holder will not exercise its option to purchase the Republic Plaza Loan;

          (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Period at the respective levels of CPR set forth in the tables;

          (e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

          (f) the Closing Date is May 20, 2004;

          (g) the ARD Loans prepay in full on their Anticipated Repayment Dates;

          (h) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement;

          (i) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans; and

          (j) the optional termination of the trust will not be exercised.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
May 15, 2005 .........................            94              92              91              90              88
May 15, 2006 .........................            86              84              81              79              76
May 15, 2007 .........................            77              73              69              65              61
May 15, 2008 .........................            67              61              56              51              47
May 15, 2009 .........................             0               0               0               0               0
May 15, 2010 .........................             0               0               0               0               0
May 15, 2011 .........................             0               0               0               0               0
May 15, 2012 .........................             0               0               0               0               0
May 15, 2013 .........................             0               0               0               0               0
May 15, 2014 .........................             0               0               0               0               0
Weighted Average Life (years)(1)......          3.85            3.69            3.54            3.40            3.27
Estimated Month of First
 Principal ...........................     6/15/2004       6/15/2004       6/15/2004       6/15/2004       6/15/2004
Estimated Month of Maturity ..........     5/15/2009       3/15/2009       3/15/2009       2/15/2009       1/15/2009

----------
(1)   The weighted average life of the Class A-1 certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
May 15, 2005 .........................           100             100             100             100             100
May 15, 2006 .........................           100             100             100             100             100
May 15, 2007 .........................           100             100             100             100             100
May 15, 2008 .........................           100             100             100             100             100
May 15, 2009 .........................           100              93              87              81              77
May 15, 2010 .........................            80              71              64              57              52
May 15, 2011 .........................            40              29              21              13               7
May 15, 2012 .........................            29              17               7               0               0
May 15, 2013 .........................            18               4               0               0               0
May 15, 2014 .........................             0               0               0               0               0
Weighted Average Life (years)(1)......          7.19            6.69            6.34            6.10            5.92
Estimated Month of First
 Principal ...........................     5/15/2009       3/15/2009       3/15/2009       2/15/2009       1/15/2009
Estimated Month of Maturity ..........     1/15/2014       9/15/2013      12/15/2012       5/15/2012      11/15/2011

----------
(1)   The weighted average life of the Class A-2 certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR           9% CPR          12% CPR
--------------------------------------   -------------   -------------   --------------   -------------   --------------
Initial Percentage ...................           100             100              100             100              100
May 15, 2005 .........................           100             100              100             100              100
May 15, 2006 .........................           100             100              100             100              100
May 15, 2007 .........................           100             100              100             100              100
May 15, 2008 .........................           100             100              100             100              100
May 15, 2009 .........................           100             100              100             100              100
May 15, 2010 .........................           100             100              100             100              100
May 15, 2011 .........................           100             100              100             100              100
May 15, 2012 .........................           100             100              100             100               98
May 15, 2013 .........................           100             100               99              96               95
May 15, 2014 .........................             0               0                0               0                0
Weighted Average Life (years)(1)......          9.82            9.80             9.78            9.74             9.70
Estimated Month of First
 Principal ...........................     1/15/2014       9/15/2013       12/15/2012       5/15/2012       11/15/2011
Estimated Month of Maturity ..........     4/15/2014       4/15/2014        4/15/2014       4/15/2014        4/15/2014

----------
(1)   The weighted average life of the Class A-3 certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
May 15, 2005 .........................           100             100             100             100             100
May 15, 2006 .........................           100             100             100             100             100
May 15, 2007 .........................           100             100             100             100             100
May 15, 2008 .........................           100             100             100             100             100
May 15, 2009 .........................           100             100             100             100             100
May 15, 2010 .........................           100             100             100             100             100
May 15, 2011 .........................           100             100             100             100             100
May 15, 2012 .........................           100             100             100             100             100
May 15, 2013 .........................           100             100             100             100             100
May 15, 2014 .........................             0               0               0               0               0
Weighted Average Life (years)(1)......          9.99            9.97            9.94            9.91            9.90
Estimated Month of First
 Principal ...........................     5/15/2014       4/15/2014       4/15/2014       4/15/2014       4/15/2014
Estimated Month of Maturity ..........     5/15/2014       5/15/2014       5/15/2014       5/15/2014       4/15/2014

----------
(1)   The weighted average life of the Class B certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
May 15, 2005 .........................           100             100             100             100             100
May 15, 2006 .........................           100             100             100             100             100
May 15, 2007 .........................           100             100             100             100             100
May 15, 2008 .........................           100             100             100             100             100
May 15, 2009 .........................           100             100             100             100             100
May 15, 2010 .........................           100             100             100             100             100
May 15, 2011 .........................           100             100             100             100             100
May 15, 2012 .........................           100             100             100             100             100
May 15, 2013 .........................           100             100             100             100             100
May 15, 2014 .........................             0               0               0               0               0
Weighted Average Life (years)(1)......          9.99            9.99            9.99            9.99            9.95
Estimated Month of First
 Principal ...........................     5/15/2014       5/15/2014       5/15/2014       5/15/2014       4/15/2014
Estimated Month of Maturity ..........     5/15/2014       5/15/2014       5/15/2014       5/15/2014       5/15/2014

----------
(1)   The weighted average life of the Class C certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
May 15, 2005 .........................           100             100             100             100             100
May 15, 2006 .........................           100             100             100             100             100
May 15, 2007 .........................           100             100             100             100             100
May 15, 2008 .........................           100             100             100             100             100
May 15, 2009 .........................           100             100             100             100             100
May 15, 2010 .........................           100             100             100             100             100
May 15, 2011 .........................           100             100             100             100             100
May 15, 2012 .........................           100             100             100             100             100
May 15, 2013 .........................           100             100             100             100             100
May 15, 2014 .........................             0               0               0               0               0
Weighted Average Life (years)(1)......          9.99            9.99            9.99            9.99            9.99
Estimated Month of First
 Principal ...........................     5/15/2014       5/15/2014       5/15/2014       5/15/2014       5/15/2014
Estimated Month of Maturity ..........     5/15/2014       5/15/2014       5/15/2014       5/15/2014       5/15/2014

----------
(1)   The weighted average life of the Class D certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
May 15, 2005 .........................           100             100             100             100             100
May 15, 2006 .........................           100             100             100             100             100
May 15, 2007 .........................           100             100             100             100             100
May 15, 2008 .........................           100             100             100             100             100
May 15, 2009 .........................           100             100             100             100             100
May 15, 2010 .........................           100             100             100             100             100
May 15, 2011 .........................           100             100             100             100             100
May 15, 2012 .........................           100             100             100             100             100
May 15, 2013 .........................           100             100             100             100             100
May 15, 2014 .........................             0               0               0               0               0
Weighted Average Life (years)(1)......          9.99            9.99            9.99            9.99            9.99
Estimated Month of First
 Principal ...........................     5/15/2014       5/15/2014       5/15/2014       5/15/2014       5/15/2014
Estimated Month of Maturity ..........     5/15/2014       5/15/2014       5/15/2014       5/15/2014       5/15/2014

----------
(1)   The weighted average life of the Class E certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) compliance with the provisions of the LB-UBS 2004-C2 PSA and the continued qualification of the REMICs formed thereunder and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as three separate real estate mortgage investment conduits (the "Upper-Tier REMIC," the "Lower-Tier REMIC" and the "Loan REMIC," respectively, and each, a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-3, Class A-1A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates and the Class RP Certificates will evidence the "regular interests" in the Upper-Tier REMIC (other than the portion of the Class NR Certificates representing the right to receive Excess Interest) and (2) the Class R Certificates will represent the sole class of "residual interest" in the Upper-Tier REMIC and the Class LR Certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC and the Loan REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class R and Class LR certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class NR Certificates will represent undivided beneficial interests in the grantor trust.

     The Loan REMIC will hold the Republic Plaza Loan and its proceeds and an allocable portion of any property that secured the Republic Plaza Whole Loan that was acquired by foreclosure or deed in lieu of foreclosure and will issue certain uncertificated classes of regular interests (the "Loan REMIC Regular Interests") and a sole class of "residual interest", which will be represented by the Class LR Certificates. The Lower-Tier REMIC will hold the mortgage loans (excluding the Republic Plaza Loan) and the Loan REMIC Regular Interests and their proceeds, and any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (in the case of the Walgreens-Riverside AB Loan, an allocable portion of the property securing the Walgreens-Riverside Whole Loan), or in the case of the Somerset Collection Loan, a beneficial interest in the mortgaged property acquired under the LB-UBS 2004-C2 PSA, and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR Certificates, which will represent the sole classes of residual interest in the Lower-Tier REMIC and in the Loan REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Class A-1 and Class A-2 certificates will be issued at a premium, that the Class A-3, Class B and Class C certificates will be issued with a de minimis amount of original issue discount and that the Class D and Class E certificates will be issued with original issue discount for federal income tax purposes. It is also anticipated that each Class of Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT" and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing properties. As of the cut-off date, mortgage loans representing approximately 32.8% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), between J.P. Morgan Securities Inc. for itself and as representative of ABN AMRO Incorporated, Nomura Securities International, Inc. and Wachovia Capital Markets, LLC (collectively, the "Underwriters"), and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate Balances of each Class of Offered Certificates set forth below subject in each case to a variance of 10%.

        CLASS             JPMORGAN         ABN-AMRO          NOMURA         WACHOVIA
--------------------   --------------   --------------   -------------   --------------
Class A-1 ..........   $ 69,552,000     $17,618,000      $ 4,830,000     $         0
Class A-2 ..........   $ 75,600,000     $19,150,000      $ 5,250,000     $         0
Class A-3 ..........   $301,129,000     $82,611,000      $22,648,000     $25,000,000
Class B ............   $ 24,581,000     $         0      $         0     $         0
Class C ............   $ 10,350,000     $         0      $         0     $         0
Class D ............   $ 24,580,000     $         0      $         0     $         0
Class E ............   $  9,056,000     $         0      $         0     $         0

     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be 98.7% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from May 1, 2004, before deducting expenses payable by the Depositor estimated to be approximately $2,900,000. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of the Depositor and JP Morgan Chase Bank, one of the Mortgage Loan Sellers. ABN AMRO Incorporated, one of the Underwriters, is an affiliate of the Paying Agent and is also an affiliate of LaSalle Bank National Association and ABN AMRO Bank, each a Mortgage Loan Seller. Nomura Securities International, Inc., one of the Underwriters, is an affiliate of one of the Mortgage Loan Sellers.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and for the Underwriters by Thacher Proffitt & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's") and Fitch, Inc. ("Fitch" and, together with Moody's, the "Rating Agencies"):


                           CLASS     MOODY'S     FITCH
                           -------   ---------   ------
                              A-1       Aaa        AAA
                              A-2       Aaa        AAA
                              A-3       Aaa        AAA
                               B        Aa2        AA
                               C        Aa3        AA-
                               D         A2         A
                               E         A3        A-

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, Yield Maintenance Charges or net default interest.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                             ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, S&P, or Fitch. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered

Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc., Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                  PAGE
                                                ------
30/360 Basis ................................     S-80
Acceptable Insurance Default ................    S-145
Actual/360 Basis ............................     S-80
Additional Exclusions .......................    S-145
Administrative Cost Rate ....................    S-113
Advances ....................................    S-123
Amount Payable ..............................     S-82
Anticipated Repayment Date ..................     S-78
Appraisal Reduction .........................    S-125
Appraisal Reduction Event ...................    S-125
ARD Loans ...................................     S-78
Asset Status Report .........................    S-137
Assumed Final Distribution Date .............    S-118
Assumed Scheduled Payment ...................    S-116
Authenticating Agent ........................     S-99
Available Distribution Amount ...............    S-103
Base Interest Fraction ......................    S-117
Certificate Account .........................    S-102
Certificate Balance .........................     S-98
Certificate Owner ...........................     S-99
Certificate Registrar .......................     S-99
Certificateholders ..........................     S-66
Certificates ................................     S-98
Class .......................................     S-98
Class A Certificates ........................     S-98
Class RP Certificates .......................     S-98
Clearstream .................................     S-99
Closing Date ................................     S-66
CMSA Investor Reporting Package .............    S-129
Code ........................................    S-165
Collateral Support Deficit ..................    S-121
Compensating Interest Payment ...............    S-144
Constant Prepayment Rate ....................    S-160
Controlling Class ...........................    S-139
Controlling Class Certificateholder .........    S-139
Corrected Mortgage Loan .....................    S-137
CPR .........................................    S-160
Crossed Loan ................................     S-96
Cross-Over Date .............................    S-111
Current Value ...............................     S-81
Cut-off Date Balance ........................     S-65
Defeasance ..................................     S-83
Defeasance Lockout Period ...................     S-83
Depositor ...................................     S-66
Depositories ................................    S-100
Determination Date ..........................    S-102
Direct Participants .........................    S-100
Directing Certificateholder .................    S-138

                                                  PAGE
                                                ------
Discount Rate ...............................     S-81
Distributable Certificate Interest ..........    S-113
Distribution Account ........................    S-102
Distribution Date ...........................    S-102
DSCR ........................................     S-65
DTC .........................................     S-99
Due Period ..................................    S-104
Effective Gross Income ......................     S-88
ERISA .......................................    S-169
ERISA Plan ..................................    S-169
ESA .........................................     S-91
Euroclear ...................................     S-99
Events of Default ...........................    S-153
Excess Interest .............................    S-113
Excess Interest Distribution
   Account ..................................    S-103
Excluded Plan ...............................    S-170
Exemption ...................................    S-169
FIRREA ......................................     S-91
Fitch .......................................    S-168
Form 8-K ....................................     S-87
Gain on Sale Reserve Account ................    S-103
Group 1 Principal Distribution
   Amount ...................................    S-114
Group 2 Principal Distribution
   Amount ...................................    S-115
Group 2 Principal Shortfall .................    S-116
Group 1 Principal Shortfall .................    S-116
Indirect Participants .......................    S-100
Initial Loan Group 1 Balance ................     S-65
Initial Loan Group 2 Balance ................     S-65
Initial Pool Balance ........................     S-65
Initial Rate ................................     S-79
Initial Resolution Period ...................     S-94
Insurance and Condemnation
   Proceeds .................................    S-102
Interest Accrual Period .....................    S-113
Interest Distribution Amount ................    S-113
Interest Reserve Account ....................    S-103
IRS .........................................    S-150
LaSalle .....................................     S-90
LB-UBS 2004-C2 Controlling Class
   Representative ...........................     S-70
LB-UBS 2004-C2 Depositor ....................     S-70
LB-UBS 2004-C2 PSA ..........................     S-70
LB-UBS 2004-C2 Servicer .....................     S-70
LB-UBS 2004-C2 Special Servicer .............     S-70
LB-UBS 2004-C2 Trustee ......................     S-70

                                             PAGE
                                           ------
LB-UBS Commercial Mortgage Trust
   2004-C2 .............................     S-70
Liquidation Fee ........................    S-142
Liquidation Fee Rate ...................    S-142
Liquidation Proceeds ...................    S-102
Loan Group 1 ...........................     S-65
Loan Group 2 ...........................     S-65
Loan Groups ............................     S-65
Loan REMIC .............................    S-165
Loan REMIC Regular Interests ...........    S-165
Lockbox Accounts .......................     S-97
Lockbox Loans ..........................     S-97
Lockout Period .........................     S-81
Lower-Tier Distribution Account ........    S-102
Lower-Tier REMIC .......................    S-165
Lower-Tier REMIC Regular Interests......    S-165
LTV Ratio ..............................     S-89
MAI ....................................     S-95
Master Servicer ........................    S-140
Master Servicer Remittance Date ........    S-122
Master Servicer Servicing Standards.....    S-135
Midland ................................    S-140
Moody's ................................    S-168
Mortgage ...............................     S-65
Mortgage Loan Sellers ..................     S-66
Mortgage Note ..........................     S-65
Mortgage Rate ..........................    S-113
Mortgaged Property .....................     S-66
Net Aggregate Prepayment Interest
   Shortfall ...........................    S-113
Net Mortgage Rate ......................    S-112
Net Operating Income ...................     S-88
NOI ....................................     S-88
Non-Offered Certificates ...............     S-98
Non-Offered Subordinate
   Certificates ........................    S-120
Non-Pooled Balance .....................    S-107
Non-Pooled Percentage ..................    S-106
Nonrecoverable Advance .................    S-123
Notional Amount ........................     S-98
Offered Certificates ...................     S-98
Operating Statements ...................     S-88
Option Price ...........................    S-149
PAR ....................................     S-92
Participants ...........................     S-99
Pass-Through Rate ......................    S-112
Paying Agent ...........................     S-99
Paying Agent Fee .......................     S-99
Paying Agent Fee Rate ..................     S-99
Percentage Interest ....................     S-99

                                             PAGE
                                           ------
Periodic Payments ......................    S-104
Permitted Investments ..................    S-103
P&I Advance ............................    S-122
Plan ...................................    S-169
PML ....................................     S-86
Pooled Balance .........................    S-107
Pooled Percentage ......................    S-107
Pooling and Servicing Agreement ........     S-98
Prepayment Assumption ..................    S-166
Prepayment Interest Excess .............    S-144
Prepayment Interest Shortfall ..........    S-144
Primary Collateral .....................     S-97
Prime Rate .............................    S-124
Principal Balance Certificates .........     S-99
Principal Distribution Amount ..........    S-114
Principal Shortfall ....................    S-116
Purchase Agreements ....................     S-66
Purchase Option ........................    S-149
Purchase Price .........................     S-94
Qualified Substitute Mortgage
   Loan ................................     S-95
Rated Final Distribution Date ..........    S-118
Rating Agencies ........................    S-168
Record Date ............................    S-102
Regular Certificates ...................    S-165
Reimbursement Rate .....................    S-124
REIT ...................................    S-166
Related Proceeds .......................    S-123
Release Date ...........................     S-83
Release H.15 ...........................     S-81
REMIC ..................................    S-165
REMIC Provisions .......................    S-165
REO Account ............................    S-146
REO Loan ...............................    S-117
REO Property ...........................    S-136
Republic Plaza Available Funds .........    S-104
Republic Plaza B Note ..................     S-75
Republic Plaza B Noteholder ............     S-76
Republic Plaza Collateral Support
   Deficit .............................    S-121
Republic Plaza Control Appraisal
   Event ...............................     S-76
Republic Plaza Controlling Holder ......     S-76
Republic Plaza Default Distribution
   Priority ............................    S-106
Republic Plaza Distribution
   Account .............................    S-102
Republic Plaza Intercreditor
   Agreement ...........................     S-76
Republic Plaza Loan ....................     S-75

                                              PAGE
                                            ------
Republic Plaza Loan Option Price ........     S-78
Republic Plaza Loan Principal
   Distribution Amount ..................    S-116
Republic Plaza Loan Principal
   Shortfall ............................    S-116
Republic Plaza Mortgaged
   Property .............................     S-75
Republic Plaza Non-Default
   Distribution Priority ................    S-105
Republic Plaza Non-Pooled
   Component ............................     S-75
Republic Plaza Noteholder ...............     S-76
Republic Plaza Operating Advisor ........     S-76
Republic Plaza Pooled Component .........     S-75
Republic Plaza Purchase Option ..........     S-78
Republic Plaza Whole Loan ...............     S-75
Residual Certificates ...................     S-98
Restricted Group ........................    S-169
Revised Rate ............................     S-78
Rules ...................................    S-101
Scheduled Principal Distribution
   Amount ...............................    S-115
Senior Certificates .....................     S-98
Servicing Advances ......................    S-123
Servicing Fee ...........................    S-141
Servicing Fee Rate ......................    S-141
Servicing Standards .....................    S-135
Similar Law .............................    S-169
Somerset Collection B Note ..............     S-69
Somerset Collection B Noteholder ........     S-70
Somerset Collection Co-Lender
   Agreement ............................     S-70
Somerset Collection Controlling
   Party ................................     S-72
Somerset Collection Cure Period .........     S-75
Somerset Collection Loan ................     S-69
Somerset Collection Loan
   Documents ............................     S-72
Somerset Collection Mortgaged
   Property .............................     S-69
Somerset Collection Option Price ........     S-75
Somerset Collection Pari Passu
   Companion Loan .......................     S-69
Somerset Collection Purchase
   Option ...............................     S-75
Somerset Collection Senior
   Noteholders ..........................     S-70

                                              PAGE
                                            ------
Somerset Collection Senior Notes ........     S-69
Somerset Collection Whole Loan ..........     S-70
Special Servicer ........................    S-140
Special Servicer Servicing Standards.....    S-135
Special Servicing Fee ...................    S-142
Special Servicing Fee Rate ..............    S-142
Specially Serviced Mortgage Loans .......    S-136
Stated Principal Balance ................    S-116
Statement to Certificateholders .........    S-127
Subordinate Certificates ................     S-98
Subordinate Offered Certificates ........     S-98
Substitute Property .....................     S-84
Substituted Property ....................     S-84
Treasury Rate ...........................     S-81
Treasury Yield ..........................     S-82
Trustee .................................     S-66
Trustee Fee .............................    S-133
Trustee Fee Rate ........................    S-133
Underwriters ............................    S-166
Underwriting Agreement ..................    S-166
Underwritten Cash Flow ..................     S-88
Underwritten Cash Flow Debt
   Service Coverage Ratio ...............     S-87
Underwritten NOI ........................     S-88
Unscheduled Principal Distribution
   Amount ...............................    S-115
Upper-Tier Distribution Account .........    S-102
Upper-Tier REMIC ........................    S-165
UW DSCR .................................     S-87
UW NCF ..................................     S-88
UW NOI ..................................     S-88
Voting Rights ...........................    S-131
WAC Rate ................................    S-112
Walgreens-Riverside AB Loan .............     S-67
Walgreens-Riverside B Note ..............     S-67
Walgreens-Riverside Whole Loan ..........     S-67
Withheld Amounts ........................    S-103
Withheld Loans ..........................    S-103
Workout Fee .............................    S-142
Workout Fee Rate ........................    S-142
Workout-Delayed Reimbursement
   Amount ...............................    S-123
Yield Maintenance Charge ................     S-81

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

   LOAN #                 ORIGINATOR         PROPERTY NAME
   ------                 ----------         -------------
      1                    ABN AMRO          Somerset Collection
      2                      JPMCB           Republic Plaza
      3                      JPMCB           Hometown America Portfolio VII
     3.1                     JPMCB           Redwood Estates
     3.2                     JPMCB           Cranberry Lake
     3.3                     JPMCB           Parkwood Communities
     3.4                     JPMCB           Lake in the Hills
     3.5                     JPMCB           Maple Valley
     3.6                     JPMCB           Berryman's Branch
     3.7                     JPMCB           Shady Oaks
     3.8                     JPMCB           Old Orchard
     3.9                     JPMCB           Leisurewoods Taunton
    3.10                     JPMCB           Lakeside Terrace
    3.11                     JPMCB           Shady Village
    3.12                     JPMCB           Science City
    3.13                     JPMCB           Shady Lane
      4                      AMCC            Robert Duncan Plaza
      5                     LaSalle          Shoppes at English Village
      6                      JPMCB           Eastlake Village Marketplace
      7                     LaSalle          Gateway Chula Vista
      8                      JPMCB           Employers Reinsurance Corporation II
      9                      JPMCB           Amerige Heights Town Center
     10                     LaSalle          Slidell Center
     11                      JPMCB           Plaza on Sixth Street
     12                      NCCI            Tower Plaza Retail Center
     13                      JPMCB           Stonybrook Center
     14                      JPMCB           Falcon Ridge Apartments
     15                     LaSalle          Goose Creek MHP & RV
     16                     LaSalle          Mill Valley Apartments
     17                      JPMCB           Regency Square Shopping Center
     18                      AMCC            Avista II Medical Plaza
     19                      JPMCB           Corona Village Shopping Center
     20                      NCCI            Dunleith Tower
     21                      JPMCB           Toledo Industrial
     22                     LaSalle          Simons Plaza
     23                      JPMCB           Office Depot Plaza
     24                      JPMCB           330 South Tryon Street
     25                      JPMCB           Westside Corporate Center
     26                     LaSalle          Greentree Apartments
     27                     LaSalle          4S Center
     28                     LaSalle          Rancho Niguel Medical Building
     29                      NCCI            Regency Park Apartments
     30                     LaSalle          Spring West and Post Road Apartment Portfolio
    30.1                    LaSalle          Post Road Apartments
    30.2                    LaSalle          Spring West
     31                      AMCC            Boone Village Shopping Center
     32                      NCCI            225 Office Park
     33                      NCCI            Remar Bakery Lofts
     34                     LaSalle          Arapahoe Service Center
     35                     LaSalle          Kaiser Oakridge
     36                      AMCC            Alta Decatur Shopping Center
     37                     LaSalle          University Village at Orangeburg
     38                      NCCI            Desert Shadows
     39                      JPMCB           Mather Business Center
     40                     LaSalle          Trabuco Professional Building
     41                     LaSalle          Valley Forge MHP
     42                     LaSalle          Walgreens - Norwood
     43                      JPMCB           Bloomfield Plaza Shopping Center
     44                     LaSalle          Pine Haven MHP/RV
     45                     LaSalle          Reservoir Office Park - 822 Boylston Street
     46                      NCCI            Walnut Forest Apartments
     47                      JPMCB           Kingston Court Apartments
     48                     LaSalle          Reservoir Office Park - 824-826 Boylston Street
     49                     LaSalle          Avenida Aeropuerto
     50                     LaSalle          Walgreens - Riverside
     51                      JPMCB           Ponderosa Mobile Home Park
     52                      JPMCB           Woodforest Square
     53                     LaSalle          Coachwood Colony MHP
     54                     LaSalle          216 West Mulberry
     55                      JPMCB           West Boca Square
     56                      JPMCB           Cactus Ridge Community Mobile Home Park
     57                      JPMCB           Sterling Ridge Office
     58                      JPMCB           Palmetto Villas
     59                      AMCC            University Square
     60                      JPMCB           Spring Valley II Apartments
     61                     LaSalle          202 North Fell
     62                     LaSalle          Carondolet Apartments
     63                      NCCI            1060 Fifth Avenue
     64                      NCCI            ICON MHP Portfolio
    64.1                     NCCI            Aurora
    64.2                     NCCI            Pleasant View
    64.3                     NCCI            Lakewood
     65                     LaSalle          Grosvenor Square Apartments
     66                      NCCI            Chase Place Apartments
     67                     LaSalle          CVS - Bradenton, FL
     68                      NCCI            Hubbard Complex
     69                     LaSalle          Buffalo Speedway
     70                      JPMCB           Quail Air Center
     71                     LaSalle          Breezehill Plaza
     72                      NCCI            Parkway Village MHP
     73                      NCCI            Noble Oaks Apartments
     74                      AMCC            Loggerhead Plaza North
     75                     LaSalle          Suni Sands MHP and RV
     76                     LaSalle          Haines City Mobile Park
     77                      AMCC            Walgreens - Mesa, AZ
     78                      JPMCB           Craig II Industrial
     79                      NCCI            Sterling Oaks Commerce Center
     80                     LaSalle          Wind Rush Apartments
     81                      JPMCB           Dakota Lofts
     82                      JPMCB           Brookhaven Station
     83                      NCCI            Jefferson Self Storage
     84                      JPMCB           Colonnades at Standley Park
     85                      JPMCB           McCrory Buildings
     86                      NCCI            Carriage Park Apartments
     87                      NCCI            Shops on Overland
     88                     LaSalle          King's Crest Town Homes
     89                      JPMCB           Walgreens 6660 Airline Drive
     90                      AMCC            South Tulsa Self Storage
     91                     LaSalle          Twin Mills MHP/RV
     92                      NCCI            Barrington Apartments
     93                     LaSalle          99 West Cherry
     94                     LaSalle          Terra Ceila Village MHP/RV
     95                      JPMCB           Orchard Road and Indian Trail Road
     96                      NCCI            Hillside MHP Portfolio
    96.1                     NCCI            Letchworth Estates
    96.2                     NCCI            Country Road
    96.3                     NCCI            Hillside Terrace
     97                     LaSalle          Registry Park
     98                     LaSalle          Hazel Park Apartments
     99                      NCCI            CVS - Whitehall
     100                    LaSalle          Sixth Avenue MHP & RV Resort
     101                    LaSalle          Topics MHP
     102                     NCCI            North Shore Apartments
     103                     NCCI            Meadowbrook Apartments
     104                     NCCI            Ansley Oaks Apartments
     105                     JPMCB           128 East 65th Street
     106                    LaSalle          Walgreens - Winfield (Centrum)
     107                    LaSalle          Southernaire MHP
     108                     AMCC            Windsor Place Center
     109                    LaSalle          Walgreens - Barnhart, MO
     110                    LaSalle          Owens Office Building
     111                     AMCC            Colonial Oaks Apartments
     112                     JPMCB           Cruces Norte Shopping Center
     113                    LaSalle          Walgreens Salem VA
     114                     AMCC            Selkirk Ridge Apartments
     115                    LaSalle          Riverside Terrace Apartments
     116                    LaSalle          Auburn Apartments
     117                     JPMCB           Walgreens - Pearl, MS
     118                     AMCC            Walgreen's - Lake Station, IN
     119                    LaSalle          404 North Main
     120                     JPMCB           145 West 78th Street
     121                     JPMCB           Shalako MHP
     122                    LaSalle          Desert Paradise MHP & RV
     123                    LaSalle          The Lock-Up Mini Storage
     124                     NCCI            Palmdale
     125                     NCCI            Kirby Drive Retail Center
     126                     NCCI            Bay Berry Mews
     127                     NCCI            Capital Heights
     128                    LaSalle          Camptowne Gardens Apartments
     129                    LaSalle          Green Gables Apartments
     130                    LaSalle          Glenhaven MHC
     131                    LaSalle          Gaston Place Apartments

LOAN #          STREET ADDRESS
------          --------------
   1            2800 West Big Beaver Road
   2            370 17th Street, 303 16th Street, and 400 15th Street
   3            Various
  3.1           9595 Pecos Street
  3.2           9620 Highland Road
  3.3           414 Springlake Road
  3.4           2700 Shimmons Road
  3.5           1 Maple Valley Drive
  3.6           1616 Pennsylvania Avenue
  3.7           15777 Bolesta Road
  3.8           10500 Lapeer Road
  3.9           50 Highland Street
 3.10           24 Sunrise Lane
 3.11           15666 49th Street
 3.12           3823 Bay City Road
 3.13           15400 Roosevelt Boulevard
   4            333 SW First Avenue
   5            1460 Bethlehem Place
   6            Northwest Corner of Otay Lakes Road and Eastlake Parkway
   7            303 H Street
   8            9201 State Line Road
   9            1909 and 2291 West Malvern Avenue
  10            61101-61123 Airport Road
  11            1116 West Sixth Street
  12            27463-27589 Ynez Road
  13            3500 South Hurstbourne Parkway
  14            500 East Stassney Lane
  15            350 Red Barn Road
  16            9001 Randol Mill Road
  17            2440 Southeast Federal Highway
  18            70 and 80 Health Park Drive
  19            451 Magnolia Avenue
  20            4621 Jefferson Street
  21            1380 Ford Street
  22            2525 Airport Thruway
  23            11330-11360 Pines Boulevard
  24            330 South Tryon Street
  25            150 South Pine Island Road
  26            4622 North Jupiter Road
  27            16621-16625 Dove Canyon Road
  28            25500 Rancho Niguel Road
  29            3200 Desert Drive
  30            Various
 30.1           1629 Post Road
 30.2           1623 Aquarena Springs Drive
  31            5-77 Boone Village and 1350 West Oak Street
  32            14280 East Jewell Avenue
  33            4600 Adeline Street
  34            6555, 6665, 6675 South Kenton Street
  35            1335 Park Center Drive
  36            401 and 451 South Decatur Boulevard and 4774 Alta Drive
  37            700 University Village Drive
  38            19203 North 29th Avenue
  39            10360-10398 Rockingham Drive and 3324-3366 Mather Field Road
  40            27695, 27725, 27765 and 27785 Santa Margarita Parkway
  41            1311 Catfish Lane
  42            4605 Mongomery Road
  43            4055 Telegraph Road
  44            2331-2339 Route 9
  45            822 Boylston Street
  46            1001 South Forest Avenue, 543 Church Street, 515 Walnut Street, 521 Walnut Street and 1506 Geddes Avenue
  47            3101 Navarre Avenue
  48            824-826 Boylston Street
  49            26181 Avenida Aeropuerto
  50            6600 Magnolia Avenue
  51            1575 West Valley Parkway
  52            12620 Woodforest Boulevard
  53            2610 Dogwood Place
  54            216 West Mulberry Street
  55            21637-21759 State Road 7
  56            2700 West Richmar Avenue
  57            6707, 6767, and 6769 Sterling Ridge Drive
  58            2303-2307 West Palmetto Street and 2432-2438 Willwood Drive
  59            8335-8433 North Lockwood Ridge Road
  60            751 Arkansas Highway 16 East
  61            202 North Fell Avenue
  62            4612 Spring Hill Avenue
  63            1060 Fifth Avenue
  64            Various
 64.1           16431 East Colfax Avenue
 64.2           15150 South Golden Road
 64.3           1409 Allison Street
  65            74 Woodbine Street
  66            9825 Webb Chapel Road
  67            4302 Cortez Road West
  68            12050-12300 Hubbard St
  69            5110 Buffalo Speedway
  70            105, 115, 125 East Reno Avenue
  71            435 and 485 South Melrose Drive
  72            2015 24th St
  73            634 Roy Huie Road
  74            14235 - 14267 U.S. Highway 1
  75            1960 East 32nd Street
  76            1300 Polk City Road
  77            9233 East Guadalupe Road
  78            3853 - 3873 East Craig Road
  79            22135 Davis Drive
  80            1296 Appleway Drive
  81            711 William Street
  82            4060-4080 Peachtree Road
  83            25435 Jefferson Avenue
  84            9910-9940 Wadsworth Parkway
  85            1000 Prairie Avenue and 509 Main Street
  86            1810 East Colorado St.
  87            8184 West Overland Road
  88            630 Windellwood Circle
  89            6660 Airline Drive
  90            8303 and 8307 East 81st Street South
  91            1675 West State Road 120
  92            22800 Rockside Road
  93            99 West Cherry Street
  94            9303 US Highway 41 North Lot H14
  95            1330 North Orchard Road
  96            Various
 96.1           13 Erie Street
 96.2           9091 Creek Road
 96.3           113 Warsaw Boulevard
  97            777 South Eisenhower Avenue
  98            540 Dover Court
  99            4538 East Main Street
  100           39345 6th Avenue
  101           13063 County Line Road
  102           1167 & 1179 North Shore Drive
  103           101 Lanphear Court
  104           6813 Main Street
  105           128 East 65th Street
  106           27 West 171 Geneva Road
  107           1700 Sanford Road
  108           1291 South Houston Lake Road
  109           1718 Catlin Road
  110           5876 Owens Avenue
  111           4242 Southwest 21st Place
  112           2497-2525 North Main Street
  113           1725 West Main Street
  114           117 South Lincoln Avenue
  115           1923 Riverside Drive
  116           1307, 1309, 1311 and 1457 11th Street North, 1468 12th Street North, 1102 and 1110 Loy Avenue
  117           3189 Highway 80 East
  118           3500 Central Avenue
  119           404 North Main Street
  120           145 West 78th Street
  121           Taylor Road and Pawnee Drive
  122           10537 South Avenue 9E
  123           1100 Benstein Road
  124           30910 State Highway 100
  125           5819 Kirby Drive
  126           4019 Lester Drive
  127           100  Cardamon Court
  128           334 Towler Street
  129           2833 Dayton Boulevard
  130           5500 South R.L. Thornton Freeway
  131           408-414 Gaston Lane and 409-419 East Gaston Street

                                                                                        NUMBER OF      PROPERTY
 LOAN #          CITY                     STATE         ZIP CODE      COUNTY           PROPERTIES      TYPE
 ------          ----                     -----         --------      ------           ----------      ----
    1            Troy                       MI            48084       Oakland               1          Retail
    2            Denver                     CO            80202       Denver                1          Office
    3            Various                 Various         Various      Various              13          Manufactured Housing
   3.1           Thornton                   CO            80260       Adams                 1          Manufactured Housing
   3.2           White Lake                 MI            48386       Oakland               1          Manufactured Housing
   3.3           Wildwood                   FL            34785       Sumter                1          Manufactured Housing
   3.4           Auburn Hills               MI            48326       Oakland               1          Manufactured Housing
   3.5           Manteno                    IL            60950       Kankakee              1          Manufactured Housing
   3.6           Vineland                   NJ            08361       Cumberland            1          Manufactured Housing
   3.7           Clearwater                 FL            33760       Pinellas              1          Manufactured Housing
   3.8           Davison                    MI            48423       Genesee               1          Manufactured Housing
   3.9           Taunton                    MA            02780       Bristol               1          Manufactured Housing
  3.10           Fruitland Park             FL            34731       Lake                  1          Manufactured Housing
  3.11           Clearwater                 FL            33762       Pinellas              1          Manufactured Housing
  3.12           Midland                    MI            48642       Midland               1          Manufactured Housing
  3.13           Clearwater                 FL            33760       Pinellas              1          Manufactured Housing
    4            Portland                   OR            97204       Multnomah             1          Office
    5            North Wales                PA            19454       Montgomery            1          Retail
    6            Chula Vista                CA            91914       San Diego             1          Retail
    7            Chula Vista                CA            91910       San Diego             1          Office
    8            Kansas City                MO            64114       Jackson               1          Office
    9            Fullerton                  CA            92835       Orange                1          Retail
   10            Slidell                    LA            70460       St. Tammany           1          Retail
   11            Corona                     CA            92882       Riverside             1          Retail
   12            Temecula                   CA            92591       Riverside             1          Retail
   13            Louisville                 KY            40299       Jefferson             1          Retail
   14            Austin                     TX            78745       Travis                1          Multifamily
   15            Newport                    NC            28570       Carteret              1          Manufactured Housing
   16            Fort Worth                 TX            76120       Tarrant               1          Multifamily
   17            Stuart                     FL            34994       Martin                1          Retail
   18            Louisville                 CO            80027       Boulder               1          Office
   19            Corona                     CA            92879       Riverside             1          Retail
   20            Kansas City                MO            64112       Jackson               1          Multifamily
   21            Maumee                     OH            43537       Lucas                 1          Industrial
   22            Columbus                   GA            31904       Muscogee              1          Retail
   23            Pembroke Pines             FL            33026       Broward               1          Retail
   24            Charlotte                  NC            28288       Mecklenburg           1          Office
   25            Plantation                 FL            33324       Broward               1          Office
   26            Garland                    TX            75044       Dallas                1          Multifamily
   27            San Diego                  CA            92127       San Diego             1          Retail
   28            Laguna Niguel              CA            92677       Orange                1          Office
   29            East Point                 GA            30344       Fulton                1          Multifamily
   30            San Marcos                 TX            77578       Hays                  2          Multifamily
  30.1           San Marcos                 TX            77578       Hays                  1          Multifamily
  30.2           San Marcos                 TX            77578       Hays                  1          Multifamily
   31            Zionsville                 IN            46077       Boone                 1          Retail
   32            Aurora                     CO            80014       Arapahoe              1          Office
   33            Emeryville                 CA            94608       Alameda               1          Multifamily
   34            Centennial                 CO            80111       Arapahoe              1          Industrial
   35            Vista                      CA            92081       San Diego             1          Industrial
   36            Las Vegas                  NV            89107       Clark                 1          Retail
   37            Orangeburg                 SC            29115       Orangeburg            1          Multifamily
   38            Phoenix                    AZ            85027       Maricopa              1          Manufactured Housing
   39            Rancho Cordova             CA            95670       Sacramento            1          Industrial
   40            Mission Viejo              CA            92691       Orange                1          Office
   41            Norristown                 PA            19403       Montgomery            1          Manufactured Housing
   42            Norwood                    OH            45212       Hamilton              1          Retail
   43            Bloomfield Hills           MI            48302       Oakland               1          Retail
   44            Ocean View                 NJ            08230       Cape May              1          Manufactured Housing
   45            Brookline                  MA            02467       Norfolk               1          Office
   46            Ann Arbor                  MI            48104       Washtenaw             1          Multifamily
   47            Oregon                     OH            43616       Lucas                 1          Multifamily
   48            Brookline                  MA            02467       Norfolk               1          Office
   49            San Juan Capistrano        CA            92675       Orange                1          Industrial
   50            Riverside                  CA            92506       Riverside             1          Retail
   51            Escondido                  CA            92029       San Diego             1          Manufactured Housing
   52            Houston                    TX            77015       Harris                1          Retail
   53            Leesburg                   FL            34748       Lake                  1          Manufactured Housing
   54            Normal                     IL            61761       McLean                1          Multifamily
   55            Boca Raton                 FL            33428       Palm Beach            1          Retail
   56            Las Vegas                  NV            89123       Clark                 1          Manufactured Housing
   57            The Woodlands              TX            77382       Montgomery            1          Office
   58            Florence                   SC            29501       Florence              1          Multifamily
   59            Sarasota                   FL            34243       Manatee               1          Retail
   60            Siloam Springs             AR            72761       Benton                1          Multifamily
   61            Normal                     IL            61761       McLean                1          Multifamily
   62            Mobile                     AL            36608       Mobile                1          Multifamily
   63            New York                   NY            10128       Manhattan             1          Multifamily
   64            Various                    CO           Various      Various               3          Manufactured Housing
  64.1           Aurora                     CO            80011       Adams                 1          Manufactured Housing
  64.2           Golden                     CO            80401       Jefferson             1          Manufactured Housing
  64.3           Lakewood                   CO            80214       Jefferson             1          Manufactured Housing
   65            Kernersville               NC            27284       Forsyth               1          Multifamily
   66            Dallas                     TX            75220       Dallas                1          Multifamily
   67            Bradenton                  FL            34209       Manatee               1          Retail
   68            Livonia                    MI            48150       Wayne                 1          Industrial
   69            Houston                    TX            77005       Harris                1          Retail
   70            Las Vegas                  NV            89119       Clark                 1          Industrial
   71            Vista                      CA            92081       San Diego             1          Retail
   72            Bellingham                 WA            98225       Whatcom               1          Manufactured Housing
   73            Riverdale                  GA            30274       Clayton               1          Multifamily
   74            Juno Beach                 FL            33408       Palm Beach            1          Mixed Use
   75            Yuma                       AZ            85365       Yuma                  1          Manufactured Housing
   76            Haines City                FL            33844       Polk                  1          Manufactured Housing
   77            Mesa                       AZ            85212       Maricopa              1          Retail
   78            North Las Vegas            NV            89115       Clark                 1          Industrial
   79            Sterling                   VA            20164       Loudoun               1          Industrial
   80            Columbus                   OH            43228       Franklin              1          Multifamily
   81            Houston                    TX            77002       Harris                1          Multifamily
   82            Atlanta                    GA            30319       DeKalb                1          Retail
   83            Murrieta                   CA            92562       Riverside             1          Self Storage
   84            Westminster                CO            80021       Jefferson             1          Retail
   85            Houston                    TX            77002       Harris                1          Mixed Use
   86            Victoria                   TX            77901       Victoria              1          Multifamily
   87            Boise                      ID            83709       Ada                   1          Retail
   88            Smyrna                     TN            37167       Rutherford            1          Multifamily
   89            Houston                    TX            77076       Harris                1          Retail
   90            Tulsa                      OK            74133       Tulsa                 1          Self Storage
   91            Howe                       IN            46746       LaGrange              1          Manufactured Housing
   92            Bedford                    OH            44146       Cuyahoga              1          Multifamily
   93            Normal                     IL            61761       McLean                1          Multifamily
   94            Palmetto                   FL            34221       Manatee               1          Manufactured Housing
   95            Aurora                     IL            60506       Kane                  1          Retail
   96            Various                    NY           Various      Various               3          Manufactured Housing
  96.1           Mount Morris               NY            14510       Livingston            1          Manufactured Housing
  96.2           Nunda                      NY            14517       Livingston            1          Manufactured Housing
  96.3           Silver Springs             NY            14550       Wyoming               1          Manufactured Housing
   97            Mason City                 IA            50401       Cerro Gordo           1          Manufactured Housing
   98            Mount Morris               MI            48458       Genesee               1          Multifamily
   99            Whitehall                  OH            43213       Franklin              1          Retail
   100           Zephyrhills                FL            33542       Pasco                 1          Manufactured Housing
   101           Spring Hill                FL            34609       Hernando              1          Manufactured Housing
   102           Forest Lake                MN            55025       Washington            1          Multifamily
   103           Corning                    NY            14830       Steuben               1          Multifamily
   104           Lithonia                   GA            30058       Dekalb                1          Multifamily
   105           New York                   NY            10021       New York              1          Multifamily
   106           Winfield                   IL            60190       DuPage                1          Retail
   107           Mount Dora                 FL            32757       Lake                  1          Manufactured Housing
   108           Warner Robins              GA            31088       Houston               1          Retail
   109           Barnhart                   MO            63012       Jefferson             1          Retail
   110           Carlsbad                   CA            92008       San Diego             1          Office
   111           Gainesville                FL            32607       Alachua               1          Multifamily
   112           Las Cruces                 NM            88001       Dona Ana              1          Retail
   113           Salem                      VA            24153       Salem                 1          Retail
   114           Sandpoint                  ID            83864       Bonner                1          Multifamily
   115           Dayton                     OH            45405       Montgomery            1          Multifamily
   116           Wahpeton                   ND            58075       Richland              1          Multifamily
   117           Pearl                      MS            39208       Rankin                1          Retail
   118           Lake Station               IN            46405       Lake                  1          Retail
   119           Normal                     IL            61761       McLean                1          Multifamily
   120           New York                   NY            10024       New York              1          Multifamily
   121           Windsor                    PA            17366       York                  1          Manufactured Housing
   122           Yuma                       AZ            85365       Yuma                  1          Manufactured Housing
   123           Walled Lake                MI            48390       Oakland               1          Self Storage
   124           San Benito                 TX            78566       Cameron               1          Manufactured Housing
   125           Houston                    TX            77005       Harris                1          Retail
   126           Columbia                   SC            29203       Richland              1          Multifamily
   127           Columbia                   SC            29203       Richland              1          Multifamily
   128           Monroe                     GA            30655       Walton                1          Multifamily
   129           Chattanooga                TN            37415       Hamilton              1          Multifamily
   130           Dallas                     TX            75232       Dallas                1          Manufactured Housing
   131           Savannah                   GA            31401       Chatham               1          Multifamily

                PROPERTY                                        YEAR                             UNIT OF
LOAN #          SUBTYPE                       YEAR BUILT      RENOVATED           UNITS          MEASURE          OCCUPANCY %
------          -------                       ----------      ---------           -----          --------         -----------
   1            Regional Mall                    1969           1997            753,860        Square Feet           97.6
   2            CBD                              1984           2001          1,292,123        Square Feet           79.9
   3            Manufactured Housing            Various        Various            3,895           Pads               94.9
  3.1           Manufactured Housing             1973                               753           Pads               92.7
  3.2           Manufactured Housing             1967           2000                328           Pads               85.4
  3.3           Manufactured Housing             1984                               695           Pads               96.7
  3.4           Manufactured Housing             1980                               238           Pads               94.1
  3.5           Manufactured Housing             1990           1993                276           Pads               99.6
  3.6           Manufactured Housing             1974                               257           Pads               98.8
  3.7           Manufactured Housing             1983                               250           Pads               97.2
  3.8           Manufactured Housing             1972                               200           Pads               98.0
  3.9           Manufactured Housing             1986                               222           Pads              100.0
 3.10           Manufactured Housing             1984                               241           Pads               97.9
 3.11           Manufactured Housing             1975                               156           Pads               96.2
 3.12           Manufactured Housing             1968                               171           Pads               86.0
 3.13           Manufactured Housing             1960                               108           Pads               92.6
   4            CBD                              1991           2002            332,608        Square Feet           98.4
   5            Anchored                         2003                           104,014        Square Feet           96.2
   6            Anchored                         2003                            77,042        Square Feet          100.0
   7            Suburban                         2002                           100,321        Square Feet           95.9
   8            Suburban                         1963           2004            166,641        Square Feet          100.0
   9            Anchored                         2001                            96,679        Square Feet          100.0
  10            Anchored                         2003                           139,534        Square Feet           93.5
  11            Shadow Anchored                  1991                           116,071        Square Feet           92.8
  12            Anchored                         1969           1997            134,510        Square Feet          100.0
  13            Anchored                         2000                           144,327        Square Feet           91.3
  14            Garden                           2000                               296           Units              90.2
  15            Manufactured Housing             1982           2003                688           Pads               76.7
  16            Garden                           1984                               312           Units              95.2
  17            Anchored                         1987           2003            159,043        Square Feet           94.1
  18            Suburban                         2003                            74,370        Square Feet           90.1
  19            Shadow Anchored                  2001                            56,814        Square Feet          100.0
  20            Garden                           1955           2003                214           Units              93.9
  21            Warehouse/Distribution           1980           1997            336,900        Square Feet          100.0
  22            Unanchored                       1977           2003            121,957        Square Feet           81.7
  23            Anchored                         2003                            68,170        Square Feet           96.3
  24            CBD                              1962           1994             65,570        Square Feet          100.0
  25            Suburban                         1984                           100,173        Square Feet           82.3
  26            Garden                           1983           2003                198           Units              95.5
  27            Unanchored                       2003                            30,547        Square Feet          100.0
  28            Suburban                         1991                            29,382        Square Feet           92.8
  29            Garden                           1970           2001                785           Units              83.1
  30            Garden                          Various        Various              202           Units              90.6
 30.1           Garden                           1985           2000                132           Units              93.2
 30.2           Garden                           1985                                70           Units              85.7
  31            Anchored                         1972           2003             94,083        Square Feet           96.4
  32            Suburban                         2001                            66,259        Square Feet          100.0
  33            Garden                           1919           2002                 57           Units              89.5
  34            Flex                             1985                           144,283        Square Feet           82.3
  35            Flex                             1999                           124,640        Square Feet           95.2
  36            Anchored                         1983           2003             22,160        Square Feet          100.0
  37            Garden                           2002                                96           Units              94.4
  38            Manufactured Housing             1978                               638           Pads              100.0
  39            Flex                             1981                           120,294        Square Feet           93.4
  40            Suburban                         1992                            35,728        Square Feet           87.9
  41            Manufactured Housing             1957                               219           Units              98.6
  42            Anchored                         2003                            15,937        Square Feet          100.0
  43            Anchored                         1968                            38,173        Square Feet          100.0
  44            Manufactured Housing             1960           1986                625           Pads               52.5
  45            Suburban                         1959           2003             22,373        Square Feet           90.8
  46            Garden                           1963           2000                 80           Units             100.0
  47            Garden                           1969           1999                209           Units              98.6
  48            Suburban                         1959           2002             20,943        Square Feet          100.0
  49            Flex                             1973                            36,000        Square Feet          100.0
  50            Anchored                         2003                            12,804        Square Feet          100.0
  51            Manufactured Housing             1970                               104           Pads              100.0
  52            Shadow Anchored                  1999                            44,399        Square Feet           88.9
  53            Manufactured Housing             1969                               202           Pads               97.5
  54            Mid/High Rise                    2001                                32           Units             100.0
  55            Shadow Anchored                  1991           1998             45,959        Square Feet           87.6
  56            Manufactured Housing             1998                               193           Pads               97.4
  57            Suburban                         2003                            30,000        Square Feet           99.9
  58            Garden                           1984           2001                117           Units              98.3
  59            Shadow Anchored                  2001           2004             34,064        Square Feet          100.0
  60            Garden                           2002                               120           Units              90.8
  61            Mid/High Rise                    2002                                32           Units             100.0
  62            Garden                           1973                               196           Units              90.8
  63            Garden                           1927           2000                 48           Units             100.0
  64            Manufactured Housing            Various        Various              148           Pads               93.2
 64.1           Manufactured Housing             1966           2002                 49           Pads               85.4
 64.2           Manufactured Housing             1961                                48           Pads              100.0
 64.3           Manufactured Housing             1950                                51           Pads               94.1
  65            Garden                           1973                               145           Units              91.0
  66            Garden                           1963           2003                137           Units              92.7
  67            Anchored                         2003                            12,150        Square Feet          100.0
  68            Warehouse/Distribution           1981                            85,086        Square Feet           91.1
  69            Shadow Anchored                  2002                            19,649        Square Feet          100.0
  70            Flex                             1987                            64,052        Square Feet           89.7
  71            Unanchored                       2001                            17,129        Square Feet           91.0
  72            Manufactured Housing             1985                               102           Pads              100.0
  73            Garden                           1972                               118           Units              92.4
  74            Office/Retail                    1986                            36,442        Square Feet           90.9
  75            Manufactured Housing             1969                               331           Pads               70.4
  76            Manufactured Housing             1968           1974                251           Pads               94.0
  77            Anchored                         2004                            14,560        Square Feet          100.0
  78            Flex                             2002                            59,303        Square Feet           91.9
  79            Flex                             2002                            35,263        Square Feet           93.8
  80            Garden                           1974           2003                108           Units              91.7
  81            Mid/High Rise                    1911           1993                 52           Units              94.2
  82            Unanchored                       1985                            27,745        Square Feet          100.0
  83            Self Storage                     1999                               537           Units              88.2
  84            Unanchored                       2000                            16,004        Square Feet          100.0
  85            Office/Retail                    1920           1998             32,337        Square Feet           99.5
  86            Garden                           1977           2003                120           Units              91.7
  87            Shadow Anchored                  2003                            15,628        Square Feet          100.0
  88            Garden                           1986                               100           Units              90.0
  89            Anchored                         2002                            14,490        Square Feet          100.0
  90            Self Storage                     1999           2001                490           Units              81.8
  91            Manufactured Housing             1968           2002                501           Pads               52.3
  92            Garden                           1984                                80           Units              92.6
  93            Mid/High Rise                    2000                                21           Units             100.0
  94            Manufactured Housing             1984                               213           Pads               88.7
  95            Unanchored                       2003                            14,916        Square Feet           82.7
  96            Manufactured Housing            Various        Various              144           Pads               90.3
 96.1           Manufactured Housing             1970           1990                 54           Pads               88.9
 96.2           Manufactured Housing             1971                                50           Pads               86.0
 96.3           Manufactured Housing             1975           1990                 40           Pads               97.5
  97            Manufactured Housing             1972                               188           Pads               92.0
  98            Garden                           1969           2003                117           Units              94.9
  99            Anchored                         1995                            12,608        Square Feet          100.0
  100           Manufactured Housing             1969           2002                140           Pads               91.4
  101           Manufactured Housing             1984                               232           Pads               86.2
  102           Garden                           1969                                60           Units              91.8
  103           Garden                           1950                               100           Units              96.0
  104           Garden                           1969           2003                 94           Units              90.4
  105           Mid/High Rise                    1939           1998                  5           Units             100.0
  106           Anchored                         2003                            14,490        Square Feet          100.0
  107           Manufactured Housing             1970                               116           Pads               94.0
  108           Unanchored                       2000                            28,501        Square Feet           89.8
  109           Anchored                         2004                            15,120        Square Feet          100.0
  110           Suburban                         2001                            16,576        Square Feet           82.2
  111           Garden                           1982                                52           Units              94.2
  112           Shadow Anchored                  1983           1995             24,730        Square Feet           92.7
  113           Anchored                         2003                            14,560        Square Feet          100.0
  114           Garden                           1997           2004                 42           Units              85.7
  115           Garden                           1943           2003                 97           Units              92.8
  116           Garden                           1973           1987                 84           Units              94.0
  117           Anchored                         2003                            14,560        Square Feet          100.0
  118           Anchored                         2001                            14,490        Square Feet          100.0
  119           Garden                           2000                                14           Units             100.0
  120           Mid/High Rise                    1900           1984                 10           Units             100.0
  121           Manufactured Housing             1978           1996                 85           Pads               95.3
  122           Manufactured Housing             1987           1997                272           Pads               72.8
  123           Self Storage                     1986           1995                537           Units              68.0
  124           Manufactured Housing             1983                               203           Pads               98.5
  125           Unanchored                       2002                             5,920        Square Feet           89.9
  126           Garden                           1996                               100           Units              91.0
  127           Garden                           1996                               102           Units              92.1
  128           Garden                           1976           2002                 50           Units             100.0
  129           Garden                           1978           2002                 36           Units              94.4
  130           Manufactured Housing             1951                                70           Pads               92.9
  131           Garden                           1984                                20           Units             100.0

                                                                                                    ORIGINAL
           OCCUPANCY          APPRAISED        APPRAISAL         CURRENT         ORIGINAL           BALANCE             CURRENT
 LOAN #       DATE        VALUE ($)(17,19)    DATE(17,19)     LTV %(1,2,17)     BALANCE ($)     PER UNIT ($)(2)      BALANCE ($)(3)
 ------       ----        ----------------    -----------     -------------     -----------     ---------------      --------------
    1       02/09/04         519,500,000        01/08/04           48.3         125,500,000                333      125,500,000.00
    2       03/29/04         257,800,000        03/23/04           41.5         107,000,000                 83      107,000,000.00
    3       02/26/04         135,610,000        Various            73.3          99,381,552             25,515       99,381,552.00
   3.1      02/26/04          38,000,000        07/14/03           73.3          28,960,000             38,459       28,960,000.00
   3.2      02/26/04          13,670,000        08/01/03           73.3           9,689,779             29,542        9,689,779.00
   3.3      02/26/04          11,990,000        08/01/03           73.3           9,568,000             13,767        9,568,000.00
   3.4      02/26/04          11,440,000        08/01/03           73.3           7,939,947             33,361        7,939,947.00
   3.5      02/26/04           9,600,000        08/01/03           73.3           6,552,144             23,740        6,552,144.00
   3.6      02/26/04           9,200,000        08/01/03           73.3           6,411,735             24,948        6,411,735.00
   3.7      02/26/04           9,100,000        08/01/03           73.3           6,392,016             25,568        6,392,016.00
   3.8      02/26/04           7,640,000        08/01/03           73.3           5,801,135             29,006        5,801,135.00
   3.9      02/26/04           6,980,000        08/01/03           73.3           4,329,019             19,500        4,329,019.00
  3.10      02/26/04           5,690,000        08/01/03           73.3           4,249,295             17,632        4,249,295.00
  3.11      02/26/04           5,050,000        08/01/03           73.3           4,040,000             25,897        4,040,000.00
  3.12      02/26/04           5,100,000        07/11/03           73.3           3,887,551             22,734        3,887,551.00
  3.13      02/26/04           2,150,000        08/01/03           73.3           1,560,931             14,453        1,560,931.00
    4       03/01/04          69,750,000        01/22/04           59.5          41,500,000                125       41,500,000.00
    5       04/12/04          34,200,000        12/01/04           79.7          27,360,000                263       27,269,383.44
    6       04/13/04          33,600,000        06/27/03           68.1          23,000,000                299       22,891,394.96
    7       03/18/04          26,500,000        12/16/03           71.6          19,000,000                189       18,980,350.26
    8       03/09/04          26,500,000        3/1/2004           67.7          17,950,000                108       17,950,000.00
    9       04/07/04          27,500,000        08/19/03           60.0          16,500,000                171       16,500,000.00
   10       04/01/04          19,350,000        05/01/04           75.4          14,600,000                105       14,582,941.68
   11       02/13/04          21,300,000        12/13/03           67.1          14,300,000                123       14,300,000.00
   12       01/01/04          18,600,000        11/12/03           75.6          14,100,000                105       14,056,606.64
   13       01/31/04          17,550,000        09/16/03           79.8          14,000,000                 97       14,000,000.00
   14       12/04/03          21,000,000        12/11/03           65.7          13,800,000             46,622       13,800,000.00
   15       01/13/04          16,700,000        01/13/04           75.3          12,600,000             18,314       12,575,968.09
   16       01/01/04          15,000,000        12/22/03           79.9          12,000,000             38,462       11,977,683.04
   17       11/12/03          15,900,000        11/07/03           67.3          10,750,000                 68       10,707,822.26
   18       03/01/04          14,500,000        01/23/04           73.3          10,650,000                143       10,631,022.72
   19       12/31/03          13,900,000        11/25/03           75.4          10,500,000                185       10,478,849.09
   20       01/22/04          14,100,000        01/13/04           74.3          10,500,000             49,065       10,477,540.79
   21       02/09/04          14,100,000        01/05/04           74.3          10,500,000                 31       10,469,298.36
   22       11/21/03          12,400,000        11/20/03           78.4           9,750,000                 80        9,723,790.50
   23       12/20/03          12,300,000        07/30/03           76.5           9,475,000                139        9,404,646.34
   24       03/18/04          12,100,000        12/15/03           75.6           9,150,000                140        9,150,000.00
   25       02/15/04          13,000,000        05/01/04           70.0           9,100,000                 91        9,100,000.00
   26       01/01/04          11,200,000        12/22/03           79.7           8,940,000             45,152        8,923,373.86
   27       12/31/03          10,650,000        12/01/03           78.3           8,350,000                273        8,340,988.66
   28       02/01/04           9,900,000        10/16/03           77.2           7,650,000                260        7,641,744.11
   29       01/27/04          15,600,000        01/21/04           48.1           7,500,000              9,554        7,500,000.00
   30       02/10/04          10,500,000        01/06/04           71.4           7,500,000             37,129        7,492,243.52
  30.1      02/10/04           6,861,386        01/06/04           71.4           4,900,990             37,129        4,895,921.51
  30.2      02/10/04           3,638,614        01/06/04           71.4           2,599,010             37,129        2,596,322.01
   31       03/09/04           9,600,000        04/01/04           77.1           7,400,000                 79        7,400,000.00
   32       01/15/04           9,600,000        02/25/04           70.8           6,800,000                103        6,792,200.15
   33       02/01/04           9,040,000        10/01/03           75.0           6,781,500            118,974        6,781,500.00
   34       12/25/03          10,200,000        01/12/04           63.5           6,500,000                 45        6,479,405.17
   35       11/30/03           8,200,000        10/10/03           77.4           6,350,000                 51        6,343,147.07
   36       03/01/04           9,000,000        03/07/04           70.0           6,300,000                284        6,300,000.00
   37       01/30/04           7,550,000        02/03/04           79.8           6,035,000             62,865        6,023,026.58
   38       03/03/04          12,070,000        09/15/03           49.7           6,000,000              9,404        5,993,053.35
   39       04/01/04           8,250,000        03/05/04           69.7           5,750,000                 48        5,750,000.00
   40       01/15/04           7,350,000        10/27/03           77.5           5,700,000                160        5,693,848.55
   41       01/13/04           7,400,000        01/19/04           76.9           5,700,000             26,027        5,689,152.38
   42       02/13/04           6,760,000        02/19/04           78.3           5,300,000                333        5,294,176.99
   43       02/09/04           8,200,000        01/12/04           63.9           5,250,000                138        5,238,039.99
   44       12/31/03           8,000,000        11/11/03           63.5           5,100,000              8,160        5,083,388.03
   45       03/11/04           6,400,000        12/18/03           79.9           5,080,000                227        5,074,439.65
   46       04/21/04           9,300,000        03/31/04           53.8           5,000,000             62,500        5,000,000.00
   47       03/08/04           6,400,000        07/24/03           77.8           5,000,000             23,923        4,976,946.24
   48       03/11/04           6,000,000        12/18/03           79.9           4,840,000                231        4,834,702.35
   49       11/30/03           6,900,000        08/20/03           69.3           4,800,000                133        4,778,664.19
   50       10/26/03           6,630,000        10/05/03           69.8           4,650,000                363        4,628,660.16
   51       09/30/03           5,600,000        11/13/03           80.0           4,500,000             43,269        4,479,397.10
   52       02/24/04           5,600,000        12/07/03           76.3           4,282,500                 96        4,274,277.86
   53       11/19/03           5,500,000        01/16/04           77.6           4,275,000             21,163        4,266,846.32
   54       03/01/04           5,425,000        01/28/04           78.3           4,250,000            132,813        4,245,396.06
   55       02/11/04           8,250,000        12/01/03           51.4           4,250,000                 92        4,243,529.62
   56       03/31/04           5,600,000        09/25/03           74.1           4,200,000             21,762        4,180,694.96
   57       03/09/04           5,100,000        01/01/04           79.9           4,080,000                136        4,076,091.27
   58       01/29/04           5,000,000        02/06/04           80.0           4,000,000             34,188        4,000,000.00
   59       03/15/04           5,365,000        03/03/04           74.6           4,000,000                117        4,000,000.00
   60       10/31/03           5,000,000        10/17/03           79.9           4,025,000             33,542        3,995,739.71
   61       02/29/04           5,225,000        12/19/03           76.5           4,000,000            125,000        3,995,617.65
   62       12/15/03           6,250,000        11/20/03           63.8           4,000,000             20,408        3,987,409.66
   63       09/11/03         148,700,000        12/05/03           2.6            3,800,000             79,167        3,795,400.24
   64       02/28/04           5,075,000        08/15/03           74.5           3,800,000             25,676        3,778,843.12
  64.1      02/28/04           1,850,000        08/15/03           74.5           1,385,222             28,270        1,377,509.31
  64.2      02/28/04           1,700,000        08/15/03           74.5           1,272,906             26,519        1,265,819.37
  64.3      02/28/04           1,525,000        08/15/03           74.5           1,141,872             22,390        1,135,514.43
   65       02/11/04           4,874,000        12/15/03           76.7           3,750,000             25,862        3,739,689.69
   66       03/12/04           5,250,000        12/18/03           71.2           3,750,000             27,372        3,737,274.95
   67       01/28/04           5,250,000        01/15/04           70.7           3,720,000                306        3,712,794.79
   68       03/23/04           4,750,000        02/27/04           77.8           3,700,000                 43        3,695,834.53
   69       03/24/04           5,360,000        01/07/04           68.9           3,700,000                188        3,693,459.10
   70       12/16/03           4,950,000        09/17/03           74.1           3,650,000                 57        3,633,872.06
   71       11/30/03           4,500,000        10/09/03           75.5           3,400,000                198        3,396,330.71
   72       01/09/04           4,300,000        01/07/04           76.7           3,300,000             32,353        3,300,000.00
   73       02/12/04           4,275,000        03/01/04           76.0           3,250,000             27,542        3,250,000.00
   74       04/22/04           5,900,000        03/12/04           55.1           3,250,000                 89        3,250,000.00
   75       01/13/04           4,200,000        01/09/04           76.0           3,200,000              9,668        3,193,896.66
   76       01/13/04           4,000,000        01/07/04           79.8           3,200,000             12,749        3,190,207.71
   77       03/01/04           4,970,000        02/19/04           63.4           3,150,000                216        3,150,000.00
   78       02/02/04           4,250,000        02/18/04           71.0           3,025,000                 51        3,017,993.50
   79       01/20/04           3,750,000        01/26/04           79.9           3,000,000                 85        2,996,578.10
   80       02/17/04           3,800,000        01/27/04           78.8           3,000,000             27,778        2,995,320.29
   81       03/10/04           4,000,000        10/01/03           74.8           3,000,000             57,692        2,993,943.79
   82       12/31/03           5,500,000        12/30/03           54.4           3,000,000                108        2,993,292.78
   83       02/29/04           4,960,000        08/20/03           60.1           3,000,000              5,587        2,982,832.43
   84       01/12/04           3,650,000        01/09/04           79.0           2,890,000                181        2,884,596.59
   85       12/04/03           3,870,000        11/10/03           74.5           2,900,000                 90        2,882,141.34
   86       02/18/04           3,600,000        03/01/04           79.8           2,880,000             24,000        2,873,930.82
   87       04/08/04           3,825,000        04/01/04           75.1           2,875,000                184        2,871,847.22
   88       12/08/03           4,100,000        12/08/03           70.0           2,880,000             28,800        2,868,290.33
   89       11/06/03           4,275,000        11/12/03           64.9           2,800,000                193        2,776,165.06
   90       03/09/04           3,600,000        03/04/04           74.9           2,700,000              5,510        2,695,730.49
   91       12/01/03           4,400,000        01/05/04           61.2           2,700,000              5,389        2,691,223.56
   92       01/01/04           3,300,000        01/21/04           78.8           2,600,000             32,500        2,600,000.00
   93       02/29/04           3,250,000        01/28/04           79.9           2,600,000            123,810        2,597,183.47
   94       02/01/04           3,200,000        01/15/04           79.5           2,550,000             11,972        2,545,136.40
   95       10/14/03           4,100,000        05/01/04           62.0           2,550,000                171        2,540,398.32
   96       03/01/04           3,150,000        02/02/04           79.9           2,520,000             17,500        2,517,162.97
  96.1      03/01/04           1,181,250        02/02/04           79.9             945,000             17,500          943,936.12
  96.2      03/01/04           1,093,750        02/02/04           79.9             875,000             17,500          874,014.92
  96.3      03/01/04             875,000        02/02/04           79.9             700,000             17,500          699,211.94
   97       01/01/04           3,000,000        02/02/04           80.0           2,400,000             12,766        2,400,000.00
   98       01/01/04           3,050,000        01/15/04           78.6           2,400,000             20,513        2,396,510.04
   99       05/01/04           3,170,000        01/07/04           74.1           2,350,000                186        2,350,000.00
   100      02/01/04           3,100,000        01/16/04           73.4           2,280,000             16,286        2,275,651.37
   101      01/13/04           3,000,000        01/15/04           75.0           2,255,000              9,720        2,250,699.05
   102      10/10/03           3,300,000        10/09/03           68.0           2,250,000             37,500        2,245,013.83
   103      02/28/04           2,900,000        11/26/03           76.5           2,240,000             22,400        2,218,390.27
   104      01/09/04           3,350,000        01/27/04           65.7           2,200,000             23,404        2,200,000.00
   105      11/27/03           5,400,000        01/16/04           40.7           2,200,000            440,000        2,197,555.51
   106      01/12/04           2,700,000        01/07/04           79.0           2,140,000                148        2,133,401.57
   107      01/13/04           2,800,000        01/16/04           75.2           2,110,000             18,190        2,105,975.61
   108      04/15/04           2,800,000        03/18/04           75.0           2,100,000                 74        2,100,000.00
   109      02/14/04           4,300,000        02/01/04           48.7           2,100,000                139        2,095,574.56
   110      01/31/04           2,700,000        10/10/03           75.7           2,045,000                123        2,042,793.03
   111      03/03/04           2,600,000        03/04/04           76.9           2,000,000             38,462        2,000,000.00
   112      01/01/04           2,800,000        12/09/03           71.2           2,000,000                 81        1,994,373.17
   113      01/23/04           4,100,000        01/15/04           47.2           1,940,000                133        1,936,032.59
   114      04/09/04           2,710,000        03/08/04           70.8           1,920,000             45,714        1,920,000.00
   115      02/04/04           2,560,000        01/23/04           74.9           1,920,000             19,794        1,917,054.58
   116      03/01/04           2,430,000        11/19/03           78.1           1,900,000             22,619        1,896,986.45
   117      12/17/03           2,900,000        12/16/03           65.1           1,900,000                130        1,888,463.90
   118      03/31/04           4,300,000        03/22/04           40.1           1,725,000                119        1,725,000.00
   119      01/13/04           2,075,000        01/28/04           79.4           1,650,000            117,857        1,648,212.59
   120      11/27/03           2,400,000        01/16/04           62.4           1,500,000            150,000        1,498,333.30
   121      01/29/04           2,000,000        01/10/04           74.8           1,500,000             17,647        1,495,561.87
   122      01/13/04           2,000,000        01/09/04           73.1           1,465,000              5,386        1,462,205.81
   123      01/31/04           3,000,000        01/09/04           47.0           1,413,000              2,631        1,409,184.43
   124      01/23/04           1,900,000        11/24/03           72.4           1,380,000              6,798        1,376,027.00
   125      02/29/04           1,840,000        11/13/03           68.8           1,270,000                215        1,266,121.05
   126      04/27/04           2,400,000        11/03/03           43.3           1,170,000             11,700        1,167,797.86
   127      04/27/04           2,900,000        11/03/03           43.3           1,130,000             11,078        1,127,873.15
   128      01/01/04           1,600,000        01/15/04           65.5           1,050,000             21,000        1,048,413.57
   129      11/01/03           1,325,000        11/06/03           79.0           1,050,000             29,167        1,047,211.67
   130      12/03/03           1,325,000        11/13/03           79.0           1,050,000             15,000        1,047,028.83
   131      01/01/04           1,350,000        01/27/04           76.9           1,040,000             52,000        1,038,012.04

                                CURRENT          LOAN        % OF         % OF
            % OF INITIAL        BALANCE         GROUP        LOAN         LOAN       CROSSED        RELATED        INTEREST
 LOAN #     POOL BALANCE    PER UNIT ($)(2)     1 OR 2     GROUP 1      GROUP 2      LOAN(4)      BORROWER(5)       RATE %
 ------     ------------    ---------------     ------     -------      -------      -------      -----------       ------
    1          12.1%                    333       1         16.5%         0.0%                                     4.82900
    2          10.3%                     83       1         14.1%         0.0%                                     4.52670
    3           9.6%                 25,515       2          0.0%        36.2%                                     5.48800
   3.1          2.8%                 38,459       2          0.0%        10.6%                                     5.48800
   3.2          0.9%                 29,542       2          0.0%         3.5%                                     5.48800
   3.3          0.9%                 13,767       2          0.0%         3.5%                                     5.48800
   3.4          0.8%                 33,361       2          0.0%         2.9%                                     5.48800
   3.5          0.6%                 23,740       2          0.0%         2.4%                                     5.48800
   3.6          0.6%                 24,948       2          0.0%         2.3%                                     5.48800
   3.7          0.6%                 25,568       2          0.0%         2.3%                                     5.48800
   3.8          0.6%                 29,006       2          0.0%         2.1%                                     5.48800
   3.9          0.4%                 19,500       2          0.0%         1.6%                                     5.48800
  3.10          0.4%                 17,632       2          0.0%         1.5%                                     5.48800
  3.11          0.4%                 25,897       2          0.0%         1.5%                                     5.48800
  3.12          0.4%                 22,734       2          0.0%         1.4%                                     5.48800
  3.13          0.2%                 14,453       2          0.0%         0.6%                                     5.48800
    4           4.0%                    125       1          5.5%         0.0%                                     5.04000
    5           2.6%                    262       1          3.6%         0.0%                                     5.48000
    6           2.2%                    297       1          3.0%         0.0%                                     5.13000
    7           1.8%                    189       1          2.5%         0.0%                                     5.80000
    8           1.7%                    108       1          2.4%         0.0%                                     5.83000
    9           1.6%                    171       1          2.2%         0.0%                                     4.51000
   10           1.4%                    105       1          1.9%         0.0%                                     5.15100
   11           1.4%                    123       1          1.9%         0.0%                                     5.44000
   12           1.4%                    105       1          1.8%         0.0%                                     5.87000
   13           1.4%                     97       1          1.8%         0.0%                                     5.49000
   14           1.3%                 46,622       2          0.0%         5.0%                                     5.12000
   15           1.2%                 18,279       1          1.7%         0.0%                         E           5.81000
   16           1.2%                 38,390       2          0.0%         4.4%                         C           5.92400
   17           1.0%                     67       1          1.4%         0.0%                                     5.90000
   18           1.0%                    143       1          1.4%         0.0%                                     4.60000
   19           1.0%                    184       1          1.4%         0.0%                                     5.56000
   20           1.0%                 48,960       2          0.0%         3.8%                                     5.28000
   21           1.0%                     31       1          1.4%         0.0%                                     5.59000
   22           0.9%                     80       1          1.3%         0.0%                                     6.08000
   23           0.9%                    138       1          1.2%         0.0%                                     5.42000
   24           0.9%                    140       1          1.2%         0.0%                                     5.61000
   25           0.9%                     91       1          1.2%         0.0%                                     5.09000
   26           0.9%                 45,068       2          0.0%         3.3%                         C           5.92400
   27           0.8%                    273       1          1.1%         0.0%                         B           5.57500
   28           0.7%                    260       1          1.0%         0.0%                         B           5.57500
   29           0.7%                  9,554       2          0.0%         2.7%                                     5.33000
   30           0.7%                 37,090       2          0.0%         2.7%                                     5.80000
  30.1          0.5%                 37,090       2          0.0%         1.8%                                     5.80000
  30.2          0.3%                 37,090       2          0.0%         0.9%                                     5.80000
   31           0.7%                     79       1          1.0%         0.0%                                     5.08000
   32           0.7%                    103       1          0.9%         0.0%                                     5.25000
   33           0.7%                118,974       2          0.0%         2.5%                                     6.14000
   34           0.6%                     45       1          0.9%         0.0%                                     5.71600
   35           0.6%                     51       1          0.8%         0.0%                         B           5.57500
   36           0.6%                    284       1          0.8%         0.0%                                     5.84000
   37           0.6%                 62,740       2          0.0%         2.2%                                     5.63000
   38           0.6%                  9,394       1          0.8%         0.0%                                     5.20000
   39           0.6%                     48       1          0.8%         0.0%                                     5.10000
   40           0.6%                    159       1          0.7%         0.0%                                     5.57500
   41           0.5%                 25,978       1          0.7%         0.0%                                     5.82000
   42           0.5%                    332       1          0.7%         0.0%                                     5.48000
   43           0.5%                    137       1          0.7%         0.0%                                     4.98000
   44           0.5%                  8,133       1          0.7%         0.0%                         D           5.56900
   45           0.5%                    227       1          0.7%         0.0%          2                          5.50000
   46           0.5%                 62,500       2          0.0%         1.8%                                     4.68000
   47           0.5%                 23,813       2          0.0%         1.8%                                     5.62000
   48           0.5%                    231       1          0.6%         0.0%          2                          5.50000
   49           0.5%                    133       1          0.6%         0.0%                                     5.28000
   50           0.4%                    362       1          0.6%         0.0%                                     6.10000
   51           0.4%                 43,071       1          0.6%         0.0%                                     5.13000
   52           0.4%                     96       1          0.6%         0.0%                                     5.78000
   53           0.4%                 21,123       2          0.0%         1.6%                         E           5.81000
   54           0.4%                132,669       2          0.0%         1.5%                         A           5.55500
   55           0.4%                     92       1          0.6%         0.0%                                     5.65000
   56           0.4%                 21,662       1          0.5%         0.0%          1                          5.11000
   57           0.4%                    136       1          0.5%         0.0%                                     6.20000
   58           0.4%                 34,188       2          0.0%         1.5%                                     5.34000
   59           0.4%                    117       1          0.5%         0.0%                                     5.93000
   60           0.4%                 33,298       2          0.0%         1.5%                                     5.73000
   61           0.4%                124,863       1          0.5%         0.0%                         A           5.49500
   62           0.4%                 20,344       2          0.0%         1.5%                                     5.75100
   63           0.4%                 79,071       1          0.5%         0.0%                                     4.96000
   64           0.4%                 25,533       2          0.0%         1.4%                                     6.12000
  64.1          0.1%                 28,112       2          0.0%         0.5%                                     6.12000
  64.2          0.1%                 26,371       2          0.0%         0.5%                                     6.12000
  64.3          0.1%                 22,265       2          0.0%         0.4%                                     6.12000
   65           0.4%                 25,791       2          0.0%         1.4%                                     5.95000
   66           0.4%                 27,279       2          0.0%         1.4%                                     5.35000
   67           0.4%                    306       1          0.5%         0.0%                                     5.74000
   68           0.4%                     43       1          0.5%         0.0%                                     5.35000
   69           0.4%                    188       1          0.5%         0.0%                                     6.15000
   70           0.4%                     57       1          0.5%         0.0%          1                          5.31000
   71           0.3%                    198       1          0.4%         0.0%                         B           5.57500
   72           0.3%                 32,353       2          0.0%         1.2%                                     5.67000
   73           0.3%                 27,542       2          0.0%         1.2%                         G           4.78000
   74           0.3%                     89       1          0.4%         0.0%                                     5.91000
   75           0.3%                  9,649       1          0.4%         0.0%                         E           5.81000
   76           0.3%                 12,710       2          0.0%         1.2%                                     5.90000
   77           0.3%                    216       1          0.4%         0.0%                                     5.50000
   78           0.3%                     51       1          0.4%         0.0%                                     4.90000
   79           0.3%                     85       1          0.4%         0.0%                                     5.28000
   80           0.3%                 27,734       2          0.0%         1.1%                                     5.49000
   81           0.3%                 57,576       2          0.0%         1.1%                                     5.55000
   82           0.3%                    108       1          0.4%         0.0%                                     5.07000
   83           0.3%                  5,555       1          0.4%         0.0%                                     5.99000
   84           0.3%                    180       1          0.4%         0.0%                                     5.90000
   85           0.3%                     89       1          0.4%         0.0%                                     5.46000
   86           0.3%                 23,949       2          0.0%         1.0%                                     5.35000
   87           0.3%                    184       1          0.4%         0.0%                                     5.49000
   88           0.3%                 28,683       2          0.0%         1.0%                                     5.72500
   89           0.3%                    192       1          0.4%         0.0%                                     6.04000
   90           0.3%                  5,501       1          0.4%         0.0%                                     5.40000
   91           0.3%                  5,372       1          0.4%         0.0%                         D           5.58000
   92           0.3%                 32,500       2          0.0%         0.9%                                     5.44000
   93           0.3%                123,675       2          0.0%         0.9%                         A           5.55500
   94           0.2%                 11,949       2          0.0%         0.9%                         E           5.81000
   95           0.2%                    170       1          0.3%         0.0%                                     6.10000
   96           0.2%                 17,480       2          0.0%         0.9%                                     5.35000
  96.1          0.1%                 17,480       2          0.0%         0.3%                                     5.35000
  96.2          0.1%                 17,480       2          0.0%         0.3%                                     5.35000
  96.3          0.1%                 17,480       2          0.0%         0.3%                                     5.35000
   97           0.2%                 12,766       1          0.3%         0.0%                                     5.40000
   98           0.2%                 20,483       2          0.0%         0.9%                                     5.95000
   99           0.2%                    186       1          0.3%         0.0%                                     6.35000
   100          0.2%                 16,255       1          0.3%         0.0%                         E           5.81000
   101          0.2%                  9,701       2          0.0%         0.8%                         E           5.81000
   102          0.2%                 37,417       2          0.0%         0.8%                                     5.80000
   103          0.2%                 22,184       2          0.0%         0.8%                                     6.06000
   104          0.2%                 23,404       2          0.0%         0.8%                         G           4.95000
   105          0.2%                439,511       1          0.3%         0.0%                         F           5.42000
   106          0.2%                    147       1          0.3%         0.0%                                     5.86000
   107          0.2%                 18,155       1          0.3%         0.0%                         E           5.81000
   108          0.2%                     74       1          0.3%         0.0%                                     5.97000
   109          0.2%                    139       1          0.3%         0.0%                                     5.35000
   110          0.2%                    123       1          0.3%         0.0%                         B           5.57500
   111          0.2%                 38,462       2          0.0%         0.7%                                     5.38000
   112          0.2%                     81       1          0.3%         0.0%                                     6.34000
   113          0.2%                    133       1          0.3%         0.0%                                     5.49000
   114          0.2%                 45,714       2          0.0%         0.7%                                     6.09000
   115          0.2%                 19,763       2          0.0%         0.7%                                     5.60000
   116          0.2%                 22,583       2          0.0%         0.7%                                     5.38000
   117          0.2%                    130       1          0.2%         0.0%                                     6.61000
   118          0.2%                    119       1          0.2%         0.0%                                     5.05000
   119          0.2%                117,729       2          0.0%         0.6%                         A           5.55500
   120          0.1%                149,833       1          0.2%         0.0%                         F           5.42000
   121          0.1%                 17,595       1          0.2%         0.0%                                     5.52000
   122          0.1%                  5,376       2          0.0%         0.5%                         E           5.81000
   123          0.1%                  2,624       1          0.2%         0.0%                                     6.05400
   124          0.1%                  6,778       1          0.2%         0.0%                                     6.22000
   125          0.1%                    214       1          0.2%         0.0%                                     5.91000
   126          0.1%                 11,678       2          0.0%         0.4%          3                          5.87000
   127          0.1%                 11,058       2          0.0%         0.4%          3                          5.87000
   128          0.1%                 20,968       2          0.0%         0.4%                                     5.70000
   129          0.1%                 29,089       2          0.0%         0.4%                                     6.15000
   130          0.1%                 14,958       2          0.0%         0.4%                                     6.31000
   131          0.1%                 51,901       2          0.0%         0.4%                                     5.80000

                                 NET
                ADMIN.         MORTGAGE                         MONTHLY DEBT        ANNUAL DEBT                          FIRST
LOAN #          FEE %         RATE %(6)       ACCRUAL TYPE    SERVICE ($)(7,8)     SERVICE ($)(9)       NOTE DATE    PAYMENT DATE
------          -----         ---------       ------------    ----------------     --------------       ---------    ------------
   1           0.03690         4.79210         Actual/360          512,047.26      6,144,567.12         02/09/04       03/11/04
   2           0.04190         4.48480         Actual/360          539,917.90      6,479,014.80         03/31/04       05/01/04
   3           0.04190         5.44610         Actual/360          584,083.06      7,008,996.72         10/16/03       12/01/03
  3.1          0.04190         5.44610         Actual/360          170,203.07      2,042,436.84         10/16/03       12/01/03
  3.2          0.04190         5.44610         Actual/360           56,948.55        683,382.60         10/16/03       12/01/03
  3.3          0.04190         5.44610         Actual/360           56,232.84        674,794.08         10/16/03       12/01/03
  3.4          0.04190         5.44610         Actual/360           46,664.48        559,973.76         10/16/03       12/01/03
  3.5          0.04190         5.44610         Actual/360           38,508.12        462,097.44         10/16/03       12/01/03
  3.6          0.04190         5.44610         Actual/360           37,682.91        452,194.92         10/16/03       12/01/03
  3.7          0.04190         5.44610         Actual/360           37,567.02        450,804.24         10/16/03       12/01/03
  3.8          0.04190         5.44610         Actual/360           34,094.30        409,131.60         10/16/03       12/01/03
  3.9          0.04190         5.44610         Actual/360           25,442.41        305,308.92         10/16/03       12/01/03
 3.10          0.04190         5.44610         Actual/360           24,973.86        299,686.32         10/16/03       12/01/03
 3.11          0.04190         5.44610         Actual/360           23,743.80        284,925.60         10/16/03       12/01/03
 3.12          0.04190         5.44610         Actual/360           22,847.83        274,173.96         10/16/03       12/01/03
 3.13          0.04190         5.44610         Actual/360            9,173.87        110,086.44         10/16/03       12/01/03
   4           0.04190         4.99810         Actual/360          223,796.60      2,685,559.20         04/16/04       06/11/04
   5           0.04190         5.43810         Actual/360          155,003.92      1,860,047.04         01/20/04       03/01/04
   6           0.07190         5.05810           30/360            125,302.77      1,503,633.24         12/11/03       02/01/04
   7           0.04190         5.75810         Actual/360          111,483.08      1,337,796.96         03/10/04       05/01/04
   8           0.04190         5.78810         Actual/360          105,665.34      1,267,984.08         04/15/04       06/01/04
   9           0.04190         4.46810           30/360             62,012.50        744,150.00         12/01/03       01/01/04
  10           0.04190         5.10910         Actual/360           79,728.82        956,745.84         03/11/04       05/01/04
  11           0.04190         5.39810         Actual/360           80,656.32        967,875.84         02/18/04       04/01/04
  12           0.04190         5.82810         Actual/360           83,361.77      1,000,341.24         02/02/04       03/11/04
  13           0.04190         5.44810         Actual/360           79,402.64        952,831.68         11/14/03       01/01/04
  14           0.04190         5.07810         Actual/360           59,697.78        716,373.36         12/31/03       02/01/04
  15           0.04190         5.76810         Actual/360           74,011.14        888,133.68         02/05/04       04/01/04
  16           0.04190         5.88210         Actual/360           71,360.77        856,329.24         02/20/04       04/01/04
  17           0.04190         5.85810         Actual/360           63,762.17        765,146.04         12/31/03       02/01/04
  18           0.04190         4.55810         Actual/360           59,802.28        717,627.36         03/29/04       05/11/04
  19           0.04190         5.51810         Actual/360           60,013.72        720,164.64         02/12/04       04/01/04
  20           0.04190         5.23810         Actual/360           58,176.65        698,119.80         03/03/04       04/11/04
  21           0.04190         5.54810         Actual/360           65,044.75        780,537.00         02/19/04       04/01/04
  22           0.04190         6.03810         Actual/360           63,297.05        759,564.60         02/05/04       04/01/04
  23           0.04190         5.37810         Actual/360           53,323.39        639,880.68         09/30/03       11/01/03
  24           0.04190         5.56810         Actual/360           52,585.94        631,031.28         04/02/04       06/01/04
  25           0.04190         5.04810         Actual/360           49,352.53        592,230.36         02/12/04       04/01/04
  26           0.04190         5.88210         Actual/360           53,163.77        637,965.24         02/20/04       04/01/04
  27           0.04190         5.53310         Actual/360           47,804.04        573,648.48         03/12/04       05/01/04
  28           0.04190         5.53310         Actual/360           43,796.52        525,558.24         03/11/04       05/01/04
  29           0.09190         5.23810         Actual/360           45,298.26        543,579.12         04/22/04       06/01/04
  30           0.04190         5.75810         Actual/360           44,006.48        528,077.76         03/05/04       05/01/04
 30.1          0.04190         5.75810         Actual/360           28,756.71        345,080.52         03/05/04       05/01/04
 30.2          0.04190         5.75810         Actual/360           15,249.77        182,997.24         03/05/04       05/01/04
  31           0.04190         5.03810         Actual/360           40,087.39        481,048.68         04/15/04       06/11/04
  32           0.04190         5.20810         Actual/360           37,549.85        450,598.20         04/02/04       05/11/04
  33           0.09190         6.04810         Actual/360           41,270.91        495,250.92         04/26/04       06/06/04
  34           0.07190         5.64410         Actual/360           37,791.96        453,503.52         01/29/04       03/01/04
  35           0.04190         5.53310         Actual/360           36,353.97        436,247.64         03/11/04       05/01/04
  36           0.04190         5.79810         Actual/360           44,866.76        538,401.12         04/19/04       06/11/04
  37           0.04190         5.58810         Actual/360           34,759.92        417,119.04         02/25/04       04/01/04
  38           0.04190         5.15810         Actual/360           32,946.65        395,359.80         03/16/04       05/11/04
  39           0.04190         5.05810         Actual/360           31,219.61        374,635.32         04/06/04       06/01/04
  40           0.04190         5.53310         Actual/360           32,632.70        391,592.40         03/11/04       05/01/04
  41           0.04190         5.77810         Actual/360           33,517.55        402,210.60         02/23/04       04/01/04
  42           0.04190         5.43810         Actual/360           30,026.34        360,316.08         03/18/04       05/01/04
  43           0.04190         4.93810         Actual/360           28,119.00        337,428.00         02/24/04       04/01/04
  44           0.04190         5.52710         Actual/360           29,178.41        350,140.92         01/21/04       03/01/04
  45           0.04190         5.45810         Actual/360           28,843.68        346,124.16         03/17/04       05/01/04
  46           0.04190         4.63810         Actual/360           28,304.93        339,659.16         04/30/04       06/11/04
  47           0.04190         5.57810         Actual/360           31,063.72        372,764.64         01/07/04       03/01/04
  48           0.04190         5.45810         Actual/360           27,480.99        329,771.88         03/17/04       05/01/04
  49           0.04190         5.23810         Actual/360           26,595.04        319,140.48         12/31/03       02/01/04
  50           0.04190         6.05810         Actual/360           28,178.76        338,145.12         11/10/03       01/01/04
  51           0.04190         5.08810         Actual/360           24,515.76        294,189.12         12/22/03       02/01/04
  52           0.04190         5.73810         Actual/360           25,073.18        300,878.16         02/03/04       04/01/04
  53           0.04190         5.76810         Actual/360           25,110.92        301,331.04         02/05/04       04/01/04
  54           0.04190         5.51310         Actual/360           24,277.89        291,334.68         03/09/04       05/01/04
  55           0.04190         5.60810         Actual/360           26,480.80        317,769.60         03/01/04       05/01/04
  56           0.04190         5.06810         Actual/360           22,829.71        273,956.52         12/17/03       02/01/04
  57           0.04190         6.15810         Actual/360           24,988.73        299,864.76         03/19/04       05/01/04
  58           0.04190         5.29810         Actual/360           22,311.65        267,739.80         04/12/04       06/01/04
  59           0.04190         5.88810         Actual/360           32,495.97        389,951.64         04/30/04       06/11/04
  60           0.04190         5.68810         Actual/360           25,272.91        303,274.92         12/01/03       01/01/04
  61           0.04190         5.45310         Actual/360           22,699.01        272,388.12         03/09/04       05/01/04
  62           0.06190         5.68910         Actual/360           23,345.46        280,145.52         01/30/04       03/01/04
  63           0.09190         4.86810         Actual/360           20,306.43        243,677.16         03/25/04       05/06/04
  64           0.04190         6.07810         Actual/360           23,076.91        276,922.92         10/24/03       12/11/03
 64.1          0.04190         6.07810         Actual/360            8,412.27        100,947.24         10/24/03       12/11/03
 64.2          0.04190         6.07810         Actual/360            7,730.20         92,762.40         10/24/03       12/11/03
 64.3          0.04190         6.07810         Actual/360            6,934.44         83,213.28         10/24/03       12/11/03
  65           0.10190         5.84810         Actual/360           24,046.82        288,561.84         02/26/04       04/01/04
  66           0.04190         5.30810         Actual/360           20,940.51        251,286.12         01/30/04       03/11/04
  67           0.04190         5.69810         Actual/360           21,685.28        260,223.36         02/17/04       04/01/04
  68           0.04190         5.30810         Actual/360           20,661.31        247,935.72         03/25/04       05/11/04
  69           0.04190         6.10810         Actual/360           22,541.44        270,497.28         02/04/04       04/01/04
  70           0.04190         5.26810         Actual/360           20,291.29        243,495.48         12/17/03       02/01/04
  71           0.04190         5.53310         Actual/360           19,465.12        233,581.44         03/11/04       05/01/04
  72           0.04190         5.62810         Actual/360           19,090.52        229,086.24         04/19/04       06/11/04
  73           0.04190         4.73810         Actual/360           17,012.36        204,148.32         04/16/04       06/11/04
  74           0.04190         5.86810         Actual/360           23,278.52        279,342.24         04/26/04       06/11/04
  75           0.04190         5.76810         Actual/360           18,796.48        225,557.76         02/05/04       04/01/04
  76           0.04190         5.85810         Actual/360           18,980.37        227,764.44         01/28/04       03/01/04
  77           0.04190         5.45810         Actual/360           21,812.85        261,754.20         04/22/04       06/11/04
  78           0.12190         4.77810         Actual/360           16,054.48        192,653.76         02/26/04       04/01/04
  79           0.04190         5.23810         Actual/360           16,621.90        199,462.80         03/25/04       05/08/04
  80           0.04190         5.44810         Actual/360           18,404.71        220,856.52         03/05/04       05/01/04
  81           0.04190         5.50810         Actual/360           17,127.90        205,534.80         03/01/04       04/01/04
  82           0.09190         4.97810         Actual/360           16,233.24        194,798.88         02/09/04       04/01/04
  83           0.07190         5.91810         Actual/360           17,967.23        215,606.76         11/05/03       12/11/03
  84           0.04190         5.85810         Actual/360           17,141.65        205,699.80         02/06/04       04/01/04
  85           0.09190         5.36810         Actual/360           17,739.33        212,871.96         12/18/03       02/01/04
  86           0.09190         5.25810         Actual/360           16,082.31        192,987.72         03/02/04       04/11/04
  87           0.04190         5.44810         Actual/360           16,305.90        195,670.80         04/01/04       05/11/04
  88           0.10190         5.62310         Actual/360           16,761.19        201,134.28         12/26/03       02/01/04
  89           0.04190         5.99810         Actual/360           20,124.74        241,496.88         12/11/03       02/01/04
  90           0.04190         5.35810         Actual/360           16,419.51        197,034.12         04/05/04       05/11/04
  91           0.04190         5.53810         Actual/360           15,466.10        185,593.20         01/27/04       03/01/04
  92           0.04190         5.39810         Actual/360           14,664.79        175,977.48         04/23/04       06/11/04
  93           0.04190         5.51310         Actual/360           14,852.36        178,228.32         03/09/04       05/01/04
  94           0.04190         5.76810         Actual/360           14,978.45        179,741.40         02/05/04       04/01/04
  95           0.04190         6.05810         Actual/360           15,452.87        185,434.44         12/19/03       02/01/04
  96           0.04190         5.30810         Actual/360           14,072.03        168,864.36         04/05/04       05/11/04
 96.1          0.04190         5.30810         Actual/360            5,277.01         63,324.12         04/05/04       05/11/04
 96.2          0.04190         5.30810         Actual/360            4,886.12         58,633.44         04/05/04       05/11/04
 96.3          0.04190         5.30810         Actual/360            3,908.90         46,906.80         04/05/04       05/11/04
  97           0.04190         5.35810         Actual/360           13,476.74        161,720.88         04/09/04       06/01/04
  98           0.04190         5.90810         Actual/360           15,389.96        184,679.52         03/26/04       05/01/04
  99           0.04190         6.30810         Actual/360           15,647.81        187,773.72         04/14/04       06/11/04
  100          0.04190         5.76810         Actual/360           13,392.49        160,709.88         02/05/04       04/01/04
  101          0.04190         5.76810         Actual/360           13,245.64        158,947.68         02/05/04       04/01/04
  102          0.04190         5.75810         Actual/360           15,861.17        190,334.04         03/25/04       05/11/04
  103          0.04190         6.01810         Actual/360           14,514.62        174,175.44         09/26/03       11/11/03
  104          0.04190         4.90810         Actual/360           11,742.94        140,915.28         02/13/04       04/11/04
  105          0.04190         5.37810         Actual/360           12,381.16        148,573.92         03/02/04       05/01/04
  106          0.04190         5.81810         Actual/360           12,638.40        151,660.80         01/29/04       03/01/04
  107          0.04190         5.76810         Actual/360           12,393.93        148,727.16         02/05/04       04/01/04
  108          0.04190         5.92810         Actual/360           13,491.84        161,902.08         04/23/04       06/11/04
  109          0.04190         5.30810         Actual/360           11,726.69        140,720.28         02/20/04       04/01/04
  110          0.04190         5.53310         Actual/360           11,707.70        140,492.40         03/11/04       05/01/04
  111          0.04190         5.33810         Actual/360           11,205.66        134,467.92         04/14/04       06/11/04
  112          0.04190         6.29810         Actual/360           12,431.65        149,179.80         01/16/04       03/01/04
  113          0.04190         5.44810         Actual/360           11,002.94        132,035.28         02/13/04       04/01/04
  114          0.04190         6.04810         Actual/360           12,476.43        149,717.16         04/20/04       06/11/04
  115          0.04190         5.55810         Actual/360           11,905.42        142,865.04         03/10/04       05/01/04
  116          0.04190         5.33810         Actual/360           11,531.90        138,382.80         03/24/04       05/01/04
  117          0.04190         6.56810         Actual/360           14,289.20        171,470.40         01/30/04       03/01/04
  118          0.04190         5.00810         Actual/360           12,243.57        146,922.84         04/19/04       06/11/04
  119          0.04190         5.51310         Actual/360            9,425.54        113,106.48         03/09/04       05/01/04
  120          0.04190         5.37810         Actual/360            8,441.70        101,300.40         03/03/04       05/01/04
  121          0.04190         5.47810         Actual/360            9,229.24        110,750.88         02/27/04       04/01/04
  122          0.04190         5.76810         Actual/360            8,605.26        103,263.12         02/05/04       04/01/04
  123          0.04190         6.01210         Actual/360            9,150.68        109,808.16         02/27/04       04/01/04
  124          0.04190         6.17810         Actual/360            8,469.99        101,639.88         01/28/04       03/11/04
  125          0.04190         5.86810         Actual/360            7,540.96         90,491.52         02/06/04       03/11/04
  126          0.04190         5.82810         Actual/360            6,917.25         83,007.00         02/17/04       04/11/04
  127          0.04190         5.82810         Actual/360            6,680.77         80,169.24         02/17/04       04/11/04
  128          0.04190         5.65810         Actual/360            6,573.93         78,887.16         03/05/04       05/01/04
  129          0.04190         6.10810         Actual/360            6,861.77         82,341.24         02/11/04       04/01/04
  130          0.12190         6.18810         Actual/360            6,506.06         78,072.72         01/05/04       03/01/04
  131          0.14690         5.65310         Actual/360            6,102.23         73,226.76         02/13/04       04/01/04

                                                                     PAYMENT    GRACE      MATURITY/                      FINAL
LOAN #     REM. TERM    REM. AMORT   I/O PERIOD (10)   SEASONING    DUE DATE    PERIOD   ARD DATE (12)    ARD LOAN      MAT DATE
------     ---------    ----------   ---------------   ---------    --------    ------   -------------    --------      --------
   1          117           0              120             3           11         0        02/11/14          No
   2          119          360              24             1            1         7        04/01/14          No
   3          114          330              24             6            1         7        11/01/13          No
  3.1         114          330              24             6            1         7        11/01/13          No
  3.2         114          330              24             6            1         7        11/01/13          No
  3.3         114          330              24             6            1         7        11/01/13          No
  3.4         114          330              24             6            1         7        11/01/13          No
  3.5         114          330              24             6            1         7        11/01/13          No
  3.6         114          330              24             6            1         7        11/01/13          No
  3.7         114          330              24             6            1         7        11/01/13          No
  3.8         114          330              24             6            1         7        11/01/13          No
  3.9         114          330              24             6            1         7        11/01/13          No
 3.10         114          330              24             6            1         7        11/01/13          No
 3.11         114          330              24             6            1         7        11/01/13          No
 3.12         114          330              24             6            1         7        11/01/13          No
 3.13         114          330              24             6            1         7        11/01/13          No
   4          120          360              60             0           11         0        05/11/14         Yes         05/11/34
   5          117          357              0              3            1         5        02/01/14          No
   6          176          356              0              4            1         7        01/01/19          No
   7          119          359              0              1            1         5        04/01/14          No
   8          180          360              60             0            1         7        05/01/19         Yes         05/01/34
   9          55            0               60             5            1         7        12/01/08          No
  10          119          359              0              1            1         5        04/01/14          No
  11          118          360              24             2            1         7        03/01/14          No
  12          117          357              0              3           11         0        02/11/14          No
  13          79           360              24             5            1         7        12/01/10          No
  14          56            0               60             4            1         10       01/01/09          No
  15          118          358              0              2            1         5        03/01/14          No
  16          118          358              0              2            1         5        03/01/14          No
  17          116          356              0              4            1         7        01/01/14          No
  18          65           299              0              1           11         0        10/11/09          No
  19          118          358              0              2            1         7        03/01/14          No
  20          118          358              0              2           11         0        03/11/14          No
  21          118          298              0              2            1         7        03/01/14          No
  22          118          298              0              2            1         5        03/01/14          No
  23          77           353              0              7            1         7        10/01/10          No
  24          120          360              12             0            1         7        05/01/14          No
  25          58           360              12             2            1         7        03/01/09          No
  26          118          358              0              2            1         5        03/01/14          No
  27          119          359              0              1            1         5        04/01/14          No
  28          119          359              0              1            1         5        04/01/14          No
  29          120          300              0              0            1         5        05/01/14          No
  30          119          359              0              1            1         5        04/01/14          No
 30.1         119          359              0              1            1         5        04/01/14          No
 30.2         119          359              0              1            1         5        04/01/14          No
  31          120          360              0              0           11         0        05/11/14          No
  32          119          359              0              1           11         0        04/11/14          No
  33          120          360              0              0            6         0        05/06/14          No
  34          57           357              0              3            1         5        02/01/09          No
  35          119          359              0              1            1         5        04/01/14          No
  36          240          240              0              0           11         0        05/11/24          No
  37          118          358              0              2            1         5        03/01/14          No
  38          119          359              0              1           11         0        04/11/14          No
  39          120          360              12             0            1         7        05/01/14          No
  40          119          359              0              1            1         5        04/01/14          No
  41          118          358              0              2            1         5        03/01/14          No
  42          119          359              0              1            1         5        04/01/14          No
  43          118          358              0              2            1         10       03/01/14          No
  44          81           357              0              3            1         5        02/01/11          No
  45          119          359              0              1            1         5        04/01/14          No
  46          120          300              0              0           11         0        05/11/14          No
  47          117          297              0              3            1         7        02/01/14          No
  48          119          359              0              1            1         5        04/01/14          No
  49          56           356              0              4            1         5        01/01/09          No
  50          115          355              0              5            1         5        12/01/13         Yes         10/31/28
  51          56           356              0              4            1         7        01/01/09          No
  52          118          358              0              2            1         7        03/01/14          No
  53          118          358              0              2            1         5        03/01/14          No
  54          119          359              0              1            1         5        04/01/14          No
  55          119          299              0              1            1         7        04/01/14          No
  56          56           356              0              4            1         7        01/01/09          No
  57          119          359              0              1            1         7        04/01/14          No
  58          120          360              0              0            1         7        05/01/14          No
  59          192          192              0              0           11         0        05/11/20          No
  60          175          295              0              5            1         7        12/01/18          No
  61          119          359              0              1            1         5        04/01/14          No
  62          117          357              0              3            1         5        02/01/14          No
  63          119          359              0              1            6         0        04/06/14          No
  64          114          354              0              6           11         0        11/11/13          No
 64.1         114          354              0              6           11         0        11/11/13          No
 64.2         114          354              0              6           11         0        11/11/13          No
 64.3         114          354              0              6           11         0        11/11/13          No
  65          118          298              0              2            1         5        03/01/14          No
  66          117          357              0              3           11         0        02/11/14          No
  67          118          358              0              2            1         5        03/01/14          No
  68          119          359              0              1           11         0        04/11/14          No
  69          118          358              0              2            1         5        03/01/14          No
  70          56           356              0              4            1         7        01/01/09          No
  71          119          359              0              1            1         5        04/01/14          No
  72          120          360              0              0           11         0        05/11/14          No
  73          120          360              24             0           11         0        05/11/14          No
  74          240          240              0              0           11         0        05/11/24          No
  75          118          358              0              2            1         5        03/01/14          No
  76          81           357              0              3            1         5        02/01/11          No
  77          240          240              0              0           11         0        05/11/24          No
  78          58           358              0              2            1         7        03/01/09          No
  79          119          359              0              1            8         3        04/08/14          No
  80          119          299              0              1            1         5        04/01/14          No
  81          118          358              0              2            1         7        03/01/14          No
  82          118          358              0              2            1         7        03/01/14          No
  83          114          354              0              6           11         0        11/11/13          No
  84          118          358              0              2            1         7        03/01/14          No
  85          56           296              0              4            1         7        01/01/09          No
  86          118          358              0              2           11         0        03/11/14          No
  87          119          359              0              1           11         0        04/11/14          No
  88          116          356              0              4            1         5        01/01/14          No
  89          236          236              0              4            1         7        01/01/24          No
  90          119          299              0              1           11         0        04/11/14          No
  91          81           357              0              3            1         5        02/01/11          No
  92          120          360              0              0           11         0        05/11/14          No
  93          119          359              0              1            1         5        04/01/14          No
  94          118          358              0              2            1         5        03/01/14          No
  95          116          356              0              4            1         7        01/01/14          No
  96          119          359              0              1           11         0        04/11/14          No
 96.1         119          359              0              1           11         0        04/11/14          No
 96.2         119          359              0              1           11         0        04/11/14          No
 96.3         119          359              0              1           11         0        04/11/14          No
  97          120          360              0              0            1         5        05/01/14          No
  98          119          299              0              1            1         5        04/01/14          No
  99          120          300              0              0           11         0        05/11/14          No
  100         118          358              0              2            1         5        03/01/14          No
  101         118          358              0              2            1         5        03/01/14          No
  102         239          239              0              1           11         0        04/11/24          No
  103         113          293              0              7           11         0        10/11/13          No
  104         118          360              12             2           11         0        03/11/14          No
  105         119          359              0              1            1         7        04/01/14          No
  106         117          357              0              3            1         5        02/01/14          No
  107         118          358              0              2            1         5        03/01/14          No
  108         120          300              0              0           11         0        05/11/14          No
  109         118          358              0              2            1         5        03/01/14          No
  110         119          359              0              1            1         5        04/01/14          No
  111         120          360              0              0           11         0        05/11/14          No
  112         117          357              0              3            1         7        02/01/14          No
  113         118          358              0              2            1         5        03/01/14          No
  114         120          300              0              0           11         0        05/11/14          No
  115         119          299              0              1            1         5        04/01/14          No
  116         119          299              0              1            1         5        04/01/14          No
  117         237          237              0              3            1         7        02/01/24          No
  118         216          216              0              0           11         0        05/11/22          No
  119         119          359              0              1            1         5        04/01/14          No
  120         119          359              0              1            1         7        04/01/14          No
  121         82           298              0              2            1         7        03/01/11          No
  122         118          358              0              2            1         5        03/01/14          No
  123         118          298              0              2            1         5        03/01/14          No
  124         117          357              0              3           11         0        02/11/14          No
  125         117          357              0              3           11         0        02/11/14          No
  126         118          358              0              2           11         0        03/11/14          No
  127         118          358              0              2           11         0        03/11/14          No
  128         119          299              0              1            1         5        04/01/14          No
  129         118          298              0              2            1         5        03/01/14          No
  130         117          357              0              3            1         5        02/01/14          No
  131         118          358              0              2            1         5        03/01/14          No

                                                                      REMAINING
                   MATURITY/ARD       MATURITY                       PREPAYMENT
   LOAN #        BALANCE ($)(12)      LTV %(1,2,12,17)        PROVISION (PAYMENTS)(13)            2001 NOI ($)       2002 NOI ($)
   ------        ---------------      ----------------        ------------------------            ------------       ------------
      1              125,500,000              48.3               L(24),Def(86),O(7)                28,652,880         28,942,240
      2               91,833,801              35.6               L(24),Def(91),O(4)                21,678,166         23,236,442
      3               84,546,528              62.3               L(24),Def(86),O(4)                 8,582,106          9,904,657
     3.1              24,637,042              62.3               L(24),Def(86),O(4)                 2,731,904          3,009,989
     3.2               8,243,353              62.3               L(24),Def(86),O(4)                   833,056            883,667
     3.3               8,139,752              62.3               L(24),Def(86),O(4)                   429,765          1,035,318
     3.4               6,754,724              62.3               L(24),Def(86),O(4)                   871,891            417,026
     3.5               5,574,083              62.3               L(24),Def(86),O(4)                   676,560            712,171
     3.6               5,454,633              62.3               L(24),Def(86),O(4)                   228,333            608,606
     3.7               5,437,857              62.3               L(24),Def(86),O(4)                   644,009            675,880
     3.8               4,935,180              62.3               L(24),Def(86),O(4)                   621,460            639,164
     3.9               3,682,812              62.3               L(24),Def(86),O(4)                   319,722            462,740
    3.10               3,614,989              62.3               L(24),Def(86),O(4)                   199,612            466,661
    3.11               3,436,935              62.3               L(24),Def(86),O(4)                   414,312            409,510
    3.12               3,307,243              62.3               L(24),Def(86),O(4)                   453,684            429,101
    3.13               1,327,925              62.3               L(24),Def(86),O(4)                   157,798            154,824
      4               38,297,634              54.9           L(0), Grtr1%orYM(117), O(3)            4,308,816          4,977,328
      5               22,839,824              66.8                L(32),D(82),O(3)                          0                  0
      6               15,710,328              46.8           L(55),Grtr1%orYM(96),O(25)                     0                  0
      7               16,016,791              60.4                L(34),D(82),O(3)                          0                  0
      8               15,147,042              57.2              L(24),Def(143),O(13)                        0                  0
      9               16,500,000              60.0               L(24),Def(28),O(3)                   430,868          3,901,757
     10               12,061,685              62.3                L(34),D(82),O(3)                          0                  0
     11               12,510,201              58.7               L(24),Def(90),O(4)                 1,565,014          1,433,158
     12               11,911,100              64.0               L(24),Def(87),O(6)                 1,254,687          1,154,299
     13               13,004,317              74.1               L(24),Def(52),O(3)                   540,508          1,186,709
     14               13,800,000              65.7               L(24),Def(30),O(2)                 1,839,496          1,470,255
     15               10,625,949              63.6                L(24),D(91),O(3)                    595,294            726,340
     16               10,154,490              67.7                L(33),D(82),O(3)                  1,308,391          1,324,437
     17                9,090,233              57.2               L(24),Def(88),O(4)                 1,269,721          1,168,088
     18                9,270,070              63.9              L(24), Def(34), O(7)                        0                  0
     19                8,787,783              63.2               L(24),Def(90),O(4)                         0            537,019
     20                8,711,084              61.8               L(24),Def(91),O(3)                   750,433            871,075
     21                8,018,031              56.9               L(24),Def(90),O(4)                         0          1,116,394
     22                7,571,143              61.1                L(33),D(82),O(3)                    877,004            913,507
     23                8,463,710              68.8               L(24),Def(50),O(3)                         0                  0
     24                7,858,634              64.9               L(24),Def(92),O(4)                         0                  0
     25                8,558,252              65.8               L(24),Def(32),O(2)                   911,814          1,071,543
     26                7,565,095              67.5                L(33),D(82),O(3)                    927,599            956,611
     27                6,990,943              65.6                L(34),D(82),O(3)                          0                  0
     28                6,404,876              64.7                L(34),D(82),O(3)                    732,003            842,673
     29                5,674,833              36.4               L(24),Def(93),O(3)                 1,347,601          1,620,848
     30                6,322,418              60.2                L(34),D(82),O(3)                    738,793            590,507
    30.1               4,131,481              60.2                L(34),D(82),O(3)                    482,776            385,876
    30.2               2,190,937              60.2                L(34),D(82),O(3)                    256,017            204,631
     31                6,099,847              63.5              L(36), Def(81), O(3)                  727,913            615,532
     32                5,635,595              58.7               L(24),Def(89),O(6)                         0                  0
     33                5,774,936              63.9               L(24),Def(93),O(3)                   417,000            607,727
     34                6,057,618              59.4                L(32),D(22),O(3)                  1,292,546          1,058,229
     35                5,316,466              64.8                L(34),D(82),O(3)                    514,591            546,430
     36                        0              0.0               L(36), Def(201), O(3)                       0                  0
     37                5,061,766              67.0                L(33),D(82),O(3)                          0                  0
     38                4,964,655              41.1               L(24),Def(92),O(3)                   896,024          1,100,627
     39                4,868,741              59.0               L(24),Def(92),O(4)                   579,368            646,428
     40                4,772,261              64.9                L(34),D(82),O(3)                    794,219            863,450
     41                4,808,422              65.0                L(33),D(82),O(3)                    400,928            533,516
     42                4,424,345              65.4                L(34),D(82),O(3)                          0                  0
     43                4,313,593              52.6            L(58),Grtr1%orYM(56),O(4)               507,294            513,493
     44                4,569,115              57.1                L(32),D(46),O(3)                    742,732            797,356
     45                4,243,328              66.8                L(34),D(82),O(3)                    609,871            578,887
     46                3,694,598              39.7               L(24),Def(93),O(3)                   537,432            699,135
     47                3,821,576              59.7               L(24),Def(89),O(4)                   563,191            628,074
     48                4,042,855              66.8                L(34),D(82),O(3)                    571,751            542,704
     49                4,445,806              64.4                L(31),D(22),O(3)                          0            375,707
     50                3,955,725              59.7                L(24),D(84),O(7)                          0                  0
     51                4,158,722              74.3               L(24),Def(28),O(4)                         0                  0
     52                3,608,297              64.4               L(24),Def(90),O(4)                   399,835            413,749
     53                3,605,233              65.5                L(24),D(91),O(3)                    367,843            329,918
     54                3,556,073              65.5                L(34),D(82),O(3)                    218,465            492,825
     55                3,251,794              39.4               L(24),Def(88),O(7)                   542,967            559,885
     56                3,880,316              68.8               L(24),Def(30),O(2)                   253,729            282,282
     57                3,480,143              68.2               L(24),Def(91),O(4)                         0                  0
     58                3,324,751              66.5               L(24),Def(92),O(4)                   475,005            589,986
     59                        0              0.0               L(36), Def(153), O(3)                       0             94,443
     60                2,372,842              47.5              L(24),Def(138),O(13)                        0                  0
     61                3,340,685              63.9                L(34),D(82),O(3)                          0            269,169
     62                3,366,989              53.9                L(32),D(82),O(3)                    393,706            371,895
     63                3,119,928              2.1             L(24),Grtr1%orYM(92),O(3)                     0                  0
     64                3,234,235              63.7               L(24),Def(87),O(3)                         0                  0
    64.1               1,178,982              63.7               L(24),Def(87),O(3)                         0                  0
    64.2               1,083,389              63.7               L(24),Def(87),O(3)                         0                  0
    64.3                 971,864              63.7               L(24),Def(87),O(3)                         0                  0
     65                2,899,240              59.5                L(33),D(82),O(3)                          0            389,120
     66                3,117,755              59.4               L(24),Def(90),O(3)                   319,503            313,347
     67                3,130,565              59.6                L(33),D(82),O(3)                          0                  0
     68                3,076,153              64.8               L(24),Def(89),O(6)                   453,887            420,016
     69                3,151,813              58.8                L(33),D(82),O(3)                          0                  0
     70                3,382,146              68.8               L(24),Def(30),O(2)                   461,121            475,490
     71                2,846,612              63.3                L(34),D(82),O(3)                    175,317            149,887
     72                2,771,150              64.4               L(24),Def(93),O(3)                         0            354,512
     73                2,796,549              65.4               L(24),Def(93),O(3)                   505,416            516,827
     74                        0              0.0               L(36), Def(201), O(3)                 509,345            510,295
     75                2,698,654              64.3                L(24),D(91),O(3)                    318,056            281,567
     76                2,885,956              72.1                L(32),D(46),O(3)                    295,868            324,827
     77                        0              0.0               L(36), Def(201), O(3)                       0                  0
     78                2,785,635              65.5               L(24),Def(32),O(2)                         0                  0
     79                2,488,664              66.4            L(24),Grtr1%orYM(92),O(3)                     0                  0
     80                2,282,610              60.1                L(34),D(82),O(3)                          0                  0
     81                2,510,021              62.8               L(24),Def(90),O(4)                   367,233            316,602
     82                2,472,155              44.9               L(24),Def(90),O(4)                   391,137            482,988
     83                2,543,640              51.3               L(24),Def(86),O(4)                         0            330,779
     84                2,443,794              67.0               L(24),Def(90),O(4)                         0            311,796
     85                2,600,178              67.2            L(31),Grtr1%orYM(23),O(2)               413,876            398,285
     86                2,394,625              66.5               L(24),Def(91),O(3)                   275,043            236,708
     87                2,400,744              62.8               L(24),Def(89),O(6)                         0                  0
     88                2,422,569              59.1                L(31),D(82),O(3)                    362,974            414,894
     89                   66,484              1.6               L(24),Def(187),O(25)                        0                  0
     90                2,047,847              56.9              L(35), Def(81), O(3)                        0            252,584
     91                2,419,486              55.0                L(32),D(46),O(3)                    403,202            437,350
     92                2,167,885              65.7               L(24),Def(93),O(3)                   264,890            275,218
     93                2,175,480              66.9                L(34),D(82),O(3)                    279,923            268,373
     94                2,150,490              67.2                L(24),D(91),O(3)                    237,303            206,011
     95                2,169,027              52.9               L(24),Def(88),O(4)                         0                  0
     96                2,095,110              66.5               L(24),Def(92),O(3)                   203,255            236,240
    96.1                 785,666              66.5               L(24),Def(92),O(3)                    76,221             88,590
    96.2                 727,469              66.5               L(24),Def(92),O(3)                    70,575             82,028
    96.3                 581,975              66.5               L(24),Def(92),O(3)                    56,460             65,622
     97                1,998,620              66.6                L(35),D(82),O(3)                    254,063            249,347
     98                1,855,279              60.8                L(34),D(82),O(3)                    187,309            198,560
     99                1,841,212              58.1               L(24),Def(90),O(6)                   205,755            227,950
     100               1,922,791              62.0                L(24),D(91),O(3)                    205,519            144,259
     101               1,901,708              63.4                L(24),D(91),O(3)                    212,076            113,870
     102                  49,707              1.5                L(24),Def(212),O(3)                  307,488            317,996
     103               1,738,467              59.9               L(24),Def(86),O(3)                         0            312,220
     104               1,854,795              55.4               L(24),Def(91),O(3)                   396,479            363,221
     105               1,833,088              33.9               L(24),Def(91),O(4)                         0            102,613
     106               1,807,245              66.9                L(32),D(82),O(3)                          0                  0
     107               1,779,425              63.6                L(24),D(91),O(3)                    230,009            133,048
     108               1,624,628              58.0              L(36), Def(81), O(3)                  112,999            218,980
     109               1,746,081              40.6                L(33),D(82),O(3)                          0                  0
     110               1,712,153              63.4                L(34),D(82),O(3)                          0                  0
     111               1,664,471              64.0              L(36), Def(81), O(3)                  239,309            210,669
     112               1,712,782              61.2               L(24),Def(89),O(4)                         0            203,545
     113               1,620,132              39.5                L(33),D(82),O(3)                          0                  0
     114               1,491,388              55.0              L(36), Def(81), O(3)                        0            125,194
     115               1,466,497              57.3                L(34),D(82),O(3)                          0             80,893
     116               1,440,059              59.3                L(34),D(82),O(3)                    232,650            192,157
     117                  53,392              1.8               L(24),Def(188),O(25)                        0                  0
     118                       0              0.0               L(36), Def(177), O(3)                       0                  0
     119               1,380,592              66.5                L(34),D(82),O(3)                    211,963            207,223
     120               1,249,832              52.1               L(24),Def(91),O(4)                   148,415            154,810
     121               1,271,381              63.6               L(24),Def(55),O(3)                   154,863            186,276
     122               1,235,477              61.8                L(24),D(91),O(3)                    210,569            102,729
     123               1,096,276              36.5                L(33),D(82),O(3)                    252,108            244,419
     124               1,177,776              62.0               L(24),Def(90),O(3)                         0            170,227
     125               1,074,122              58.4               L(24),Def(90),O(3)                         0             84,630
     126                 988,471              36.7               L(24),Def(91),O(3)                   198,596            177,342
     127                 954,677              36.7               L(24),Def(91),O(3)                   286,377            173,831
     128                 804,776              50.3                L(34),D(82),O(3)                    169,214            160,740
     129                 817,266              61.7                L(33),D(82),O(3)                          0            165,254
     130                 898,444              67.8                L(32),D(82),O(3)                     84,247             77,230
     131                 876,799              64.9                L(33),D(82),O(3)                          0                  0

                MOST RECENT         MOST RECENT                                           UW
  LOAN #             NOI ($)          NOI DATE           UW NOI ($)         UW NCF ($)    DSCR(1,2,14)         TITLETYPE   PML %
  ------             -------          --------           ----------         ----------    ----                 ---------   -----
     1           28,424,577           12/31/03          33,618,470         32,325,010     2.63                    Fee
     2           19,369,923           12/31/03          19,733,520         18,190,352     2.81                    Fee
     3           10,466,660           12/31/03          10,119,944          9,925,194     1.42                    Fee
    3.1           2,873,030           12/31/03           2,824,026          2,786,376     1.42                    Fee
    3.2             963,465           12/31/03             994,612            978,212     1.42                    Fee
    3.3             992,973           12/31/03             943,287            908,537     1.42                    Fee
    3.4             901,442           12/31/03             866,779            854,879     1.42                    Fee
    3.5             741,333           12/31/03             700,423            686,623     1.42                    Fee
    3.6             672,562           12/31/03             669,005            656,155     1.42                    Fee
    3.7             675,200           12/31/03             639,293            626,793     1.42                    Fee
    3.8             658,881           12/31/03             627,047            617,047     1.42                    Fee
    3.9             522,514           12/31/03             479,149            468,049     1.42                    Fee
   3.10             478,892           12/31/03             413,261            401,211     1.42                    Fee
   3.11             417,797           12/31/03             411,901            404,101     1.42                    Fee
   3.12             395,281           12/31/03             386,652            378,102     1.42                    Fee
   3.13             173,290           12/31/03             164,508            159,108     1.42                    Fee
     4            5,051,609           12/31/03           4,806,299          4,396,166     1.64                    Fee       7.0
     5                    0             NAP              2,677,217          2,610,075     1.40                    Fee
     6                    0             NAP              2,586,955          2,475,689     1.65                    Fee       10.0
     7            1,775,473           12/31/03           1,987,450          1,871,771     1.40                    Fee       13.0
     8                    0             NAP              1,678,029          1,603,040     1.26                    Fee
     9            1,915,689           08/31/03           2,050,053          1,943,706     2.61                    Fee       11.0
    10              490,945           01/31/04           1,573,875          1,475,374     1.54                    Fee
    11            1,450,558           12/31/03           1,458,280          1,361,215     1.41                    Fee       15.0
    12            1,578,987           12/31/03           1,403,193          1,297,620     1.30                    Fee       15.0
    13            1,260,070           08/31/03           1,519,308          1,428,900     1.50                    Fee
    14            1,154,703           10/31/03           1,279,377          1,220,177     1.70                    Fee
    15              985,385           11/30/03           1,139,977          1,111,427     1.25                    Fee
    16            1,337,443           11/30/03           1,209,162          1,131,162     1.32                    Fee
    17            1,552,715           10/31/03           1,183,893          1,050,488     1.37                    Fee
    18                    0             NAP              1,185,272          1,098,809     1.53                 Leasehold
    19            1,043,873           10/31/03           1,023,407            948,774     1.32                    Fee       10.0
    20              811,077           12/31/03             967,517            914,017     1.31                    Fee
    21            1,207,784           12/31/03           1,098,593            996,165     1.28               Fee/Leasehold
    22              949,267           01/31/04           1,158,534          1,051,327     1.38                    Fee
    23              674,813           12/31/03           1,008,615            952,711     1.49                    Fee
    24              370,945           12/31/03             980,613            921,680     1.46                    Fee
    25              987,366           12/31/03           1,068,833            907,859     1.53                    Fee
    26              951,314           11/30/03             931,343            881,843     1.38                    Fee
    27              401,839           11/30/03             854,352            827,080     1.44                    Fee       13.0
    28              821,846           11/30/03             813,576            770,180     1.47                    Fee       13.0
    29            1,107,821           02/28/04           1,090,014            893,764     1.64                    Fee
    30              753,335           12/31/03             792,920            722,220     1.37                    Fee
   30.1             492,278           12/31/03             518,146            471,946     1.37                    Fee
   30.2             261,057           12/31/03             274,774            250,274     1.37                    Fee
    31              532,388           12/31/03             770,148            705,873     1.47                    Fee
    32              670,487           12/31/03             817,779            775,915     1.72                    Fee
    33              604,880           01/31/04             622,381            608,160     1.23                    Fee       17.0
    34              870,612           12/31/03             865,852            734,970     1.62                    Fee
    35              814,133           11/30/03             660,730            610,655     1.40                    Fee       14.0
    36              295,691           12/31/03             666,535            655,815     1.22                    Fee
    37              282,023           12/31/03             640,836            607,236     1.46                    Fee
    38            1,146,468           09/30/03             993,364            961,464     2.43                    Fee
    39              676,539           12/31/03             676,053            592,590     1.58                    Fee       17.0
    40              486,883           11/30/03             610,435            559,292     1.43                    Fee       13.0
    41              547,662           11/30/03             596,267            585,317     1.46                    Fee
    42              141,878           12/31/03             494,955            492,614     1.37                    Fee
    43                    0             NAP                631,669            598,805     1.77                    Fee
    44              818,490           08/30/03             736,687            705,437     2.01                    Fee
    45              556,044           09/30/03             510,072            478,726     1.40                    Fee
    46              708,660           02/29/04             671,844            639,844     1.88                    Fee
    47              626,784           11/30/03             540,752            473,548     1.27                    Fee
    48              521,290           09/30/03             494,508            464,293     1.40                    Fee
    49              543,828           10/31/03             511,352            487,141     1.53                    Fee       5.0
    50                    0             NAP                479,435            477,514     1.41                    Fee       13.0
    51              460,230           11/30/03             416,062            410,862     1.40                    Fee
    52              503,139           10/31/03             481,629            447,593     1.49                    Fee
    53              336,353           11/30/03             392,049            381,949     1.27                    Fee
    54              432,940           12/31/03             430,577            419,377     1.44                    Fee
    55              620,160           12/31/03             532,040            469,315     1.48                    Fee
    56              335,212           06/30/03             399,411            389,211     1.46                    Fee
    57                    0             NAP                452,566            410,566     1.37                    Fee
    58              605,727           12/31/03             430,641            404,977     1.51                    Fee
    59              143,831           12/31/03             482,207            454,574     1.17                    Fee
    60              407,294           01/31/04             429,753            402,753     1.33                    Fee
    61              400,625           12/31/03             388,449            377,249     1.38                    Fee
    62              354,691           11/30/03             441,812            392,812     1.40                    Fee
    63                    0             NAP             10,067,634         10,049,084     41.24                   Fee
    64              489,012           02/29/04             398,690            391,190     1.41                    Fee
   64.1             161,903           02/29/04             131,999            129,515     1.41                    Fee
   64.2             158,598           02/29/04             129,305            126,872     1.41                    Fee
   64.3             168,511           02/29/04             137,386            134,802     1.41                    Fee
    65              376,807           01/31/04             384,563            348,313     1.21                    Fee
    66              459,193           02/28/04             411,486            377,236     1.50                    Fee
    67                    0             NAP                357,433            355,611     1.37                    Fee
    68              434,381           12/31/03             384,630            342,551     1.38                    Fee
    69                    0             NAP                381,692            353,787     1.31                    Fee
    70              376,397           08/31/03             427,476            368,292     1.46                    Fee
    71              219,810           08/31/03             346,589            328,670     1.41                    Fee       13.0
    72              392,767           12/31/03             316,648            311,548     1.36                    Fee       7.0
    73              417,675           12/31/03             424,652            395,152     1.94                    Fee
    74              474,814           12/31/03             452,286            397,589     1.42                    Fee
    75              201,232           11/30/03             292,747            275,947     1.22                    Fee       8.0
    76              305,185           12/31/03             329,574            317,024     1.39                    Fee
    77                    0             NAP                323,029            316,616     1.21                    Fee
    78              294,697           12/31/03             353,728            324,076     1.68                    Fee
    79              193,257           12/31/03             316,209            296,096     1.48                    Fee
    80                    0             NAP                332,052            305,302     1.38                    Fee
    81              250,567           12/31/03             281,253            268,253     1.31                    Fee
    82              531,205           12/31/03             472,948            429,389     2.20                    Fee
    83              403,639           12/31/03             397,677            389,532     1.81                    Fee       19.0
    84              263,186           12/31/03             289,282            272,580     1.33                    Fee
    85              369,199           09/30/03             355,466            308,475     1.45                    Fee
    86              290,821           01/01/04             301,153            261,763     1.36                    Fee
    87                    0             NAP                331,693            311,363     1.59                    Fee
    88              300,135           11/30/03             342,382            316,476     1.57                    Fee
    89                    0             NAP                291,002            288,828     1.20                    Fee
    90              293,661           12/31/03             276,834            262,488     1.33                    Fee
    91              249,781           09/30/03             387,601            362,551     1.95                    Fee
    92              293,241           12/31/03             283,125            263,125     1.50                    Fee
    93              273,618           12/31/03             262,762            255,412     1.43                    Fee
    94              193,369           11/30/03             237,269            227,119     1.26                    Fee
    95                    0             NAP                313,743            297,335     1.60                    Fee
    96              289,298           11/30/03             251,589            244,389     1.45                    Fee
   96.1             108,487           11/30/03              94,346             91,646     1.45                    Fee
   96.2             100,451           11/30/03              87,357             84,857     1.45                    Fee
   96.3              80,361           11/30/03              69,886             67,886     1.45                    Fee
    97              274,391           12/31/03             242,951            232,284     1.44                    Fee
    98              199,999           01/31/04             271,941            242,691     1.31                    Fee
    99              217,226           10/31/03             230,584            228,692     1.22                    Fee
    100             161,100           11/30/03             210,233            202,353     1.26                    Fee
    101             213,313           11/30/03             220,559            207,546     1.31                    Fee
    102             306,935           08/31/03             297,382            281,962     1.48                    Fee
    103             290,909           02/29/04             282,289            252,189     1.45                    Fee
    104             302,809           12/31/03             314,368            290,915     2.06                    Fee
    105             213,389           12/31/03             194,054            192,804     1.30                    Fee
    106                   0             NAP                227,960            225,797     1.49                 Leasehold
    107             151,920           11/30/03             194,135            188,635     1.27                    Fee
    108             268,633           12/31/03             248,508            226,760     1.40                    Fee
    109                   0             NAP                291,160            288,892     2.05                    Fee
    110                   0             NAP                211,028            191,012     1.36                    Fee       14.0
    111             214,507           12/31/03             205,055            190,755     1.42                    Fee
    112             222,957           11/30/03             208,802            192,233     1.29                    Fee
    113                   0             NAP                283,980            281,796     2.13                    Fee
    114             120,437           12/31/03             197,107            186,607     1.25                    Fee
    115             276,249           12/31/03             242,761            218,511     1.53                    Fee
    116             238,528           12/31/03             228,357            203,157     1.47                    Fee
    117                   0             NAP                216,122            208,842     1.22                 Leasehold
    118                   0             NAP                280,427            275,389     1.87                    Fee
    119             200,229           12/31/03             171,518            166,618     1.47                    Fee
    120             154,939           12/31/03             133,919            130,862     1.29                    Fee
    121             191,362           12/31/03             155,396            151,146     1.36                    Fee
    122             130,374           11/30/03             141,224            128,224     1.24                    Fee       6.0
    123             229,653           12/31/03             208,354            196,542     1.79                    Fee
    124             208,024           12/31/03             156,171            146,021     1.44                    Fee
    125             171,260           11/30/03             138,882            131,143     1.45                    Fee
    126             159,723           11/30/03             141,984            110,084     1.27                    Fee
    127             174,041           12/31/03             130,326             97,482     1.27                    Fee
    128             173,074           11/30/03             154,540            140,814     1.79                    Fee
    129             157,304           09/30/03             115,847            106,349     1.29                    Fee
    130              78,041           12/31/03             117,342            113,592     1.45                    Fee
    131                   0             NAP                117,068            109,188     1.49                    Fee

                                                                        UPFRONT ESCROW(15)
            ------------------------------------------------------------------------------------------------------------------------
             UPFRONT CAPEX    UPFRONT ENGIN.    UPFRONT ENVIR.    UPFRONT TI/LC     UPFRONT RE TAX    UPFRONT INS.    UPFRONT OTHER
  LOAN #        RESERVE ($)       RESERVE ($)       RESERVE ($)      RESERVE ($)        RESERVE ($)     RESERVE ($)      RESERVE ($)
  ------        -----------       -----------       -----------      -----------        -----------     -----------      -----------
     1                                                                                                                      488,308
     2                                                                                                                    3,519,221
     3                                94,363                                               845,178
    3.1
    3.2
    3.3
    3.4
    3.5
    3.6
    3.7
    3.8
    3.9
   3.10
   3.11
   3.12
   3.13
     4                                                                                     496,221         103,845           15,999
     5                                                                                     122,069           7,051          930,024
     6              11,493                                               76,618             10,000           5,520
     7                                                                                      21,609
     8
     9
    10                                 1,188                                                14,722          22,841          275,000
    11                                                                                                       4,627
    12                                18,750           405,000                                               7,513
    13                                                                                      24,372           3,988
    14                                 1,875                                                82,035          64,623
    15                                25,000                                                 3,955          31,526
    16                                                                                      23,502           5,200
    17                                                                  250,000             78,949           7,440
    18                                                                  183,925             15,630          14,274           11,353
    19                                                                                      19,427          17,926
    20                                                                                      30,468          42,073
    21                                11,931                                                41,975           3,818
    22                                13,552                                                81,418          21,386
    23                                                                                     143,911          31,881
    24                                 4,950                                                58,401           3,750
    25                                                                  203,793             79,000           3,619
    26                                                                                      16,152           3,467
    27                                                                                      18,785           3,898
    28                                                                  100,000             14,014           5,551
    29                                72,500                                               189,831         129,242
    30                                24,375                                                29,506          20,362
   30.1
   30.2
    31                                                                                      48,750           7,293
    32                                                                                       5,091           6,530
    33                                                                                      28,116           8,914
    34                                39,125                                                                 5,005
    35                                                                  100,000             19,378          12,149
    36                                30,000
    37                                                                                      33,674          29,971           34,836
    38                                                                                       8,763           4,570
    39                               391,500                                                10,482          13,755
    40                                                                                      16,773           6,119
    41              16,600                                                                  69,222          14,453
    42
    43
    44                                23,811            20,019                              10,784
    45                                38,968                                                 6,206             591
    46                                                                                      86,675          27,922
    47                                                                                      14,315           7,797
    48                                25,913                                                 5,861             565
    49                                                                                      18,646           6,974
    50                                                                                                                      165,000
    51                                                                                      16,788
    52                                                                                      53,016           5,607           57,925
    53                                19,750
    54                                                                                      43,817          18,594
    55                                                                                      54,329          26,056
    56                                                                                      42,704           2,586
    57                                                                                      46,303           5,825
    58                                                                                      23,084           4,961
    59                                                                                       4,394           4,461
    60                                                                                       7,142          12,858
    61                                                                                      31,208          23,203
    62                                                  52,128                              34,082          78,313
    63                                 9,375
    64                                                                                       8,606           3,669
   64.1
   64.2
   64.3
    65                               106,803                                                15,172           5,434
    66                                                                                      19,263          20,934
    67
    68                               149,713                            125,000             41,019           4,047
    69                                                                                       2,664           1,990
    70                                 1,875                                                18,583           1,943
    71                                                                                       7,105           2,131
    72                                                                                       6,719           3,705
    73                               310,250             3,125                              29,816           1,668
    74                                                                   18,000             44,058          26,666
    75
    76                                17,625                                                15,386           2,152
    77                                88,600
    78                                                                   65,000              6,896           3,853
    79                                                                                      12,550           2,384
    80                                                                                      18,211           2,739
    81                                                                                      30,918          18,083
    82
    83                                                                                      13,737           1,153
    84                                 6,625                                                 4,537             535
    85                                 4,375                                                 5,972           7,171
    86                                31,656                                                19,073          18,596
    87                                                                                       4,655           2,696
    88                                                                                                       9,989
    89
    90                                                                                      21,250           2,348
    91                                 5,625            40,000                               6,720          16,810
    92                                                                                                      19,500
    93                                                                                      30,870           6,866
    94                                 6,250                                                20,984           9,443
    95                                                                                      13,894          20,599
    96                                                                                      40,080             513
   96.1
   96.2
   96.3
    97                                10,263                                                 8,386           4,237
    98                                 3,750                                                19,591           7,248
    99                                 8,750
    100                                6,625                                                13,301           6,512
    101                               32,500
    102                                7,395               875                               2,816          17,305
    103                               50,000                                                35,498           3,482
    104                                3,750               625                              30,027          14,729
    105                                                                                     33,226           4,678
    106
    107                                6,250
    108                                                                  50,000             14,088           5,488
    109                               32,195
    110                                                                                      4,365           1,952
    111                                                                                     21,350           3,227
    112                                                                                      7,714           1,758
    113
    114                               27,375                                                                 8,970
    115                                2,813                                                 5,521             975
    116                               55,375                                                13,138           7,311
    117
    118
    119                                                                                     21,196           3,879
    120                                7,500             5,500                              15,996           1,826
    121                                                                                     12,881           1,520
    122                                                                                      5,037          10,483
    123                               49,613                                                10,104           5,588
    124                                                                                      4,043           1,536           20,000
    125                                                                                      3,464           7,709
    126                               86,250                                                33,040          18,584
    127                               86,250                                                33,445          22,088
    128                               25,500                                                 7,634           6,125
    129                                1,875                                                 6,651           4,655
    130                                2,750                                                 2,854             856
    131                                7,500                                                15,257           1,279

                                                                  MONTHLY ESCROW(16)
            ---------------------------------------------------------------------------------------------------------------------
              MONTHLY CAPEX    MONTHLY ENVIR.     MONTHLY TI/LC     MONTHLY RE TAX      MONTHLY INS.     MONTHLY OTHER     SINGLE
  LOAN #         RESERVE ($)       RESERVE ($)       RESERVE ($)        RESERVE ($)       RESERVE ($)       RESERVE ($)    TENANT
  ------         -----------       -----------       -----------        -----------       -----------       -----------    ------
     1                                                                                                                       No
     2                                                                                                                       No
     3               11,171                                                102,121                                           No
    3.1                                                                                                                      No
    3.2                                                                                                                      No
    3.3                                                                                                                      No
    3.4                                                                                                                      No
    3.5                                                                                                                      No
    3.6                                                                                                                      No
    3.7                                                                                                                      No
    3.8                                                                                                                      No
    3.9                                                                                                                      No
   3.10                                                                                                                      No
   3.11                                                                                                                      No
   3.12                                                                                                                      No
   3.13                                                                                                                      No
     4                5,842                                                 62,028             7,283             5,333       No
     5                1,298                               4,300             17,438             3,526                         No
     6                                                                      38,984                                           No
     7                1,254                               8,386             21,609             3,450                         No
     8                                                                                                                      Yes
     9                                                                                                                       No
    10                1,745                               6,465              3,680             4,568                         No
    11                1,693                                                 18,644             2,313                         No
    12                2,320                              11,209             18,750             2,504                         No
    13                                                                      12,168             1,329                         No
    14                4,935                                                 41,017             8,078                         No
    15                                                                                                                       No
    16                6,500                                                 23,502             5,200                         No
    17                2,777                               8,333             19,737             7,440                         No
    18                                                                      15,630             1,427                         No
    19                  708                               4,175              9,713             1,494                         No
    20                4,458                                                  6,094             3,825                         No
    21                3,158                               4,400             13,992             1,909                         No
    22                1,525                               7,410             13,570             2,376                         No
    23                  495                                                 11,070             3,985                         No
    24                  759                               3,833              9,733             1,250                         No
    25                1,781                              10,482             27,000             4,200                         No
    26                4,125                                                 16,152             3,467                         No
    27                  296                               1,971              6,262               487                         No
    28                  564                               3,054              4,671               694                         No
    29               16,354                                                 18,983            25,386                         No
    30                5,892                                                  7,376             5,090                         No
   30.1                                                                                                                      No
   30.2                                                                                                                      No
    31                1,176                               2,713              5,417             2,431                         No
    32                  828                              10,000              5,091               933                         No
    33                1,188                                                  9,372             2,971                         No
    34                1,804                               9,104             23,392             2,502                         No
    35                1,039                               3,135              6,459             1,519                         No
    36                  231                                                                                                  No
    37                2,800                                                 11,225             3,746                         No
    38                                                                       4,381               762                         No
    39                1,002                               3,125              5,241             1,528                         No
    40                  590                               3,673              5,591               765                         No
    41                  913                                                  6,293             1,606                         No
    42                  195                                                                                                 Yes
    43                                                                                                                       No
    44                2,605                                                  5,392                                           No
    45                  373                               2,264              6,206               295                         No
    46                                                                       9,040             2,538                         No
    47                5,600                                                  7,157             1,949                         No
    48                  353                               2,155              5,861               282                         No
    49                  508                               1,510              4,662               996                         No
    50                                                                                                                      Yes
    51                  433                                                  4,197                                           No
    52                  227                               2,270             13,254             1,869                         No
    53                                                                                                                       No
    54                  933                                                  5,477             1,690                         No
    55                1,448                               2,500              9,055             2,659                         No
    56                  850                                                  7,117               862                         No
    57                  375                               3,125              7,717             1,942                         No
    58                2,139                                                  3,847             1,240                         No
    59                  426                               2,555              2,883               892                         No
    60                2,000                                                  1,786             1,429                         No
    61                  933                                                  3,901             3,315                         No
    62                4,084                                                  5,680             7,119                         No
    63                                                                                                                       No
    64                  625                                                    956             1,223                         No
   64.1                                                                                                                      No
   64.2                                                                                                                      No
   64.3                                                                                                                      No
    65                3,021                                                  3,793             1,811                         No
    66                2,854                                                  6,421             3,162                         No
    67                                                                                                                      Yes
    68                  709                               3,000              5,860             2,024                         No
    69                  246                               1,314              2,663               995                         No
    70                2,263                               2,669              3,097               486                         No
    71                  215                               1,280              3,553               266                         No
    72                                                                       3,360               463                         No
    73                2,458                                                  4,259             1,668                         No
    74                  668                               3,796              6,294             2,222                         No
    75                                                                                                                       No
    76                1,046                                                  3,846             1,076                         No
    77                                                                                                                      Yes
    78                  741                               1,729              2,299               642                         No
    79                                                    1,469              2,510               477                         No
    80                2,229                                                  3,642               548                         No
    81                                                                       5,157             1,507                         No
    82                                                                                                                       No
    83                  679                                                  2,747               576                         No
    84                  286                               1,003              4,537               178                         No
    85                  533                               3,322              5,972             1,195                         No
    86                3,280                                                  4,768             2,304                         No
    87                                                      651                931               449                         No
    88                2,085                                                  5,403             1,110                         No
    89                                                                                                                      Yes
    90                  828                                                  4,250             1,174                         No
    91                2,088                                                    611             2,401                         No
    92                1,667                                                  3,590             1,625                         No
    93                  612                                                  3,859               687                         No
    94                                                                                                                       No
    95                                                                       2,316             1,373                         No
    96                                                                       6,680               513                         No
   96.1                                                                                                                      No
   96.2                                                                                                                      No
   96.3                                                                                                                      No
    97                  899                                                  2,795               530                         No
    98                2,438                                                  6,530             1,208                         No
    99                  105                                                  1,742               278                        Yes
    100                                                                                                                      No
    101                                                                                                                      No
    102               1,250                                                  2,816             2,163                         No
    103               2,283                                                  4,675             1,741                         No
    104               1,955                                                  5,005             1,339                         No
    105                 104                                                  6,645               780                         No
    106                 180                                                                                                 Yes
    107                                                                                                                      No
    108                 356                               4,167              2,013               686                         No
    109                                                                                                                     Yes
    110                 278                               1,391              2,182               244                         No
    111               1,083                                                  2,669               357                         No
    112                 348                               1,434              1,543               879                         No
    113                                                                                                                     Yes
    114                 875                                                  1,995               784                         No
    115               2,021                                                  1,380               488                         No
    116               2,100                                                  4,379             3,656                         No
    117                                                                                                                     Yes
    118                 181                                                                                                 Yes
    119                 408                                                  2,650               647                         No
    120                 255                                                  3,199               608                         No
    121                 171                                                  2,018               507                         No
    122                                                                                                                      No
    123                 984                                                  3,368               699                         No
    124                                                                        809               768             4,286       No
    125                  74                                 617              1,732               642                         No
    126               3,050                                                 11,013             3,097                         No
    127               3,111                                                 11,148             3,430                         No
    128               1,144                                                  1,091             1,021                         No
    129                 792                                                    950             1,552                         No
    130                 313                                                  1,427               143                         No
    131                 657                                                  2,180               639                         No

                                   LARGEST TENANT
            ------------------------------------------------------------------------------------------
                                                                                          LEASE
  LOAN #    LARGEST TENANT                                                 UNIT SIZE    EXPIRATION
  ------    --------------                                                 ---------    ----------
     1      Marshall Field's (Ground Lease)                                  291,264     01/31/27
     2      Teachers Insurance and Annuity Association of America            322,878     12/31/08
     3
    3.1
    3.2
    3.3
    3.4
    3.5
    3.6
    3.7
    3.8
    3.9
   3.10
   3.11
   3.12
   3.13
     4      United States Government                                         321,355     09/17/11
     5      The Talbot's Inc.                                                 10,924     01/31/16
     6      Office Depot                                                      18,005     10/31/13
     7      Executive Suites                                                  17,566     07/05/09
     8      Employers Reinsurance Corporation                                166,641     05/01/19
     9      Albertsons                                                        57,560     04/30/27
    10      Circuit City                                                      34,548     01/31/20
    11      $1 Dollar Superstore                                              12,113     01/31/07
    12      Orchard's Marketplace                                             39,707     05/31/22
    13      Dick's Sporting Goods, Inc.                                       45,000     01/31/17
    14
    15
    16
    17      Stein Mart, Inc.                                                  38,060     10/31/10
    18      PorterCare                                                        24,885 09/30/18,09/30/23
    19      Tarbell Realtors Co                                                5,400     09/30/06
    20
    21      Andersons                                                        245,400     07/31/13
    22      Burnham's Shoes                                                   14,096     09/03/13
    23      Comp USA                                                          28,500     05/16/18
    24      Chamber of Commerce                                               29,975     03/31/15
    25      Ferenick, Libanoff, Brandt                                        10,217     03/31/06
    26
    27      Union Bank of California, N.A. (Ground Lease)                      3,900     04/30/13
    28      Dr. Michael Kent                                                   3,508     10/31/05
    29
    30
   30.1
   30.2
    31      Marsh Supermarket                                                 29,610     05/30/07
    32      Corinthian Colleges, Inc.                                         33,000     10/31/08
    33
    34      Sungard Recovery Svc, LP                                          31,072     06/30/09
    35      Closet World                                                      80,320     05/31/05
    36      Walgreens                                                         15,120     03/01/63
    37
    38
    39      Casual Choice                                                      6,864     06/30/05
    40      University Diagnostic, Inc                                         4,832     04/19/14
    41
    42      Walgreens                                                         15,937     09/30/28
    43      The Kroger Company                                                26,620     01/31/19
    44
    45      Women's Health                                                     3,636    4/31/2007
    46
    47
    48      Hammond Real Estate                                               10,943     06/30/08
    49      United Rentals                                                    18,000     10/01/09
    50      Walgreens                                                         12,804     10/31/28
    51
    52      Cato of Texas, LP                                                  5,200     01/31/05
    53
    54
    55      The Rag Shop                                                       7,448     03/31/07
    56
    57      Texas Children's Pediatric Assoc.                                  6,563     02/28/14
    58
    59      Oriental Buffet                                                    8,000     01/08/12
    60
    61
    62
    63
    64
   64.1
   64.2
   64.3
    65
    66
    67      CVS                                                               12,150     01/31/26
    68      Holo-Source, Inc.                                                 10,280     10/31/04
    69      Kirby Title, LLC                                                   4,066     01/01/07
    70      D A/V                                                              8,454 08/31/04, 05/01/07
    71      The Original Pancake House                                         4,000     11/30/11
    72
    73
    74      Equity Funding                                                     4,000     02/28/08
    75
    76
    77      Walgreens                                                         14,560     04/01/79
    78      National Spa Display                                               9,804 12/31/06,02/10/06,02/13/06
    79      Stonehenge Systems, Inc.                                           4,872     01/31/06
    80
    81
    82      Piedmont Hospital Inc.                                             6,030     10/31/15
    83
    84      Accent Windows                                                     5,167     03/31/10
    85      The Empire Room dba Mercury Room                                  11,373     10/31/09
    86
    87      Hollywood Video                                                    6,350     12/09/13
    88
    89      Walgreens                                                         14,490     08/06/76
    90
    91
    92
    93
    94
    95      Panera Breads                                                      4,408     09/30/13
    96
   96.1
   96.2
   96.3
    97
    98
    99      CVS                                                               12,608     05/31/19
    100
    101
    102
    103
    104
    105
    106     Walgreens                                                         14,490     03/31/22
    107
    108     Jonathon Lee (Gym)                                                 8,920 02/28/08,04/30/08
    109     Walgreens                                                         15,120     04/30/29
    110     Adams Consulting Engineers-West Inc                                8,769     08/31/08
    111
    112     Checker Auto Parts                                                 4,000     07/30/04
    113     Walgreens                                                         14,560     09/30/28
    114
    115
    116
    117     Walgreens                                                         14,560     12/31/78
    118     Walgreens                                                         14,490     03/31/62
    119
    120
    121
    122
    123
    124
    125     Mattress Expo                                                      2,600     07/31/06
    126
    127
    128
    129
    130
    131

                       2ND LARGEST TENANT
            --------------------------------------------------------------------
                                                                     LEASE
  LOAN #    2ND LARGEST TENANT                         UNIT SIZE EXPIRATION(18)
  ------    ------------------                         --------- --------------
     1      Nordstrom (Ground Lease)                     240,000    01/31/27
     2      Duke Energy Field Services, Inc.             119,468    05/31/16
     3
    3.1
    3.2
    3.3
    3.4
    3.5
    3.6
    3.7
    3.8
    3.9
   3.10
   3.11
   3.12
   3.13
     4      Lorn and Dotties Luncheonette                  2,221    05/31/07
     5      Iron Hill Brewery & Rest.                      9,000    11/30/13
     6      Prudential                                     9,992    11/30/13
     7      US Attorney's Office                          15,370    11/30/10
     8
     9      Souplantation                                  7,500    03/31/22
    10      Ross Stores, Inc.                             30,186    01/31/14
    11      Farr's Stationers                             11,130    01/31/07
    12      Sanborn Theatres, Inc.                        29,488    09/30/07
    13      Marshall's of MA, Inc.                        30,000    03/31/10
    14
    15
    16
    17      BMC Theatres                                  25,923    06/01/04
    18      Boulder Medical Center, P.C.                  24,040    08/31/18
    19      Calamark, Inc.                                 4,000    02/28/06
    20
    21      Sun Chemical                                  91,500    01/31/12
    22      Kinnucan Enterprises                          10,400    02/28/05
    23      Office Depot                                  21,040    05/31/18
    24      Wachovia Bank, National Association           27,806 12/31/06, 12/31/13
    25      First Franklin Financial                       8,142    05/31/05
    26
    27      4S Ranch Gasoline and Carwash (Ground Lease)   3,380    03/31/23
    28      MICA/MRI                                       1,985    07/31/09
    29
    30
   30.1
   30.2
    31      Akard Hardware                                18,600    12/31/07
    32      Social Security                               18,169    10/13/13
    33
    34      Labcorp of America                            19,982    08/31/05
    35      California Custom Millworks                   38,277    05/31/06
    36      McDonald's (Pad Lease)                         4,270    11/30/19
    37
    38
    39      Los Rios                                       6,864    08/31/05
    40      American Life                                  3,743    01/31/05
    41
    42
    43      Comerica                                       5,001    11/30/04
    44
    45      Gourmet Exchange                               2,600    03/31/09
    46
    47
    48      Carestat, Inc.                                10,000    06/30/07
    49      Family Classic Cars                            8,357    10/31/06
    50
    51
    52      Hollywood Video                                5,130    02/20/09
    53
    54
    55      B.A. Acquisition Corp.                         3,286    09/30/08
    56
    57      Clark & Ledbetter Dermatology                  4,375    09/30/13
    58
    59      Blockbuster                                    4,800    12/31/06
    60
    61
    62
    63
    64
   64.1
   64.2
   64.3
    65
    66
    67
    68      Welz Tool Machine & Boring Company            10,255    03/31/06
    69      Nigro Dermatology                              4,022    09/01/13
    70      Shutter House                                  6,336    03/31/06
    71      Vista Dental Group                             3,100    06/30/13
    72
    73
    74      House of Appliances                            3,800    12/01/06
    75
    76
    77
    78      JC Enterprises                                 5,054    05/31/08
    79      Autobahnd VA, LLC                              4,536    09/30/08
    80
    81
    82      Sherlock's                                     5,882    02/28/09
    83
    84      Dry Cleaning Station                           3,511    09/30/10
    85      509 Partners, Ltd.                             6,298    03/31/10
    86
    87      Payless ShoeSource                             2,800    12/31/13
    88
    89
    90
    91
    92
    93
    94
    95      Kinkos                                         3,800    11/30/08
    96
   96.1
   96.2
   96.3
    97
    98
    99
    100
    101
    102
    103
    104
    105
    106
    107
    108     El Cojita Mexican Restaurant                   4,455    08/31/05
    109
    110     SCS Flooring Systems                           3,585    07/31/10
    111
    112     Radio Shack                                    2,400    05/31/05
    113
    114
    115
    116
    117
    118
    119
    120
    121
    122
    123
    124
    125     Jersey Mike's Subs                             1,500    08/31/07
    126
    127
    128
    129
    130
    131

                         3RD LARGEST TENANT
            ---------------------------------------------------------------------------
                                                                           LEASE
  LOAN #    3RD LARGEST TENANT                            UNIT SIZE     EXPIRATION
  ------    ------------------                            ---------     ----------
     1      Neiman Marcus                                   143,901      08/07/12
     2      Dorsey & Whitney LLP                             49,399      12/31/10
     3
    3.1
    3.2
    3.3
    3.4
    3.5
    3.6
    3.7
    3.8
    3.9
   3.10
   3.11
   3.12
   3.13
     4      QuickPrint                                        1,657      06/30/04
     5      The Bombay Company Inc.                           8,919      09/30/13
     6      Sleep Train                                       7,000      10/31/11
     7      American Water Works                              9,373      06/26/09
     8
     9      Rubio's Baja Grill                                2,035      01/31/12
    10      PetsMart                                         18,900      06/30/18
    11      Panda Buffet                                     10,000      11/06/17
    12      Armstrong Garden Centers, Inc.                   15,625      09/30/06
    13      PetsMart                                         19,107      03/31/13
    14
    15
    16
    17      Books-a-Million                                  15,500      10/31/10
    18      Orthopedic Professional Assoc.                    7,649      10/31/13
    19      Hobbytown USA                                     3,600      12/31/07
    20
    21
    22      Mandarin House                                    6,550      06/01/04
    23      Sound Advice                                     16,130      05/31/14
    24      Colliers NC Partners, LLC                         7,789      03/01/05
    25      Knowledgesource                                   6,527      07/31/05
    26
    27      Danceology Studio & Boutique                      2,476      01/31/06
    28      So Coast Medical Adventist                        1,911      10/31/05
    29
    30
   30.1
   30.2
    31      Marsh Drugs                                       8,000      06/30/07
    32      Sunguard Insurance Systems                       15,090      08/31/08
    33
    34      US Postal Service                                17,688      07/01/05
    35
    36      Long John Silvers                                 2,770      10/24/06
    37
    38
    39      Light Furniture                                   6,668      09/30/06
    40      Dr. Amir Mozafari                                 2,896      05/31/07
    41
    42
    43      John Tarro                                        1,640      01/31/06
    44
    45      David Solomont                                    2,128      11/30/08
    46
    47
    48
    49      Indian Motorcycles SJC                            6,000      11/30/11
    50
    51
    52      Trudy's Hallmark                                  4,217      02/28/10
    53
    54
    55      Payless Shoe Source                               3,040      01/31/07
    56
    57      Allergy & Asthma Associates                       3,850      01/31/09
    58
    59      CiCi's Pizza                                      4,400      01/04/09
    60
    61
    62
    63
    64
   64.1
   64.2
   64.3
    65
    66
    67
    68      High Voltage Maintenance Corp.                    9,507      08/31/05
    69      Berryhill Hot Tamales                             4,000      09/01/13
    70      Perini                                            4,529  6/30/04,7/31/04
    71      King's Garden                                     2,462      02/28/11
    72
    73
    74      Admiralty Bank                                    2,508      12/31/09
    75
    76
    77
    78      Susan Acosta                                      4,978      02/03/06
    79      Unitarian Unversalists of Sterling                4,280      12/30/06
    80
    81
    82      Peachtree Wallpaper                               1,400      09/30/05
    83
    84      Orthodontic Centers                               2,665      12/31/08
    85      Econ One                                          5,925      10/31/05
    86
    87      Absolute Wireless                                 1,676      03/31/09
    88
    89
    90
    91
    92
    93
    94
    95      Pizza Hut                                         1,600      04/30/10
    96
   96.1
   96.2
   96.3
    97
    98
    99
    100
    101
    102
    103
    104
    105
    106
    107
    108     Charlie Brown-Barbeque Rest.                      3,080      11/30/04
    109
    110     Stanley D Prowse                                  1,272      04/30/13
    111
    112     Domino's Pizza                                    2,400      06/30/05
    113
    114
    115
    116
    117
    118
    119
    120
    121
    122
    123
    124
    125     Isle Pedispa                                      1,220      03/31/08
    126
    127
    128
    129
    130
    131

                             FOOTNOTES TO ANNEX A-1
                             ----------------------

(1) With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(2) With regard to The Somerset Collection (Loan Number 1), the following fields were calculated using the aggregate Current Balance($) for the entire senior component (including the Somerset Collection pari passu companion loan): (i) Current LTV %, (ii) Original Balance per Unit ($),
         (iii) Current Balance per Unit ($), (iv) Maturity LTV %, and (v) UW
         DSCR.

         With regard to Republic Plaza (Loan Number 2), the following fields were calculated using the Current Balance($) for only the pooled component of the loan: (i) Current LTV %, (ii) Original Balance per Unit ($), (iii) Current Balance per Unit ($), (iv) Maturity LTV %, and
         (v) UW DSCR.

(3) For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage Loan's Current Balance is allocated to the respective Mortgaged Properties based on the Mortgage Loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(4) Each number identifies a group of cross collateralized, cross defaulted mortgaged loans.

(5)      Each letter identifies a group of related borrowers.

(6) For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin Fee").

(7) The Monthly Debt Service for Loan Numbers 1 and 14 was calculated as 1/12th of the product of (i) the Current Balance, (ii) the Interest Rate and (iii) 365/360.

         The Monthly Debt Service for Loan Number 9 was calculated as 1/12th of the product of (i) the Current Balance and (ii) the Interest Rate.

(8) With respect to Republic Plaza (Loan Number 2), please refer to Annex C for the complete amortization schedule.

(9) Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

(10) For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest-only period as of the respective Note Date of the Mortgage Loan.

(11)     For ARD Loans, the related Anticipated Repayment Date.

(12)     For ARD Loans, calculated as of the related Anticipated Repayment Date.

(13) The "L" component of the prepayment provision represents remaining lockout payments.

(14) The UW DSCR for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan.

(15) Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(16) Represents the monthly amounts required to be deposited by the borrower. The amount required to be deposited in such account may be capped pursuant to the loan documents.

(17) With respect to certain of the mortgage loans, the respective appraisal values and appraisal dates are reflective of stabilized values as defined in the respective appraisals.

(18) With respect to the 330 South Tryon Street Loan (Loan Number 24), the second largest tenant, Wachovia Bank, National Association, has three leases for a total of 27,806 SF. The first lease represents 4,076 SF and expires on 12/31/06. The remaining two leases each represent 11,865 SF and expire on 12/31/13.

(19) With regard to the Shoppes at English Village (Loan Number 5), the appraised value and appraisal date, by the appraisal terms, are reflective of a future stabilized value and date. Since the date of the appraisal, the construction of the property was completed and the property is now 96.2% occupied as of April 12, 2004.


                                     A-1-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                            WEIGHTED AVERAGES
                                                                     ------------------------------------------------------------
                                          AGGREGATE        % OF                     STATED                CUT-OFF
                            NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE      LTV RATIO
                            MORTGAGE         DATE          POOL      MORTGAGE        TERM         UW        LTV         AT
CUT-OFF DATE BALANCES         LOANS        BALANCE        BALANCE      RATE       (MOS.)(1)    DSCR(2)   RATIO(2)  MATURITY(1),(2)
---------------------------------------------------------------------------------------------------------------------------------
$1,038,012 - $2,999,999          53     $113,227,233        10.9%     5.6830%     124        1.49x        70.3%         54.4%
$3,000,000 - $3,999,999          19       67,514,364         6.5      5.5833%     125        3.65x        68.8%         52.6%
$4,000,000 - $4,999,999          13       56,985,206         5.5      5.6116%     109        1.40x        74.5%         59.1%
$5,000,000 - $6,999,999          15       87,535,378         8.5      5.4887%     121        1.59x        70.1%         54.9%
$7,000,000 - $9,999,999          10       84,676,787         8.2      5.5592%     108        1.46x        73.6%         62.3%
$10,000,000 - $14,999,999        12      148,057,733        14.3      5.4786%     105        1.41x        73.6%         63.5%
$15,000,000 - $24,999,999         4       76,321,745         7.4      5.3272%     137        1.70x        67.1%         55.5%
$25,000,000 - $49,999,999         2       68,769,383         6.6      5.2145%     119        1.54x        67.5%         59.6%
$50,000,000 - $125,500,000        3      331,881,552        32.1      4.9289%     117        2.33x        53.6%         48.4%
                            -----------------------------------------------------------------------------------------------------
TOTAL:                          131   $1,034,969,381       100.0%     5.3176%     117        1.91X        65.4%         55.0%
                            =====================================================================================================

                                 MORTGAGE RATES

                                                                                           WEIGHTED AVERAGES
                                                                   --------------------------------------------------------------
                                       AGGREGATE        % OF                        STATED                CUT-OFF
                         NUMBER OF      CUT-OFF        INITIAL                    REMAINING                DATE      LTV RATIO
                         MORTGAGE         DATE          POOL         MORTGAGE        TERM         UW        LTV         AT
MORTGAGE RATES             LOANS        BALANCE        BALANCE         RATE       (MOS.)(1)    DSCR(2)   RATIO(2)  MATURITY(1),(2)
---------------------------------------------------------------------------------------------------------------------------------
4.5100% - 4.9999%             10     $282,132,456        27.3%        4.6901%     112        3.12x        47.8%         44.5%
5.0000% - 5.4999%             42      389,113,732        37.6         5.3202%     112        1.52x        70.7%         60.3%
5.5000% - 5.9999%             62      310,473,606        30.0         5.7410%     127        1.38x        73.4%         57.9%
6.0000% - 6.4999%             16       51,361,123         5.0         6.1372%     124        1.36x        72.9%         57.4%
6.5000% - 6.6100%              1        1,888,464         0.2         6.6100%     237        1.22x        65.1%          1.8%
                        ---------------------------------------------------------------------------------------------------------
TOTAL:                       131   $1,034,969,381       100.0%        5.3176%     117        1.91X        65.4%         55.0%
                        =========================================================================================================

                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                           WEIGHTED AVERAGES
                                                                     --------------------------------------------------------------
                                         AGGREGATE        % OF                        STATED                CUT-OFF
                           NUMBER OF      CUT-OFF        INITIAL                    REMAINING                DATE      LTV RATIO
ORIGINAL TERM TO           MORTGAGE         DATE          POOL         MORTGAGE        TERM         UW        LTV         AT
MATURITY IN MONTHS(1)        LOANS        BALANCE        BALANCE         RATE       (MOS.)(1)    DSCR(2)   RATIO(2)  MATURITY(1),(2)
-----------------------------------------------------------------------------------------------------------------------------------
60 - 84                          17     $115,348,219        11.1%        5.1580%      64        1.72x        70.3%         65.7%
85 - 120                        103      849,449,385        82.1         5.3159%     118        1.97x        64.5%         55.4%
121 - 240                        11       70,171,777         6.8         5.6006%     196        1.41x        67.5%         32.8%
                          ---------------------------------------------------------------------------------------------------------
TOTAL:                          131   $1,034,969,381       100.0%        5.3176%     117        1.91X        65.4%         55.0%
                          =========================================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.

(2) Includes 1 mortgage loan (identified as Loan No. 63 on Annex A-1), which represents approximately 0.4% of the aggregate principal balance as of the cut-off date. The loan is secured by a residential cooperative property and has a cut-off date loan-to-value ratio of 2.6% and a debt service coverage ratio of 41.24x. Excluding this mortgage loan, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 65.6% and a weighted average debt service coverage ratio of 1.76x.

                                     A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                          WEIGHTED AVERAGES
                                                                    --------------------------------------------------------------
                                        AGGREGATE        % OF                        STATED                CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL                    REMAINING                DATE      LTV RATIO
REMAINING TERM TO         MORTGAGE         DATE          POOL         MORTGAGE        TERM         UW        LTV         AT
MATURITY IN MONTHS(2)       LOANS        BALANCE        BALANCE         RATE       (MOS.)(2)    DSCR(3)   RATIO(3)  MATURITY(2),(3)
----------------------------------------------------------------------------------------------------------------------------------
55 - 84                         17     $115,348,219        11.1%        5.1580%      64        1.72x        70.3%         65.7%
85 - 120                       103      849,449,385        82.1         5.3159%     118        1.97x        64.5%         55.4%
121 - 240                       11       70,171,777         6.8         5.6006%     196        1.41x        67.5%         32.8%
                         ---------------------------------------------------------------------------------------------------------
TOTAL:                         131   $1,034,969,381       100.0%        5.3176%     117        1.91X        65.4%         55.0%
                         =========================================================================================================

                    ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                          WEIGHTED AVERAGES
                                                                    --------------------------------------------------------------
                                        AGGREGATE        % OF                        STATED                CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL                    REMAINING                DATE      LTV RATIO
ORIGINAL AMORTIZATION     MORTGAGE         DATE          POOL         MORTGAGE        TERM         UW        LTV         AT
TERM IN MONTHS              LOANS        BALANCE        BALANCE         RATE       (MOS.)(2)    DSCR(3)   RATIO(3)  MATURITY(2),(3)
----------------------------------------------------------------------------------------------------------------------------------
192 - 240                       8      $25,334,643         2.9%        5.8429%     230        1.30x        64.9%          0.4%
241 - 300                      23       88,652,522        10.1         5.5357%     112        1.43x        70.6%         55.0%
301 - 330                       1       99,381,552        11.3         5.4880%     114        1.42x        73.3%         62.3%
331 - 360                      96      665,800,664        75.7         5.3593%     117        1.92x        66.9%         57.0%
                         ---------------------------------------------------------------------------------------------------------
TOTAL:                        128     $879,169,381       100.0%        5.4056%     119        1.79X        67.9%         55.7%
                         =========================================================================================================

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                          WEIGHTED AVERAGES
                                                                     --------------------------------------------------------------
                                         AGGREGATE        % OF                        STATED                CUT-OFF
                           NUMBER OF      CUT-OFF        INITIAL                    REMAINING                DATE      LTV RATIO
REMAINING AMORTIZATION     MORTGAGE         DATE          POOL         MORTGAGE        TERM         UW        LTV         AT
TERM IN MONTHS               LOANS        BALANCE        BALANCE         RATE       (MOS.)(2)    DSCR(3)   RATIO(3)  MATURITY(2),(3)
-----------------------------------------------------------------------------------------------------------------------------------
192 - 240                        8      $25,334,643         2.9%        5.8429%     230        1.30x        64.9%          0.4%
241 - 300                       23       88,652,522        10.1         5.5357%     112        1.43x        70.6%         55.0%
301 - 330                        1       99,381,552        11.3         5.4880%     114        1.42x        73.3%         62.3%
331 - 360                       96      665,800,664        75.7         5.3593%     117        1.92x        66.9%         57.0%
                          ---------------------------------------------------------------------------------------------------------
TOTAL:                         128     $879,169,381       100.0%        5.4056%     119        1.79X        67.9%         55.7%
                          =========================================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

(2) For the ARD loans, the Anticipated Repayment Date.

(3) Includes 1 mortgage loan (identified as Loan No. 63 on Annex A-1), which represents approximately 0.4% of the aggregate principal balance as of the cut-off date. The loan is secured by a residential cooperative property and has a cut-off date loan-to-value ratio of 2.6% and a debt service coverage ratio of 41.24x. Excluding this mortgage loan, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 65.6% and a weighted average debt service coverage ratio of 1.76x.

                                     A-2-2

                               AMORTIZATION TYPES

                                                                                          WEIGHTED AVERAGES
                                                                     --------------------------------------------------------------
                                         AGGREGATE        % OF                        STATED                CUT-OFF
                           NUMBER OF      CUT-OFF        INITIAL                    REMAINING                DATE      LTV RATIO
                           MORTGAGE         DATE          POOL         MORTGAGE        TERM         UW        LTV         AT
AMORTIZATION TYPES           LOANS        BALANCE        BALANCE         RATE       (MOS.)(1)    DSCR(2)   RATIO(2)  MATURITY(1),(2)
-----------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
   Balloon                     108     $525,624,526        50.8%        5.5639%     115        1.74x        72.5%         60.2%
   Partial Interest Only         9      264,131,552        25.5         5.0650%     113        2.01x        60.3%         52.0%
   Interest Only                 3      155,800,000        15.1         4.8210%     105        2.55x        51.1%         51.1%
                          ---------------------------------------------------------------------------------------------------------
SUBTOTAL                       120     $945,556,078        91.4%        5.3021%     113        1.95x        65.6%         56.4%

ARD LOANS
   Partial Interest Only         2      $59,450,000         5.7%        5.2785%     138        1.53x        62.0%         55.6%
   ARD                           1        4,628,660         0.4         6.1000%     115        1.41x        69.8%         59.7%
                          ---------------------------------------------------------------------------------------------------------
SUBTOTAL                         3      $64,078,660         6.2%        5.3379%     136        1.52x        62.5%         55.9%

FULLY AMORTIZING LOANS           8      $25,334,643         2.4%        5.8429%     230        1.30x        64.9%          0.4%
                          ---------------------------------------------------------------------------------------------------------
TOTAL                          131   $1,034,969,381       100.0%        5.3176%     117        1.91X        65.4%         55.0%
                          =========================================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                          WEIGHTED AVERAGES
                                                                     --------------------------------------------------------------
UNDERWRITTEN                             AGGREGATE        % OF                        STATED                CUT-OFF
CASH FLOW                  NUMBER OF      CUT-OFF        INITIAL                    REMAINING                DATE      LTV RATIO
DEBT SERVICE               MORTGAGE         DATE          POOL         MORTGAGE        TERM         UW        LTV         AT
COVERAGE RATIOS              LOANS        BALANCE        BALANCE         RATE       (MOS.)(1)    DSCR(2)   RATIO(2)  MATURITY(1),(2)
-----------------------------------------------------------------------------------------------------------------------------------
1.17x                            1       $4,000,000         0.4%        5.9300%     192        1.17x        74.6%          0.0%
1.20x - 1.29x                   23       97,563,333         9.4         5.8511%     147        1.25x        71.8%         51.2%
1.30x - 1.39x                   27      143,618,473        13.9         5.7446%     118        1.34x        75.4%         62.4%
1.40x - 1.49x                   42      311,987,652        30.1         5.5496%     115        1.43x        74.5%         62.3%
1.50x - 1.59x                   12       76,837,096         7.4         5.2081%      93        1.53x        74.4%         64.9%
1.60x - 1.69x                    6       83,929,192         8.1         5.1697%     128        1.64x        61.6%         51.7%
1.70x - 1.99x                   10       43,936,894         4.2         5.1765%     100        1.78x        63.4%         54.6%
2.00x - 2.99x                    9      269,301,341        26.0         4.7240%     113        2.67x        46.8%         43.9%
3.00x - 41.24x                   1        3,795,400         0.4         4.9600%     119       41.24x         2.6%          2.1%
                          ---------------------------------------------------------------------------------------------------------

TOTAL:                         131   $1,034,969,381       100.0%        5.3176%     117        1.91X        65.4%         55.0%
                          =========================================================================================================

                             CUT-OFF DATE LTV RATIOS

                                                                                          WEIGHTED AVERAGES
                                                                  --------------------------------------------------------------
                                      AGGREGATE        % OF                        STATED                CUT-OFF
                        NUMBER OF      CUT-OFF        INITIAL                    REMAINING                DATE      LTV RATIO
CUT-OFF DATE            MORTGAGE         DATE          POOL         MORTGAGE        TERM         UW        LTV         AT
LTV RATIOS                LOANS        BALANCE        BALANCE         RATE       (MOS.)(1)    DSCR(2)   RATIO(2)  MATURITY(1),(2)
--------------------------------------------------------------------------------------------------------------------------------
2.6% - 49.9%                 12     $261,447,472        25.3%        4.7613%     119        3.19x        44.7%         41.2%
50.0% - 59.9%                 5       56,986,822         5.5         5.1050%     127        1.67x        57.9%         48.8%
60.0% - 64.9%                11       52,927,196         5.1         5.2784%      99        1.94x        62.1%         50.5%
65.0% - 69.9%                14      107,148,013        10.4         5.4977%     134        1.50x        67.6%         54.6%
70.0% - 74.9%                28      231,916,661        22.4         5.5016%     112        1.41x        72.9%         59.2%
75.0% - 80.0%                61      324,543,218        31.4         5.6184%     115        1.40x        77.8%         65.2%
                       ---------------------------------------------------------------------------------------------------------
TOTAL:                      131   $1,034,969,381       100.0%        5.3176%     117        1.91X        65.4%         55.0%
                       =========================================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.

(2) Includes 1 mortgage loan (identified as Loan No. 63 on Annex A-1), which represents approximately 0.4% of the aggregate principal balance as of the cut-off date. The loan is secured by a residential cooperative property and has a cut-off date loan-to-value ratio of 2.6% and a debt service coverage ratio of 41.24x. Excluding this mortgage loan, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 65.6% and a weighted average debt service coverage ratio of 1.76x.

                                     A-2-3

                         MATURITY DATE LTV RATIOS(1),(2)

                                                                                          WEIGHTED AVERAGES
                                                                     --------------------------------------------------------------
                                         AGGREGATE        % OF                        STATED                CUT-OFF
                           NUMBER OF      CUT-OFF        INITIAL                    REMAINING                DATE      LTV RATIO
MATURITY DATE              MORTGAGE         DATE          POOL         MORTGAGE        TERM         UW        LTV         AT
LTV RATIOS(1)                LOANS        BALANCE        BALANCE         RATE       (MOS.)(1)    DSCR(4)   RATIO(4)  MATURITY(1),(4)
-----------------------------------------------------------------------------------------------------------------------------------
2.1% - 29.9%                     1       $3,795,400         0.4%        4.9600%     119        41.24x        2.6%          2.1%
30.0% - 49.9%                   15      295,051,029        29.2         4.8133%     123        2.51x        47.9%         42.4%
50.0% - 59.9%                   32      184,940,163        18.3         5.5179%     121        1.50x        66.8%         56.9%
60.0% - 64.9%                   40      328,650,702        32.6         5.5108%     111        1.46x        73.8%         62.6%
65.0% - 69.9%                   32      175,527,840        17.4         5.5047%     103        1.45x        77.1%         66.7%
70.0% - 74.3%                    3       21,669,605         2.1         5.4759%      75        1.46x        79.8%         73.8%
                          ---------------------------------------------------------------------------------------------------------
TOTAL:                         123   $1,009,634,738       100.0%        5.3044%     114        1.92X        65.4%         56.4%
                          =========================================================================================================

                         TYPE OF MORTGAGED PROPERTIES(3)

                                                                                   WEIGHTED AVERAGES
                                                                        --------------------------------------
                                            AGGREGATE        % OF                       CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                       DATE
                              MORTGAGED        DATE          POOL            UW           LTV
PROPERTY TYPE                PROPERTIES      BALANCE        BALANCE        DSCR(4)      RATIO(4)   OCCUPANCY
--------------------------------------------------------------------------------------------------------------
RETAIL
   Anchored                           22     $180,041,105        17.4%      1.57x            71.6%      97.5%
   Regional Mall                       1      125,500,000        12.1       2.63x            48.3%      97.6%
   Shadow Anchored                     8       45,856,336         4.4       1.38x            69.9%      95.3%
   Unanchored                          8       33,245,519         3.2       1.49x            74.1%      91.4%
                             ---------------------------------------------------------------------------------
SUBTOTAL                              39     $384,642,960        37.2%      1.89x            64.0%      96.7%

MULTIFAMILY
   Garden                             36     $144,666,846        14.0%      2.50x            70.3%      93.0%
   Mid/High Rise                       6       17,528,030         1.7       1.37x            71.5%      99.0%
                             ---------------------------------------------------------------------------------
SUBTOTAL                              42     $162,194,876        15.7%      2.38x            70.4%      93.6%

OFFICE
   CBD                                 3     $157,650,000        15.2%      2.42x            48.2%      85.9%
   Suburban                           11       92,817,192         9.0       1.43x            73.0%      94.1%
                             ---------------------------------------------------------------------------------
SUBTOTAL                              14     $250,467,192        24.2%      2.06x            57.4%      88.9%

MANUFACTURED HOUSING                  39     $177,279,672        17.1%      1.45x            73.2%      91.1%

INDUSTRIAL
   Flex                                7      $32,999,660         3.2%      1.53x            71.4%      92.0%
   Warehouse/Distribution              2       14,165,133         1.4       1.31x            75.2%      97.7%
                             ---------------------------------------------------------------------------------
SUBTOTAL                               9      $47,164,793         4.6%      1.46x            72.6%      93.7%

SELF STORAGE                           3       $7,087,747         0.7%      1.62x            63.1%      81.7%

MIXED USE
   Office/Retail                       2       $6,132,141         0.6%      1.43x            64.2%      94.9%
                             ---------------------------------------------------------------------------------
TOTAL                                148   $1,034,969,381       100.0%      1.91X            65.4%      93.1%
                             =================================================================================



(1) For the ARD loans, the Anticipated Repayment Date.
(2) Excludes fully amortizing mortgage loans.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averaged presented at the mortgage loan level in other tables in this prospectus.
(4) Includes 1 mortgage loan (identified as Loan No. 63 on Annex A-1), which represents approximately 0.4% of the aggregate principal balance as of the cut-off date. The loan is secured by a residential cooperative property and has a cut-off date loan-to-value ratio of 2.6% and a debt service coverage ratio of 41.24x. Excluding this mortgage loan, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 65.6% and a weighted average debt service coverage ratio of 1.76x.

                                     A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                          WEIGHTED AVERAGES
                                                                    --------------------------------------------------------------
                                        AGGREGATE        % OF                        STATED                CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL                    REMAINING                DATE      LTV RATIO
                          MORTGAGED        DATE          POOL         MORTGAGE        TERM         UW        LTV         AT
LOCATION                 PROPERTIES      BALANCE        BALANCE         RATE       (MOS.)(2)    DSCR(3)   RATIO(3)  MATURITY(2),(3)
----------------------------------------------------------------------------------------------------------------------------------
Michigan                       10     $170,557,981        16.5%        4.9720%     117        2.34x        54.0%         50.9%
Colorado                        9      166,526,068        16.1         4.8343%     112        2.34x        52.5%         45.1%
California                     18      160,067,107        15.5         5.4497%     116        1.56x        71.3%         60.1%
Florida                        19       88,863,551         8.6         5.6044%     113        1.40x        71.6%         57.2%
Texas                          16       73,189,761         7.1         5.7079%     108        1.43x        73.8%         62.5%
Oregon                          1       41,500,000         4.0         5.0400%     120        1.64x        59.5%         54.9%
Pennsylvania                    3       34,454,098         3.3         5.5379%     116        1.41x        79.0%         66.4%
Ohio                            7       30,602,796         3.0         5.6123%     118        1.33x        76.4%         60.0%
Missouri                        3       30,523,115         2.9         5.6082%     154        1.33x        68.7%         57.6%
Georgia                         8       29,853,509         2.9         5.5347%     119        1.66x        66.4%         52.9%
North Carolina                  3       25,465,658         2.5         5.7587%     119        1.32x        75.6%         63.5%
Illinois                        7       23,712,354         2.3         5.6122%     117        1.45x        75.2%         63.3%
Nevada                          4       17,132,561         1.7         5.3839%     124        1.41x        72.0%         42.9%
Louisiana                       1       14,582,942         1.4         5.1510%     119        1.54x        75.4%         62.3%
Massachusetts                   3       14,238,161         1.4         5.4964%     117        1.41x        77.9%         65.4%
Kentucky                        1       14,000,000         1.4         5.4900%      79        1.50x        79.8%         74.1%
Arizona                         4       13,799,156         1.3         5.4743%     146        1.75x        61.4%         39.3%
South Carolina                  4       12,318,698         1.2         5.5806%     119        1.44x        73.1%         61.2%
New York                        7       12,226,842         1.2         5.3789%     118       13.75x        46.1%         37.7%
Indiana                         3       11,816,224         1.1         5.1895%     125        1.64x        68.1%         52.3%
New Jersey                      2       11,495,123         1.1         5.5238%      99        1.68x        69.0%         60.0%
Virginia                        2        4,932,611         0.5         5.3624%     119        1.74x        67.1%         55.8%
Idaho                           2        4,791,847         0.5         5.7304%     119        1.45x        73.4%         59.7%
Arkansas                        1        3,995,740         0.4         5.7300%     175        1.33x        79.9%         47.5%
Alabama                         1        3,987,410         0.4         5.7510%     117        1.40x        63.8%         53.9%
Tennessee                       2        3,915,502         0.4         5.8387%     117        1.50x        72.4%         59.8%
Washington                      1        3,300,000         0.3         5.6700%     120        1.36x        76.7%         64.4%
Oklahoma                        1        2,695,730         0.3         5.4000%     119        1.33x        74.9%         56.9%
Iowa                            1        2,400,000         0.2         5.4000%     120        1.44x        80.0%         66.6%
Minnesota                       1        2,245,014         0.2         5.8000%     239        1.48x        68.0%          1.5%
New Mexico                      1        1,994,373         0.2         6.3400%     117        1.29x        71.2%         61.2%
North Dakota                    1        1,896,986         0.2         5.3800%     119        1.47x        78.1%         59.3%
Mississippi                     1        1,888,464         0.2         6.6100%     237        1.22x        65.1%          1.8%
                         ---------------------------------------------------------------------------------------------------------
TOTAL:                        148   $1,034,969,381       100.0%        5.3176%     117        1.91X        65.4%         55.0%
                         =========================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2) For the ARD loans, the Anticipated Repayment Date.
(3) Includes 1 mortgage loan (identified as Loan No. 63 on Annex A-1), which represents approximately 0.4% of the aggregate principal balance as of the cut-off date. The loan is secured by a residential cooperative property and has a cut-off date loan-to-value ratio of 2.6% and a debt service coverage ratio of 41.24x. Excluding this mortgage loan, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 65.6% and a weighted average debt service coverage ratio of 1.76x.


                                     A-2-5

                         CURRENT OCCUPANCY RATES (1),(3)

                                                                                          WEIGHTED AVERAGES
                                                                    --------------------------------------------------------------
                                        AGGREGATE        % OF                        STATED                CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL                    REMAINING                DATE      LTV RATIO
CURRENT                   MORTGAGED        DATE          POOL         MORTGAGE        TERM         UW        LTV         AT
OCCUPANCY RATES          PROPERTIES      BALANCE        BALANCE         RATE       (MOS.)(4)    DSCR(5)   RATIO(5)  MATURITY(4),(5)
----------------------------------------------------------------------------------------------------------------------------------
52.3% - 75.0%                   5      $13,839,898         1.3%        5.7016%      97        1.71x        65.3%         56.8%
75.1% - 85.0%                   9      159,658,086        15.4         4.8937%     113        2.36x        50.6%         43.1%
85.1% - 90.0%                  18       59,929,220         5.8         5.7226%     114        1.42x        72.1%         60.8%
90.1% - 95.0%                  45      233,022,582        22.5         5.4457%     112        1.46x        73.2%         61.1%
95.1% - 100.0%                 71      568,519,596        54.9         5.3320%     121        2.02x        65.6%         55.2%
                         ---------------------------------------------------------------------------------------------------------
TOTAL:                        148   $1,034,969,381       100.0%        5.3176%     117        1.91X        65.4%         55.0%
                         =========================================================================================================

                          YEARS BUILT/RENOVATED(2),(3)

                                                                                          WEIGHTED AVERAGES
                                                                  --------------------------------------------------------------
                                      AGGREGATE        % OF                        STATED                CUT-OFF
                        NUMBER OF      CUT-OFF        INITIAL                    REMAINING                DATE      LTV RATIO
YEARS                   MORTGAGED        DATE          POOL         MORTGAGE        TERM         UW        LTV         AT
BUILT/RENOVATED        PROPERTIES      BALANCE        BALANCE         RATE       (MOS.)(4)    DSCR(5)   RATIO(5)  MATURITY(4),(5)
--------------------------------------------------------------------------------------------------------------------------------
1950 - 1959                   4      $10,090,086         1.0%        5.9574%     116        1.45x        76.8%         64.0%
1960 - 1969                   7       21,658,098         2.1         5.5453%     129        1.45x        71.8%         54.7%
1970 - 1979                  14       80,011,282         7.7         5.4607%     107        1.51x        72.0%         61.7%
1980 - 1989                  25      108,411,559        10.5         5.5299%     108        1.48x        71.9%         60.6%
1990 - 1999                  26      241,088,855        23.3         5.2144%     115        2.04x        59.5%         53.9%
2000 - 2003                  67      544,593,926        52.6         5.2538%     117        2.05x        65.2%         54.0%
2004                          5       29,115,575         2.8         5.7906%     180        1.30x        67.0%         41.8%
                       ---------------------------------------------------------------------------------------------------------
TOTAL:                      148   $1,034,969,381       100.0%        5.3176%     117        1.91X        65.4%         55.0%
                       =========================================================================================================

                              PREPAYMENT PROTECTION

                                                                                          WEIGHTED AVERAGES
                                                                     --------------------------------------------------------------
                                         AGGREGATE        % OF                        STATED                CUT-OFF
                           NUMBER OF      CUT-OFF        INITIAL                    REMAINING                DATE      LTV RATIO
                           MORTGAGE         DATE          POOL         MORTGAGE        TERM         UW        LTV         AT
PREPAYMENT PROTECTION        LOANS        BALANCE        BALANCE         RATE       (MOS.)(4)    DSCR(5)   RATIO(5)  MATURITY(4),(5)
-----------------------------------------------------------------------------------------------------------------------------------
Defeasance                     125     $955,665,826        92.3%        5.3371%     116        1.77x        65.8%         55.4%
Yield Maintenance                6       79,303,555         7.7         5.0825%     134        3.53x        60.9%         50.8%
                          ---------------------------------------------------------------------------------------------------------
TOTAL:                         131   $1,034,969,381       100.0%        5.3176%     117        1.91X        65.4%         55.0%
                          =========================================================================================================


(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a resilt, the weighted averages presented in this table may deviate slightly fromweighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(4) For the ARD loans, the Anticipated Repayment Date.
(5) Includes 1 mortgage loan (identified as Loan No. 63 on Annex A-1), which represents approximately 0.4% of the aggregate principal balance as of the cut-off date. The loan is secured by a residential cooperative property and has a cut-off date loan-to-value ratio of 2.6% and a debt service coverage ratio of 41.24x. Excluding this mortgage loan, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 65.6% and a weighted average debt service coverage ratio of 1.76x.


                                     A-2-6

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                     --------------------------------------------------------------
                                            AGGREGATE      % OF                     STATED                 CUT-OFF
                              NUMBER OF      CUT-OFF      INITIAL                  REMAINING                 DATE     LTV RATIO
                              MORTGAGE        DATE     LOAN GROUP 1    MORTGAGE      TERM         UW         LTV          AT
CUT-OFF DATE BALANCES           LOANS        BALANCE      BALANCE        RATE      (MOS.)(1)    DSCR(2)    RATIO(2)  MATURITY(1),(2)
-----------------------------------------------------------------------------------------------------------------------------------
$1,266,121 - $2,999,999             28     $62,604,855       8.2%       5.7109%      124        1.53x         67.0%         51.2%
$3,000,000 - $3,999,999             11      38,535,199       5.1        5.5193%      128        5.31x         64.4%         47.0%
$4,000,000 - $4,999,999              9      39,496,018       5.2        5.6227%      104        1.42x         72.8%         56.9%
$5,000,000 - $6,999,999             12      69,730,851       9.2        5.4712%      121        1.62x         70.0%         54.1%
$7,000,000 - $9,999,999              7      60,761,170       8.0        5.5042%      103        1.46x         76.1%         64.9%
$10,000,000 - $14,999,999            9     111,802,509      14.7        5.4937%      108        1.39x         73.8%         62.9%
$15,000,000 - $24,999,999            4      76,321,745      10.0        5.3272%      137        1.70x         67.1%         55.5%
$25,000,000 - $49,999,999            2      68,769,383       9.0        5.2145%      119        1.54x         67.5%         59.6%
$50,000,000 - $125,500,000           2     232,500,000      30.6        4.6899%      118        2.71x         45.2%         42.5%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                              84    $760,521,730     100.0%       5.2307%      118        2.08X         62.6%         52.9%
                             ======================================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                    --------------------------------------------------------------
                                     AGGREGATE         % OF                        STATED                 CUT-OFF
                       NUMBER OF      CUT-OFF         INITIAL                     REMAINING                 DATE     LTV RATIO
                       MORTGAGE        DATE        LOAN GROUP 1       MORTGAGE      TERM         UW         LTV          AT
MORTGAGE RATES           LOANS        BALANCE         BALANCE           RATE      (MOS.)(1)    DSCR(2)    RATIO(2)  MATURITY(1),(2)
----------------------------------------------------------------------------------------------------------------------------------
4.5100%  - 4.9999%             7    $271,682,456            35.7%       4.6871%      111        3.17x         47.2%         44.2%
5.0000%  - 5.4999%            30     235,333,963            30.9        5.2565%      113        1.56x         69.8%         59.5%
5.5000%  - 5.9999%            36     217,048,697            28.5        5.7260%      128        1.39x         72.4%         56.6%
6.0000%  - 6.4999%            10      34,568,149             4.5        6.1404%      127        1.38x         71.9%         55.0%
6.5000%  - 6.6100%             1       1,888,464             0.2        6.6100%      237        1.22x         65.1%          1.8%
                      ------------------------------------------------------------------------------------------------------------
TOTAL:                        84    $760,521,730           100.0%       5.2307%      118        2.08X         62.6%         52.9%
                      ============================================================================================================

     ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                    --------------------------------------------------------------
                                       AGGREGATE         % OF                      STATED                 CUT-OFF
                         NUMBER OF      CUT-OFF         INITIAL                   REMAINING                 DATE     LTV RATIO
ORIGINAL TERM TO         MORTGAGE        DATE        LOAN GROUP 1     MORTGAGE      TERM         UW         LTV          AT
MATURITY IN MONTHS(1)      LOANS        BALANCE         BALANCE         RATE      (MOS.)(1)    DSCR(2)    RATIO(2)  MATURITY(1),(2)
----------------------------------------------------------------------------------------------------------------------------------
60 - 84                       15     $98,358,011            12.9%     5.1392%       65        1.73x         70.7%         65.5%
85 - 120                      60     598,232,695            78.7      5.2078%      118        2.21x         60.8%         52.9%
121 - 240                      9      63,931,024             8.4      5.5855%      196        1.41x         66.7%         32.9%
                        ----------------------------------------------------------------------------------------------------------
TOTAL:                        84    $760,521,730           100.0%     5.2307%      118        2.08X         62.6%         52.9%
                        ==========================================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.
(2) Includes 1 mortgage loan (identified as Loan No. 63 on Annex A-1), which represents approximately 0.5% of the aggregate principal balance as of the cut-off date of mortgage loans in loan group 1. The loan is secured by a residential cooperative property and has a cut-off date loan-to-value ratio of 2.6% and a debt service coverage ratio of 41.24x. Excluding this mortgage loan, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 65.6% and a weighted average debt service coverage ratio of 1.76x.


                                     A-2-7

     REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                          WEIGHTED AVERAGES
                                                                     -------------------------------------------------------------
                                       AGGREGATE         % OF                      STATED                 CUT-OFF
                         NUMBER OF      CUT-OFF         INITIAL                   REMAINING                 DATE     LTV RATIO
REMAINING TERM TO        MORTGAGE        DATE        LOAN GROUP 1     MORTGAGE      TERM         UW         LTV          AT
MATURITY IN MONTHS(2)      LOANS        BALANCE         BALANCE         RATE      (MOS.)(2)    DSCR(3)    RATIO(3)  MATURITY(2),(3)
----------------------------------------------------------------------------------------------------------------------------------
55 - 84                       15     $98,358,011            12.9%     5.1392%       65        1.73x         70.7%         65.5%
85 - 120                      60     598,232,695            78.7      5.2078%      118        2.21x         60.8%         52.9%
121 - 240                      9      63,931,024             8.4      5.5855%      196        1.41x         66.7%         32.9%
                        ----------------------------------------------------------------------------------------------------------
TOTAL:                        84    $760,521,730           100.0%     5.2307%      118        2.08X         62.6%         52.9%
                        ==========================================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                     -------------------------------------------------------------
                                        AGGREGATE         % OF                      STATED                 CUT-OFF
                          NUMBER OF      CUT-OFF         INITIAL                   REMAINING                 DATE     LTV RATIO
ORIGINAL AMORTIZATION     MORTGAGE        DATE        LOAN GROUP 1     MORTGAGE      TERM         UW         LTV          AT
TERM IN MONTHS              LOANS        BALANCE         BALANCE         RATE      (MOS.)(2)    DSCR(3)    RATIO(3)  MATURITY(2),(3)
-----------------------------------------------------------------------------------------------------------------------------------
192 - 240                       7     $23,089,629             3.7%     5.8471%      229        1.28x         64.6%          0.3%
241 - 300                      10      48,000,259             7.8      5.5221%      102        1.41x         72.2%         58.1%
301 - 360                      65     547,431,842            88.5      5.2929%      117        2.03x         65.0%         55.5%
                         ----------------------------------------------------------------------------------------------------------
TOTAL:                         82    $618,521,730           100.0%     5.3314%      120        1.95X         65.5%         53.6%
                         ==========================================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                      -------------------------------------------------------------
                                        AGGREGATE         % OF                      STATED                 CUT-OFF
                          NUMBER OF      CUT-OFF         INITIAL                   REMAINING                 DATE     LTV RATIO
REMAINING AMORTIZATION    MORTGAGE        DATE        LOAN GROUP 1     MORTGAGE      TERM         UW         LTV          AT
TERM IN MONTHS              LOANS        BALANCE         BALANCE         RATE      (MOS.)(2)    DSCR(3)    RATIO(3)  MATURITY(2),(3)
-----------------------------------------------------------------------------------------------------------------------------------
192 - 240                          7     $23,089,629        3.7%         5.8471%      229        1.28x        64.6%          0.3%
241 - 300                         10      48,000,259        7.8          5.5221%      102        1.41x        72.2%         58.1%
301 - 360                         65     547,431,842       88.5          5.2929%      117        2.03x        65.0%         55.5%
                         ----------------------------------------------------------------------------------------------------------
TOTAL:                            82    $618,521,730      100.0%         5.3314%      120        1.95X        65.5%         53.6%
                         ==========================================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.
(2) For the ARD loans, the Anticipated Repayment Date.
(3) Includes 1 mortgage loan (identified as Loan No. 63 on Annex A-1), which represents approximately 0.5% of the aggregate principal balance as of the cut-off date of mortgage loans in loan group 1. The loan is secured by a residential cooperative property and has a cut-off date loan-to-value ratio of 2.6% and a debt service coverage ratio of 41.24x. Excluding this mortgage loan, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 65.6% and a weighted average debt service coverage ratio of 1.76x.

                                     A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                      -------------------------------------------------------------
                                          AGGREGATE       % OF                      STATED                 CUT-OFF
                            NUMBER OF      CUT-OFF       INITIAL                   REMAINING                 DATE     LTV RATIO
                            MORTGAGE        DATE      LOAN GROUP 1     MORTGAGE      TERM         UW         LTV          AT
AMORTIZATION TYPES            LOANS        BALANCE       BALANCE         RATE      (MOS.)(1)    DSCR(2)    RATIO(2)  MATURITY(1),(2)
-----------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
   Balloon                       66    $372,053,441          48.9%     5.5222%      113        1.89x         72.0%         60.1%
   Partial Interest Only          6     159,300,000          20.9      4.8084%      112        2.37x         51.8%         45.3%
   Interest Only                  2     142,000,000          18.7      4.7919%      110        2.63x         49.7%         49.7%
                            -------------------------------------------------------------------------------------------------------
SUBTOTAL                         74    $673,353,441          88.5%     5.1993%      112        2.16x         62.5%         54.4%

ARD LOANS
   Partial Interest Only          2     $59,450,000           7.8%     5.2785%      138        1.53x         62.0%         55.6%
   ARD                            1       4,628,660           0.6      6.1000%      115        1.41x         69.8%         59.7%
                            -------------------------------------------------------------------------------------------------------
SUBTOTAL                          3     $64,078,660           8.4%     5.3379%      136        1.52x         62.5%         55.9%

FULLY AMORTIZING LOANS            7     $23,089,629           3.0%     5.8471%      229        1.28x         64.6%          0.3%
                            -------------------------------------------------------------------------------------------------------
TOTAL                            84    $760,521,730         100.0%     5.2307%      118        2.08X         62.6%         52.9%
                            =======================================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
                         FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                    --------------------------------------------------------------
UNDERWRITTEN                         AGGREGATE         % OF                        STATED                 CUT-OFF
CASH FLOW              NUMBER OF      CUT-OFF         INITIAL                     REMAINING                 DATE     LTV RATIO
DEBT SERVICE           MORTGAGE        DATE        LOAN GROUP 1       MORTGAGE      TERM         UW         LTV          AT
COVERAGE RATIOS          LOANS        BALANCE         BALANCE           RATE      (MOS.)(1)    DSCR(2)    RATIO(2)  MATURITY(1),(2)
----------------------------------------------------------------------------------------------------------------------------------
1.17x                           1      $4,000,000             0.5%       5.9300%      192        1.17x         74.6%          0.0%
1.20x - 1.29x                  13      68,528,126             9.0        5.8269%      159        1.25x         70.9%         47.4%
1.30x - 1.39x                  15      80,751,280            10.6        5.7738%      117        1.35x         74.0%         61.6%
1.40x - 1.49x                  28     177,363,434            23.3        5.5554%      113        1.43x         74.9%         62.9%
1.50x - 1.59x                   7      61,714,476             8.1        5.1450%      87         1.53x         74.2%         65.6%
1.60x - 1.69x                   5      76,429,192              10        5.1540%      129        1.64x         63.0%         53.2%
1.70x - 1.99x                   6      20,838,481             2.7        5.3685%      121        1.79x         62.1%         49.3%
2.00x - 2.99x                   8     267,101,341            35.1        4.7222%      113        2.67x         46.7%         43.8%
3.00x - 41.24x                  1       3,795,400             0.5        4.9600%      119       41.24x          2.6%          2.1%
                      ------------------------------------------------------------------------------------------------------------
TOTAL:                         84    $760,521,730           100.0%       5.2307%      118        2.08X         62.6%         52.9%
                      ============================================================================================================

            CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                    ---------------------------------------------------------------
                                     AGGREGATE         % OF                        STATED                 CUT-OFF
                       NUMBER OF      CUT-OFF         INITIAL                     REMAINING                 DATE     LTV RATIO
CUT-OFF DATE           MORTGAGE        DATE        LOAN GROUP 1       MORTGAGE      TERM         UW         LTV          AT
LTV RATIOS               LOANS        BALANCE         BALANCE           RATE      (MOS.)(1)    DSCR(2)    RATIO(2)  MATURITY(1),(2)
-----------------------------------------------------------------------------------------------------------------------------------
2.6%  - 49.9%                 9    $251,651,801            33.1%       4.7342%      119        3.25x         44.6%         41.4%
50.0%  - 59.9%                4      51,986,822             6.8        5.1459%      127        1.65x         58.3%         49.6%
60.0%  - 64.9%               10      48,939,786             6.4        5.2399%      97         1.98x         62.0%         50.2%
65.0%  - 69.9%               10      87,854,586            11.6        5.5606%      145        1.45x         68.0%         54.3%
70.0%  - 74.9%               18      95,887,712            12.6        5.4716%      108        1.42x         72.4%         55.3%
75.0%  - 80.0%               33     224,201,023            29.5        5.5732%      113        1.41x         77.5%         65.5%
                      -------------------------------------------------------------------------------------------------------------
TOTAL:                       84    $760,521,730           100.0%       5.2307%      118        2.08X         62.6%         52.9%
                      =============================================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.
(2) Includes 1 mortgage loan (identified as Loan No. 63 on Annex A-1), which represents approximately 0.5% of the aggregate principal balance as of the cut-off date of mortgage loans in loan group 1. The loan is secured by a residential cooperative property and has a cut-off date loan-to-value ratio of 2.6% and a debt service coverage ratio of 41.24x. Excluding this mortgage loan, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 65.6% and a weighted average debt service coverage ratio of 1.76x.


                                     A-2-9

         MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                       WEIGHTED AVERAGES
                                                                   -------------------------------------------------------------
                                    AGGREGATE         % OF                        STATED                 CUT-OFF
                      NUMBER OF      CUT-OFF         INITIAL                     REMAINING                 DATE     LTV RATIO
MATURITY DATE         MORTGAGE        DATE        LOAN GROUP 1       MORTGAGE      TERM         UW         LTV          AT
LTV RATIOS(1)           LOANS        BALANCE         BALANCE           RATE      (MOS.)(1)    DSCR(4)    RATIO(4)  MATURITY(1),(4)
--------------------------------------------------------------------------------------------------------------------------------
2.1%  - 29.9%              1      $3,795,400             0.5%       4.9600%      119       41.24x          2.6%          2.1%
30.0%  - 49.9%            10     276,259,618            37.5        4.7797%      123        2.57x         47.4%         42.6%
50.0%  - 59.9%            21     154,429,707            20.9        5.4910%      121        1.52x         65.7%         56.7%
60.0%  - 64.9%            26     181,255,120            24.6        5.4693%      108        1.51x         73.8%         62.9%
65.0%  - 74.3%            19     121,692,256            16.5        5.4601%       97        1.45x         77.8%         67.9%
                     -----------------------------------------------------------------------------------------------------------
TOTAL:                    77    $737,432,101           100.0%       5.2114%      114        2.10X         62.5%         54.5%
                     ===========================================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(3)

                                                                                     WEIGHTED AVERAGES
                                                                           -------------------------------------
                                           AGGREGATE          % OF                       CUT-OFF
                              NUMBER OF      CUT-OFF         INITIAL                       DATE
                              MORTGAGED       DATE        LOAN GROUP 1          UW          LTV
PROPERTY TYPE                PROPERTIES      BALANCE         BALANCE         DSCR(4)     RATIO(4)    OCCUPANCY
----------------------------------------------------------------------------------------------------------------
RETAIL
   Anchored                           22    $180,041,105            23.7%     1.57x           71.6%        97.5%
   Regional Mall                       1     125,500,000            16.5      2.63x           48.3%        97.6%
   Shadow Anchored                     8      45,856,336             6.0      1.38x           69.9%        95.3%
   Unanchored                          8      33,245,519             4.4      1.49x           74.1%        91.4%
                             -----------------------------------------------------------------------------------
SUBTOTAL                              39    $384,642,960            50.6%     1.89x           64.0%        96.7%

OFFICE
   CBD                                 3    $157,650,000            20.7%     2.42x           48.2%        85.9%
   Suburban                           11      92,817,192            12.2      1.43x           73.0%        94.1%
                             -----------------------------------------------------------------------------------
SUBTOTAL                              14    $250,467,192            32.9%     2.06x           57.4%        88.9%

INDUSTRIAL
   Flex                                7     $32,999,660             4.3%     1.53x           71.4%        92.0%
   Warehouse/Distribution              2      14,165,133             1.9      1.31x           75.2%        97.7%
                             -----------------------------------------------------------------------------------
SUBTOTAL                               9     $47,164,793             6.2%     1.46x           72.6%        93.7%

MULTIFAMILY
   Mid/High Rise                       3      $7,691,506             1.0%     1.34x           63.5%       100.0%
   Garden                              1       3,795,400             0.5     41.24x            2.6%       100.0%
                             -----------------------------------------------------------------------------------
SUBTOTAL                               4     $11,486,907             1.5%     14.52x          43.4%       100.0%

MANUFACTURED HOUSING                  13     $53,539,990             7.0%     1.56x           71.2%        84.4%

SELF STORAGE                           3      $7,087,747             0.9%     1.62x           63.1%        81.7%

MIXED USE
   Office/Retail                       2      $6,132,141             0.8%     1.43x           64.2%        94.9%
                             -----------------------------------------------------------------------------------
TOTAL                                 84    $760,521,730           100.0%     2.08x           62.6%        93.0%
                             ===================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.
(2) Excludes fully amortizing mortgage loans.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averaged presented at the mortgage loan level in other tables in this prospectus.
(4) Includes 1 mortgage loan (identified as Loan No. 63 on Annex A-1), which represents approximately 0.5% of the aggregate principal balance as of the cut-off date of mortgage loans in loan group 1. The loan is secured by a residential cooperative property and has a cut-off date loan-to-value ratio of 2.6% and a debt service coverage ratio of 41.24x. Excluding this mortgage loan, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 65.6% and a weighted average debt service coverage ratio of 1.76x.

                                     A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                        WEIGHTED AVERAGES
                                                                    --------------------------------------------------------------
                                     AGGREGATE         % OF                        STATED                 CUT-OFF
                       NUMBER OF      CUT-OFF         INITIAL                     REMAINING                 DATE     LTV RATIO
                       MORTGAGED       DATE        LOAN GROUP 1       MORTGAGE      TERM         UW         LTV          AT
LOCATION              PROPERTIES      BALANCE         BALANCE           RATE      (MOS.)(2)    DSCR(3)    RATIO(3)  MATURITY(2),(3)
----------------------------------------------------------------------------------------------------------------------------------
California                  17    $153,285,607            20.2%       5.4191%      116        1.58x         71.1%         59.9%
Michigan                     4     135,843,059            17.9        4.8617%      117        2.55x         49.7%         48.8%
Colorado                     5     133,787,225            17.6        4.6565%      112        2.56x         47.4%         40.9%
Florida                      9      48,800,420             6.4        5.6176%      113        1.41x         68.9%         51.7%
Oregon                       1      41,500,000             5.5        5.0400%      120        1.64x         59.5%         54.9%
Pennsylvania                 3      34,454,098             4.5        5.5379%      116        1.41x         79.0%         66.4%
North Carolina               2      21,725,968             2.9        5.7258%      119        1.34x         75.4%         64.1%
Texas                        7      20,344,283             2.7        5.9593%      125        1.38x         73.1%         55.4%
Missouri                     2      20,045,575             2.6        5.7798%      174        1.34x         65.7%         55.5%
Ohio                         3      18,113,475             2.4        5.6565%      119        1.30x         75.4%         59.5%
Nevada                       4      17,132,561             2.3        5.3839%      124        1.41x         72.0%         42.9%
Georgia                      3      14,817,083             1.9        5.8604%      118        1.55x         73.1%         57.4%
Louisiana                    1      14,582,942             1.9        5.1510%      119        1.54x         75.4%         62.3%
Kentucky                     1      14,000,000             1.8        5.4900%      79         1.50x         79.8%         74.1%
Arizona                      3      12,336,950             1.6        5.4345%      150        1.81x         60.0%         36.6%
Indiana                      3      11,816,224             1.6        5.1895%      125        1.64x         68.1%         52.3%
Massachusetts                2       9,909,142             1.3        5.5000%      119        1.40x         79.9%         66.8%
Illinois                     3       8,669,418             1.1        5.7621%      118        1.47x         72.9%         61.4%
New York                     3       7,491,289             1.0        5.1869%      119       21.53x         25.7%         21.4%
New Jersey                   1       5,083,388             0.7        5.5690%      81         2.01x         63.5%         57.1%
Virginia                     2       4,932,611             0.6        5.3624%      119        1.74x         67.1%         55.8%
Idaho                        1       2,871,847             0.4        5.4900%      119        1.59x         75.1%         62.8%
Oklahoma                     1       2,695,730             0.4        5.4000%      119        1.33x         74.9%         56.9%
Iowa                         1       2,400,000             0.3        5.4000%      120        1.44x         80.0%         66.6%
New Mexico                   1       1,994,373             0.3        6.3400%      117        1.29x         71.2%         61.2%
Mississippi                  1       1,888,464             0.2        6.6100%      237        1.22x         65.1%          1.8%

                      ------------------------------------------------------------------------------------------------------------
TOTAL:                      84    $760,521,730           100.0%       5.2307%      118        2.08X         62.6%         52.9%
                      ============================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2) For the ARD loans, the Anticipated Repayment Date.
(3) Includes 1 mortgage loan (identified as Loan No. 63 on Annex A-1), which represents approximately 0.5% of the aggregate principal balance as of the cut-off date of mortgage loans in loan group 1. The loan is secured by a residential cooperative property and has a cut-off date loan-to-value ratio of 2.6% and a debt service coverage ratio of 41.24x. Excluding this mortgage loan, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 65.6% and a weighted average debt service coverage ratio of 1.76x.

                                     A-2-11

     CURRENT OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS(1),(3)

                                                                                       WEIGHTED AVERAGES
                                                                   --------------------------------------------------------------
                                    AGGREGATE         % OF                        STATED                 CUT-OFF
                      NUMBER OF      CUT-OFF         INITIAL                     REMAINING                 DATE     LTV RATIO
CURRENT               MORTGAGED       DATE        LOAN GROUP 1       MORTGAGE      TERM         UW         LTV          AT
OCCUPANY RATES       PROPERTIES      BALANCE         BALANCE           RATE      (MOS.)(4)    DSCR(5)    RATIO(5)  MATURITY(4),(5)
---------------------------------------------------------------------------------------------------------------------------------
52.3%  - 75.0%             4     $12,377,693             1.6%       5.6888%      95         1.77x         64.3%         56.2%
75.1%  - 85.0%             8     152,158,086            20.0        4.8722%      113        2.40x         50.7%         43.4%
85.1%  - 90.0%             7      24,194,482             3.2        5.6875%      109        1.50x         69.4%         58.3%
90.1%  - 95.0%            17     107,820,707            14.2        5.3911%      110        1.46x         73.3%         61.7%
95.1%  - 100.0%           48     463,970,763            61.0        5.2749%      123        2.16x         63.5%         53.6%
                     ------------------------------------------------------------------------------------------------------------
TOTAL:                    84    $760,521,730           100.0%       5.2307%      118        2.08X         62.6%         52.9%
                     ============================================================================================================

          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(2),(3)

                                                                                       WEIGHTED AVERAGES
                                                                   --------------------------------------------------------------
                                    AGGREGATE         % OF                        STATED                 CUT-OFF
                      NUMBER OF      CUT-OFF         INITIAL                     REMAINING                 DATE     LTV RATIO
YEARS                 MORTGAGED       DATE        LOAN GROUP 1       MORTGAGE      TERM         UW         LTV          AT
BUILT/RENOVATED      PROPERTIES      BALANCE         BALANCE           RATE      (MOS.)(4)    DSCR(5)    RATIO(5)  MATURITY(4),(5)
---------------------------------------------------------------------------------------------------------------------------------
1957 - 1959                 1      $5,689,152             0.7%       5.8200%      118        1.46x         76.9%         65.0%
1960 - 1969                 2       8,431,937             1.1        5.2944%      118        1.56x         68.5%         57.0%
1970 - 1979                 5      19,757,090             2.6        5.2928%       89        1.73x         67.7%         59.8%
1980 - 1989                10      42,860,153             5.6        5.3925%       96        1.62x         66.8%         56.0%
1990 - 1999                18     221,164,796            29.1        5.1808%      115        2.10x         58.4%         53.5%
2000 - 2003                44     435,423,027            57.3        5.1946%      119        2.19x         63.5%         52.5%
2004                        4      27,195,575             3.6        5.7695%      184        1.30x         66.8%         40.9%
                     ------------------------------------------------------------------------------------------------------------
TOTAL:                     84    $760,521,730           100.0%       5.2307%      118        2.08X         62.6%         52.9%
                     ============================================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                    -------------------------------------------------------------
                                       AGGREGATE         % OF                     STATED                 CUT-OFF
                         NUMBER OF      CUT-OFF         INITIAL                  REMAINING                 DATE     LTV RATIO
                         MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE      TERM         UW         LTV          AT
PREPAYMENT PROTECTION      LOANS        BALANCE         BALANCE        RATE      (MOS.)(4)    DSCR(5)    RATIO(5)  MATURITY(4),(5)
---------------------------------------------------------------------------------------------------------------------------------
Defeasance                   78    $681,218,175            89.6%     5.2479%      116        1.91x         62.8%         53.1%
Yield Maintenance             6      79,303,555            10.4      5.0825%      134        3.53x         60.9%         50.8%
                        ---------------------------------------------------------------------------------------------------------
TOTAL:                       84    $760,521,730           100.0%     5.2307%      118        2.08X         62.6%         52.9%
                        =========================================================================================================

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a resilt, the weighted averages presented in this table may deviate slightly fromweighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(4) For the ARD loans, the Anticipated Repayment Date.
(5) Includes 1 mortgage loan (identified as Loan No. 63 on Annex A-1), which represents approximately 0.5% of the aggregate principal balance as of the cut-off date of mortgage loans in loan group 1. The loan is secured by a residential cooperative property and has a cut-off date loan-to-value ratio of 2.6% and a debt service coverage ratio of 41.24x. Excluding this mortgage loan, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 65.6% and a weighted average debt service coverage ratio of 1.76x.


                                     A-2-12

             CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                   -----------------------------------------------------

                                      AGGREGATE         % OF                     STATED             CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING            DATE    LTV RATIO
                         MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM       UW       LTV        AT
CUT-OFF DATE BALANCES     LOANS        BALANCE         BALANCE         RATE      (MOS.)     DSCR     RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------
$1,038,012 - $2,999,999        25        $50,622,378        18.4%       5.6484%    124     1.43x       74.3%      58.4%
$3,000,000 - $3,999,999         8         28,979,165        10.6        5.6685%    121     1.43x       74.6%      60.2%
$4,000,000 - $4,999,999         4         17,489,189         6.4        5.5865%    118     1.37x       78.4%      64.1%
$5,000,000 - $6,999,999         3         17,804,527         6.5        5.5575%    119     1.49x       70.7%      58.2%
$7,000,000 - $9,999,999         3         23,915,617         8.7        5.6989%    119     1.46x       67.2%      55.5%
$10,000,000 - $14,999,999       3         36,255,224        13.2        5.4319%    94      1.46x       72.9%      65.2%
$50,000,000 - $99,381,552       1         99,381,552        36.2        5.4880%    114     1.42x       73.3%      62.3%
                         -----------------------------------------------------------------------------------------------
TOTAL:                         47       $274,447,651       100.0%       5.5584%    115     1.43X       73.2%      61.0%
                         ===============================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                   -----------------------------------------------------
                                      AGGREGATE         % OF                     STATED             CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING            DATE    LTV RATIO
                         MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM       UW       LTV        AT
MORTGAGE RATES            LOANS        BALANCE         BALANCE         RATE      (MOS.)     DSCR     RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------
4.6800% - 4.9999%               3        $10,450,000         3.8%       4.7679%    120     1.94x       63.2%      51.0%
5.0000% - 5.4999%              12        153,779,768        56.0        5.4175%    110     1.45x       72.1%      61.5%
5.5000% - 5.9999%              26         93,424,909        34.0        5.7758%    122     1.37x       75.7%      61.0%
6.0000% - 6.3100%               6         16,792,974         6.1        6.1304%    117     1.32x       75.1%      62.4%
                         -----------------------------------------------------------------------------------------------
TOTAL:                         47       $274,447,651       100.0%       5.5584%    115     1.43X       73.2%      61.0%
                         ===============================================================================================

      ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                   -----------------------------------------------------
                                      AGGREGATE         % OF                     STATED             CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING            DATE    LTV RATIO
ORIGINAL TERM TO         MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM       UW       LTV        AT
MATURITY IN MONTHS        LOANS        BALANCE         BALANCE         RATE      (MOS.)     DSCR     RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------
60 - 84                         2        $16,990,208         6.2%       5.2665%    61      1.64x       68.3%      66.9%
85 - 120                       43        251,216,690        91.5        5.5732%    117     1.42x       73.5%      61.3%
121 - 240                       2          6,240,754         2.3        5.7552%    198     1.38x       75.6%      31.0%
                         -----------------------------------------------------------------------------------------------
TOTAL:                         47       $274,447,651       100.0%       5.5584%    115     1.43X       73.2%      61.0%
                         ===============================================================================================


                                     A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                   -----------------------------------------------------
                                      AGGREGATE         % OF                     STATED             CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING            DATE    LTV RATIO
REMAINING TERM TO        MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM       UW       LTV        AT
MATURITY IN MONTHS        LOANS        BALANCE         BALANCE         RATE      (MOS.)     DSCR     RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------
56 - 84                         2        $16,990,208         6.2%       5.2665%    61      1.64x       68.3%      66.9%
85 - 120                       43        251,216,690        91.5        5.5732%    117     1.42x       73.5%      61.3%
121 - 239                       2          6,240,754         2.3        5.7552%    198     1.38x       75.6%      31.0%
                         -----------------------------------------------------------------------------------------------
TOTAL:                         47       $274,447,651       100.0%       5.5584%    115     1.43X       73.2%      61.0%
                         ===============================================================================================

    ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                WEIGHTED AVERAGES
                                                                   -----------------------------------------------------
                                      AGGREGATE         % OF                     STATED             CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING            DATE    LTV RATIO
ORIGINAL AMORTIZATION    MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM       UW       LTV        AT
TERM IN MONTHS            LOANS        BALANCE         BALANCE         RATE      (MOS.)     DSCR     RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------
240 - 300                      14        $42,897,276        16.5%       5.5647%    130     1.47x       68.7%      48.7%
301 - 330                       1         99,381,552        38.1        5.4880%    114     1.42x       73.3%      62.3%
331 - 360                      31        118,368,823        45.4        5.6663%    117     1.40x       75.6%      63.8%
                         -----------------------------------------------------------------------------------------------
TOTAL:                         46       $260,647,651       100.0%       5.5816%    118     1.42X       73.6%      60.7%
                         ===============================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                     WEIGHTED AVERAGES
                                                                   -----------------------------------------------------
                                      AGGREGATE         % OF                     STATED             CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING            DATE    LTV RATIO
REMAINING AMORTIZATION   MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM       UW       LTV        AT
TERM IN MONTHS            LOANS        BALANCE         BALANCE         RATE      (MOS.)     DSCR     RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------
239 - 300                      14        $42,897,276        16.5%       5.5647%    130     1.47x       68.7%      48.7%
301 - 330                       1         99,381,552        38.1        5.4880%    114     1.42x       73.3%      62.3%
331 - 360                      31        118,368,823        45.4        5.6663%    117     1.40x       75.6%      63.8%
                         -----------------------------------------------------------------------------------------------
TOTAL:                         46       $260,647,651       100.0%       5.5816%    118     1.42X       73.6%      60.7%
                         ===============================================================================================

(1) Does not include the mortgage loan that is interest-only for its entire term.

                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                   -----------------------------------------------------
                                      AGGREGATE         % OF                     STATED             CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING            DATE    LTV RATIO
                         MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM       UW       LTV        AT
AMORTIZATION TYPES        LOANS        BALANCE         BALANCE         RATE      (MOS.)     DSCR     RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
   Balloon                     42       $153,571,085        56.0%       5.6650%    119     1.40x       73.9%      60.6%
   Partial Interest Only        3        104,831,552        38.2        5.4548%    114     1.45x       73.2%      62.3%
   Interest Only                1         13,800,000         5.0        5.1200%    56      1.70x       65.7%      65.7%
                         -----------------------------------------------------------------------------------------------
SUBTOTAL                       46       $272,202,637        99.2%       5.5564%    114     1.43x       73.2%      61.5%

FULLY AMORTIZING LOANS          1         $2,245,014         0.8%       5.8000%    239     1.48x       68.0%       1.5%
                         -----------------------------------------------------------------------------------------------
TOTAL                          47       $274,447,651       100.0%       5.5584%    115     1.43X       73.2%      61.0%
                         ===============================================================================================

              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
                        FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                   -----------------------------------------------------
UNDERWRITTEN                          AGGREGATE         % OF                     STATED             CUT-OFF
CASH FLOW                NUMBER OF     CUT-OFF         INITIAL                  REMAINING            DATE    LTV RATIO
DEBT SERVICE             MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM       UW       LTV        AT
COVERAGE RATIOS           LOANS        BALANCE         BALANCE         RATE      (MOS.)     DSCR     RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------
1.21x - 1.29x                  10        $29,035,207        10.6%       5.9081%    118     1.25x       73.7%      60.2%
1.30x - 1.39x                  12         62,867,193        22.9        5.7072%    120     1.34x       77.2%      63.5%
1.40x - 1.49x                  14        134,624,218        49.1        5.5418%    117     1.43x       74.0%      61.6%
1.50x - 1.59x                   5         15,122,620         5.5        5.4656%    118     1.52x       75.1%      62.0%
1.60x - 1.69x                   1          7,500,000         2.7        5.3300%    120     1.64x       48.1%      36.4%
1.70x - 1.99x                   4         23,098,414         8.4        5.0032%     82     1.78x       64.6%      59.3%
2.00x - 2.06x                   1          2,200,000         0.8        4.9500%    118     2.06x       65.7%      55.4%
                         -----------------------------------------------------------------------------------------------
TOTAL:                         47       $274,447,651       100.0%       5.5584%    115     1.43X       73.2%      61.0%
                         ===============================================================================================

            CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                   -----------------------------------------------------
                                      AGGREGATE         % OF                     STATED             CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING            DATE    LTV RATIO
CUT-OFF DATE             MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM       UW       LTV        AT
LTV RATIOS                LOANS        BALANCE         BALANCE         RATE      (MOS.)     DSCR     RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------
43.3% - 49.9%                   3         $9,795,671         3.6%       5.4566%    120     1.55x       47.0%      36.5%
50.0% - 59.9%                   1          5,000,000         1.8        4.6800%    120     1.88x       53.8%      39.7%
60.0% - 64.9%                   1          3,987,410         1.5        5.7510%    117     1.40x       63.8%      53.9%
65.0% - 69.9%                   4         19,293,427         7.0        5.2113%    88      1.72x       66.0%      56.2%
70.0% - 74.9%                  10        136,028,949        49.6        5.5228%    115     1.41x       73.2%      61.9%
75.0% - 80.0%                  28        100,342,194        36.6        5.7194%    120     1.38x       78.5%      64.4%
                         -----------------------------------------------------------------------------------------------
TOTAL:                         47       $274,447,651       100.0%       5.5584%    115     1.43X       73.2%      61.0%
                         ===============================================================================================

                                     A-2-15

          MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                     WEIGHTED AVERAGES
                                                                   -----------------------------------------------------
                                      AGGREGATE         % OF                     STATED             CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING            DATE    LTV RATIO
MATURITY DATE            MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM       UW       LTV        AT
LTV RATIOS(1)             LOANS        BALANCE         BALANCE         RATE     (MOS.)(1)   DSCR     RATIO   MATURITY(1)
------------------------------------------------------------------------------------------------------------------------
36.4% - 49.9%                   5        $18,791,411         6.9%       5.3081%    131     1.59x       55.8%      39.7%
50.0% - 59.9%                  11         30,510,456        11.2        5.6542%    117     1.45x       72.3%      57.7%
60.0% - 64.9%                  14        147,395,582        54.1        5.5617%    115     1.39x       73.8%      62.3%
65.0% - 69.9%                  15         72,314,981        26.6        5.5537%    107     1.47x       76.7%      66.6%
70.0% - 72.1%                   1          3,190,208         1.2        5.9000%    81      1.39x       79.8%      72.1%
                         -----------------------------------------------------------------------------------------------
TOTAL:                         46       $272,202,637       100.0%       5.5564%    114     1.43X       73.2%      61.5%
                         ===============================================================================================

        TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(2)

                                                                           WEIGHTED AVERAGES
                                                                   --------------------------------
                                      AGGREGATE         % OF                     CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                    DATE
                         MORTGAGED       DATE        LOAN GROUP 2       UW         LTV
PROPERTY TYPE            PROPERTIES    BALANCE         BALANCE         DSCR       RATIO   OCCUPANCY
---------------------------------------------------------------------------------------------------
MULTIFAMILY
   Garden                      35       $140,871,446        51.3%     1.46x         72.1%    92.8%
   Mid/High Rise                3          9,836,523         3.6      1.40x         77.7%    98.2%
                         --------------------------------------------------------------------------
SUBTOTAL                       38       $150,707,969        54.9%     1.46x         72.5%    93.1%

MANUFACTURED HOUSING           26       $123,739,682        45.1%     1.41x         74.1%    93.9%
                         --------------------------------------------------------------------------
TOTAL                          64       $274,447,651       100.0%     1.43X         73.2%    93.5%
                         ==========================================================================


(1) Excludes fully amortizing mortgage loans.
(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


                                     A-2-16

      MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                WEIGHTED AVERAGES
                                                                   -----------------------------------------------------
                                      AGGREGATE         % OF                     STATED             CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING            DATE    LTV RATIO
                         MORTGAGED       DATE        LOAN GROUP 2    MORTGAGE     TERM       UW       LTV        AT
LOCATION                 PROPERTIES    BALANCE         BALANCE         RATE      (MOS.)     DSCR     RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------
Texas                           9        $52,845,479        19.3%       5.6111%    102     1.45x       74.0%      65.2%
Florida                        10         40,063,131        14.6        5.5883%    113     1.39x       74.9%      63.9%
Michigan                        6         34,714,922        12.6        5.4035%    115     1.48x       70.9%      58.9%
Colorado                        4         32,738,843        11.9        5.5609%    114     1.42x       73.4%      62.5%
Illinois                        4         15,042,936         5.5        5.5258%    117     1.43x       76.5%      64.5%
Georgia                         5         15,036,426         5.5        5.2138%    119     1.77x       59.9%      48.4%
Ohio                            4         12,489,321         4.6        5.5483%    118     1.38x       77.8%      60.7%
South Carolina                  4         12,318,698         4.5        5.5806%    119     1.44x       73.1%      61.2%
Missouri                        1         10,477,541         3.8        5.2800%    118     1.31x       74.3%      61.8%
California                      1          6,781,500         2.5        6.1400%    120     1.23x       75.0%      63.9%
New Jersey                      1          6,411,735         2.3        5.4880%    114     1.42x       73.3%      62.3%
New York                        4          4,735,553         1.7        5.6826%    116     1.45x       78.3%      63.4%
Massachusetts                   1          4,329,019         1.6        5.4880%    114     1.42x       73.3%      62.3%
Arkansas                        1          3,995,740         1.5        5.7300%    175     1.33x       79.9%      47.5%
Alabama                         1          3,987,410         1.5        5.7510%    117     1.40x       63.8%      53.9%
Tennessee                       2          3,915,502         1.4        5.8387%    117     1.50x       72.4%      59.8%
North Carolina                  1          3,739,690         1.4        5.9500%    118     1.21x       76.7%      59.5%
Washington                      1          3,300,000         1.2        5.6700%    120     1.36x       76.7%      64.4%
Minnesota                       1          2,245,014         0.8        5.8000%    239     1.48x       68.0%       1.5%
Idaho                           1          1,920,000         0.7        6.0900%    120     1.25x       70.8%      55.0%
North Dakota                    1          1,896,986         0.7        5.3800%    119     1.47x       78.1%      59.3%
Arizona                         1          1,462,206         0.5        5.8100%    118     1.24x       73.1%      61.8%
                         -----------------------------------------------------------------------------------------------
TOTAL:                         64       $274,447,651       100.0%       5.5584%    115     1.43X       73.2%      61.0%
                         ===============================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


                                     A-2-17

         CURRENT OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS(1),(3)

                                                                                     WEIGHTED AVERAGES
                                                                   -----------------------------------------------------
                                      AGGREGATE         % OF                     STATED             CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING            DATE    LTV RATIO
CURRENT                  MORTGAGED       DATE        LOAN GROUP 2    MORTGAGE     TERM       UW       LTV        AT
OCCUPANY RATES           PROPERTIES    BALANCE         BALANCE         RATE      (MOS.)     DSCR     RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------
72.8% - 90.0%                  13        $44,696,944        16.3%       5.6786%    117     1.41x       69.6%      58.1%
90.1% - 95.0%                  28        125,201,874        45.6        5.4928%    113     1.45x       73.0%      60.6%
95.1% - 100.0%                 23        104,548,833        38.1        5.5856%    116     1.42x       75.0%      62.7%
                         -----------------------------------------------------------------------------------------------
TOTAL:                         64       $274,447,651       100.0%       5.5584%    115     1.43X       73.2%      61.0%
                         ===============================================================================================

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(2),(3)

                                                                                     WEIGHTED AVERAGES
                                                                   -----------------------------------------------------
                                      AGGREGATE         % OF                     STATED             CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING            DATE    LTV RATIO
YEARS                    MORTGAGED       DATE        LOAN GROUP 2    MORTGAGE     TERM       UW       LTV        AT
BUILT/RENOVATED          PROPERTIES    BALANCE         BALANCE         RATE      (MOS.)     DSCR     RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------
1950 - 1959                     3         $4,400,934         1.6%       6.1350%    114     1.44x       76.6%      62.8%
1960 - 1969                     5         13,226,162         4.8        5.7053%    137     1.38x       73.9%      53.1%
1970 - 1979                     9         60,254,192        22.0        5.5157%    113     1.43x       73.5%      62.3%
1980 - 1989                    15         65,551,406        23.9        5.6197%    116     1.40x       75.3%      63.5%
1990 - 1999                     8         19,924,059         7.3        5.5866%    117     1.34x       71.7%      59.1%
2000 - 2003                    23        109,170,899        39.8        5.4896%    112     1.48x       71.9%      60.1%
2004                            1          1,920,000         0.7        6.0900%    120     1.25x       70.8%      55.0%
                         -----------------------------------------------------------------------------------------------
TOTAL:                         64       $274,447,651       100.0%       5.5584%    115     1.43X       73.2%      61.0%
                         ===============================================================================================

             PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                   -----------------------------------------------------
                                      AGGREGATE         % OF                     STATED             CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING            DATE    LTV RATIO
                         MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM       UW       LTV        AT
PREPAYMENT PROTECTION     LOANS        BALANCE         BALANCE         RATE      (MOS.)     DSCR     RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------
Defeasance                     47       $274,447,651       100.0 %      5.5584%    115     1.43x       73.2%      61.0%
                         -----------------------------------------------------------------------------------------------
TOTAL:                         47       $274,447,651       100.0 %      5.5584%    115     1.43X       73.2%      61.0%
                         ===============================================================================================


(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a resilt, the weighted averages presented in this table may deviate slightly fromweighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


                                     A-2-18

                                                                       ANNEX A-3





                    DESCRIPTION OF TOP TEN MORTGAGE LOANS OR
                 GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS




















                                     A-3-1

                              SOMERSET COLLECTION
















                   [3 PHOTOS OF SOMERSET COLLECTION OMITTED]












                                     A-3-2

                              SOMERSET COLLECTION




                        MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $125,500,000 (Pari Passu)(1)
 CUT-OFF PRINCIPAL BALANCE:    $125,500,000 (Pari Passu)(1)
 % OF POOL BY IPB:             12.1%
 SHADOW RATING (M/F)(2):       A2/AA-
 LOAN SELLER:                  ABN AMRO Bank N.V., Chicago Branch
 BORROWER:                     Somerset Collection Limited Partnership
 SPONSOR:                      Frankel/Forbes-Cohen, a Michigan
                               Co-Partnership
 ORIGINATION DATE:             2/9/2004
 INTEREST RATE:                4.8290%(5)
 INTEREST ONLY PERIOD:         120 months
 MATURITY DATE:                2/11/2014
 AMORTIZATION TYPE:            Interest Only
 ORIGINAL AMORTIZATION:        NAP
 REMAINING AMORTIZATION:       NAP
 CALL PROTECTION:              L(24),Def(86),O(7)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     CMA
 ADDITIONAL DEBT:              $174,500,000
 ADDITIONAL DEBT TYPE:         Represents the pari passu A1 note and
                               the subordinate B note
 LOAN PURPOSE:                 Refinance


                 ESCROWS
------------------------------------------
 ESCROWS/RESERVES:       INITIAL   MONTHLY
                     ---------------------
 TI/FREE RENT:       $488,308(9)  $0



                    PROPERTY INFORMATION
-------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Retail -- Super-Regional Mall
 SQUARE FOOTAGE:           1,443,724(3)
 LOCATION:                 Troy, MI
 YEAR BUILT/RENOVATED:     1969/1997
 OCCUPANCY:                98.8%(4)
 OCCUPANCY DATE:           2/9/2004
 NUMBER OF TENANTS(6):     170
 HISTORICAL NOI:
     2001:                 $28,652,880
     2002:                 $28,942,240
     2003:                 $28,424,577
 UW NOI:                   $33,618,470
 UW NET CASH FLOW:         $32,325,010
 APPRAISED VALUE:          $519,500,000
 APPRAISAL DATE:           1/8/2004



                   FINANCIAL INFORMATION
-----------------------------------------------------------
                           PARI PASSU
                            NOTE(7)         WHOLE LOAN(8)
                            -------         ---------------
 CUT-OFF DATE LOAN/SF:     $ 333            $ 398
 CUT-OFF DATE LTV:          48.3%            57.7%
 MATURITY LTV:              48.3%            57.7%
 UW DSCR:                   2.63x            2.16x


(1) Represents the A2 note in a whole loan with an aggregate principal amount of $300,000,000 and evidenced by 3 notes. The A2 note is pari passu in right of payment with a $125,500,000 A1 note, and is senior in right of payment to a $49,000,000 B note that is subordinate to each of the A1 and A2 notes. Neither the A1 note nor the B note is included in the trust.

(2) Moody's and Fitch each have confirmed that the Somerset Collection Loan has credit characteristics consistent with investment-grade rated obligations.

(3) Square footage reflects total gross leasable area of the Somerset Collection Mall, not all of which is part of the collateral for the Somerset Collection loan. The collateral totals approximately 753,860 square feet, which includes in-line space, the Neiman Marcus pad and improvements, and two improved outparcels, plus three parking garages with a total of approximately 7,200 parking spaces. Each of Marshall Field's and Nordstrom owns its respective store and leases its respective pad from the Somerset Collection borrower. The pads, but not the stores, for each of Marshall Field's and Nordstrom are part of the collateral for the Somerset Collection loan. Saks Fifth Avenue owns its pad and store, neither of which are part of the collateral for the Somerset Collection loan.

(4) Occupancy Percentage (%) reflects overall mall occupancy. Collateral Occupancy Percentage (%) is 97.6%.

(5) In the absence of default, the Somerset Collection loan and the Somerset Collection pari passu companion loan will accrue interest at such rate, per annum. In the absence of default, the Somerset Collection B note will accrue interest at a rate of 5.3400% per annum.

(6) Based on the total number of leases.

(7) Calculated based on the aggregate cut-off date principal balance of the Somerset Collection loan and the Somerset Collection pari passu companion loan, but excludes the cut-off date principal balance of the Somerset Collection B note.

(8) Calculated based on the aggregate cut-off date principal balance of the Somerset Collection loan, the Somerset Collection pari passu companion loan and the cut-off date principal balance of the Somerset Collection B note.

(9) Unfunded tenant improvement obligations and/or free rent for Ann Taylor Loft, Williams-Sonoma, Z Galleries and Hollister.

                                     A-3-3

                              SOMERSET COLLECTION


                                                    ANCHOR TENANTS
                                                                                                    BASE       LEASE
                                                        MOODY'S/    SQUARE      % OF     SALES     RENT     EXPIRATION
 TENANT NAME          PARENT COMPANY                     S&P(1)      FEET      GLA(2)     PSF       PSF        YEAR
-------------------- ------------------------------- ------------ --------- ---------- -------- ---------- -----------
 MARSHALL FIELD'S    Target Corporation                 A2/A+      291,264      20.2%  $328     $  1.03       2027
 NORDSTROM           Nordstrom, Inc.                    Baa1/A-    240,000      16.6%  $327     $  0.58       2027
 SAKS FIFTH AVENUE   Saks Incorporated                  Ba3/BB     158,600      11.0%  $308       NAP          NAP
 NEIMAN MARCUS       The Neiman Marcus Group, Inc.    Baa2/BBB     143,901      10.0%  $361     $  2.08       2012
                                               SIGNIFICANT IN-LINE TENANTS
 CRATE & BARREL      Euromarket Designs, Inc.           NR/NR       22,465       1.6%  $623     $ 44.51       2013
 EDDIE BAUER(3)      Spiegel Inc.                       NR/NR       21,375       1.5%  $239     $ 30.00       2007
 BANANA REPUBLIC     The Gap, Inc.                     Ba3/BB+      18,142       1.3%  $673     $ 35.00       2011
 POTTERY BARN        Williams-Sonoma, Inc.              NR/NR       13,291       0.9%  $465     $ 28.00       2009
 EXPRESS             Limited Brands                    Baa1/BBB+    12,500       0.9%  $654     $ 40.00       2013

THE LOAN. The Somerset Collection loan is secured by a fee simple mortgage on a portion of the Somerset Collection Mall, an approximate 1,443,724 square foot super-regional mall located in Troy, Michigan. The Somerset Collection loan is pari passu with one note and is senior to another note that are each also secured by the Somerset Collection mortgaged property, but are not included in the trust.

The Somerset Collection loan has a remaining term of 117 months and matures on February 11, 2014. The Somerset Collection loan may not be prepaid, in full or in part, until after August 10, 2013. From and after August 11, 2013, the Somerset Collection loan may be prepaid in full, without payment of any prepayment consideration, provided that the Somerset Collection pari passu companion loan and the Somerset Collection B note are simultaneously prepaid in full.

THE BORROWER. The borrower is Somerset Collection Limited Partnership, a Michigan limited partnership. The Somerset Collection Limited Partnership is a single-purpose entity whose ownership is divided and indirectly controlled among Forbes family members, Frankel family members and the Maurice Cohen Estate. Forbes family members are affiliated with The Forbes Company, LLC, a privately held Michigan limited liability company. The Forbes Company, LLC currently manages the Somerset Collection, The Mall at Millenia in Orlando, Florida (an approximately 1.1 million square foot property), The Gardens of the Palm Beaches in Palm Beach Gardens, Florida (an approximately 1.3 million square foot property), and Waterside Shops in Pelican Bay, located near Naples, Florida (an approximately 260,000 square foot property). Forbes family members through affiliated entities have developed approximately 8.8 million square feet of regional and super-regional malls, and an additional 1.7 million square feet of class A office space. Frankel family members through affiliated entities maintain holdings, other than the Somerset Collection, which include a hotel, multifamily, office and commercial properties. Maurice Cohen was an investor in the Somerset Collection and was originally affiliated with and worked as a development partner with a Forbes family member beginning in the early 1960's.

THE PROPERTY. The Somerset Collection mortgaged property consists of approximately 597,759 square feet of in-line mall space, the approximately 143,901 square-foot Neiman Marcus anchor pad and improvements, and 12,200 square feet on two improved outparcels. The Somerset Collection Mall is anchored by four national department stores (Marshall Field's, Nordstrom, Saks Fifth Avenue and Neiman Marcus) that occupy an aggregate of approximately 833,765 square feet, or approximately 57.8% of the total leasable area of the Somerset Collection mortgaged property. Of these anchor tenants, Saks Fifth Avenue owns its store and pad (neither of which are part of the collateral), Marshall Field's and Nordstrom each own their respective stores and lease their respective pads from the borrower (of which the pads, but not the stores, are part of the collateral), and Neiman Marcus leases its store and pad (both of which are part of the collateral) from the borrower.

The Somerset Collection is an approximate 1,443,724 square foot, trophy-class super-regional mall located on the north and south sides of West Big Beaver Road in Troy, Michigan. Somerset Collection South (south of West Big Beaver
Road) was initially developed in 1969 as a single level, two-anchor mall. Subsequent expansions occurred in 1992 to Somerset Collection South. Somerset Collection North (north of West Big Beaver Road) was developed in 1997, and, at that time, an enclosed skywalk, with moving sidewalks, was built connecting Somerset Collection North to Somerset Collection South. Somerset Collection South is now a two-level enclosed mall with approximately 530,000 square feet, anchored by Neiman Marcus and Saks Fifth Avenue. Somerset Collection North is a three-level enclosed mall with approximately 914,000 square feet, anchored by Nordstrom and Marshall Field's. There are approximately 7,200 parking spaces, including approximately 3,780 covered parking spaces in three parking garages, and approximately 3,420 surface parking spaces. Valet parking is provided, enabling patrons to have their vehicles retrieved from either side of the Somerset Collection.
-------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(2) Percent of GLA is based on total gross leasable area of the Somerset Collection mortgaged property.

(3) Eddie Bauer, Inc., a Delaware Corporation, filed a voluntary petition for reorganization under Chapter 11 of the Federal bankruptcy code on March 17, 2003.


                                     A-3-4

                              SOMERSET COLLECTION

The Somerset Collection Mall includes 165 in-line retail stores, including Crate & Barrel, Eddie Bauer, Banana Republic, Pottery Barn, Express and a number of stores for which the Somerset Collection Mall is the only Michigan presence, such as Cartier, Louis Vuitton, Gucci, Tiffany & Co., Burberry and Max Mara. Comparable in-line mall store sales for the twelve months ended December 31, 2003, for tenants with less than 10,000 square feet, were approximately $600 per square foot, and occupancy costs for the in-line tenants were 12.0%. As of February 9, 2004, based on square footage leased, collateral occupancy at the Somerset Collection Mall was approximately 97.6% and overall occupancy was approximately 98.8%.

The construction of the parking structure (the "Somerset North Parking Structure") that services Somerset Collection North, which contains approximately 4,000 of the approximate 7,200 total parking spaces for the Somerset Collection mortgaged property, was financed through a 1995 bond financing by the Downtown Development Authority of the City of Troy (the "DDA") relating to the issuance of Series A Bonds and Series B Bonds in the aggregate original principal amount of $17,055,000, under which the 99% limited partner of Somerset Collection Limited Partnership (the "Somerset Developer") agreed to develop and convey the Somerset North Parking Structure to the DDA in return for the proceeds of a bond offering. The outstanding balance on the Bonds is approximately $8,505,000 and the Series B Bonds have been fully defeased. The principal and accrued interest on the Bonds are required to be repaid pursuant to assignment agreements recorded against Somerset Collection North solely from tax incremental revenues which are attributable to increases in the value of property in the downtown development area within which Somerset Collection North is located. The tax increment revenues are assessed and collected in the same manner as real property taxes. The Somerset Developer owns the site (the "Somerset North Parking Site") upon which the Somerset North Parking Structure is located. The DDA leases the Somerset North Parking Garage Site from the Somerset Developer, pursuant to a ground lease. The Somerset Developer has also pledged its fee interest in the Somerset North Parking Site to the mortgagee in connection with the Somerset Collection loan.

THE MARKET(1). The Somerset Collection mortgaged property is located at 2800 West Big Beaver Road in Troy, Oakland County, Michigan, which is situated approximately 15 miles north of downtown Detroit, Michigan. In addition to being located in a fairly prominent location on West Big Beaver Road, the Somerset Collection mortgaged property has good regional drawing power as it is less than one mile east of Interstate 75, a highway that extends from downtown Detroit to the Michigan Peninsula and into Canada to the north. While the Somerset Collection mortgaged property's closest competitors, Oakland Mall in Troy, Michigan, Lakeside Mall in Sterling Heights, Michigan, and Twelve Oaks Mall in Novi, Michigan, are located within a 20 mile radius, the Somerset Collection mortgaged property itself is considered the dominant upscale super-regional small in the Detroit metropolitan area.

The trade area in which the Somerset Collection mortgaged property is located is the Detroit Primary Metropolitan Statistical Area ("PMSA") in southeastern Michigan. The Detroit PMSA has a population of approximately 4.5 million and is the seventh largest PMSA in the United States. The neighboring Ann Arbor PMSA includes two universities, the University of Michigan and Eastern Michigan University. According to the appraiser, the Detroit PMSA, together with the Ann Arbor PMSA (collectively, the "Detroit Region") has an average annual household income of $72,600 (approximately 15% above the average annual household income in the United States of $63,200). Also, Detroit is a regional transportation hub and is the largest foreign trade zone in the nation based on geographic size and volume, with more than half of all U.S.-Canadian trade passing through the Detroit metropolitan area.

PROPERTY MANAGEMENT. The Somerset Collection mortgaged property is managed by The Forbes Company, LLC.



                   LEASE ROLLOVER SCHEDULE2
                 NUMBER      SQUARE      % OF
               OF LEASES     FEET        GLA       BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING     EXPIRING
------------- ----------- ---------- ---------- --------------
 VACANT          NAP        17,915        2.4%        NAP
 2004 & MTM       10        30,517        4.0    $ 1,370,305
 2005             5          8,817        1.2        446,907
 2006             41        72,246        9.6      4,121,230
 2007             29       121,819       16.2      5,219,209
 2008             13        35,865        4.8      2,023,041
 2009             10        42,381        5.6      1,804,648
 2010             6         14,775        2.0        886,665
 2011             12        57,828        7.7      2,414,352
 2012             9        165,081       21.9      1,629,940
 2013             15        87,189       11.6      3,963,305
 2014             12        52,745        7.0      2,592,345
 AFTER            6         46,682        6.2      1,865,621
-----            ---       -------      -----    -----------
 TOTAL           168       753,860      100.0%   $28,337,568



                % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                  RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------- ------------ ------------- ------------- ------------- --------------
 VACANT             NAP        17,915          2.4%         NAP             NAP
 2004 & MTM         4.8%       48,432          6.4%     $ 1,370,305         4.8%
 2005               1.6        57,249          7.6%     $ 1,817,212         6.4%
 2006              14.5       129,495         17.2%     $ 5,938,442        21.0%
 2007              18.4       251,314         33.3%     $11,157,651        39.4%
 2008               7.1       287,179         38.1%     $13,180,692        46.5%
 2009               6.4       329,560         43.7%     $14,985,340        52.9%
 2010               3.1       344,335         45.7%     $15,872,005        56.0%
 2011               8.5       402,163         53.3%     $18,286,357        64.5%
 2012               5.8       567,244         75.2%     $19,916,297        70.3%
 2013              14.0       654,433         86.8%     $23,879,602        84.3%
 2014               9.1       707,178         93.8%     $26,471,947        93.4%
 AFTER              6.6       753,860        100.0%     $28,337,568       100.0%
-----            ------       -------        -----      -----------      ------
 TOTAL            100.0%

(1) Certain information from the Somerset Collection loan appraisal dated January 8, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2) Based on collateral square footage of 753,860.

                                     A-3-5

                              SOMERSET COLLECTION

              [MAP INDICATING SOMERSET COLLECTION LOCATION OMITTED]





                                     A-3-6

                              SOMERSET COLLECTION




                  [AERIAL PHOTO OF SOMERSET COLLECTION OMITTED]


                                     A-3-7

                                REPUBLIC PLAZA










                       [2 PHOTOS OF REPUBLIC PLAZA OMITTED]





                                     A-3-8

                                REPUBLIC PLAZA




                          LOAN INFORMATION
---------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE(1): $107,000,000 (Pooled Component)
 CUT-OFF PRINCIPAL BALANCE(1):  $107,000,000 (Pooled Component)
 % OF POOL BY IPB:              10.3%
 SHADOW RATING (M/F)(2):        A1/AAA
 LOAN SELLER:                   JPMorgan Chase Bank
 BORROWER:                      Brookfield Republic Plaza LLC
 SPONSOR:                       Brookfield Properties (US) LLC
 ORIGINATION DATE:              3/31/2004
 INTEREST RATE:                 4.5267%
 INTEREST ONLY PERIOD:          24 months
 MATURITY DATE:                 4/1/2014
 AMORTIZATION TYPE:             Balloon
 ORIGINAL AMORTIZATION:         360 months
 REMAINING AMORTIZATION:        360 months
 CALL PROTECTION:               L(24),Def(91),O(4)
 CROSS-COLLATERALIZATION:       No
 LOCK BOX:                      CMA
 ADDITIONAL DEBT:               $63,000,000
 ADDITIONAL DEBT TYPE:          B-note ($35,000,000),
                                Non-pooled component ($28,000,000)
 LOAN PURPOSE:                  Refinance


                            ESCROWS
---------------------------------------------------------------
 ESCROWS/RESERVES:                     INITIAL       MONTHLY
                                    ----------      --------
   Unfunded Tenant Obligations:     $3,519,221      $      0
   TIAA Reserve Fund(3):            $        0      $361,111



            PROPERTY INFORMATION
--------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Office -- CBD
 SQUARE FOOTAGE:           1,292,123
 LOCATION:                 Denver, CO
 YEAR BUILT/RENOVATED:     1984/2001
 OCCUPANCY:                79.9%
 OCCUPANCY DATE:           3/29/2004
 NUMBER OF TENANTS:        56
 HISTORICAL NOI:
   2001:                   $21,678,166
   2002:                   $23,236,442
   2003:                   $19,369,923
 UW NOI:                   $19,733,520
 UW NET CASH FLOW:         $18,190,352
 APPRAISED VALUE:          $257,800,000
 APPRAISAL DATE:           3/23/2004





                        FINANCIAL INFORMATION
----------------------------------------------------------------------
                         A-NOTE(4)   TOTAL A-NOTE(5)   WHOLE LOAN(6)
                         ---------   ----------------- ---------------
 CUT-OFF DATE LOAN/SF:    $83         $104              $132
 CUT-OFF DATE LTV:        41.5%       52.4%             65.9%
 MATURITY DATE LTV:       35.6%       44.9%             57.2%
 UW DSCR(7):              2.81x       2.17x             1.63x


                            SIGNIFICANT TENANTS
 TENANT NAME                         PARENT COMPANY
----------------------------------- ----------------------------------------
 TIAA                               TIAA-CREF
 DUKE ENERGY FIELD SERVICES, INC.   Duke Energy Field Services (NYSE: DUK)
 DORSEY & WHITNEY LLP               Dorsey & Whitney LLP
 ERNST & YOUNG U.S. LLP             Ernst & Young LLP
 THE GARY-WILLIAMS COMPANY          The Gary-Williams Company
 ARNOLD & PORTER                    Arnold & Porter



                                      MOODY'S/    SQUARE      % OF       BASE          LEASE
 TENANT NAME                            S&P(8)     FEET       GLA     RENT PSF   EXPIRATION YEAR
----------------------------------- ----------- --------- ---------- ---------- ----------------
 TIAA                               Aaa/AAA      322,878      25.0%  $12.00          2008
 DUKE ENERGY FIELD SERVICES, INC.   NAP/NAP      119,468       9.2%  $16.30          2016
 DORSEY & WHITNEY LLP               NAP/NAP       49,399       3.8%  $24.80          2010
 ERNST & YOUNG U.S. LLP             NAP/NAP       47,766       3.7%  $18.60          2011
 THE GARY-WILLIAMS COMPANY          NAP/NAP       37,761       2.9%  $20.00          2013
 ARNOLD & PORTER                    NAP/NAP       35,758       2.8%  $24.35          2013

(1) The aggregate principal balance of the Republic Plaza loan (including the non-pooled component) as of the cut-off date will be approximately
$135,000,000. The Republic Plaza non-pooled component is represented only by the Class RP certificates which are not offered hereby.
(2) Moody's and Fitch have each confirmed that the pooled component of the Republic Plaza loan has credit characteristics consistent with investment-grade rated obligations.
(3) Commencing on June 1, 2007, through and including November 1, 2008, in the event that TIAA (Teachers Insurance and Annuity Association of America) does not renew its lease 18 months prior to its lease expiration date, the borrower is required to deposit $361,111 each month into the TIAA reserve account until the month prior to the expiration of the lease.
(4) Calculated based on the aggregate cut-off date principal balance of the pooled component of the Republic Plaza loan.
(5) Calculated based on the aggregate cut-off date principal balance of the pooled component and the non-pooled component of the Republic Plaza loan.
(6) Calculated based on the aggregate cut-off principal balance of the pooled component of the Republic Plaza loan, the non-pooled component of the Republic Plaza loan and the Republic Plaza B note which is not included in the trust.
(7) The UW DSCR was calculated based on the first principal and interest payment made during the term of the loan.
(8) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                     A-3-9

                                REPUBLIC PLAZA

THE LOAN. The Republic Plaza loan is secured by a first mortgage, fee interest on a Class A multi-tenant office building located in Denver, Colorado. The Republic Plaza loan is comprised of a senior pooled component and a junior non-pooled component, both of which are included in the trust. The Class RP Certificates will only be entitled to distributions from the Republic Plaza junior non-pooled component, which has a principal balance of $28,000,000 as of the cut-off date. The Class RP Certificates are not being offered by this prospectus supplement. Additionally, the Republic Plaza loan is part of a split loan structure with a B note with a cut-off date principal balance of $35,000,000. The Republic Plaza B note is not included in the trust.

THE BORROWER. The borrower is Brookfield Republic Plaza LLC. The borrower is a special purpose entity controlled by Brookfield Properties (U.S.) Inc. Brookfield Properties Corporation is a publicly-held North American commercial real estate company. Brookfield Properties Corporation owns, manages and develops office properties in the downtown cores of New York, Boston, Washington, Toronto, Calgary, Denver and Minneapolis.

THE PROPERTY. The Republic Plaza property is a 56 story multi-tenant office building in Denver, Colorado. The property includes 2 levels of sub-level parking and adjoins with the 3 story retail building. The Republic Plaza property was built in 1984 and was renovated in 2001. The property contains a rentable area of approximately 1,246,884 square feet in the office building, approximately 45,239 square feet in the retail building and approximately 1,250 space parking garage. The 1,250 space parking garage is located two blocks from Republic Plaza. The garage provides 935 spaces for tenants of Republic Plaza and 315 spaces for the Denver World Trade Center, another Brookfield Properties Corporation owned property. The property is approximately 79.9% leased to fifty-six tenants. The tenants include Teachers Insurance and Annuity Association of America (approximately 322,878 square feet, or approximately 25.0% of the rentable area), Duke Energy Field Services, Inc. (approximately 119,468 square feet, or approximately 9.2% of the rentable area), Dorsey & Whitney LLP (approximately 49,399 square feet), Ernst & Young U.S. LLP (approximately 47,766 square feet), The Gary-Williams Company (approximately 37,761 square feet), Arnold & Porter (approximately 35,758 square feet) and other professional office and retail tenants with spaces ranging from approximately 479 to approximately 24,705 square feet. The six major tenants account for approximately 47% of the subject's total rentable area. The two largest office tenants, Teachers Insurance and Annuity Association of America and Duke Energy Field Services, Inc., which comprise 34% of the leased space, are subsidiaries of large publicly traded companies.

THE MARKET(1). The Republic Plaza property is located at the southeast corner of 17th Street and Tremont Place, while the Tremont Parking Garage is located at the northwest corner of 15th Street and Tremont Place in Denver's Central Business District ("CBD"). The CBD consists of five major development areas:
the Downtown Core, the Skyline Urban Renewal Area, Lower Downtown, Central Platte Valley, and the Silver Triangle.

The Denver office market inventory contains approximately 88.9 million square feet of office space. With approximately 23.7 million square feet, the Denver CBD is the second largest office market in the Denver metro area, just behind the Southeast Suburban region office market. The slowdown in the national economy, which began in 2001, especially within the high-tech and telecommunications sectors, significantly impacted demand for office space throughout the Denver metro area. A number of office completions during 2001 and 2002, particularly in the Non-CBD market, was the result of optimistic expectations for the Denver office market. However, rather than stimulating demand, these new completions led to climbing vacancy rates and decreasing occupied space.

The property is located in the Downtown Core area of the Denver CBD. The Downtown Core area, primarily southeast of Stout Street, contains the largest office buildings constructed in the building boom of the late-1970s and early-1980s. A majority of the major financial institutions and most of the large downtown hotels are in the Downtown Core area. Denver's largest office towers, including Republic Plaza (approximately 1.23 million square feet and 56 stories), Norwest Tower (approximately 1.19 million square feet and 52 stories) and 1801 California (approximately 1.37 million square feet and 52 stories), are located in Denver's CBD Core. The US Customs House and other federal buildings are located in the northeast portion of the Downtown Core area.

PROPERTY MANAGEMENT. The property manager of the Republic Plaza property is Brookfield Properties Colorado L.L.C. The property manager is affiliated with the borrower.
-------------------------------------------------------------------------------


                     LEASE ROLLOVER SCHEDULE

                  NUMBER       SQUARE
                OF LEASES      FEET       % OF GLA     BASE RENT
 YEAR            EXPIRING    EXPIRING     EXPIRING     EXPIRING
------------------------------------------------------------------
 VACANT            NAP        259,803       20.1%           NAP
 2004 & MTM          5          8,467        0.7    $   137,495
 2005                7         36,887        2.9        746,475
 2006                5         34,243        2.7        740,509
 2007                9         67,317        5.2      1,363,605
 2008               15        417,140       32.3      5,431,053
 2009                4          6,186        0.5        118,716
 2010               11        112,078        8.7      2,388,371
 2011                5         70,962        5.5      1,328,491
 2012                2         32,430        2.5        494,838
 2013                6        118,358        9.2      2,402,335
 2014                0              0        0.0              0
 AFTER(2)            7        128,252        9.9      1,990,722
------------------------------------------------------------------
 TOTAL              76      1,292,123      100.0%   $17,142,611



                 % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                   RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR            EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
--------------------------------------------------------------------------------
 VACANT              NAP        259,803        20.1%            NAP         NAP
 2004 & MTM          0.8%       268,270        20.8%    $   137,495          0.8%
 2005                4.4        305,157        23.6%    $   883,970          5.2%
 2006                4.3        339,400        26.3%    $ 1,624,479          9.5%
 2007                8.0        406,717        31.5%    $ 2,988,084         17.4%
 2008               31.7        823,857        63.8%    $ 8,419,137         49.1%
 2009                0.7        830,043        64.2%    $ 8,537,853         49.8%
 2010               13.9        942,121        72.9%    $10,926,224         63.7%
 2011                7.7      1,013,083        78.4%    $12,254,715         71.5%
 2012                2.9      1,045,513        80.9%    $12,749,553         74.4%
 2013               14.0      1,163,871        90.1%    $15,151,888         88.4%
 2014                0.0      1,163,871        90.1%    $15,151,888         88.4%
 AFTER(2)           11.6      1,292,123       100.0%    $17,142,611        100.0%
--------------------------------------------------------------------------------
 TOTAL             100.0%

(1) Certain information from the Republic Plaza Loan appraisal dated March 23, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2) Includes 5,252 square feet of storage space and 194 net square feet of building adjustments.


                                     A-3-10

                                 REPUBLIC PLAZA

                                 STACKING PLAN

-------   ----------------------------------------------------------------------------------------------   -------
FLOOR                                                 TENANT                                                SQ FT
-------   ----------------------------------------------------------------------------------------------   -------

   56      Gallagher Enterprises L.L.C.                Storage                                             15,867
-------   ----------------------------------------------------------------------------------------------   -------
   55                                               Merrill Lynch                                          23,834
-------   ----------------------------------------------------------------------------------------------   -------
   54                                         The Gary-Williams Company                                    24,194
-------   ----------------------------------------------------------------------------------------------   -------
   53     Krendl, Krendl, Sachnoff & Way      The Gary-Williams Company         Independent Power          24,031
-------   ----------------------------------------------------------------------------------------------   -------
   52                                            Morrison & Foerster                                       24,311
-------   ----------------------------------------------------------------------------------------------   -------
   51             Morgan Stanley                   Gulfco, Ltd.                                            24,810
-------   ----------------------------------------------------------------------------------------------   -------
   50                                        Multi-Financial Group, Inc.                                   24,716
-------   ----------------------------------------------------------------------------------------------   -------
   49      McKenna, Long & Aldridge LLP      Brookfield Conference Room              Available             24,705
-------   ----------------------------------------------------------------------------------------------   -------
   48     .                               Berenbaum, Weinshienk & Eason, P.C                               24,705
-------   ----------------------------------------------------------------------------------------------   -------
   47                                         Dorsey & Whitney, LLP                                        24,705
-------   ----------------------------------------------------------------------------------------------   -------
   46                                         Dorsey & Whitney, LLP                                        24,694
-------   ----------------------------------------------------------------------------------------------   -------
   45                                            Arnold & Porter                                           24,694
-------   ----------------------------------------------------------------------------------------------   -------
   44            Arnold & Porter                 Available                        Musgrave & Theis LLP     24,684
-------   ----------------------------------------------------------------------------------------------   -------
   43                                            Available                                                 24,684
-------   ----------------------------------------------------------------------------------------------   -------
   42                                            Available                                                 24,760
-------   ----------------------------------------------------------------------------------------------   -------
   41          UBS PaineWebber Inc.         Waterous International, Inc.                Available          24,809
-------   ----------------------------------------------------------------------------------------------   -------
   40               Available                Geronimo Partners,LLC                                         24,808
-------   ----------------------------------------------------------------------------------------------   -------
   39        Wachovia Securities, LLC         Horowitz & Wake, PC                                          23,296
-------   ----------------------------------------------------------------------------------------------   -------
   38                                      Brookfield Development Inc.                                      7,547
-------   ----------------------------------------------------------------------------------------------   -------
   37                                            Available                                                  5,827
-------   ----------------------------------------------------------------------------------------------   -------
   36         Green, Manning & Bunch           Unicom Capital                        Various Tenants       23,753
-------   ----------------------------------------------------------------------------------------------   -------
   35        Bennington, Johnson, LLC           LaSalle Bank                            Available          23,315
-------   ----------------------------------------------------------------------------------------------   -------
   34                                      Ernst & Young U.S. LLP                                          23,883
-------   ----------------------------------------------------------------------------------------------   -------
   33                                      Ernst & Young U.S. LLP                                          23,883
-------   ----------------------------------------------------------------------------------------------   -------
   32          JP Morgan Chase Bank         Marquez Energy, LLC      Available           Storage           23,916
-------   ----------------------------------------------------------------------------------------------   -------
   31       The Milestone Group, Inc.            Available                                                 23,903
-------   ----------------------------------------------------------------------------------------------   -------
   30                                            Available                                                 23,798
-------   ----------------------------------------------------------------------------------------------   -------
   29               Available                       NASD                                                   23,909
-------   ----------------------------------------------------------------------------------------------   -------
   28                                         Smith Barney Inc.                                            29,914
-------   ----------------------------------------------------------------------------------------------   -------
   27          Transmontaigne Inc.               Available                                                 23,904
-------   ----------------------------------------------------------------------------------------------   -------
   26                                   Duke Energy Field Services, Inc.                                   23,904
-------   ----------------------------------------------------------------------------------------------   -------
   25                                   Duke Energy Field Services, Inc.                                   23,893
-------   ----------------------------------------------------------------------------------------------   -------
   24                                   Duke Energy Field Services, Inc.                                   23,905
-------   ----------------------------------------------------------------------------------------------   -------
   23                                   Duke Energy Field Services, Inc.                                   23,883
-------   ----------------------------------------------------------------------------------------------   -------
   22                                   Duke Energy Field Services, Inc.                                   23,883
-------   ----------------------------------------------------------------------------------------------   -------
   21     R.R. Donnelley & Sons Company          Available            Storage       Smith Barney Inc.      23,717
-------   ----------------------------------------------------------------------------------------------   -------
   20                                            Available                                                 11,188
-------   ----------------------------------------------------------------------------------------------   -------
   19                                             Storage                         Available                 7,888
-------   ----------------------------------------------------------------------------------------------   -------
   18                                               TIAA                                                   23,101
-------   ----------------------------------------------------------------------------------------------   -------
   17                                               TIAA                                                   22,443
-------   ----------------------------------------------------------------------------------------------   -------
   16                                               TIAA                                                   23,096
-------   ----------------------------------------------------------------------------------------------   -------
   15                                               TIAA                                                   23,115
-------   ----------------------------------------------------------------------------------------------   -------
   14                                               TIAA                                                   23,126
-------   ----------------------------------------------------------------------------------------------   -------
   13                                               TIAA                                                   23,201
-------   ----------------------------------------------------------------------------------------------   -------
   12                                               TIAA                                                   23,135
-------   ----------------------------------------------------------------------------------------------   -------
   11                                               TIAA                                                   23,135
-------   ----------------------------------------------------------------------------------------------   -------
   10                                            Available                                                 23,145
-------   ----------------------------------------------------------------------------------------------   -------
   9                                             Available                                                 23,145
-------   ----------------------------------------------------------------------------------------------   -------
   8                                             Available                                                 23,154
-------   ----------------------------------------------------------------------------------------------   -------
   7                                                TIAA                                                   23,154
-------   ----------------------------------------------------------------------------------------------   -------
   6                                                TIAA                                                   23,154
-------   ----------------------------------------------------------------------------------------------   -------
   5                                                TIAA                                                   23,154
-------   ----------------------------------------------------------------------------------------------   -------
   4                                                TIAA                                                   23,154
-------   ----------------------------------------------------------------------------------------------   -------
   3                                                TIAA                                                   23,154
-------   ----------------------------------------------------------------------------------------------   -------
   2                                                TIAA                                                   23,182
-------   ----------------------------------------------------------------------------------------------   -------
   1                                 First Bank of Republic Plaza, N.A.                                    8,016
-------   ----------------------------------------------------------------------------------------------   -------
                                       TOTAL SQUARE FEET = 1,246,884
-------   ----------------------------------------------------------------------------------------------   -------


                                     A-3-11

                                REPUBLIC PLAZA









                [MAP INDICATING REPUBLIC PLAZA LOCATION OMITTED]




                                     A-3-12

                       THIS PAGE INTENTIONALLY LEFT BLANK










                                     A-3-13

                        HOMETOWN AMERICA PORTFOLIO VII












              [3 PHOTOS OF HOMETOWN AMERICA PORTFOLIO VII OMITTED]





                                     A-3-14

                        HOMETOWN AMERICA PORTFOLIO VII




                       MORTGAGE LOAN INFORMATION
------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $99,381,552
 CUT-OFF PRINCIPAL BALANCE:    $99,381,552
 % OF POOL BY IPB:             9.6%
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     Shady Lane SPE LLC, Parkwood Branch
                               Terrace SPE LLC, Science City SPE LLC
 SPONSOR:                      Hometown America, L.L.C.
 ORIGINATION DATE:             10/16/2003
 INTEREST RATE:                5.4880%
 INTEREST ONLY PERIOD:         24 months
 MATURITY DATE:                11/1/2013
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        330 months
 REMAINING AMORTIZATION:       330 months
 CALL PROTECTION:              L(24),Def(86),O(4)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     Soft
 ADDITIONAL DEBT:              No
 ADDITIONAL DEBT TYPE:         NAP
 LOAN PURPOSE:                 Acquisition


                  ESCROWS
--------------------------------------------
 ESCROWS/RESERVES:    INITIAL     MONTHLY
                     --------    --------
   Taxes:            $845,178    $102,121
   CapEx:            $      0    $ 11,171
   Engineering:      $ 94,363    $      0




                       PROPERTY INFORMATION
-------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Portfolio
 TITLE:                    Fee
 PROPERTY TYPE:            Manufactured Housing Community
 PADS:                     3,895
 LOCATION:                 Various (See chart titled "Portfolio
                           Properties")
 YEAR BUILT/RENOVATED:     Various (See chart titled "Portfolio
                           Properties")
 OCCUPANCY:                94.9%
 OCCUPANCY DATE:           2/26/2004
 HISTORICAL NOI:
   2001:                   $8,582,106
   2002:                   $9,904,657
   2003:                   $10,466,660
 UW NOI:                   $10,119,943
 UW NET CASH FLOW:         $9,925,193
 APPRAISED VALUE:          $135,610,000
 APPRAISAL DATES:          7/11/2003, 7/14/2003 and 8/1/2003



         FINANCIAL INFORMATION
---------------------------------------
 CUT-OFF DATE LOAN/PADS:   $25,515
 CUT-OFF DATE LTV:           73.3%
 MATURITY LTV:               62.3%
 UW DSCR(1):                 1.42x


                                                   PORTFOLIO PROPERTIES
                                                                                    AVERAGE
                                                 YEAR                 % OF TOTAL   RENT PER
 PROPERTY NAME             LOCATION             BUILT    # OF PADS       PADS        PAD      OCCUPANCY    APPRAISED VALUE
--------------------------------------------------------------------------------------------------------------------------
 REDWOOD ESTATES          Thornton, CO         1973        753       19.3%           $410    92.7%          $ 38,000,000
 CRANBERRY LAKE           White Lake, MI       1967        328        8.4            $439    85.4%          $ 13,670,000
 PARKWOOD COMMUNITIES     Wildwood, FL         1984        695       17.8            $182    96.7%          $ 11,990,000
 LAKE IN THE HILLS        Auburn Hills, MI     1980        238        6.1            $394    94.1%          $ 11,440,000
 MAPLE VALLEY             Manteno, IL          1990        276        7.1            $314    99.6%          $  9,600,000
 BERRYMAN'S BRANCH        Vineland, NJ         1974        257        6.6            $377    98.8%          $  9,200,000
 SHADY OAKS               Clearwater, FL       1983        250        6.4            $377    97.2%          $  9,100,000
 OLD ORCHARD              Davison, MI          1972        200        5.1            $372    98.0%          $  7,640,000
 LEISUREWOODS TAUNTON     Taunton, MA          1986        222        5.7            $350   100.0%          $  6,980,000
 LAKESIDE TERRACE         Fruitland Park, FL   1984        241        6.2            $288    97.9%          $  5,690,000
 SHADY VILLAGE            Clearwater, FL       1975        156        4.0            $350    96.2%          $  5,050,000
 SCIENCE CITY             Midland, MI          1968        171        4.4            $323    86.0%          $  5,100,000
 SHADY LANE               Clearwater, FL       1960        108        2.8            $306    92.6%          $  2,150,000
--------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE                                   3,895     100.0%           $338    94.9%          $135,610,000

(1) The UW DSCR was calculated based on the first principal and interest payment made during the term of the loan.

                                     A-3-15

                        HOMETOWN AMERICA PORTFOLIO VII

THE LOAN. The Hometown America Portfolio VII mortgage loan is secured by a first mortgage interest in 13 manufactured housing communities.

THE BORROWER. The borrowers are Shady Lane SPE LLC, Parkwood Branch Terrace SPE LLC and Science City SPE LLC, all special purpose entities. The sponsor of the loan is Hometown America, L.L.C. ("Hometown"). On October 16, 2003, Hometown, one of the nation's privately-held owners and operators of manufactured home communities acquired Chateau Communities, Inc., the largest owner and operator of manufactured home communities in the U.S, for total consideration of approximately $2.2 billion in cash and assumed debt. The combined company has a portfolio of 261 communities with over 88,000 sites, located in 34 states. The Hometown America Portfolio VII properties were acquired as part of the acquisition. Hometown is 99% owned and funded by the Washington State Investment Board ("WSIB"). WSIB manages approximately $52 billion in assets for 33 separate state retirement and public funds including approximately $3.6 billion in real estate.

THE PROPERTIES. The Hometown America Portfolio VII consists of 13 manufactured housing communities: Redwood Estates Cranberry Lake, Parkwood Communities, Lake in the Hills, Maple Valley, Berryman's Branch, Shady Oaks, Old Orchard, Leisurewoods Taunton, Lakeside Terrace, Shady Village, Science City and Shady Lane. There are a total of 3,895 pads with a weighted average occupancy of approximately 94.9% and a weighted average monthly pad rent of approximately $338.


THE MARKET(1).

REDWOOD ESTATES
---------------
The Redwood Estates property is located in Thornton, Adams County, Colorado. Adams County is part of the Denver metropolitan statistical area ("MSA"). The subject is on the north and south side of West 96th Avenue between Zuni and Pecos Streets. Major north and south roadways for the neighborhood include Sheridan Boulevard, Federal Boulevard and Pecos Street.

Adams County's population for 2000 was 350,642. The county has experienced an approximately 2.8% annual population growth between 1990 and 2000. The Denver MSA has a current unemployment rate of approximately 6.2%, compared to the State unemployment rate of approximately 6.0%, and an approximately 6.5% national unemployment rate. The 2002 average household income within a five-mile radius of the subject was $68,150. In the Denver MSA, dominant employment sectors are Services (38.4%) Retail Trade (10.5%), Transportation, Communication and Utilities (9.1%) and Government (8.8%). The area's top employers include Quest Communications, First Data Corporation and Teletech Holdings.

The Redwood Estates property's average occupancy rate is approximately 92.7% while Redwood Estates properties considered comparable to the property reported an average occupancy rate of approximately 93.0%. The Redwood Estates property's average rent per pad is approximately $410 while the comparable properties adjusted average rent per pad is approximately $449.

CRANBERRY LAKE
--------------
The Cranberry Lake property is located in White Lake, Oakland County, Michigan, which is in the Detroit metropolitan statistical area. The site is accessible via one roadway (Village Drive) off the north side of Highland Road. The primary roadway in the neighborhood is Highland Road. This is an east-west thoroughfare providing linkage to Pontiac to the east and Howel, Livingston County to the west. Other main roads include Williams Lake Road, Teggerind Road and Cedar Island Road. The closest interstate is to the east in Pontiac, which is about seven to nine miles away.

Oakland County's population, as of year-end 2002 was approximately 1,208,128. Oakland County has experienced an approximately 0.9% average annual growth since 1990 and is projected to achieve approximately 0.6% in annual population growth through 2007. Oakland County has a current unemployment rate of approximately 4.8%, compared to the State unemployment rate of approximately 6.4%, and an approximately 6.5% national unemployment rate.

The 2002 average household income within a five-mile radius of the Cranberry Lake was approximately $74,654. The dominant employment sectors are Services (31.7%); Retail / Trade (23.3%); and Manufacturing (20.0%). The area's top employers include Ford Motor Company, General Motors Corporation, Daimler Chrysler, Henry Ford Health System, Detroit Medical Center, St. Johns Health System, and Kmart Corporation.

The average adjusted monthly home site rent for communities in Oakland County is approximately $352, an increase of approximately $9 per month (2.1%) over last year. The occupancy rate for communities in Oakland County is approximately 93% and remained unchanged from February 2002 to February 2003. The Cranberry Lake property's current occupancy rate is 85.4% while properties considered comparable to the Cranberry Lake property reported an average occupancy rate of approximately 94.3%.
-------------------------------------------------------------------------------


(1) Certain information from the Hometown America Portfolio VII loan appraisals dated July 11, 2003, July 14, 2003 and August 1, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.


                                     A-3-16

                        HOMETOWN AMERICA PORTFOLIO VII

PARKWOOD COMMUNITIES
--------------------
The Parkwood Communities property is located in Wildwood, Sumter County, Florida. The Parkwood Communities property is in the southeast quadrant of two major transportation arteries: SR 44 and US 301. Prior to the completion of Interstate 75, US Highways 301 and 41 were the major north/south arteries on the Gulf Coast. The Interstate 75 interchange is located approximately three miles west of the property at SR 44. The Florida Turnpike is approximately one mile south of the property at US 301. For local residents, the property is accessed via the local stretches of SR 44 and US 301, known locally as West Gulf-Atlantic Highway and Main Street, respectively.

Sumter County's population, as of year-end 2002 was approximately 60,843. The County has experienced an approximately 7.7% average annual growth since 1990 and is projected to achieve approximately 5.5% annual population growth through 2007. As of September 2002, Sumter County had an unemployment rate of approximately 4.1%, compared to the State unemployment rate of approximately 5.6%, and an approximately 6.5% national unemployment rate.

The 2002 average household income within 5 miles of the subject was approximately $32,670. Sumter County's dominant employment sectors are Retail Trade (24.4%), Services (17.0%), and Manufacturing (13.1%). The area's top employers include The Villages Residential Housing Development, Sumter Electric Co-op, Metal Industries and We Care Nursing Home.

The Parkwood Communities property's current occupancy rate is approximately 96.7% while properties considered comparable to the Parkwood Communities property reported an average occupancy rate of approximately 98.8%. The occupancy rate for manufactured housing properties within the Wildwood metropolitan area is approximately 80.7%. The Parkwood Communities property is currently outperforming the local market in terms of occupancy.

LAKE IN THE HILLS
-----------------
The Lake in the Hills property is located in Auburn Hills, Oakland County, Michigan. The Lake in the Hills property site lies in the southeast quadrant of Interstate 75 and Lapeer Road in the northern section of Auburn Hills. The property is accessible via one roadway (Michigan Drive) off the south side of Shimmons Road. Primary access to the subject neighborhood is provided by Interstate 75 and Route 59. Detroit Metropolitan International Airport is about a 45-minute drive from the neighborhood.

Oakland County's population, as of year-end 2002 was approximately 1,208,128. Oakland County has experienced a approximately 0.9% average annual growth since 1990 and is projected to achieve approximately 0.6% in annual population growth through 2007. Oakland County has a current unemployment rate of approximately 4.8%, compared to the State unemployment rate of approximately 6.4%, and an approximately 6.5% national unemployment rate.

The 2002 average household income of with in a five mile radius of the Lake in the Hills property was approximately $65,687. The dominant employment sectors are Services (31.7%); Retail / Trade (23.3%); and Manufacturing (20.0%). The area's top employers include Ford Motor Company, General Motors Corporation, Daimler Chrysler, Henry Ford Health System, Detroit Medical Center, St. John Health System, and Kmart Corporation.

The average adjusted monthly home site rent for communities in Oakland County is approximately $352, an increase of approximately $9 per month (2.1%) over last year. The occupancy rate for communities in Oakland County is approximately 93%, the same as February 2002. The Lake in the Hills property's current occupancy rate is approximately 94.1% while properties considered comparable to the Lake in the Hills property reported an average occupancy rate of approximately 97.3%.

MAPLE VALLEY
------------
The Maple Valley property is located in Manteno, Kankakee County, Illinois. The Maple Valley property borders the area generally referred to the Chicago metropolitan area. The Maple Valley property is located along the north side of Hwy 9, just west of Sycamore Road. Ingress and egress is available to Maple Valley property via a curb cut along the north side of Hwy 9 and Maple Valley is accessed via a curb cut along the east side of Birch Road. Primary access to the neighborhood is via Hwy 9, which intersects I-57 two miles west of the subject. Hwy 9 runs east-west.

The Chicago metropolitan statistical area estimated 2002 population is approximately 8,186,993. The metropolitan statistical area has experienced an approximately 1.0% population increase between 1990 and 2002 and is projected to increase a slower rate through 2007. The Chicago metropolitan statistical area has an unemployment rate as of January 2003 of approximately 7.1%, compared to the State unemployment rate of approximately 7.1%, and an approximately 6.5% national unemployment rate.

The 2002 average household income within a five-mile radius of the Maple Valley property was approximately $56,850. The areas dominant employment sectors are Services (33.2%); Trade (22.3%); Manufacturing (14.1%) and Government (12.1%). The area's top employers include: the U.S. Government, Chicago Public Schools, and the City of Chicago.





The Maple Valley property's current occupancy rate is approximately 99.6% while properties considered comparable to the Maple Valley property reported an average occupancy rate of approximately 100.0%. The Maple Valley property's current average monthly rent is approximately $314 per pad per month while the comparable properties were approximately $267 per pad per month.
-------------------------------------------------------------------------------



                                     A-3-17

                        HOMETOWN AMERICA PORTFOLIO VII

BERRYMAN'S BRANCH
-----------------
The Berryman's Branch property is located in Vineland, Cumberland County, New Jersey. The Berryman's Branch property is on the northeastern side of Pennsylvania Avenue. Primary ingress and egress to the site is available from Pennsylvania Avenue. The neighborhood is considered to have good access via the combination of state highways and local roads. Routes 47 and 55 in a north/south direction, which provide convenient access to Route 40 to the north and the Garden State Parkway to the south, bisect the area.

Cumberland County's population, as of year-end 2002 was approximately 147,671. Cumberland County has experienced an approximately 0.05% average annual growth since 1990 and is projected to achieve 0.04% in annual population growth through 2007. Cumberland County has a current unemployment rate of approximately 8.3%, compared to the State unemployment rate of approximately 5.4%, and an approximately 6.5% national unemployment rate.

Cumberland County's 2002 average household income was approximately $50,996. Lee County's dominant employment sectors are Services (41.6%); Construction and Mining (20.0%); and Manufacturing (9.2%). The area's top employers include South Jersey Hospital System, Lawson Mardon Wheaton Company, Kimble Glass, Durand Glass, Newcomb Medical Center, and Seabrook Brothers & Sons.

The Berryman's Branch property's current occupancy rate is approximately 98.8% while properties considered comparable to the Berryman's Branch property reported an average occupancy rate of approximately 94.6%.

SHADY OAKS
----------
The Shady Oaks property is located in Clearwater, Pinellas County, Florida. The Shady Oaks property is located in the Tampa metropolitan statistical area, which includes Hillsborough, Pinellas, Hernando and Pasco counties on the west side of Florida along the Gulf of Mexico. The Shady Oaks property is located along the east side of Bolesta Road, north of Roosevelt Boulevard and west of US Highway 19. Access is provided from both Bolesta Road and 49th Street North.


Pinellas County's population, as of year-end 2002 was approximately 941,965. The county has experienced an approximately 1.1% annual growth since 2000 and is projected to achieve approximately 1.0% in annual population growth through 2007. Pinellas County has a current unemployment rate of 4.9%, compared to the State unemployment rate of approximately 5.6% and an approximately 6.5% national unemployment rate.

The 2002 average household income within a 5 mile radius of the Shady Oaks property was approximately $51,329. The Tampa metropolitan statistical area's dominant employment sectors are Administrative Support (17.0%), Sales (15.0%), Executive Management (13.1%), Professional Specialty (12.7%), and Manufacturing (8.0%). The area's top employers include: JPMorgan Chase Bank, Metropolitan Life, Citibank, Morgan Stanley and Price Waterhouse Coopers.

The average monthly rate for manufactured housing communities in Pinellas County was approximately $347 and an average occupancy rate of approximately 96.0%. The market rent comparables indicated a base rent range of approximately $349 to approximately $400 per month and an average occupancy rate of 97.6%. The average monthly rent for the Shady Oaks property is approximately $377 and the current occupancy is approximately 97.2%.

OLD ORCHARD
-----------
The Old Orchard property is located in Davison, Genesee County, Michigan in the geographic area generally referred to as the Flint metropolitan statistical area. The Flint metropolitan statistical area is comprised solely of Genesee County. The Old Orchard property is located on the south side of Lapeer Road in the Davison Township. The Old Orchard property is accessible via one roadway (Peach Tree Drive) off the south side of Lapeer Road. Interstate 69 provides primary access to the subject neighborhood.

Flint metropolitan statistical area population, as of year-end 2002 was approximately 436,463. The metropolitan statistical area experienced a total of approximately 1.3% growth in population between 1990 and 2000, and a less than approximately 0.1% growth from 2000 to 2002. The population is projected to grow by less than 0.3% between 2002 and 2007. As of the end of 2002, the Flint MSA had an unemployment rate of approximately 7.7%, compared to the State unemployment rate of approximately 6.4%, and an approximately 6.5% national unemployment rate.

Average household income within a five-mile radius from the property is approximately $52,224. Flint metropolitan statistical area's dominant employment sectors are Services (29.4%); Wholesale/Retail Trade (26.2%); Manufacturing (16.7%); and Government (16.2%). The area's top employers include General Motors, Delphi Automotive, McLaren Medical Centers, Genesys Health Care Systems and Flint Public Schools.








The average adjusted monthly home site rent for communities in Genesee County is approximately $297, an increase of approximately $11 per month (3.7%) over last year. The occupancy rate for communities in Genesee County is approximately 78.0% (As of February 2003), down approximately 2.0% from February 2002. The Old Orchard property's current occupancy rate is 98.0% while properties considered comparable to the Old Orchard property reported an average occupancy rate of approximately 91.4%.
-------------------------------------------------------------------------------



                                     A-3-18

                        HOMETOWN AMERICA PORTFOLIO VII

LEISUREWOODS TAUNTON
--------------------
The Leisurewoods Taunton property is located in Taunton, Bristol County, Massachusetts about 37 miles south-southwest of the Boston central business district. The property is part of the Boston-New Hampshire metropolitan statistical area. Primary access to the Leisurewoods Taunton property from the Boston area is by State Route 24, which is the main expressway between Boston and Fall River. Furthermore, Interstate 495, Boston's exurban ring road, goes through the northern section of Boston. Access from the nearby Greater Providence area is by means of US 44.

Taunton's population as of 2000 was approximately 55,976. Taunton has experienced approximately 1.0% average annual growth since 1990 and is projected to achieve approximately 0.7% in total population growth through 2010. The city of Taunton has a current unemployment rate of approximately 6.5% compared to the State unemployment rate of approximately 5.7% and an approximately 6.5% national unemployment rate.

The average household income for 2002 within 5 miles of the Leisurewoods Taunton property is approximately $58,598. The Boston-New Hampshire metropolitan statistical area's dominant employment sectors are Services (46.6%); Retail Trade (17.8%); and Government (12.3%). The area's top employers include Fidelity Investments, Verizon, John Hancock, and Gillette Company.

The Leisurewoods Taunton property's current occupancy rate is approximately 100.0% while properties considered comparable to the Leisurewoods Taunton property reported an average occupancy rate of approximately 100.0%.

LAKESIDE TERRACE
----------------
The Lakeside Terrace property is located in Fruitland Park, Lake County, Florida. The Orlando metropolitan statistical area is located in the geographic center of Florida and covers Orange, Seminole, Lake, and Osceola Counties. The Lakeside Terrace property is located along the east side of Picciola Road, about one-half mile east of U.S. Highway 27/U.S. Highway 441. The main entrance to the property provides unrestricted right-in/right-out and left-in/left-out access to the subject.

The Orlando metropolitan statistical area's population, as of year-end 2002 was approximately 1,739,064. The metropolitan statistical area has experienced an approximately 5.7% total annual growth since 2000 and is projected to achieve approximately 13.3% total population growth through 2007. Orlando has a current unemployment rate of approximately 5.2%, compared to the State unemployment rate of approximately 5.6%, and an approximately 6.5% national unemployment rate.

The Orlando metropolitan statistical area 2002 average household income was approximately $61,309. The Orlando metropolitan statistical area's dominant employment sectors are tourism and services. The area's top employers include Walt Disney World, Adventist Health, Publix, Wal-Mart, and Universal Orlando.

The average monthly home site rent for communities in Lake County is approximately $242 and the average occupancy is approximately 85.2%. The Lakeside Terrace property's current occupancy rate is approximately 97.9% while properties considered comparable to the Lakeside Terrace property reported an average occupancy rate of approximately 99.7%.

SHADY VILLAGE
-------------
The Shady Village property is located in Clearwater, Pinellas County, Florida. The Shady Village property is located in the Tampa metropolitan statistical area, which includes Hillsborough, Pinellas, Hernando and Pasco counties on the west side of Florida along the Gulf of Mexico. The Shady Village property is located along the east side of Bolesta Road, north of Roosevelt Boulevard and west of US Highway 19. Access is provided from both Bolesta Road and 49th Street North.

Pinellas County's population, as of year-end 2002 was approximately 941,965. The county has experienced an approximately 1.1% annual growth since 2000 and is projected to achieve approximately 1.0% in annual population growth through 2007. Pinellas County has a current unemployment rate of approximately 4.9%, compared to the State unemployment rate of approximately 5.6% and an approximately 6.5% national unemployment rate.

Pinellas County's 2002 average household income was approximately $57,119. The Tampa metropolitan statistical area's dominant employment sectors are Administrative Support (17.0%), Sales (15.0%), Executive Management (13.1%), Professional Specialty (12.7%), and Manufacturing (8.0%). The area's top employers include: JPMorgan Chase Bank, Metropolitan Life, Citibank, Morgan Stanley Dean Witter and Price Waterhouse Coopers.

The average monthly rate for manufactured housing communities in Pinellas County was approximately $347 and an average occupancy rate of approximately 96%. The market rent comparables indicated a base rent range of approximately $349 to approximately $400 per month and an average occupancy rate of approximately 97.6%. The average monthly rent for the Shady Village property is approximately $350 and the current occupancy is approximately 96.2%.
-------------------------------------------------------------------------------



                                     A-3-19

                        HOMETOWN AMERICA PORTFOLIO VII

SCIENCE CITY
------------
The Science City property is located in Midland, Midland County, Michigan. Midland is located in north central Michigan 125 miles northwest of Detroit and 20 miles northwest of Saginaw. The Science City property is located on the north side of Bay City Road, about one-half mile west of Highway 10. Primary access to the property is provided by US Business 10, a regional east-west roadway that locally traverses the neighborhood in a north south direction.

As of 2000, population in Midland County was reported at approximately 83,699. The June 2003 unemployment rate for the metropolitan statistical area was approximately 8.2%, compared to the State unemployment rate of approximately 6.4% as of the same period, and a national unemployment rate of approximately 6.5%.

The Science City property's current occupancy rate is approximately 86.0% while properties considered comparable to the Science City property reported an average occupancy rate of approximately 95.3%.


SHADY LANE
----------
The Shady Lane property is located in Clearwater, Pinellas County, Florida. The Shady Lane property is located in the Tampa metropolitan statistical area, which includes Hillsborough, Pinellas, Hernando and Pasco counties on the west side of Florida along the Gulf of Mexico. The Shady Lane property is located along the north side of Roosevelt Boulevard and the east side of Bolesta Road, just west of US Highway 19.

Pinellas County's population, as of year-end 2002 was approximately 941,965. The county has experienced an approximately 1.1% annual growth since 2000 and is projected to achieve approximately 1.0% in annual population growth through 2007. Pinellas County has a current unemployment rate of approximately 4.9%, compared to the State unemployment rate of approximately 5.6% and an approximately 6.5% national unemployment rate.

Pinellas County's 2002 average household income was approximately $57,119. The Tampa metropolitan statistical area's dominant employment sectors are Administrative Support (17.0%), Sales (15.0%), Executive Management (13.1%), Professional Specialty (12.7%), and Manufacturing (8.0%). The area's top employers include: JPMorgan Chase Bank, Metropolitan Life, Citibank, Morgan Stanley Dean Witter and Price Waterhouse Coopers.

The average monthly rate for manufactured housing communities in Pinellas County was approximately $347 and an average occupancy rate of approximately 96%. The market rent comparables indicated a base rent range of approximately $335 to approximately $404 per month and an average occupancy rate of approximately 95.0%. The average monthly rent for the Shady Lane property is approximately $306 and the current occupancy is approximately 92.6%. .

PROPERTY MANAGEMENT. Hometown America Management, L.L.C. and Hometown America Management, L.P. are the managers of
Hometown America Portfolio VII. Each of these entities is affiliated with the borrower.
-------------------------------------------------------------------------------


                                     A-3-20

                         HOMETOWN AMERICA PORTFOLIO VII














      [6 MAPS INDICATING HOMETOWN AMERICA PORTFOLIO VII LOCATIONS OMITTED]





                                     A-3-21

                              ROBERT DUNCAN PLAZA











                   [3 PHOTOS OF ROBERT DUNCAN PLAZA OMITTED]







                                     A-3-22

                              ROBERT DUNCAN PLAZA




                       MORTGAGE LOAN INFORMATION
-----------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $41,500,000
 CUT-OFF PRINCIPAL BALANCE:    $41,500,000
 % OF POOL BY IPB:             4.0%
 LOAN SELLER:                  Artesia Mortgage Capital Corporation
 BORROWER:                     NGP Duncan Plaza Portland LLC
 SPONSOR:                      NGP Capital Partners III LLC
 ORIGINATION DATE:             4/16/2004
 INTEREST RATE:                5.0400%
 INTEREST ONLY PERIOD:         60 months
 ANTICIPATED REPAYMENT
    DATE:                      5/11/2014
 AMORTIZATION TYPE:            ARD
 ORIGINAL AMORTIZATION:        360 months
 REMAINING AMORTIZATION:       360 months
 CALL PROTECTION:              L(0),Grtr1%orYM(117),O(3)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     Hard
 ADDITIONAL DEBT:              $15,000,000
 ADDITIONAL DEBT TYPE:         Mezzanine
 LOAN PURPOSE:                 Purchase



                      ESCROWS
---------------------------------------------------
 ESCROWS/RESERVES:        INITIAL         MONTHLY
                         --------         -------
   Taxes:            $496,221        $62,028
   Insurance:        $103,845        $ 7,283
   CapEx:            $      0        $ 5,842
   TI/LC(1):         See footnote    See footnote


           PROPERTY INFORMATION
-------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Office - CBD
 SQUARE FOOTAGE:           332,608
 LOCATION:                 Portland, OR
 YEAR BUILT/RENOVATED:     1991/2002
 OCCUPANCY:                98.4%
 OCCUPANCY DATE:           3/1/2004
 NUMBER OF TENANTS:        6
 HISTORICAL NOI:
   2001:                   $4,308,816
   2002:                   $4,977,328
   2003:                   $5,051,609
 UW NOI:                   $4,806,299
 UW NET CASH FLOW:         $4,396,166
 APPRAISED VALUE:          $69,750,000
 APPRAISAL DATE:           1/22/2004




       FINANCIAL INFORMATION
-----------------------------------
 CUT-OFF DATE LOAN/SF:    $125
 CUT-OFF DATE LTV:        59.5%
 MATURITY LTV:            54.9%
 UW DSCR(2):              1.64x



                                 MAJOR TENANTS
                                                                       MOODY'S/
 TENANT NAME                  PARENT COMPANY                             S&P(3)
--------------------------------------------------------------------------------
 UNITED STATES OF AMERICA(4)  General Services Administration (GSA)     Aaa/AAA



                                                               BASE        LEASE
                               SQUARE      % OF     SALES      RENT     EXPIRATION
 TENANT NAME                    FEET       GLA       PSF       PSF         YEAR
--------------------------------------------------------------------------------
 UNITED STATES OF AMERICA4   321,355   96.6%         NAP   $ 23.40        2011

(1) Unless and until either (i) the GSA renews or extends its lease for a minimum 10-year term for rental rates no less than that in effect at the time of execution of the GSA replacement lease, or (ii) the GSA space is re-leased under similar terms (the "Release Conditions"), commencing April 1, 2009 monthly free cash flow (as determined by the mortgage lender) is to be swept into a reserve established with the mortgage lender until deposits in such reserve achieve a required maximum reserve amount of initially $1,800,000 (unless a letter of credit in such amount is provided, in which case no cash sweep will occur) anticipated excess cash flow for one year, increasing by a further $1,800,000 (unless the letter of credit is provided and is increased to $3,600,000) in the event the Release Conditions are not satisfied by April 1, 2010, and increasing by a further $900,000 if the Release Conditions are not satisfied by April 1, 2011 (for maximum aggregate reserve deposits of $4,500,000, or an alternative letter of credit in such amount). Any cash sweep will terminate, and all reserve deposits and/or letters of credit will be returned to the borrower, upon satisfaction of the Release Conditions. Until such time, funds from the reserve will be available for retenanting costs, and at lender's option, debt service.
(2) The UW DSCR was calculated based on the first principal and interest payment made during the term of the loan.
(3) Ratings provided are for the United States of America.
(4) The United States of America space is occupied by the US Forest Service, Bureau of Land Management, and US Army Corps of Engineers.


                                     A-3-23

                              ROBERT DUNCAN PLAZA

THE LOAN. The Robert Duncan Plaza loan is secured by a first mortgage, fee interest in a ten-story office building located in Portland, Oregon.

THE BORROWER. The borrower is NGP Duncan Plaza Portland, LLC, a special purpose entity. The sponsor of the loan is NGP Capital Partners III LLC. NGP Capital Partners III LLC is part of the BV Group, an international merchant banking and asset management firm investing is own capital alongside that of its shareholders in several asset classes, including real estate, hedge funds, and private equity, primarily within the United States and Europe. BV Group has offices in Washington, D.C., New York, London, Riyadh, and Dubai and has completed over 45 direct investments and over 10 private equity fund investments. Alexander Vahabzadeh and Kamal Bahamdan are the founders and Managing Partners of the BV Group and Al Iudicello is the Chairman and CEO of National Government Properties, LLC (NGP).

THE PROPERTY. The Robert Duncan Plaza property is an approximately 332,608 square foot office building situated on approximately 0.9 acres. The property was constructed in 1991 and renovated in 2002. As of March 1, 2004, the occupancy rate for the Robert Duncan Plaza property was approximately 98.4% with six tenants. The largest tenant is the United States of America occupying approximately 321,355 square feet, or approximately 96.6% of the net rentable area. The building serves as the regional headquarters for three Federal agencies including the US Department of Agriculture's Forest Service, the US Department of the Interior's Bureau of Land Management, and the US Army Corps of Engineers. The General Services Administration (GSA) lease expires in September 2011. The remainder of the space is leased to five retail tenants.

THE MARKET(1). The Robert Duncan Plaza property is located in the downtown Portland Central Business District ("CBD") one block west of the Tom McCall Riverfront Recreational Area within the Portland-Vancouver, OR-WA metropolitan statistical area. Land use in the neighborhood consists of high-rise, mid-rise and historic office buildings, retail, entertainment, and some high-rise residential uses. Also located in the property's submarket is Pioneer Place, anchored by Nordstrom, Meier & Frank and Saks Fifth Avenue. The new Oregon Convention Center and the Rose Garden arena are located just across the Willamette River from the downtown core and connected via several bridges.

The Portland downtown office market had total inventory of approximately 14.0 million square feet in approximately 138 buildings as of year-end 2003. The CBD submarket vacancy rate decreased from approximately 10.53% in 2002 to approximately 9.98% in 2003. Class A vacancy was approximately 6.82% for the fourth quarter of 2003, down from approximately 7.27% for year-end 2002. Downtown average asking lease rates declined from approximately $17.82 to approximately $17.68 on average with Class A average lease rates of approximately $22.91 for the fourth quarter 2003, down from approximately $23.07 in 2002. Net absorption in the downtown area averaged approximately 182,694 square feet per year since 1990 and with a positive absorption of approximately 157,548 square feet for the fourth quarter of 2003. The Class A office market had positive absorption of approximately 36,523 for the fourth quarter of 2003.

New developments in the Portland CBD include a five-block, $250 million 5-phase development called "The Brewery Blocks" containing approximately 220,000 square feet of retail space, 400,000 square feet of office space, and 1,200 underground parking stalls, as well as a significant residential component. The Brewery Blocks are more or less an extension of the CBD to the north which is an area made up of industrial buildings and has recently been experiencing gentrification as the old brewery buildings are converted to condominiums and retail. This area has more of an impact on Portland's CBD retail and residential markets then on the office market and it is not expected to have any impact on the office market in Portland's CBD or on the subject building.

PROPERTY MANAGEMENT. Melvin Mark Brokerage Company is the property manager for the Robert Duncan Plaza property. Melvin Mark Brokerage Company is a Portland based commercial real estate services firm. Melvin Mark provided development services for the subject property and has managed it since its construction. Melvin Mark Brokerage Company provides a range of real estate services including property management, development, tenant representation, and investment sales. It has provided development services for several Oregon projects, including the Port of Portland building, Portland Hilton Executive Tower, Columbia Square (Portland), and Courthouse Square (Salem, OR). The company currently manages approximately 2.8 million square feet of commercial space in Oregon. The property manager is not affiliated with the borrower.
-------------------------------------------------------------------------------



                   LEASE ROLLOVER SCHEDULE

                 NUMBER      SQUARE
               OF LEASES     FEET      % OF GLA    BASE RENT
 YEAR           EXPIRING   EXPIRING    EXPIRING    EXPIRING
-------------------------------------------------------------
 VACANT           NAP        5,361        1.6%           NAP
 2004 & MTM         2        2,330        0.7        $34,274
 2005               0            0        0.0              0
 2006               1          664        0.2         13,280
 2007               2        2,898        0.9         34,776
 2008               0            0        0.0              0
 2009               0            0        0.0              0
 2010               0            0        0.0              0
 2011               1      321,355       96.6      7,520,161
 2012               0            0        0.0              0
 2013               0            0        0.0              0
 2014               0            0        0.0              0
 AFTER              0            0        0.0              0
-------------------------------------------------------------
 TOTAL              6      332,608      100.0%    $7,602,491



                % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                  RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
-----------------------------------------------------------------------------------
 VACANT             NAP         5,361          1.6%           NAP           NAP
 2004 & MTM         0.5%        7,691          2.3%    $   34,274           0.5%
 2005               0.0         7,691          2.3%    $   34,274           0.5%
 2006               0.2         8,355          2.5%    $   47,554           0.6%
 2007               0.5        11,253          3.4%    $   82,330           1.1%
 2008               0.0        11,253          3.4%    $   82,330           1.1%
 2009               0.0        11,253          3.4%    $   82,330           1.1%
 2010               0.0        11,253          3.4%    $   82,330           1.1%
 2011              98.9       332,608        100.0%    $7,602,491         100.0%
 2012               0.0       332,608        100.0%    $7,602,491         100.0%
 2013               0.0       332,608        100.0%    $7,602,491         100.0%
 2014               0.0       332,608        100.0%    $7,602,491         100.0%
 AFTER              0.0       332,608        100.0%    $7,602,491         100.0%
-----------------------------------------------------------------------------------
 TOTAL            100.0%

1 Certain information from the Robert Duncan Plaza Loan appraisal dated January 22, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-24

                              ROBERT DUNCAN PLAZA
















              [MAP INDICATING ROBERT DUNCAN PLAZA LOCATION OMITTED]





                                     A-3-25

                          SHOPPES AT ENGLISH VILLAGE











                [2 PHOTOS OF SHOPPES AT ENGLISH VILLAGE OMITTED]



                                     A-3-26

                          SHOPPES AT ENGLISH VILLAGE




                        MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $27,360,000
 CUT-OFF PRINCIPAL BALANCE:    $27,269,383
 % OF POOL BY IPB:             2.6%
 LOAN SELLER:                  LaSalle Bank National Association
 BORROWER:                     Stanbery English Village, L.P.
 SPONSOR:                      P. Jonathan Meyer, Mark A. Pottschmidt
 ORIGINATION DATE:             1/20/2004
 INTEREST RATE:                5.4800%
 INTEREST ONLY PERIOD:         NAP
 MATURITY DATE:                2/1/2014
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 months
 REMAINING AMORTIZATION:       357 months
 CALL PROTECTION:              L(32),Def(82),O(3)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     Hard
 ADDITIONAL DEBT:              $2,322,113
 ADDITIONAL DEBT TYPE:         Mezzanine Debt
 LOAN PURPOSE:                 Refinance


                         ESCROWS
----------------------------------------------------------
 ESCROWS/RESERVES:                   INITIAL      MONTHLY
                                     -------      -------
   Taxes:                           $ 122,069     $ 17,438
   Insurance:                       $   7,051     $  3,526
   CapEx:                           $       0     $  1,298
   TI/LC:                           $       0     $  4,300
   Upfront Debt Service Holdback:   $ 930,024(2)  $      0


                          PROPERTY INFORMATION
------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Retail -- Anchored
 SQUARE FOOTAGE:           104,014
 LOCATION:                 North Wales, PA
 YEAR BUILT/RENOVATED:     2003
 OCCUPANCY:                96.2%
 OCCUPANCY DATE:           4/12/2004
 NUMBER OF TENANTS:        23
 HISTORICAL NOI:           The property was constructed in 2003,
                           therefore historical NOI is not available.
 UW NOI:                   $ 2,677,217
 UW NET CASH FLOW:         $ 2,610,075
 APPRAISED VALUE(1):       $34,200,000
 APPRAISAL DATE(1):        12/1/2004



       FINANCIAL INFORMATION
-----------------------------------
 CUT-OFF DATE LOAN/SF:    $ 262
 CUT-OFF DATE LTV:        79.7%
 MATURITY LTV:            66.8%
 UW DSCR:                 1.40x



                                   MAJOR TENANTS
                                                                          MOODY'S/
 TENANT NAME                       PARENT COMPANY                           S&P(3)
-----------------------------------------------------------------------------------
 THE TALBOT'S INC.                The Talbot's, Inc. (NYSE: TLB)        NAP/NAP
 IRON HILL BREWERY & RESTAURANT   Iron Hill Brewery & Restaurant        NAP/NAP
 THE BOMBAY COMPANY INC.          The Bombay Company, Inc. (NYSE:BBA)   NAP/NAP



                                                                    BASE        LEASE
                                    SQUARE      % OF     SALES      RENT     EXPIRATION
 TENANT NAME                         FEET       GLA       PSF       PSF         YEAR
---------------------------------------------------------------------------------------
 THE TALBOT'S INC.                 10,924   10.5%      NAP      $ 27.00        2016
 IRON HILL BREWERY & RESTAURANT     9,000    8.7%      NAP      $ 27.50        2013
 THE BOMBAY COMPANY INC.            8,919    8.6%      NAP      $ 27.00        2013

(1) The appraised value and appraisal date, by the appraisal's terms, are reflective of a future stabilized value and date. Since the date of the appraisal, the construction on the property was completed and the property is approximately 96.2% occupied as of April 12, 2004.

(2) Holdback was set up at closing. Borrower has since qualified for release of funds which were fully dispersed on March 22, 2004.

(3) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                     A-3-27

                          SHOPPES AT ENGLISH VILLAGE

THE LOAN. The Shoppes at English Village loan is secured by a first mortgage interest in an approximately 104,014 square foot anchored retail center.

THE BORROWER. The borrower is Stanbery English Village, L.P., a special purpose entity. The sponsors of this transaction are P. Jonathan Meyer and Mark A. Pottschmidt. Meyer and Pottschmidt formed Stanbery Development in 2000 and developed the property in 2003. During their careers, they have developed approximately 3.0 million square feet of power centers, convenience centers and lifestyle centers.

A mezzanine loan in the original principal amount of $2,322,113 was made to an affiliate of the borrower prior to the closing of the loan. The mezzanine loan does not relate to the property, but was secured by, inter alia, a pledge of 100% of the partnership interests in the borrower. In addition, the mortgage loan documents permit the future pledge of ownership interests in the borrower to secure the repayment of future indebtedness that may be incurred by the equity owners of the borrower. Although the mortgage loan may be modified without the mezzanine lender's consent, the mezzanine lender does have certain cure rights with respect to a default under the mortgage loan documents as set forth in the intercreditor agreement entered into by and between the mezzanine lender and the mortgage lender. In addition, the intercreditor agreement provides that if the mortgage loan has been accelerated and an enforcement action has commenced or if the senior loan is a specially serviced loan under a pooling and servicing agreement, the mezzanine lender shall have the right to purchase the mortgage loan for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any protective advances and any interest charged on any advances for monthly payments of principal and/or interest on the mortgage loan, including all costs and expenses in enforcing the mortgage loan documents.

THE PROPERTY. The center was constructed in 2003 and is 96.2% leased and occupied with a tenant mix of upscale clothing and home furnishings retailers and restaurants. The five largest tenants include the following; The Talbot's Inc. (approximately 10.5% of space, approximately 10.2% of income), Iron Hill Brewery & Restaurant (approximately 8.7% of space, approximately 8.5% of income), Domain (approximately 8.3% of space, approximately 8.4% of income), The Bombay Company Inc. (approximately 8.6% of space, approximately 8.3% of income), and Banana Republic (approximately 6.7% of space, approximately 6.2% of income). Additional national tenants which draw shoppers to the shopping center include Ann Taylor, Coldwater Creek, Jos. A. Banks, and Chico's. The subject is located within the main retail corridor of Horsham Township. The Gwynedd Crossing Shopping Center is located across Route 309 to the west of the subject and includes Fresh Fields, Staples, and Rt. 309 Cinema. The Montgomery Mall, anchored by Macy's, Strawbridge's, JC Penneys and Sears, is located two miles north of the subject and anchors the retail corridor.

Shoppes at English Village is well-located within Horsham Township. Horsham Township is located approximately 30 miles north of the Philadelphia CBD. Route 309 provides primary access to the market area, connecting with I-276 to the north and Route 202 to the south. The area is in its growth stage and the surrounding area continues to undergo development into mostly residential uses with retail development concentrated along the arteries.

THE MARKET(1). The Shoppes at English Village property is located in Montgomery County which is part of the Philadelphia MSA, the sixth largest in the nation, encompassing 8 counties in two states. The total population of the MSA is estimated at approximately 5.2 million people in 2003, while Montgomery County, where the property is located, has approximately 772,100 people. The county's annual compounded growth rate of approximately 0.9% for the period 1998-2003 is more than double the MSA growth rate of approximately 0.44%. These growth rates are expected to converge to approximately 0.46% and approximately 0.35% for the county and Philadelphia MSA respectively for the period ending in 2018. The average household income of approximately $108,949 for the county is considerably more than the approximately $84,932 reported for the MSA. The 2003 three, five, and ten mile ring population estimates of approximately 45,135, approximately 141,515, and approximately 604,417 reflect growth rates of approximately 5.7%, approximately 3.8%, and approximately 2.1% since 2000. Projected growth rates for the period ending in 2008 of approximately 8.8%, approximately 6.2%, and approximately 3.5% reflect the ongoing development to the north of the property.

According to Reis, Inc., the total retail inventory for the Montgomery County submarket was approximately 4.0 million square feet as of December 2003. The reported vacancy for the entire submarket was approximately 6.4% and approximately 3.0% for centers constructed after 1994. The subject currently has an approximately 3.8% vacancy.

PROPERTY MANAGEMENT. The property manager of the Shoppes at English Village property is Levin Management Corporation. Levin Management Corporation is a full service retail real estate management company established in 1952. The company manages 80 properties and approximately 10.0 million square feet of space in NJ, NY, PA, MD, NC, and VA. It provides leasing, financial management and reporting, lease administration, property operations, and construction services. The company is ranked 38th in its industry by Commercial Property News.

(1) Certain information from the Shoppes at English Village loan appraisal with a stabilized date of December 1, 2004. Since the date of the appraisal, the construction on the property was completed and the property is approximately 96.2% occupied as of April 12, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                     A-3-28

                          SHOPPES AT ENGLISH VILLAGE



                                          LEASE ROLLOVER SCHEDULE

                 NUMBER      SQUARE      % OF                  % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET        GLA      BASE RENT      RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------
 VACANT             Nap      3,984        3.8%       NAP         NAP           3,984          3.8%            NAP           NAP
 2004 & MTM           0          0        0.0    $        0        0.0%        3,984          3.8%     $        0          0.0%
 2005                 0          0        0.0             0        0.0         3,984          3.8%     $        0          0.0%
 2006                 0          0        0.0             0        0.0         3,984          3.8%     $        0          0.0%
 2007                 0          0        0.0             0        0.0         3,984          3.8%     $        0          0.0%
 2008                 2      3,520        3.4       107,060        3.7         7,504          7.2%     $  107,060          3.7%
 2009                 0          0        0.0             0        0.0         7,504          7.2%     $  107,060          3.7%
 2010                 0          0        0.0             0        0.0         7,504          7.2%     $  107,060          3.7%
 2011                 1      3,932        3.8       127,790        4.4        11,436         11.0%     $  234,850          8.1%
 2012                 0          0        0.0             0        0.0        11,436         11.0%     $  234,850          8.1%
 2013                11     48,366       46.5     1,384,805       47.8        59,802         57.5%     $1,619,655         55.9%
 2014                 7     31,288       30.1       913,331       31.5        91,090         87.6%     $2,532,986         87.5%
 AFTER                2     12,924       12.4       362,448       12.5       104,014        100.0%     $2,895,434        100.0%
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL               23    104,014      100.0%   $2,895,434      100.0%



                                     A-3-29

                          SHOPPES AT ENGLISH VILLAGE







          [MAP INDICATING SHOPPES AT ENGLISH VILLAGE LOCATION OMITTED]


                                     A-3-30

                          SHOPPES AT ENGLISH VILLAGE







              [AERIAL PHOTO OF SHOPPES AT ENGLISH VILLAGE OMITTED]


                                     A-3-31

                         EASTLAKE VILLAGE MARKETPLACE










               [2 PHOTOS OF EASTLAKE VILLAGE MARKETPLACE OMITTED]






                                     A-3-32

                         EASTLAKE VILLAGE MARKETPLACE




                 MORTGAGE LOAN INFORMATION
------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $23,000,000
 CUT-OFF PRINCIPAL BALANCE:    $22,891,395
 % OF POOL BY IPB:             2.2%
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     Eastlake Village
                               Marketplace, LLC
 SPONSOR:                      Thomas W. Sudberry, Jr.,
                               Colton T. Sudberry
 ORIGINATION DATE:             12/11/2003
 INTEREST RATE:                5.1300%
 INTEREST ONLY PERIOD:         NAP
 MATURITY DATE:                1/1/2019
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 months
 REMAINING AMORTIZATION:       356 months
 CALL PROTECTION:              L(55),Grtr1%orYM(96),O(25)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     No
 ADDITIONAL DEBT:              No
 ADDITIONAL DEBT TYPE:         NAP
 LOAN PURPOSE:                 Refinance


                   ESCROWS
---------------------------------------------
 ESCROWS/RESERVES:      INITIAL    MONTHLY
                   --------------------------
   Taxes:               $10,000    $38,984
   Insurance:            $5,520         $0
   CapEx:               $11,493         $0
   TI/LC:               $76,618         $0
   Holdback(2):      $2,174,829         $0




                    PROPERTY INFORMATION
------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Retail -- Anchored
 SQUARE FOOTAGE:(1)        101,664
 LOCATION:                 Chula Vista, CA
 YEAR BUILT/RENOVATED:     2003
 OCCUPANCY:                100.0%
 OCCUPANCY DATE:           4/13/2004
 NUMBER OF TENANTS(1):     30
 HISTORICAL NOI:           The property was constructed
                           in 2003, therefore historical
                           NOI is not available.
 UW NOI:                   $ 2,586,955
 UW NET CASH FLOW:         $ 2,475,689
 APPRAISED VALUE:          $33,600,000
 APPRAISAL DATE:           6/27/2003



       FINANCIAL INFORMATION
-----------------------------------
 CUT-OFF DATE LOAN/SF:    $297
 CUT-OFF DATE LTV:        68.1%
 MATURITY LTV:            46.8%
 UW DSCR:                 1.65x



                                                        MAJOR TENANTS
                                                                                                         BASE        LEASE
                                                               MOODY'S/    SQUARE    % OF     SALES      RENT     EXPIRATION
 TENANT NAME               PARENT COMPANY                      S&P(3)      FEET     GLA(4)     PSF       PSF         YEAR
------------------------------------------------------------------------------------------------------------------------------
 OFFICE DEPOT              Office Depot, Inc. (NYSE: ODP)   Baa3/BBB--   18,005     17.7%      NAV      $18.00       2013
 PRUDENTIAL                Prudential                       NAV/NAV       9,992      9.8%      NAV      $24.02       2013
 SLEEP TRAIN               Sleep Train                      NAV/NAV       7,000      6.9%      NAV      $27.00       2011
 JOHNNY CARINO'S(5)        Johnny Carino's                  NAV/NAV       6,469      6.4%      NAV      $21.62       2023
 ISLANDS RESTAURANT(5)     Islands Restaurant               NAV/NAV       5,353      5.3%      NAV      $24.29       2023
 MIGUEL'S MEXICAN COCINA   Miguel's Mexican Cocina          NAV/NAV       5,040      5.0%      NAV      $30.11       2019

(1) Includes 5 tenants on a ground lease totaling 24,622 square feet.

(2) Occupancy Holdback Funds ($750,000), Improvements Holdback Funds ($687,916), Construction Retainage Holdback Funds ($736,912). To be released upon satisfaction of various conditions including tenants occupying not less than 93% of the net leasable area, completion of tenant improvements, and the general contractor having satisfied all construction obligations.

(3) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(4) Percent based on total square feet of 101,664 which includes the 24,622 square feet of ground leases.

(5) Tenants are on a ground lease.


                                     A-3-33

                         EASTLAKE VILLAGE MARKETPLACE

THE LOAN. The Eastlake Village Marketplace loan is secured by a first mortgage interest in an approximately 77,042 square foot anchored retail center.

THE BORROWER. The borrower is Eastlake Village Marketplace, LLC. The borrower is a special purpose entity controlled by Sudberry Properties, Inc. Thomas W. Sudberry Jr, president of Sudberry Properties, Inc., and Colton T. Sudberry, vice president of Sudberry Properties, Inc., will be the non-recourse carveout guarantors guarantors of the loan. Sudberry Properties, Inc. is a San Diego, California based real estate development and asset management firm that specializes in shopping center projects and mixed-use urban communities.

THE PROPERTY. Eastlake Village Marketplace property is an approximately 77,042 square foot anchored retail center located in Chula Vista, California. The Eastlake Village Marketplace property was built in 2003 and is situated on approximately 11 acres. The Eastlake Village Marketplace property comprises part of a approximately 369,839 square foot shopping center. The Eastlake Village Marketplace property is approximately 100.0% leased to approximately 30 tenants including Office Depot (approximately 18,005 square feet), Prudential (approximately 9,992 square feet), Sleep Train (approximately 7,000 square feet), Johnny Carino's (approximately 6,469 square feet) and Islands Restaurant (approximately 5,353 square feet). The Eastlake Village Marketplace property is shadow anchored by an approximately 136,782 square foot Lowe's and an approximately 126,393 square foot Target which will not serve as collateral for the Eastlake Village Marketplace loan. The Eastlake Village Marketplace property has parking for approximately 1,917 cars.

THE MARKET(1). The Eastlake Village Marketplace property is located in the city of Chula Vista, in the southern portion of San Diego County. The Eastlake Village Marketplace property is situated approximately four miles east of the 805 Freeway. Access to the freeway is primarily by Telegraph Canyon Road, a major east/west thoroughfare, and Olympic Parkway.

San Diego County ranks second in population among California's 58 counties, behind Los Angeles, and fourth as the most populous county in the nation. The 2002 population estimate for the county, according to the California Department of Finance, was approximately 2,918,300. This was an increase of approximately 2.0% over the 2001 figure. The projected population for San Diego is approximately 3,441,000 in 2010. The median household income increased 3.5% to $50,500 in 2002. As of December 2002, the county unemployment rate was approximately 4%, which continues to be favorable versus the higher rates of approximately 6.3% for California and approximately 5.7% for the nation.

The San Diego County retail market ended the first quarter of 2003 with an approximately 3.4% vacancy rate. In the last year, the vacancy rate declined approximately 59% from approximately 5.4% that was reported at the end of first quarter 2002. The subject property currently has a 0% vacancy rate.

PROPERTY MANAGEMENT. The property manager of the Eastlake Village Marketplace property is Sudberry Properties, Inc. The property manager is affiliated with the borrower.
-------------------------------------------------------------------------------




                                                LEASE ROLLOVER SCHEDULE(2)


                 NUMBER      SQUARE      % OF                  % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET        GLA      BASE RENT      RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------------
 VACANT             NAP          0     0.0%            NAP      NAP                 0     0.0%               NAP       NAP
 2004 & MTM           0          0     0.0      $        0     0.0%                 0     0.0%        $        0      0.0%
 2005                 0          0     0.0               0     0.0                  0     0.0%        $        0      0.0%
 2006                 0          0     0.0               0     0.0                  0     0.0%        $        0      0.0%
 2007                 0          0     0.0               0     0.0                  0     0.0%        $        0      0.0%
 2008                 7     10,042    13.0         359,293    15.5             10,042    13.0%        $  359,293     15.5%
 2009                 1        110     0.1          19,201     0.8             10,152    13.2%        $  378,494     16.3%
 2010                 1      1,205     1.6          46,995     2.0             11,357    14.7%        $  425,489     18.3%
 2011                 3     11,673    15.2         365,496    15.7             23,030    29.9%        $  790,985     34.0%
 2012                 0          0     0.0               0     0.0             23,030    29.9%        $  790,985     34.0%
 2013                 9     44,189    57.4       1,192,104    51.3             67,219    87.2%        $1,983,089     85.3%
 2014                 3      4,783     6.2         189,018     8.1             72,002    93.5%        $2,172,107     93.5%
 AFTER                1      5,040     6.5         151,754     6.5             77,042   100.0%        $2,323,862    100.0%
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL               25     77,042   100.0%     $2,323,862   100.0%

(1) Certain information from the Eastlake Village Marketplace loan appraisal dated June 27, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2) Does not include 5 tenants on a ground lease totaling 24,622 square feet.


                                     A-3-34

                         EASTLAKE VILLAGE MARKETPLACE







         [MAP INDICATING EASTLAKE VILLAGE MARKETPLACE LOCATION OMITTED]





                                     A-3-35

                          EASTLAKE VILLAGE MARKETPLACE

NOTE: This exhibit is provided for illustrative purposes only. The actual building area is not necessarily drawn to scale.








               [SITE MAP Of EASTLAKE VILLAGE MARKETPLACE OMITTED]


                                     A-3-36

                       THIS PAGE INTENTIONALLY LEFT BLANK


                                     A-3-37

                              GATEWAY CHULA VISTA














                   [3 PHOTOS OF GATEWAY CHULA VISTA OMITTED]





                                     A-3-38

                              GATEWAY CHULA VISTA




                          LOAN INFORMATION
--------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $19,000,000
 CUT-OFF PRINCIPAL BALANCE:    $18,980,350
 % OF POOL BY IPB:             1.8%
 LOAN SELLER:                  LaSalle Bank National Association
 BORROWER:                     Gateway Chula Vista, LLC
 SPONSOR:                      The Vera Guerin Separate Property
                               Trust of 1992
 ORIGINATION DATE:             3/10/2004
 INTEREST RATE:                5.8000%
 INTEREST ONLY PERIOD:         NAP
 MATURITY DATE:                4/1/2014
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 months
 REMAINING AMORTIZATION:       359 months
 CALL PROTECTION:              L(34),Def(82),O(3)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     Springing
 ADDITIONAL DEBT:              No
 ADDITIONAL DEBT TYPE:         NAP
 LOAN PURPOSE:                 Refinance


                 ESCROWS
------------------------------------------
 ESCROWS/RESERVES:   INITIAL    MONTHLY
                    -------------------
   Taxes:            $21,609    $21,609
   Insurance:             $0     $3,450
   CapEx:                 $0     $1,254
   TI/LC:                 $0     $8,386




              PROPERTY INFORMATION
-------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Office -- Suburban
 SQUARE FOOTAGE:           100,321
 LOCATION:                 Chula Vista, CA
 YEAR BUILT/RENOVATED:     2002
 OCCUPANCY:                95.9%
 OCCUPANCY DATE:           3/18/2004
 NUMBER OF TENANTS:        22
 HISTORICAL NOI:
   2003:                   $1,775,473
 UW NOI:                   $1,987,450
 UW NET CASH FLOW:         $1,871,771
 APPRAISED VALUE:          $26,500,000
 APPRAISAL DATE:           12/16/2003




       FINANCIAL INFORMATION
-----------------------------------
 CUT-OFF DATE LOAN/SF:    $189
 CUT-OFF DATE LTV:        71.6%
 MATURITY DATE LTV:       60.4%
 UW DSCR:                 1.40x



                                                  SIGNIFICANT TENANTS
                                                                                             BASE
                                                     MOODY'S/      SQUARE       % OF         RENT             LEASE
 TENANT NAME               PARENT COMPANY             S&P(1)        FEET         GLA         PSF        EXPIRATION YEAR
-----------------------   ----------------------   -----------   ---------   ----------   -----------   ----------------
 EXECUTIVE SUITES         Executive Suites         NAP/NAP        17,566     17.5%        $ 23.50             2009
 US ATTORNEY'S OFFICE     US Attorney's Office     NAP/NAP        15,370     15.3%        $ 28.32             2010
 AMERICAN WATER WORKS     American Water Works     NAP/NAP         9,373      9.3%        $ 29.81             2009

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                     A-3-39

                              GATEWAY CHULA VISTA

THE LOAN. The Gateway Chula Vista loan is secured by a first mortgage interest in an approximately 100,321 square foot multi-tenant office building in Chula Vista, California.

THE BORROWER. The borrower is Gateway Chula Vista, LLC, a special purpose entity. The sponsor of this transaction is The Vera Guerin Separate Property Trust of 1992. The sole beneficiary of the trust, Vera Guerin, has over 30 years of real estate experience, and is the largest shareholder in Chapelle Industries, Inc., an established homebuilder based in Los Angeles, California. Ms. Guerin owns, directly through partnerships, in excess of 10 million square feet of office space, several thousand apartment units, and several million square feet of retail product. The trust owns 100% of membership interests in the borrower, which is the sole owner of the property.

THE PROPERTY. The Gateway Chula Vista property also includes a six-tier parking structure that consists of approximately 372 parking spaces. The property was completed in 2002 and the tenant move-in was scheduled in April 2002. The Gateway Chula Vista is currently approximately 95.9% leased to approximately 22 tenants. The first floor of the building contains approximately 8 retail spaces, including Starbucks, Quiznos and a San Diego Credit Union retail office. The second through fifth floors are leased to eighteen office users. Major tenants include Executive Suites, the US Attorney's Office, American Water Works, Countrywide Home Loans and Commonwealth Land Title. The fourth floor of the building, which is comprised of approximately 17,566 square feet of executive suites, is approximately 100.0% leased to Property Service Management. Property Service Management is a division of Mountain West Properties, the subject's management company.

THE MARKET(1). The Gateway Chula Vista property is located in Chula Vista at the intersection of 3rd Avenue and H Street. H Street is a major east/west arterial with interchanges at both I-5 to the west and I-805 to the east, providing access to the property. Located directly across H Street is the South San Diego County Regional Center, which includes the Superior Court for the south county. This branch hears criminal, civil, domestic, juvenile and family law cases. The Chula Vista Center, a approximately 925,000 square foot regional mall, is located 1/2-mile west of the subject on H Street. The mall is anchored by Sears, Macy's, Mervyn's, and JC Penney, and includes 100 in-line stores. The Gateway Chula Vista property benefits from a dense, infill location in Chula Vista. There are several master-planned communities with over approximately 14,000 units developed or currently under construction. Several of these communities, such as Bonita Long Canyon (approximately 650 acres and approximately 863 units in development), are completely sold out.

The Gateway Chula Vista property is located in the South San Diego office submarket. The submarket consists of approximately 38 properties with a total of approximately 1 million square feet of office space. The majority of the space is considered to be Class B due to its age and size. The majority of the buildings in the market are between approximately 20,000 and approximately 50,000 square feet. The Gateway Chula Vista property is the only new office space in Chula Vista. According to the fourth quarter Reis, Inc. report, vacancy of the submarket is 3.1%. Rents for properties built after 1989 range from a low of approximately $22.20 per square foot to a high of approximately $28.80 per square foot.

PROPERTY MANAGEMENT. The property manager is Mountain West Real Estate, Inc. Mountain West Real Estate, Inc. was founded over 23 years ago in San Diego, California. The Company provides commercial real estate leasing, property management, asset management and commercial construction Management services both in San Diego, South Bay and North San Diego Coastal area. Currently, Mountain West manages the significant Class A office properties in the South Bay and prides itself on maintaining a approximately 98% percent occupancy rate for the past six years. The Company currently manages five office properties throughout Chula Vista, totaling approximately 275,000 square feet.



                                                     LEASE ROLLOVER SCHEDULE
                                                                                                                       CUMULATIVE
                 NUMBER      SQUARE                             % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    % OF BASE
               OF LEASES     FEET      % OF GLA    BASE RENT      RENT      SQUARE FEET     % OF GLA     BASE RENT       RENT
 YEAR           EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING     EXPIRING
---------------------------------------------------------------------------------------------------------------------------------
 VACANT          NAP         4,113        4.1%          NAP         NAP         4,113          4.1%            NAP       NAP
 2004 & MTM       0              0        0.0            $0         0.0%        4,113          4.1%            $0          0.0%
 2005             0              0        0.0             0         0.0         4,113          4.1%            $0          0.0%
 2006             0              0        0.0             0         0.0         4,113          4.1%            $0          0.0%
 2007             4         10,064       10.0       308,931        11.6        14,177         14.1%      $308,931         11.6%
 2008             3          8,522        8.5       263,261         9.9        22,699         22.6%      $572,192         21.5%
 2009             7         35,530       35.4       934,674        35.2        58,229         58.0%    $1,506,866         56.7%
 2010             2         18,300       18.2       523,178        19.7        76,529         76.3%    $2,030,044         76.3%
 2011             0              0        0.0             0         0.0        76,529         76.3%    $2,030,044         76.3%
 2012             6         14,205       14.2       394,653        14.8        90,734         90.4%    $2,424,697         91.2%
 2013             0              0        0.0             0         0.0        90,734         90.4%    $2,424,697         91.2%
 2014             0              0        0.0             0         0.0        90,734         90.4%    $2,424,697         91.2%
 AFTER            2          9,587        9.6       234,324         8.8       100,321        100.0%    $2,659,021        100.0%
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL            24       100,321      100.0%   $2,659,021       100.0%








(1) Certain information from the Gateway Chula Vista Loan appraisal dated December 16, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal


                                     A-3-40

                              GATEWAY CHULA VISTA







             [MAP INDICATING GATEWAY CHULA VISTA LOCATION OMITTED]




                                     A-3-41

                              GATEWAY CHULA VISTA











                 [AERIAL PHOTO OF GATEWAY CHULA VISTA OMITTED]



                                     A-3-42

                       THIS PAGE INTENTIONALLY LEFT BLANK



                                     A-3-43

                     EMPLOYERS REINSURANCE CORPORATION II










           [2 PHOTOS OF EMPLOYERS REINSURANCE CORPORATION II OMITTED]




                                     A-3-44

                     EMPLOYERS REINSURANCE CORPORATION II




                           LOAN INFORMATION
-----------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $17,950,000
 CUT-OFF PRINCIPAL BALANCE:    $17,950,000
 % OF POOL BY IPB:             1.7%
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     Lexington Kansas City LLC
 SPONSOR:                      Lexington Corporate Properties Trust
 ORIGINATION DATE:             4/15/2004
 INTEREST RATE:                5.8300%
 INTEREST ONLY PERIOD:         60 months
 ANTICIPATED REPAYMENT DATE:   5/1/2019
 AMORTIZATION TYPE:            ARD
 ORIGINAL AMORTIZATION:        360 months
 REMAINING AMORTIZATION:       360 months
 CALL PROTECTION:              L(24),Def(143),O(13)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     CMA
 ADDITIONAL DEBT:              No
 ADDITIONAL DEBT TYPE:         NAP
 LOAN PURPOSE:                 Acquisition



                               ESCROWS
---------------------------------------------------------------------
 The lender reserved the right to collect TI/LC escrows if Employers Reinsurance Corporation's Moody's and S&P credit ratings fall below investment grade.



                        PROPERTY INFORMATION
--------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Office -- Suburban
 SQUARE FOOTAGE:           166,641
 LOCATION:                 Kansas City, MO
 YEAR BUILT/RENOVATED:     1963/2004
 OCCUPANCY:                100.0%
 OCCUPANCY DATE:           3/9/2004
 NUMBER OF TENANTS:        1
 HISTORICAL NOI:           ERC purchased the property from a
                           customer in 2003, therefore historical
                           NOI is not available.
 UW NOI:                   $1,678,029
 UW NET CASH FLOW:         $1,603,040
 APPRAISED VALUE:          $26,500,000
 APPRAISAL DATE:           3/1/2004



       FINANCIAL INFORMATION
-----------------------------------
 CUT-OFF DATE LOAN/SF:    $108
 CUT-OFF DATE LTV:        67.7%
 MATURITY DATE LTV:       57.2%
 UW DSCR(1):              1.26x


                             SIGNIFICANT TENANTS

 TENANT NAME                          PARENT COMPANY
------------------------------------------------------------------------------
 EMPLOYERS REINSURANCE CORPORATION   General Electric Corporation (NYSE: GE)



                                                                           BASE
                                       MOODY'S/    SQUARE      % OF        RENT           LEASE
 TENANT NAME                             S&P(2)     FEET       GLA         PSF      EXPIRATION YEAR
------------------------------------------------------------------------------------------------------
 EMPLOYERS REINSURANCE CORPORATION      Aa2/A+   166,641   100.0%      $ 11.00           2019

(1) The UW DSCR was calculated based on the first principal and interest payment made during the term of the loan.

(2) The Ratings provided are for Employers Reinsurance Corporation.


                                     A-3-45

                     EMPLOYERS REINSURANCE CORPORATION II

THE LOAN. The Employers Reinsurance Corporation II loan is secured by a first mortgage, fee interest on an approximately 166,641 square foot office building.

THE BORROWER. The borrower is Lexington Kansas City LLC. The borrower is a special purpose entity controlled by Lexington Corporate Properties (NYSE:
LXP). Lexington Corporate Properties Trust is a real estate investment trust which invests in single-tenant net-lease properties throughout the United States. Lexington Corporate Properties currently owns and/or manages 125 properties located in 34 states totaling approximately 24.9 million square feet.

THE PROPERTY. Employers Reinsurance Corporation II property is an approximately 166,641 square foot single-tenant office building located in Kansas City, Missouri. The building was constructed in 1963 with significant renovations completed in 1973, 1985, 2003 and 2004. The single tenant is Employers Reinsurance Corporation ("ERC"). ERC purchased the property from a customer in 2003 and will use the property for its corporate offices and support staff. ERC sold the Employers Reinsurance Corporation II property (purchase price of approximately $25.6 million), along with another office property (purchase price of approximately $53.7 million) it owned, located in Overland Park, KS, in a sale-leaseback to Lexington Corporation Properties for approximately $79.3 million that closed in December 2003. At closing, the properties were leased back to ERC for 15 years. ERC is currently in the process of a $10 million renovation at the Employers Reinsurance Corporation II property with an estimated completion date of May 2004.

ERC is a wholly-owned subsidiary of GE Global Insurance Holding Corp. GE Global Insurance Holding Corp. is a wholly-owned subsidiary of General Electric Corporation (NYSE: GE). ERC serves the life & health reinsurance, property & casualty reinsurance, commercial insurance and healthcare insurance markets.

THE MARKET(1). The Employers Reinsurance Corporation II property is located in Kansas City, Jackson County, Missouri. The Employers Reinsurance Corporation II property borders State Line Road with good visibility. Ingress/egress is provided via curb cuts along the eastern right-of-way of State Line Road and the southern right-of-way of 92nd Street. The Employers Reinsurance Corporation II property is approximately 6 miles south of the Kansas City CBD, and is accessible by way of State Line Road and 92nd Street. The property is approximately one mile north of access to I-435. In the immediate area, surrounding uses include: an office building to the north, a Catholic High School to the south, an office building to the east, and single family residences to the west.

The Employers Reinsurance Corporation II property is located in the Kansas City office market and the South Kansas City submarket. Per REIS, the Kansas City market has an average vacancy of approximately 17.5%, with older buildings (pre-1990s) at approximately 17% to approximately 28%. Although still above its three (approximately 15.4%) and five-year averages (approximately 13.6%), overall vacancy has fallen throughout 2003 and is expected back to historical levels within the next 24 months. Net rents range from approximately $15 to approximately $23 per square foot, with older buildings at the lower end of the range.

Vacancy for the Employers Reinsurance Corporation II property's submarket averages approximately 20.4%, with properties built after 1980 in the approximately 5% to approximately 14% range. Rents average approximately $17.05 per square foot, with rents continuing to decline from the three-year average.

PROPERTY MANAGEMENT. The Employers Reinsurance Corporation II property is self managed by Employers Reinsurance Corporation.
-------------------------------------------------------------------------------


(1) Certain information from the Employers Reinsurance Corporation II Loan appraisal dated March 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-46

                     EMPLOYERS REINSURANCE CORPORATION II










     [MAP INDICATING EMPLOYERS REINSURANCE CORPORATION II LOCATION OMITTED]




                                     A-3-47

                      EMPLOYERS REINSURANCE CORPORATION II








         [AERIAL PHOTO OF EMPLOYERS REINSURANCE CORPORATION II OMITTED]

                                     A-3-48

                       THIS PAGE INTENTIONALLY LEFT BLANK







                                     A-3-49

                          AMERIGE HEIGHTS TOWN CENTER











               [3 PHOTOS OF AMERIGE HEIGHTS TOWN CENTER OMITTED]





                                     A-3-50

                          AMERIGE HEIGHTS TOWN CENTER




                MORTGAGE LOAN INFORMATION
---------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $16,500,000
 CUT-OFF PRINCIPAL BALANCE:    $16,500,000
 % OF POOL BY IPB:             1.6   %
 SHADOW RATING (M/F)(1):       Baa3/NR
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     MCD-RC CA-Amerige, LLC
 SPONSOR:                      MCD-RC CA-Amerige, LLC
 ORIGINATION DATE:             12/1/2003
 INTEREST RATE:                4.5100%
 INTEREST ONLY PERIOD:         60 months
 MATURITY DATE:                12/1/2008
 AMORTIZATION TYPE:            Interest Only
 ORIGINAL AMORTIZATION:        NAP
 REMAINING AMORTIZATION:       NAP
 CALL PROTECTION:              L(24),Def(28),O(3)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     No
 ADDITIONAL DEBT:              Permitted
 ADDITIONAL DEBT TYPE:         Mezzanine (Interests in
                               Borrower)
 LOAN PURPOSE:                 Acquisition



                        ESCROWS
-------------------------------------------------
  No escrows were required.



              PROPERTY INFORMATION
-------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Retail -- Anchored
 SQUARE FOOTAGE:           96,679
 LOCATION:                 Fullerton, CA
 YEAR BUILT/RENOVATED:     2001
 OCCUPANCY:                100.0%
 OCCUPANCY DATE:           4/7/2004
 NUMBER OF TENANTS:        23
 HISTORICAL NOI:
   2001:                   $430,868
   2002:                   $3,901,757
 TTM AS OF 8/31/2003:      $1,915,689
 UW NOI:                   $2,050,053
 UW NET CASH FLOW:         $1,943,706
 APPRAISED VALUE:          $27,500,000
 APPRAISAL DATE:           8/19/2003



       FINANCIAL INFORMATION
-----------------------------------
 CUT-OFF DATE LOAN/SF:    $171
 CUT-OFF DATE LTV:        60.0%
 MATURITY LTV:            60.0%
 UW DSCR:                 2.61x


                                                         MAJOR TENANTS
                                                                                                             BASE        LEASE
                                                                 MOODY'S/    SQUARE      % OF     SALES      RENT     EXPIRATION
 TENANT NAME           PARENT COMPANY                             S&P(2)     FEET         GLA      PSF       PSF         YEAR
--------------------------------------------------------------------------------------------------------------------------------
 ALBERTSONS           Albertsons, Inc (NYSE: ABS)              Baa2/BBB     57,560       59.5%  NAV        $18.85        2027
 SOUPLANTATION        GF Holdings                              NAP/NAP       7,500        7.8%  $228       $14.67        2022
 RUBIO'S BAJA GRILL   Rubio's Restaurants, Inc. (NSDQ: RUBO)   NAP/NAP       2,035        2.1%  NAV        $34.20        2012
 TOGO'S               Togo's                                   NAP/NAP       2,002        2.1%  NAV        $36.84        2012
 PURE BEAUTY          Pure Beauty                              NAP/NAP       2,000        2.1%  NAV        $35.36        2011

(1) Moody's has confirmed that the Amerige Heights Town Center loan has credit characteristics consistent with investment-grade rated obligations.

(2) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                     A-3-51

                          AMERIGE HEIGHTS TOWN CENTER

THE LOAN. The Amerige Heights Town Center loan is secured by a first mortgage interest in an approximately 96,679 square foot anchored retail center.

THE BORROWER. The borrower is MCD-RC CA-Amerige, LLC. The borrower is a joint venture entity controlled by Regency Centers Corporation (NYSE: REG) and Macquarie CountryWide Trust. Regency Centers is a self-administered and self-managed real estate investment trust that owns and operates grocery-anchored neighborhood and community shopping centers, with an approximately $3.2 billion national real estate portfolio that encompasses approximately 262 retail properties. Macquarie CountryWide Trust owns a portfolio of approximately 117 supermarkets and shopping centers located throughout Australia, New Zealand and the United States.

THE PROPERTY. The Amerige Heights Town Center property is an approximately 96,679 square foot anchored retail center located in Fullerton, California. The Amerige Heights Town Center was built in 2001 and is situated on approximately
11.1 acres. The Amerige Heights Town Center property comprises part of an approximately 417,111 square foot shopping center. The Amerige Heights Town Center property is approximately 100.0% leased to approximately 23 tenants including Albertsons (approximately 57,560 square feet), Souplantation (approximately 7,500 square feet), Rubio's Baja Grill (approximately 2,035 square feet), Togo's (approximately 2,002 square feet) and Pure Beauty (approximately 2,000 square feet). The Amerige Heights Town Center is shadow anchored by an approximately 125,000 square foot Target and approximately 195,000 square feet of shop space with major tenants including Old Navy, Linens n' Things, Ross Dress for Less and Pier 1 Imports, which will not serve as collateral for the Amerige Heights Town Center loan.

THE MARKET(1). The Amerige Heights Town Center property is located on the northeast corner of West Malvern Avenue and North Gilbert Street in the city of Fullerton, Orange County, California. The property has direct frontage along Malvern Avenue and Gilbert Street. The Amerige Heights Town Center property, as a portion of the larger shopping center site, has access and visibility from roadway frontage.

The Amerige Heights Town Center property is located in the North Orange County submarket which consists of approximately 77 shopping centers totaling approximately 12.5 million square feet in the cities of Brea, Fullterton, La Habra, Placentia, Yorba Linda and portions of Anaheim and Buena Park. The estimated average third quarter 2003 asking rent is at approximately $21.72 per square foot. For community and neighborhood center space, Reis, Inc. reports average non-anchor and anchor space prices at approximately $20.57 per square foot and approximately $13.37 per square foot, respectively. Vacancies in these respective space categories are reported at approximately 3.5% and approximately 1.9%. An overall North Orange County vacancy rate is at approximately 4.8%. The Amerige Heights Town Center property draws from a population over approximately 600,000 within a 5 mile range with average household income of roughly approximately $70,000.

PROPERTY MANAGEMENT. The property manager of the Amerige Heights Town Center property is Regency Centers, L.P. The property manager is affiliated with the borrower.
-------------------------------------------------------------------------------



                                             LEASE ROLLOVER SCHEDULE

                 NUMBER      SQUARE      % OF                  % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET        GLA      BASE RENT      RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------
 VACANT          NAP             0        0.0%          NAP        NAP             0          0.0%            NAP          NAP
 2004 & MTM       0              0        0.0            $0        0.0%            0          0.0%             $0          0.0%
 2005             0              0        0.0             0        0.0             0          0.0%             $0          0.0%
 2006             6          7,562        7.8       244,886       11.0         7,562          7.8%       $244,886         11.0%
 2007             3          4,405        4.6       133,602        6.0        11,967         12.4%       $378,487         17.0%
 2008             1          1,430        1.5        45,760        2.1        13,397         13.9%       $424,247         19.1%
 2009             0              0        0.0             0        0.0        13,397         13.9%       $424,247         19.1%
 2010             0              0        0.0             0        0.0        13,397         13.9%       $424,247         19.1%
 2011             4          6,305        6.5       211,308        9.5        19,702         20.4%       $635,555         28.5%
 2012             7         11,917       12.3       396,032       17.8        31,619         32.7%     $1,031,587         46.3%
 2013             0              0        0.0             0        0.0        31,619         32.7%     $1,031,587         46.3%
 2014             0              0        0.0             0        0.0        31,619         32.7%     $1,031,587         46.3%
 AFTER            2         65,060       67.3     1,195,031       53.7        96,679        100.0%     $2,226,618        100.0%
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL            23        96,679      100.0%   $2,226,618      100.0%

(1) Certain information from the Amerige Heights Town Center loan appraisal dated August 19, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-52

                          AMERIGE HEIGHTS TOWN CENTER






         [MAP INDICATING AMERIGE HEIGHTS TOWN CENTER LOCATION OMITTED]




                                     A-3-53

                          AMERIGE HEIGHTS TOWN CENTER

NOTE: This exhibit is provided for illustrative purposes only. The actual building area is not necessarily drawn to scale.




                [SITE MAP OF AMERIGE HEIGHTS TOWN CENTER OMITTED]

                                     A-3-54

                       THIS PAGE INTENTIONALLY LEFT BLANK







                                     A-3-55

                                SLIDELL CENTER












                      [3 PHOTOS OF SLIDELL CENTER OMITTED]





                                     A-3-56

                                SLIDELL CENTER




                        MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $14,600,000
 CUT-OFF PRINCIPAL BALANCE:    $14,582,942
 % OF POOL BY IPB:             1.4%
 LOAN SELLER:                  LaSalle Bank National Association
 BORROWER:                     Stirling Slidell Retail Centre, L.L.C.
 SPONSOR:                      Gerald E. Songy, Jr., James E. Maurin,
                               Lewis W. Stirling, III
 ORIGINATION DATE:             3/11/2004
 INTEREST RATE:                5.1510%
 INTEREST ONLY PERIOD:         NAP
 MATURITY DATE:                4/1/2014
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 months
 REMAINING AMORTIZATION:       359 months
 CALL PROTECTION:              L(34),Def(82),O(3)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     Springing
 ADDITIONAL DEBT:              No
 ADDITIONAL DEBT TYPE:         NAP
 LOAN PURPOSE:                 Refinance


                  ESCROWS
-------------------------------------------
 ESCROWS/RESERVES:      INITIAL    MONTHLY
                     ----------    ------
   Taxes:               $14,722    $3,680
   Insurance:           $22,841    $4,568
   CapEx:                    $0    $1,745
   TI/LC:                    $0    $6,465
   Engineering:          $1,188        $0
   Other:              $275,000        $0
   Holdback(3):      $2,072,880        $0
-------------------------------------------


                          PROPERTY INFORMATION
------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Retail -- Anchored
 SQUARE FOOTAGE:           139,534
 LOCATION:                 Slidell, LA
 YEAR BUILT/RENOVATED:     2003
 OCCUPANCY:                93.5%
 OCCUPANCY DATE:           4/1/2004
 NUMBER OF TENANTS:        16
 HISTORICAL NOI:           The property was constructed in 2003,
                           therefore historical NOI is not available.
 UW NOI:                   $1,573,875
 UW NET CASH FLOW:         $1,475,374
 APPRAISED VALUE:          $19,350,000
 APPRAISAL DATE(2):        5/1/2004







       FINANCIAL INFORMATION
-----------------------------------
 CUT-OFF DATE LOAN/SF:    $105
 CUT-OFF DATE LTV(2):     75.4%
 MATURITY LTV(2):         62.3%
 UW DSCR:                 1.54x






                                  MAJOR TENANTS
                                                                                                            BASE        LEASE
                                                                MOODY'S/    SQUARE      % OF     SALES      RENT     EXPIRATION
 TENANT NAME            PARENT COMPANY                           S&P(1)      FEET       GLA       PSF       PSF         YEAR
-------------------------------------------------------------------------------------------------------------------------------
 CIRCUIT CITY          Circuit City Stores, Inc. (NYSE: CC)   NAP/NAP     34,548    24.8%      NAV        $ 13.00      2020
 ROSS DRESS FOR LESS   Ross Stores, Inc. (NYSE: ROST)         NAP/BBB     30,186    21.6%      NAV        $  9.95      2014
 PETSMART              PETsMART, Inc. (NYSE: PETM)            Ba2/BB-     18,900    13.5%      NAV        $  9.95      2018
-------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(2) Appraisal date is stabilized as of May 1, 2004.

(3) Holdback value until Circuit City moves in and satisfies various escrow conditions.


                                     A-3-57

                                SLIDELL CENTER

THE LOAN. The Slidell Center loan is secured by a first mortgage interest in an approximately 139,534 square foot anchored retail center located in Slidell, Louisiana.

THE BORROWER. The borrower is Stirling Slidell Retail Centre, L.L.C., a special purpose entity. The primary sponsors and non-recourse carveout guarantors are James E. Maurin, Gerald E. Songy, Jr., and Lewis W. Stirling III. Mr. Maurin is the Chairman and CEO of Stirling Properties and has worked in the real estate industry for over 28 years. Mr. Songy is President of Stirling Properties overseeing residential brokerage and project management. He is also a managing partner of Maurin-Ogden Properties which has developed over 40 projects since 1975 -- mostly anchored retail shopping centers located throughout the middle Gulf South. Mr. Stirling is a founder and principal of Stirling Properties and has been active in real estate for over twenty years.

THE PROPERTY. The Slidell Center property is comprised of three buildings situated on three non-contiguous parcels that are part of the overall shopping center. The first building, located near the center's entrance along Airport Road, contains eight national and regional tenants that range in size from approximately 1,050 square feet to approximately 2,520 square feet. The second building, sandwiched between Academy Sports and Target, is approximately 102,086 square feet and houses five junior anchor tenants including PetsMart (approximately 18,900 square feet), Shoe Carnival (approximately 10,000 square feet), Ross Dress for Less (S&P rated BBB, approximately 30,186 square feet), Dress Barn (approximately 9,000 square feet), and a soon-to-be-completed Circuit City (approximately 34,548 square feet). At the west end of the center on the other side of Target, is the third building, a 25,000 square foot building that contains David's Bridal (S&P rated BBB-), Catherine's Women's Apparel, Moe's Southwest Grill, and Brooks May Music. The center also has an IHOP restaurant (not part of the collateral) located adjacent to the first building near Airport Road. The borrower developed the pad site for Target in 2002 and delivered the remaining center in late 2003. The Slidell Center property is shadow anchored by Target (approximately 124,381 square feet) and Academy Sporting Goods (approximately 68,021 square feet). At loan close, only Circuit City had to take occupancy; however this tenant is scheduled to open and commence paying rent on May 1, 2004. The borrower developed the buildings and site improvements at a total cost of approximately $15,176,000.

THE MARKET(1). The Slidell Center property is situated on the northwest quadrant of Airport Road and Interstate 12 in Slidell, St. Tammany Parish, Louisiana. Slidell and St. Tammany Parish are the most significant growth areas in the New Orleans MSA. Due to its abundance of dry, developable land and proximity to New Orleans, Slidell has become a bedroom community to New Orleans that is highly sought after by people who work in the city but seek a suburban lifestyle. Over the past several years there has been considerable development of high-end single-family housing in the subject area. According to the UNO Real Estate Market Analysis dated January 2004, the average home value in the subject area was estimated to be approximately $179,300. The Slidell Center property is specifically situated in an area dominated by commercial uses surrounding the North Shore Square Mall, an approximately 623,183 square foot enclosed regional mall anchored by Dillard's, Mervyn's, Sears, JCPenney, and Carmike Cinemas.
Best Buy, Sam's Club, and Wal-Mart are also located in the vicinity along with The Village at Northshore, an approximately 144,638 square foot community center with tenants that include Office Depot and Bed Bath and Beyond. Sales for the Best Buy, Sam's Club, and Wal-Mart are reportedly approximately $1,040, approximately $355, and approximately $810 per square foot, respectively. Target, the Slidell Center property's shadow anchor, has reported sales of over approximately $27 million in eight months of operation, which equates to approximately $329 per square foot annualized.

PROPERTY MANAGEMENT. The property manager of the Slidell Center property is Stirling Properties, Inc. Stirling Properties, Inc. was founded in 1981 and offers a full range of commercial and residential real estate services, with particular focus on the Gulf South Region. Stirling provides commercial sales and leasing, investment sales, property and asset management, facilities management, project management, development, tenant representation, marketing research, consulting, and business brokerage. The company currently employs over 200 agents and employees in 10 regional offices, has listings for approximately 11.5 million square feet, manages nearly 7.6 million square feet, and has approximately $77 million in real estate under development.
-------------------------------------------------------------------------------




                             LEASE ROLLOVER SCHEDULE


                 NUMBER      SQUARE      % OF                  % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET        GLA      BASE RENT      RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------------
 VACANT             NAP      9,100     6.5%            NAP        NAP           9,100     6.5%                NAP             NAP
 2004 & MTM           0          0     0.0      $        0     0.0%             9,100     6.5%        $        0      0.0%
 2005                 0          0     0.0               0     0.0              9,100     6.5%        $        0      0.0%
 2006                 0          0     0.0               0     0.0              9,100     6.5%        $        0      0.0%
 2007                 0          0     0.0               0     0.0              9,100     6.5%        $        0      0.0%
 2008                 6     11,410     8.2         220,885    13.1             20,510    14.7%        $  220,885     13.1%
 2009                 0          0     0.0               0     0.0             20,510    14.7%        $  220,885     13.1%
 2010                 0          0     0.0               0     0.0             20,510    14.7%        $  220,885     13.1%
 2011                 2      2,450     1.8          50,050     3.0             22,960    16.5%        $  270,935     16.1%
 2012                 0          0     0.0               0     0.0             22,960    16.5%        $  270,935     16.1%
 2013                 4     22,940    16.4         344,295    20.5             45,900    32.9%        $  615,230     36.6%
 2014                 2     40,186    28.8         427,851    25.5             86,086    61.7%        $1,043,081     62.1%
 AFTER                2     53,448    38.3         637,179    37.9            139,534   100.0%        $1,680,260    100.0%
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL               16    139,534   100.0%     $1,680,260   100.0%

(1) Certain information from the Slidell Center loan appraisal dated February 2, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal. The appraisal value is stabilized as of May 1, 2004.

                                     A-3-58

                                SLIDELL CENTER


                [MAP INDICATING SLIDELL CENTER LOCATION OMITTED]



                                     A-3-59

                                 SLIDELL CENTER


                    [AERIAL PHOTO OF SLIDELL CENTER OMITTED]


                                     A-3-60

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

    LOAN #       ORIGINATOR   PROPERTY NAME
    ------       ----------   -------------
      3            JPMCB      Hometown America Portfolio VII
     3.1           JPMCB      Redwood Estates
     3.2           JPMCB      Cranberry Lake
     3.3           JPMCB      Parkwood Communities
     3.4           JPMCB      Lake in the Hills
     3.5           JPMCB      Maple Valley
     3.6           JPMCB      Berryman's Branch
     3.7           JPMCB      Shady Oaks
     3.8           JPMCB      Old Orchard
     3.9           JPMCB      Leisurewoods Taunton
     3.10          JPMCB      Lakeside Terrace
     3.11          JPMCB      Shady Village
     3.12          JPMCB      Science City
     3.13          JPMCB      Shady Lane
      14           JPMCB      Falcon Ridge Apartments
      15          LaSalle     Goose Creek MHP & RV
      16          LaSalle     Mill Valley Apartments
      20            NCCI      Dunleith Tower
      26          LaSalle     Greentree Apartments
      29            NCCI      Regency Park Apartments
      30          LaSalle     Spring West and Post Road Apartment Portfolio
     30.1         LaSalle     Post Road Apartments
     30.2         LaSalle     Spring West
      33            NCCI      Remar Bakery Lofts
      37          LaSalle     University Village at Orangeburg
      38            NCCI      Desert Shadows
      41          LaSalle     Valley Forge MHP
      44          LaSalle     Pine Haven MHP/RV
      46            NCCI      Walnut Forest Apartments
      47           JPMCB      Kingston Court Apartments
      51           JPMCB      Ponderosa Mobile Home Park
      53          LaSalle     Coachwood Colony MHP
      54          LaSalle     216 West Mulberry
      56           JPMCB      Cactus Ridge Community Mobile Home Park
      58           JPMCB      Palmetto Villas
      60           JPMCB      Spring Valley II Apartments
      61          LaSalle     202 North Fell
      62          LaSalle     Carondolet Apartments
      63            NCCI      1060 Fifth Avenue
      64            NCCI      ICON MHP Portfolio
     64.1           NCCI      Aurora
     64.2           NCCI      Pleasant View
     64.3           NCCI      Lakewood
      65          LaSalle     Grosvenor Square Apartments
      66            NCCI      Chase Place Apartments
      72            NCCI      Parkway Village MHP
      73            NCCI      Noble Oaks Apartments
      75          LaSalle     Suni Sands MHP and RV
      76          LaSalle     Haines City Mobile Park
      80          LaSalle     Wind Rush Apartments
      81           JPMCB      Dakota Lofts
      86            NCCI      Carriage Park Apartments
      88          LaSalle     King's Crest Town Homes
      91          LaSalle     Twin Mills MHP/RV
      92            NCCI      Barrington Apartments
      93          LaSalle     99 West Cherry
      94          LaSalle     Terra Ceila Village MHP/RV
      96            NCCI      Hillside MHP Portfolio
     96.1           NCCI      Letchworth Estates
     96.2           NCCI      Country Road
     96.3           NCCI      Hillside Terrace
      97          LaSalle     Registry Park
      98          LaSalle     Hazel Park Apartments
     100          LaSalle     Sixth Avenue MHP & RV Resort
     101          LaSalle     Topics MHP
     102            NCCI      North Shore Apartments
     103            NCCI      Meadowbrook Apartments
     104            NCCI      Ansley Oaks Apartments
     105           JPMCB      128 East 65th Street
     107          LaSalle     Southernaire MHP
     111            AMCC      Colonial Oaks Apartments
     114            AMCC      Selkirk Ridge Apartments
     115          LaSalle     Riverside Terrace Apartments
     116          LaSalle     Auburn Apartments
     119          LaSalle     404 North Main
     120           JPMCB      145 West 78th Street
     121           JPMCB      Shalako MHP
     122          LaSalle     Desert Paradise MHP & RV
     124            NCCI      Palmdale
     126            NCCI      Bay Berry Mews
     127            NCCI      Capital Heights
     128          LaSalle     Camptowne Gardens Apartments
     129          LaSalle     Green Gables Apartments
     130          LaSalle     Glenhaven MHC
     131          LaSalle     Gaston Place Apartments

LOAN #     STREET ADDRESS                                                                                             CITY
------     --------------                                                                                             ----
  3        Various                                                                                                    Various
 3.1       9595 Pecos Street                                                                                          Thornton
 3.2       9620 Highland Road                                                                                         White Lake
 3.3       414 Springlake Road                                                                                        Wildwood
 3.4       2700 Shimmons Road                                                                                         Auburn Hills
 3.5       1 Maple Valley Drive                                                                                       Manteno
 3.6       1616 Pennsylvania Avenue                                                                                   Vineland
 3.7       15777 Bolesta Road                                                                                         Clearwater
 3.8       10500 Lapeer Road                                                                                          Davison
 3.9       50 Highland Street                                                                                         Taunton
 3.10      24 Sunrise Lane                                                                                            Fruitland Park
 3.11      15666 49th Street                                                                                          Clearwater
 3.12      3823 Bay City Road                                                                                         Midland
 3.13      15400 Roosevelt Boulevard                                                                                  Clearwater
  14       500 East Stassney Lane                                                                                     Austin
  15       350 Red Barn Road                                                                                          Newport
  16       9001 Randol Mill Road                                                                                      Fort Worth
  20       4621 Jefferson Street                                                                                      Kansas City
  26       4622 North Jupiter Road                                                                                    Garland
  29       3200 Desert Drive                                                                                          East Point
  30       Various                                                                                                    San Marcos
 30.1      1629 Post Road                                                                                             San Marcos
 30.2      1623 Aquarena Springs Drive                                                                                San Marcos
  33       4600 Adeline Street                                                                                        Emeryville
  37       700 University Village Drive                                                                               Orangeburg
  38       19203 North 29th Avenue                                                                                    Phoenix
  41       1311 Catfish Lane                                                                                          Norristown
  44       2331-2339 Route 9                                                                                          Ocean View
  46       1001 South Forest Avenue, 543 Church Street, 515 Walnut Street, 521 Walnut Street and 1506 Geddes Avenue   Ann Arbor
  47       3101 Navarre Avenue                                                                                        Oregon
  51       1575 West Valley Parkway                                                                                   Escondido
  53       2610 Dogwood Place                                                                                         Leesburg
  54       216 West Mulberry Street                                                                                   Normal
  56       2700 West Richmar Avenue                                                                                   Las Vegas
  58       2303-2307 West Palmetto Street and 2432-2438 Willwood Drive                                                Florence
  60       751 Arkansas Highway 16 East                                                                               Siloam Springs
  61       202 North Fell Avenue                                                                                      Normal
  62       4612 Spring Hill Avenue                                                                                    Mobile
  63       1060 Fifth Avenue                                                                                          New York
  64       Various                                                                                                    Various
 64.1      16431 East Colfax Avenue                                                                                   Aurora
 64.2      15150 South Golden Road                                                                                    Golden
 64.3      1409 Allison Street                                                                                        Lakewood
  65       74 Woodbine Street                                                                                         Kernersville
  66       9825 Webb Chapel Road                                                                                      Dallas
  72       2015 24th St                                                                                               Bellingham
  73       634 Roy Huie Road                                                                                          Riverdale
  75       1960 East 32nd Street                                                                                      Yuma
  76       1300 Polk City Road                                                                                        Haines City
  80       1296 Appleway Drive                                                                                        Columbus
  81       711 William Street                                                                                         Houston
  86       1810 East Colorado St.                                                                                     Victoria
  88       630 Windellwood Circle                                                                                     Smyrna
  91       1675 West State Road 120                                                                                   Howe
  92       22800 Rockside Road                                                                                        Bedford
  93       99 West Cherry Street                                                                                      Normal
  94       9303 US Highway 41 North Lot H14                                                                           Palmetto
  96       Various                                                                                                    Various
 96.1      13 Erie Street                                                                                             Mount Morris
 96.2      9091 Creek Road                                                                                            Nunda
 96.3      113 Warsaw Boulevard                                                                                       Silver Springs
  97       777 South Eisenhower Avenue                                                                                Mason City
  98       540 Dover Court                                                                                            Mount Morris
 100       39345 6th Avenue                                                                                           Zephyrhills
 101       13063 County Line Road                                                                                     Spring Hill
 102       1167 & 1179 North Shore Drive                                                                              Forest Lake
 103       101 Lanphear Court                                                                                         Corning
 104       6813 Main Street                                                                                           Lithonia
 105       128 East 65th Street                                                                                       New York
 107       1700 Sanford Road                                                                                          Mount Dora
 111       4242 Southwest 21st Place                                                                                  Gainesville
 114       117 South Lincoln Avenue                                                                                   Sandpoint
 115       1923 Riverside Drive                                                                                       Dayton
 116       1307, 1309, 1311 and 1457 11th Street North, 1468 12th Street North, 1102 and 1110 Loy Avenue              Wahpeton
 119       404 North Main Street                                                                                      Normal
 120       145 West 78th Street                                                                                       New York
 121       Taylor Road and Pawnee Drive                                                                               Windsor
 122       10537 South Avenue 9E                                                                                      Yuma
 124       30910 State Highway 100                                                                                    San Benito
 126       4019 Lester Drive                                                                                          Columbia
 127       100  Cardamon Court                                                                                        Columbia
 128       334 Towler Street                                                                                          Monroe
 129       2833 Dayton Boulevard                                                                                      Chattanooga
 130       5500 South R.L. Thornton Freeway                                                                           Dallas
 131       408-414 Gaston Lane and 409-419 East Gaston Street                                                         Savannah

                                                            NUMBER OF    PROPERTY                 PROPERTY
    LOAN #      STATE     ZIP CODE   COUNTY                PROPERTIES    TYPE                     SUBTYPE
    ------      -----     --------   ------                ----------    ----                     -------
      3        Various    Various    Various                   13        Manufactured Housing     Manufactured Housing
     3.1          CO       80260     Adams                      1        Manufactured Housing     Manufactured Housing
     3.2          MI       48386     Oakland                    1        Manufactured Housing     Manufactured Housing
     3.3          FL       34785     Sumter                     1        Manufactured Housing     Manufactured Housing
     3.4          MI       48326     Oakland                    1        Manufactured Housing     Manufactured Housing
     3.5          IL       60950     Kankakee                   1        Manufactured Housing     Manufactured Housing
     3.6          NJ       08361     Cumberland                 1        Manufactured Housing     Manufactured Housing
     3.7          FL       33760     Pinellas                   1        Manufactured Housing     Manufactured Housing
     3.8          MI       48423     Genesee                    1        Manufactured Housing     Manufactured Housing
     3.9          MA       02780     Bristol                    1        Manufactured Housing     Manufactured Housing
     3.10         FL       34731     Lake                       1        Manufactured Housing     Manufactured Housing
     3.11         FL       33762     Pinellas                   1        Manufactured Housing     Manufactured Housing
     3.12         MI       48642     Midland                    1        Manufactured Housing     Manufactured Housing
     3.13         FL       33760     Pinellas                   1        Manufactured Housing     Manufactured Housing
      14          TX       78745     Travis                     1        Multifamily              Garden
      15          NC       28570     Carteret                   1        Manufactured Housing     Manufactured Housing
      16          TX       76120     Tarrant                    1        Multifamily              Garden
      20          MO       64112     Jackson                    1        Multifamily              Garden
      26          TX       75044     Dallas                     1        Multifamily              Garden
      29          GA       30344     Fulton                     1        Multifamily              Garden
      30          TX       77578     Hays                       2        Multifamily              Garden
     30.1         TX       77578     Hays                       1        Multifamily              Garden
     30.2         TX       77578     Hays                       1        Multifamily              Garden
      33          CA       94608     Alameda                    1        Multifamily              Garden
      37          SC       29115     Orangeburg                 1        Multifamily              Garden
      38          AZ       85027     Maricopa                   1        Manufactured Housing     Manufactured Housing
      41          PA       19403     Montgomery                 1        Manufactured Housing     Manufactured Housing
      44          NJ       08230     Cape May                   1        Manufactured Housing     Manufactured Housing
      46          MI       48104     Washtenaw                  1        Multifamily              Garden
      47          OH       43616     Lucas                      1        Multifamily              Garden
      51          CA       92029     San Diego                  1        Manufactured Housing     Manufactured Housing
      53          FL       34748     Lake                       1        Manufactured Housing     Manufactured Housing
      54          IL       61761     McLean                     1        Multifamily              Mid/High Rise
      56          NV       89123     Clark                      1        Manufactured Housing     Manufactured Housing
      58          SC       29501     Florence                   1        Multifamily              Garden
      60          AR       72761     Benton                     1        Multifamily              Garden
      61          IL       61761     McLean                     1        Multifamily              Mid/High Rise
      62          AL       36608     Mobile                     1        Multifamily              Garden
      63          NY       10128     Manhattan                  1        Multifamily              Garden
      64          CO      Various    Various                    3        Manufactured Housing     Manufactured Housing
     64.1         CO       80011     Adams                      1        Manufactured Housing     Manufactured Housing
     64.2         CO       80401     Jefferson                  1        Manufactured Housing     Manufactured Housing
     64.3         CO       80214     Jefferson                  1        Manufactured Housing     Manufactured Housing
      65          NC       27284     Forsyth                    1        Multifamily              Garden
      66          TX       75220     Dallas                     1        Multifamily              Garden
      72          WA       98225     Whatcom                    1        Manufactured Housing     Manufactured Housing
      73          GA       30274     Clayton                    1        Multifamily              Garden
      75          AZ       85365     Yuma                       1        Manufactured Housing     Manufactured Housing
      76          FL       33844     Polk                       1        Manufactured Housing     Manufactured Housing
      80          OH       43228     Franklin                   1        Multifamily              Garden
      81          TX       77002     Harris                     1        Multifamily              Mid/High Rise
      86          TX       77901     Victoria                   1        Multifamily              Garden
      88          TN       37167     Rutherford                 1        Multifamily              Garden
      91          IN       46746     LaGrange                   1        Manufactured Housing     Manufactured Housing
      92          OH       44146     Cuyahoga                   1        Multifamily              Garden
      93          IL       61761     McLean                     1        Multifamily              Mid/High Rise
      94          FL       34221     Manatee                    1        Manufactured Housing     Manufactured Housing
      96          NY      Various    Various                    3        Manufactured Housing     Manufactured Housing
     96.1         NY       14510     Livingston                 1        Manufactured Housing     Manufactured Housing
     96.2         NY       14517     Livingston                 1        Manufactured Housing     Manufactured Housing
     96.3         NY       14550     Wyoming                    1        Manufactured Housing     Manufactured Housing
      97          IA       50401     Cerro Gordo                1        Manufactured Housing     Manufactured Housing
      98          MI       48458     Genesee                    1        Multifamily              Garden
     100          FL       33542     Pasco                      1        Manufactured Housing     Manufactured Housing
     101          FL       34609     Hernando                   1        Manufactured Housing     Manufactured Housing
     102          MN       55025     Washington                 1        Multifamily              Garden
     103          NY       14830     Steuben                    1        Multifamily              Garden
     104          GA       30058     Dekalb                     1        Multifamily              Garden
     105          NY       10021     New York                   1        Multifamily              Mid/High Rise
     107          FL       32757     Lake                       1        Manufactured Housing     Manufactured Housing
     111          FL       32607     Alachua                    1        Multifamily              Garden
     114          ID       83864     Bonner                     1        Multifamily              Garden
     115          OH       45405     Montgomery                 1        Multifamily              Garden
     116          ND       58075     Richland                   1        Multifamily              Garden
     119          IL       61761     McLean                     1        Multifamily              Garden
     120          NY       10024     New York                   1        Multifamily              Mid/High Rise
     121          PA       17366     York                       1        Manufactured Housing     Manufactured Housing
     122          AZ       85365     Yuma                       1        Manufactured Housing     Manufactured Housing
     124          TX       78566     Cameron                    1        Manufactured Housing     Manufactured Housing
     126          SC       29203     Richland                   1        Multifamily              Garden
     127          SC       29203     Richland                   1        Multifamily              Garden
     128          GA       30655     Walton                     1        Multifamily              Garden
     129          TN       37415     Hamilton                   1        Multifamily              Garden
     130          TX       75232     Dallas                     1        Manufactured Housing     Manufactured Housing
     131          GA       31401     Chatham                    1        Multifamily              Garden

                                                                                    PAD
                                                                 ------------------------------------------------
                   CURRENT            LOAN                           NO. OF                              AVERAGE
    LOAN #       BALANCE ($)         GROUP     TOTAL SF/UNITS          PADS                             PAD RENT
    ------       -----------         -----     --------------          ----                             --------
      3           99,381,552.00        2                3,895         3,895                                  338
     3.1          28,960,000.00        2                  753           753                                  410
     3.2           9,689,779.00        2                  328           328                                  439
     3.3           9,568,000.00        2                  695           695                                  182
     3.4           7,939,947.00        2                  238           238                                  394
     3.5           6,552,144.00        2                  276           276                                  314
     3.6           6,411,735.00        2                  257           257                                  377
     3.7           6,392,016.00        2                  250           250                                  377
     3.8           5,801,135.00        2                  200           200                                  372
     3.9           4,329,019.00        2                  222           222                                  350
     3.10          4,249,295.00        2                  241           241                                  288
     3.11          4,040,000.00        2                  156           156                                  350
     3.12          3,887,551.00        2                  171           171                                  323
     3.13          1,560,931.00        2                  108           108                                  306
      14          13,800,000.00        2                  296             0                                    0
      15          12,575,968.09        1                  688           688                             230 (MHP); 224 (RV)
      16          11,977,683.04        2                  312             0                                    0
      20          10,477,540.79        2                  214             0                                    0
      26           8,923,373.86        2                  198             0                                    0
      29           7,500,000.00        2                  785             0                                    0
      30           7,492,243.52        2                  202             0                                    0
     30.1          4,895,921.51        2                  132             0                                    0
     30.2          2,596,322.01        2                   70             0                                    0
      33           6,781,500.00        2                   57             0                                    0
      37           6,023,026.58        2                   96             0                                  Nap
      38           5,993,053.35        1                  638           638                                  440
      41           5,689,152.38        1                  219           219                                  409
      44           5,083,388.03        1                  625           625                       Permanent (200); Transient (100)
      46           5,000,000.00        2                   80             0                                    0
      47           4,976,946.24        2                  209             0                                    0
      51           4,479,397.10        1                  104           104                                  600
      53           4,266,846.32        2                  202           202                                  257
      54           4,245,396.06        2                   32             0                                    0
      56           4,180,694.96        1                  193           193                                  395
      58           4,000,000.00        2                  117             0                                    0
      60           3,995,739.71        2                  120             0                                    0
      61           3,995,617.65        1                   32             0                                    0
      62           3,987,409.66        2                  196             0                                    0
      63           3,795,400.24        1                   48             0                                    0
      64           3,778,843.12        2                  148           148                                  374
     64.1          1,377,509.31        2                   49            49                                  400
     64.2          1,265,819.37        2                   48            48                                  372
     64.3          1,135,514.43        2                   51            51                                  350
      65           3,739,689.69        2                  145             0                                    0
      66           3,737,274.95        2                  137             0                                    0
      72           3,300,000.00        2                  102           102                                  410
      73           3,250,000.00        2                  118             0                                    0
      75           3,193,896.66        1                  331           331                                  380
      76           3,190,207.71        2                  251           251                                  207
      80           2,995,320.29        2                  108             0                                    0
      81           2,993,943.79        2                   52             0                                    0
      86           2,873,930.82        2                  120             0                                    0
      88           2,868,290.33        2                  100             0                                    0
      91           2,691,223.56        1                  501           501                       Permanent (134); Transient (115)
      92           2,600,000.00        2                   80             0                                    0
      93           2,597,183.47        2                   21             0                                    0
      94           2,545,136.40        2                  213           213                                  173
      96           2,517,162.97        2                  144           144                                  272
     96.1            943,936.12        2                   54            54                                  270
     96.2            874,014.92        2                   50            50                                  265
     96.3            699,211.94        2                   40            40                                  285
      97           2,400,000.00        1                  188           188                                  177
      98           2,396,510.04        2                  117             0                                    0
     100           2,275,651.37        1                  140           140                                  199
     101           2,250,699.05        2                  232           232                                  185
     102           2,245,013.83        2                   60             0                                    0
     103           2,218,390.27        2                  100             0                                    0
     104           2,200,000.00        2                   94             0                                    0
     105           2,197,555.51        1                    5             0                                    0
     107           2,105,975.61        1                  116           116                                  291
     111           2,000,000.00        2                   52             0                                    0
     114           1,920,000.00        2                   42             0                                    0
     115           1,917,054.58        2                   97             0                                    0
     116           1,896,986.45        2                   84             0                                    0
     119           1,648,212.59        2                   14             0                                    0
     120           1,498,333.30        1                   10             0                                    0
     121           1,495,561.87        1                   85            85                                  280
     122           1,462,205.81        2                  272           272                                   93
     124           1,376,027.00        1                  203           203                                  190
     126           1,167,797.86        2                  100             0                                    0
     127           1,127,873.15        2                  102             0                                    0
     128           1,048,413.57        2                   50             0                                    0
     129           1,047,211.67        2                   36             0                                    0
     130           1,047,028.83        2                   70            70                                  358
     131           1,038,012.04        2                   20             0                                  Nap

                STUDIO                         ONE BEDROOM                      TWO BEDROOM                     THREE BEDROOM
           ---------------------         ------------------------         ------------------------         ------------------------
            NO. OF       AVERAGE             NO. OF       AVERAGE             NO. OF       AVERAGE             NO. OF       AVERAGE
LOAN #     STUDIOS   STUDIO RENT         1-BR UNITS     1-BR RENT         2-BR UNITS     2-BR RENT         3-BR UNITS     3-BR RENT
------     -------   -----------         ----------     ---------         ----------     ---------         ----------     ---------
  3              0             0                  0             0                  0             0                  0             0
 3.1             0             0                  0             0                  0             0                  0             0
 3.2             0             0                  0             0                  0             0                  0             0
 3.3             0             0                  0             0                  0             0                  0             0
 3.4             0             0                  0             0                  0             0                  0             0
 3.5             0             0                  0             0                  0             0                  0             0
 3.6             0             0                  0             0                  0             0                  0             0
 3.7             0             0                  0             0                  0             0                  0             0
 3.8             0             0                  0             0                  0             0                  0             0
 3.9             0             0                  0             0                  0             0                  0             0
 3.10            0             0                  0             0                  0             0                  0             0
 3.11            0             0                  0             0                  0             0                  0             0
 3.12            0             0                  0             0                  0             0                  0             0
 3.13            0             0                  0             0                  0             0                  0             0
  14             0             0                168           690                112           861                 16         1,029
  15             0             0                  0             0                  0             0                  0             0
  16             0             0                208           568                104           757                  0             0
  20             4           563                140           674                 62           806                  8         1,305
  26            62           600                 32           690                 48           767                 56           886
  29           136           415                235           494                265           580                149           723
  30             0             0                 40           442                 84           623                 78           993
 30.1            0             0                  0             0                 54           634                 78           993
 30.2            0             0                 40           442                 30           602                  0             0
  33             0             0                 16         1,425                 23         1,549                 11         1,694
  37             0             0                  0             0                  0             0                 96         1,125
  38             0             0                  0             0                  0             0                  0             0
  41             0             0                  0             0                  0             0                  0             0
  44             0             0                  0             0                  0             0                  0             0
  46             8           953                 13           918                 55         1,391                  0             0
  47             0             0                 67           351                124           470                 18           608
  51             0             0                  0             0                  0             0                  0             0
  53             0             0                  0             0                  0             0                  0             0
  54             0             0                  0             0                  0             0                  0             0
  56             0             0                  0             0                  0             0                  0             0
  58             0             0                 29           517                 81           513                  7           686
  60             0             0                 40           401                 80           499                  0             0
  61             0             0                  0             0                  0             0                  4         1,335
  62             0             0                 44           420                111           490                 33           645
  63             0             0                  0             0                  1        15,000                 14        18,000
  64             0             0                  0             0                  0             0                  0             0
 64.1            0             0                  0             0                  0             0                  0             0
 64.2            0             0                  0             0                  0             0                  0             0
 64.3            0             0                  0             0                  0             0                  0             0
  65             0             0                  0             0                145           440                  0             0
  66             0             0                 46           625                 84           769                  7           939
  72             0             0                  0             0                  0             0                  0             0
  73             0             0                 36           519                 44           595                 38           723
  75             0             0                  0             0                  0             0                  0             0
  76             0             0                  0             0                  0             0                  0             0
  80             0             0                 72           443                 36           551                  0             0
  81             0             0                 51         1,261                  1         1,222                  0             0
  86             0             0                 68           420                 41           535                 11           650
  88             0             0                  0             0                 81           605                 19           699
  91             0             0                  0             0                  0             0                  0             0
  92             8           464                 56           565                 16           721                  0             0
  93             0             0                  0             0                  0             0                  0             0
  94             0             0                  0             0                  0             0                  0             0
  96             0             0                  0             0                  0             0                  0             0
 96.1            0             0                  0             0                  0             0                  0             0
 96.2            0             0                  0             0                  0             0                  0             0
 96.3            0             0                  0             0                  0             0                  0             0
  97             0             0                  0             0                  0             0                  0             0
  98             0             0                 43           403                 74           468                  0             0
 100             0             0                  0             0                  0             0                  0             0
 101             0             0                  0             0                  0             0                  0             0
 102             0             0                 19           660                 41           760                  0             0
 103             0             0                  0             0                100           392                  0             0
 104             0             0                 15           603                 66           640                 12           750
 105             0             0                  5         5,538                  0             0                  0             0
 107             0             0                  0             0                  0             0                  0             0
 111             0             0                  0             0                 52           619                  0             0
 114             0             0                  6           585                 36           653                  0             0
 115             0             0                 96           343                  1           450                  0             0
 116             0             0                  5           335                 71           530                  8           568
 119             0             0                  0             0                  0             0                  0             0
 120             3         1,274                  6         1,856                  1         2,875                  0             0
 121             0             0                  0             0                  0             0                  0             0
 122             0             0                  0             0                  0             0                  0             0
 124             0             0                  0             0                  0             0                  0             0
 126             0             0                  0             0                  0             0                 50           627
 127             0             0                  0             0                  0             0                 51           647
 128             0             0                 24           422                 10           484                 16           534
 129             0             0                 20           420                 16           550                  0             0
 130             0             0                  0             0                  0             0                  0             0
 131             0             0                 14           669                  6           987                  0             0

                      FOUR BEDROOM
                  -------------------------
                      NO. OF       AVERAGE                              UTILITIES                              ELEVATOR
    LOAN #        4-BR UNITS     4-BR RENT                             TENANT PAYS                              PRESENT
    ------        ----------     ---------                             -----------                              -------
      3                    0             0                                  0                                     NAP
     3.1                   0             0                                  0                                     NAP
     3.2                   0             0                                  0                                     NAP
     3.3                   0             0                                  0                                     NAP
     3.4                   0             0                                  0                                     NAP
     3.5                   0             0                                  0                                     NAP
     3.6                   0             0                                  0                                     NAP
     3.7                   0             0                                  0                                     NAP
     3.8                   0             0                                  0                                     NAP
     3.9                   0             0                                  0                                     NAP
     3.10                  0             0                                  0                                     NAP
     3.11                  0             0                                  0                                     NAP
     3.12                  0             0                                  0                                     NAP
     3.13                  0             0                                  0                                     NAP
      14                   0             0                         Electric, Gas, Water                           No
      15                   0             0                                  0                                     NAP
      16                   0             0                            Electric, Gas                               No
      20                   0             0                            Electric, Gas                               Yes
      26                   0             0                            Electric, Gas                               No
      29                   0             0                           Electric, Water                              No
      30                   0             0                               Various                                  No
     30.1                  0             0                               Electric                                 No
     30.2                  0             0                            Electric, Gas                               No
      33                   7         2,071                               Electric                                 Yes
      37                   0             0               None (Electric in excess $75 per month)                  NAP
      38                   0             0                                  0                                     NAP
      41                   0             0                                  0                                     NAP
      44                   0             0                                  0                                     NAP
      46                   4         2,230                            Electric, Gas                               No
      47                   0             0                            Electric, Gas                               No
      51                   0             0                                  0                                     NAP
      53                   0             0                                  0                                     NAP
      54                  32         1,816                        Electric, Water, Sewer                          Yes
      56                   0             0                                  0                                     NAP
      58                   0             0                               Electric                                 No
      60                   0             0                        Electric, Water, Sewer                          No
      61                  28         1,831                        Electric, Water, Sewer                          Yes
      62                   8           700                           Electric, Water                              No
      63                  33        30,364                            Electric, Gas                               Yes
      64                   0             0                                  0                                     NAP
     64.1                  0             0                                  0                                     NAP
     64.2                  0             0                                  0                                     NAP
     64.3                  0             0                                  0                                     NAP
      65                   0             0                               Electric                                 No
      66                   0             0                                 None                                   No
      72                   0             0                                  0                                     NAP
      73                   0             0                        Electric, Water, Sewer                          No
      75                   0             0                                  0                                     NAP
      76                   0             0                                  0                                     NAP
      80                   0             0                            Electric, Gas                               No
      81                   0             0                        Electric, Water, Sewer                          Yes
      86                   0             0                           Electric, Water                              No
      88                   0             0                        Electric, Water, Sewer                          No
      91                   0             0                                  0                                     NAP
      92                   0             0                               Electric                                 No
      93                  21         1,619                        Electric, Water, Sewer                          Yes
      94                   0             0                                  0                                     NAP
      96                   0             0                                  0                                     NAP
     96.1                  0             0                                  0                                     NAP
     96.2                  0             0                                  0                                     NAP
     96.3                  0             0                                  0                                     NAP
      97                   0             0                                  0                                     NAP
      98                   0             0    Electric, Gas (18 units); Electric (54 Units); None (45 Units)      No
     100                   0             0                                  0                                     NAP
     101                   0             0                                  0                                     NAP
     102                   0             0                               Electric                                 No
     103                   0             0                            Electric, Gas                               No
     104                   1           800                        Electric, Water, Sewer                          No
     105                   0             0                            Electric, Gas                               Yes
     107                   0             0                                  0                                     NAP
     111                   0             0                               Electric                                 No
     114                   0             0                               Electric                                 No
     115                   0             0                               Electric                                 No
     116                   0             0                            Electric, Gas                               No
     119                  14         1,549                        Electric, Water, Sewer                          No
     120                   0             0                            Electric, Gas                               No
     121                   0             0                                  0                                     NAP
     122                   0             0                                  0                                     NAP
     124                   0             0                                  0                                     NAP
     126                  50           675                            Electric, Gas                               No
     127                  51           723                            Electric, Gas                               No
     128                   0             0                            Electric, Gas                               No
     129                   0             0                               Electric                                 No
     130                   0             0                                  0                                     NAP
     131                   0             0                            Electric, Gas                               No

                                                                                                                             ANNEX C

                                              REPUBLIC PLAZA LOAN AMORTIZATION SCHEDULE
                                              -----------------------------------------

           REPUBLIC PLAZA A-NOTE POOLED COMPONENT                            REPUBLIC PLAZA A-NOTE NON-POOLED COMPONENT
           --------------------------------------                            ------------------------------------------

                                                       TOTAL                                                               TOTAL
   DATE         INTEREST ($)     PRINCIPAL ($)      PAYMENT ($)            DATE      INTEREST ($)    PRINCIPAL ($)      PAYMENT ($)
   ----         ------------     -------------      -----------            ----      ------------    -------------      -----------
   5/1/2004                 -                 -                -        5/1/2004              -                 -                 -
   6/1/2004        417,085.11                 -       417,085.11        6/1/2004     127,290.39                 -        127,290.39
   7/1/2004        403,630.75                 -       403,630.75        7/1/2004     123,184.25                 -        123,184.25
   8/1/2004        417,085.11                 -       417,085.11        8/1/2004     127,290.39                 -        127,290.39
   9/1/2004        417,085.11                 -       417,085.11        9/1/2004     127,290.39                 -        127,290.39
  10/1/2004        403,630.75                 -       403,630.75       10/1/2004     123,184.25                 -        123,184.25
  11/1/2004        417,085.11                 -       417,085.11       11/1/2004     127,290.39                 -        127,290.39
  12/1/2004        403,630.75                 -       403,630.75       12/1/2004     123,184.25                 -        123,184.25
   1/1/2005        417,085.11                 -       417,085.11        1/1/2005     127,290.39                 -        127,290.39
   2/1/2005        417,085.11                 -       417,085.11        2/1/2005     127,290.39                 -        127,290.39
   3/1/2005        376,722.03                 -       376,722.03        3/1/2005     114,971.97                 -        114,971.97
   4/1/2005        417,085.11                 -       417,085.11        4/1/2005     127,290.39                 -        127,290.39
   5/1/2005        403,630.75                 -       403,630.75        5/1/2005     123,184.25                 -        123,184.25
   6/1/2005        417,085.11                 -       417,085.11        6/1/2005     127,290.39                 -        127,290.39
   7/1/2005        403,630.75                 -       403,630.75        7/1/2005     123,184.25                 -        123,184.25
   8/1/2005        417,085.11                 -       417,085.11        8/1/2005     127,290.39                 -        127,290.39
   9/1/2005        417,085.11                 -       417,085.11        9/1/2005     127,290.39                 -        127,290.39
  10/1/2005        403,630.75                 -       403,630.75       10/1/2005     123,184.25                 -        123,184.25
  11/1/2005        417,085.11                 -       417,085.11       11/1/2005     127,290.39                 -        127,290.39
  12/1/2005        403,630.75                 -       403,630.75       12/1/2005     123,184.25                 -        123,184.25
   1/1/2006        417,085.11                 -       417,085.11        1/1/2006     127,290.39                 -        127,290.39
   2/1/2006        417,085.11                 -       417,085.11        2/1/2006     127,290.39                 -        127,290.39
   3/1/2006        376,722.03                 -       376,722.03        3/1/2006     114,971.97                 -        114,971.97
   4/1/2006        417,085.11                 -       417,085.11        4/1/2006     127,290.39                 -        127,290.39
   5/1/2006        403,630.75        136,287.15       539,917.90        5/1/2006     123,184.25         35,663.93        158,848.18
   6/1/2006        416,553.86        122,918.39       539,472.25        6/1/2006     127,128.26         32,165.56        159,293.82
   7/1/2006        402,652.96        137,298.66       539,951.62        7/1/2006     122,885.84         35,928.62        158,814.46
   8/1/2006        415,539.54        123,967.70       539,507.24        8/1/2006     126,818.70         32,440.14        159,258.84
   9/1/2006        415,056.31        124,467.58       539,523.89        9/1/2006     126,671.22         32,570.96        159,242.18
  10/1/2006        401,197.88        138,803.92       540,001.80       10/1/2006     122,441.76         36,322.52        158,764.28
  11/1/2006        414,030.08        125,529.20       539,559.28       11/1/2006     126,358.03         32,848.76        159,206.79
  12/1/2006        400,200.75        139,835.43       540,036.18       12/1/2006     122,137.45         36,592.45        158,729.90
   1/1/2007        412,995.69        126,599.26       539,594.95        1/1/2007     126,042.34         33,128.78        159,171.12
   2/1/2007        412,502.21        127,109.76       539,611.97        2/1/2007     125,891.74         33,262.37        159,154.11
   3/1/2007        372,135.12        168,868.89       541,004.01        3/1/2007     113,572.08         44,189.99        157,762.07
   4/1/2007        411,348.49        128,303.27       539,651.76        4/1/2007     125,539.63         33,574.69        159,114.32
   5/1/2007        397,595.19        142,530.84       540,126.03        5/1/2007     121,342.25         37,297.79        158,640.04
   6/1/2007        410,292.78        129,395.38       539,688.16        6/1/2007     125,217.44         33,860.47        159,077.91
   7/1/2007        396,569.42        143,591.99       540,161.41        7/1/2007     121,029.20         37,575.47        158,604.67
   8/1/2007        409,228.68        130,496.18       539,724.86        8/1/2007     124,892.68         34,148.53        159,041.21
   9/1/2007        408,720.00        131,022.40       539,742.40        9/1/2007     124,737.44         34,286.23        159,023.67
  10/1/2007        395,041.24        145,172.86       540,214.10       10/1/2007     120,562.81         37,989.16        158,551.97
  11/1/2007        407,643.40        132,136.13       539,779.53       11/1/2007     124,408.87         34,577.68        158,986.55
  12/1/2007        393,995.16        146,255.02       540,250.18       12/1/2007     120,243.56         38,272.34        158,515.90
   1/1/2008        406,558.23        133,258.72       539,816.95        1/1/2008     124,077.69         34,871.44        158,949.13
   2/1/2008        406,038.79        133,796.07       539,834.86        2/1/2008     123,919.16         35,012.06        158,931.22
   3/1/2008        379,354.85        161,400.19       540,755.04        3/1/2008     115,775.48         42,235.56        158,011.04
   4/1/2008        404,888.12        134,986.42       539,874.54        4/1/2008     123,567.99         35,323.55        158,891.54
   5/1/2008        391,318.01        149,024.49       540,342.50        5/1/2008     119,426.52         38,997.06        158,423.58
   6/1/2008        403,781.04        136,131.67       539,912.71        6/1/2008     123,230.12         35,623.24        158,853.36
   7/1/2008        390,242.33        150,137.26       540,379.59        7/1/2008     119,098.23         39,288.26        158,386.49
   8/1/2008        402,665.17        137,286.03       539,951.20        8/1/2008     122,889.56         35,925.32        158,814.88
   9/1/2008        402,130.03        137,839.62       539,969.65        9/1/2008     122,726.24         36,070.18        158,796.42
  10/1/2008        388,638.13        151,796.78       540,434.91       10/1/2008     118,608.65         39,722.52        158,331.17
  11/1/2008        401,001.03        139,007.55       540,008.58       11/1/2008     122,381.68         36,375.81        158,757.49
  12/1/2008        387,541.14        152,931.60       540,472.74       12/1/2008     118,273.86         40,019.48        158,293.34
   1/1/2009        399,863.05        140,184.77       540,047.82        1/1/2009     122,034.39         36,683.87        158,718.26
   2/1/2009        399,316.62        140,750.05       540,066.67        2/1/2009     121,867.62         36,831.79        158,699.41
   3/1/2009        360,177.52        181,238.83       541,416.35        3/1/2009     109,922.74         47,426.98        157,349.72
   4/1/2009        398,061.51        142,048.45       540,109.96        4/1/2009     121,484.57         37,171.56        158,656.13
   5/1/2009        384,684.97        155,886.26       540,571.23        5/1/2009     117,402.18         40,792.67        158,194.85
   6/1/2009        396,900.16        143,249.84       540,150.00        6/1/2009     121,130.14         37,485.94        158,616.08
   7/1/2009        383,556.55        157,053.59       540,610.14        7/1/2009     117,057.80         41,098.14        158,155.94
   8/1/2009        395,729.58        144,460.79       540,190.37        8/1/2009     120,772.89         37,802.82        158,575.71
   9/1/2009        395,166.47        145,043.31       540,209.78        9/1/2009     120,601.03         37,955.26        158,556.29
  10/1/2009        381,872.03        158,796.21       540,668.24       10/1/2009     116,543.70         41,554.15        158,097.85
  11/1/2009        393,982.11        146,268.52       540,250.63       11/1/2009     120,239.58         38,275.87        158,515.45
  12/1/2009        380,721.25        159,986.67       540,707.92       12/1/2009     116,192.49         41,865.67        158,058.16
   1/1/2010        392,788.33        147,503.47       540,291.80        1/1/2010     119,875.25         38,599.04        158,474.29
   2/1/2010        392,213.36        148,098.26       540,311.62        2/1/2010     119,699.77         38,754.68        158,454.45
   3/1/2010        353,735.81        187,902.68       541,638.49        3/1/2010     107,956.79         49,170.80        157,127.59
   4/1/2010        390,903.63        149,453.15       540,356.78        4/1/2010     119,300.05         39,109.24        158,409.29
   5/1/2010        377,730.06        163,081.00       540,811.06        5/1/2010     115,279.61         42,675.40        157,955.01
   6/1/2010        389,685.38        150,713.42       540,398.80        6/1/2010     118,928.25         39,439.03        158,367.28
   7/1/2010        376,546.35        164,305.54       540,851.89        7/1/2010     114,918.35         42,995.84        157,914.19
   8/1/2010        388,457.43        151,983.71       540,441.14        8/1/2010     118,553.50         39,771.44        158,324.94
   9/1/2010        387,865.00        152,596.57       540,461.57        9/1/2010     118,372.69         39,931.81        158,304.50
  10/1/2010        374,777.60        166,135.28       540,912.88       10/1/2010     114,378.54         43,474.65        157,853.19
  11/1/2010        386,622.59        153,881.83       540,504.42       11/1/2010     117,993.52         40,268.14        158,261.66
  12/1/2010        373,570.41        167,384.10       540,954.51       12/1/2010     114,010.12         43,801.45        157,811.57
   1/1/2011        385,370.30        155,177.30       540,547.60        1/1/2011     117,611.33         40,607.14        158,218.47
   2/1/2011        384,765.42        155,803.04       540,568.46        2/1/2011     117,426.73         40,770.89        158,197.62
   3/1/2011        346,981.51        194,889.90       541,871.41        3/1/2011     105,895.44         50,999.23        156,894.67
   4/1/2011        383,398.42        157,217.18       540,615.60        4/1/2011     117,009.54         41,140.94        158,150.48
   5/1/2011        370,437.67        170,624.87       541,062.54        5/1/2011     113,054.04         44,649.50        157,703.54
   6/1/2011        382,120.49        158,539.17       540,659.66        6/1/2011     116,619.53         41,486.89        158,106.42
   7/1/2011        369,195.98        171,909.38       541,105.36        7/1/2011     112,675.09         44,985.63        157,660.72
   8/1/2011        380,832.41        159,871.68       540,704.09        8/1/2011     116,226.41         41,835.58        158,061.99
   9/1/2011        380,209.23        160,516.34       540,725.57        9/1/2011     116,036.23         42,004.28        158,040.51
  10/1/2011        367,338.91        173,830.49       541,169.40       10/1/2011     112,108.33         45,488.35        157,596.68
  11/1/2011        378,905.95        161,864.57       540,770.52       11/1/2011     115,638.48         42,357.08        157,995.56
  12/1/2011        366,072.58        175,140.48       541,213.06       12/1/2011     111,721.86         45,831.15        157,553.01
   1/1/2012        377,592.31        163,223.51       540,815.82        1/1/2012     115,237.57         42,712.69        157,950.26
   2/1/2012        376,956.06        163,881.70       540,837.76        2/1/2012     115,043.39         42,884.93        157,928.32
   3/1/2012        352,038.72        189,658.29       541,697.01        3/1/2012     107,438.85         49,630.21        157,069.06
   4/1/2012        375,577.97        165,307.31       540,885.28        4/1/2012     114,622.81         43,257.99        157,880.80
   5/1/2012        362,838.97        178,485.61       541,324.58        5/1/2012     110,734.99         46,706.51        157,441.50
   6/1/2012        374,237.86        166,693.63       540,931.49        6/1/2012     114,213.82         43,620.76        157,834.58
   7/1/2012        361,536.86        179,832.61       541,369.47        7/1/2012     110,337.60         47,059.00        157,396.60
   8/1/2012        372,887.11        168,090.97       540,978.08        8/1/2012     113,801.58         43,986.42        157,788.00
   9/1/2012        372,231.89        168,768.78       541,000.67        9/1/2012     113,601.62         44,163.79        157,765.41
  10/1/2012        359,587.77        181,848.92       541,436.69       10/1/2012     109,742.75         47,586.63        157,329.38
  11/1/2012        370,865.18        170,182.61       541,047.79       11/1/2012     113,184.51         44,533.77        157,718.28
  12/1/2012        358,259.82        183,222.66       541,482.48       12/1/2012     109,337.48         47,946.12        157,283.60
   1/1/2013        369,487.61        171,607.69       541,095.30        1/1/2013     112,764.09         44,906.68        157,670.77
   2/1/2013        368,818.69        172,299.68       541,118.37        2/1/2013     112,559.94         45,087.77        157,647.71
   3/1/2013        332,519.93        209,850.17       542,370.10        3/1/2013     101,481.91         54,914.06        156,395.97
   4/1/2013        367,329.07        173,840.67       541,169.74        4/1/2013     112,105.32         45,491.02        157,596.34
   5/1/2013        354,823.98        186,776.99       541,600.97        5/1/2013     108,288.89         48,876.22        157,165.11
   6/1/2013        365,923.39        175,294.82       541,218.21        6/1/2013     111,676.32         45,871.54        157,547.86
   7/1/2013        353,458.15        188,189.91       541,648.06        7/1/2013     107,872.05         49,245.96        157,118.01
   8/1/2013        364,506.53        176,760.54       541,267.07        8/1/2013     111,243.91         46,255.10        157,499.01
   9/1/2013        363,817.52        177,473.31       541,290.83        9/1/2013     111,033.63         46,441.62        157,475.25
  10/1/2013        351,411.99        190,306.63       541,718.62       10/1/2013     107,247.58         49,799.87        157,047.45
  11/1/2013        362,383.91        178,956.35       541,340.26       11/1/2013     110,596.11         46,829.70        157,425.81
  12/1/2013        350,019.04        191,747.62       541,766.66       12/1/2013     106,822.47         50,176.95        156,999.42
   1/1/2014        360,938.91        180,451.19       541,390.10        1/1/2014     110,155.11         47,220.87        157,375.98
   2/1/2014        360,235.51        181,178.84       541,414.35        2/1/2014     109,940.44         47,411.28        157,351.72
   3/1/2014        324,736.12        217,902.40       542,638.52        3/1/2014      99,106.36         57,021.19        156,127.55
   4/1/2014        358,679.90     92,016,589.45    92,375,269.35        4/1/2014     109,465.68     24,079,107.52     24,188,573.20

                                                                         ANNEX D
MAY 12, 2004                                                       JPMCC 2004-C2

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------


                      ------------------------------------

                                  $691,955,000
                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                    Depositor

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

                      ------------------------------------

                               JPMORGAN CHASE BANK

                        LASALLE BANK NATIONAL ASSOCIATION

                               ABN AMRO BANK N.V.

                          NOMURA CREDIT & CAPITAL, INC.

                      ARTESIA MORTGAGE CAPITAL CORPORATION

                              Mortgage Loan Sellers

JPMORGAN                     ABN AMRO INCORPORATED         [NOMURA LOGO OMITTED]


                               WACHOVIA SECURITIES

The analyses in this report are based upon information provided by JPMorgan Chase Bank, LaSalle Bank National Association, ABN AMRO Bank N.V., Chicago Branch, Nomura Credit & Capital, Inc. and Artesia Mortgage Capital Corporation (the "Sellers"). J.P. Morgan Securities Inc., ABN AMRO Incorporated, Nomura Securities International, Inc. and Wachovia Capital Markets, LLC (the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Final Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein supersedes any previous information delivered to you by the Underwriters and will be superseded by the applicable Prospectus and Final Prospectus Supplement. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Final Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the Securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2004-C2

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------
  CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Bookrunner)
                           ABN AMRO Incorporated
                           Nomura Securities International, Inc.

  CO-MANAGER:              Wachovia Capital Markets, LLC

  MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank (42.8%)
                           LaSalle Bank National Association (26.2%)
                           ABN AMRO Bank N.V., Chicago Branch (12.1%)
                           Nomura Credit & Capital, Inc. (10.5%)
                           Artesia Mortgage Capital Corporation (8.4%)

  MASTER SERVICER:         GMAC Commercial Mortgage Corporation

  SPECIAL SERVICER:        ARCap Servicing, Inc.

  TRUSTEE:                 Wells Fargo Bank, N.A.

  PAYING AGENT:            LaSalle Bank National Association

  RATING AGENCIES:         Moody's Investors Service, Inc.

                           Fitch, Inc.

  PRICING DATE:            May 12, 2004

  CLOSING DATE:            On or about May 20, 2004

  CUT-OFF DATE:            With respect to each mortgage loan, the related due
                           date of that mortgage loan in May 2004 or, with respect to those mortgage loans that were originated in May 2004 and have their first payment date in June
                           2004, the date of origination.

  DISTRIBUTION DATE:       The 15th day of each month or, if the 15th day is not
                           a business day, on the next succeeding business day, beginning in June 2004.

  PAYMENT DELAY:           14 days

  TAX STATUS:              REMIC

  ERISA CONSIDERATION:     Classes A-1, A-2, A-3, B, C, D & E

  OPTIONAL TERMINATION:    1.0% (Clean-up Call)

  MINIMUM DENOMINATIONS:   $10,000

  SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking


--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS(1)                                  ALL MORTGAGE LOANS     LOAN GROUP 1      LOAN GROUP 2
-----------------------------                                  ------------------     ------------      ------------
INITIAL POOL BALANCE (IPB):                                    $1,034,969,381       $760,521,730      $274,447,651
NUMBER OF MORTGAGED LOANS:                                     131                  84                47
NUMBER OF MORTGAGED PROPERTIES:                                148                  84                64
AVERAGE CUT-OFF BALANCE PER LOAN:                              $7,900,530           $9,053,830        $5,839,312
AVERAGE CUT-OFF BALANCE PER PROPERTY:                          $6,993,036           $9,053,830        $4,288,245
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                   5.3176%              5.2307%           5.5584%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR(2):                    1.91x                2.08x             1.43x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV)(2):          65.4%                62.6%             73.2%
WEIGHTED AVERAGE MATURITY DATE LTV(2),(3),(4):                 56.4%                54.5%             61.5%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)(3):       117                  118               115
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(5):       347                  350               338
WEIGHTED AVERAGE SEASONING (MONTHS):                           2                    2                 3
10 LARGEST LOANS AS % OF IPB:                                  47.5%                53.4%             64.6%
SINGLE TENANT PROPERTIES AS % OF IPB:                          4.8%                 6.5%              NAP

(1)  Excludes the Republic Plaza non-pooled component.

(2) All DSCRs, cut-off date LTVs and maturity date LTVs calculated in this Structural and Collateral Term Sheet includes 1 mortgage loan which represents approximately 0.4% of the aggregate principal balance as of the cut-off date that is secured by a residential cooperative property and has a cut-off date loan-to-value ratio of 2.6% and a debt service coverage ratio of 41.24x. Excluding this mortgage loan, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 65.6% and a weighted average debt service coverage ratio of 1.76x.

(3)  With respect to each ARD loan, to the related anticipated repayment date.

(4)  Excludes fully amortizing mortgage loans.

(5)  Excludes mortgage loans that are interest only for their entire term.

                                    2 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2004-C2

--------------------------------------------------------------------------------
                            SUMMARY OF CERTIFICATES
--------------------------------------------------------------------------------

OFFERED CLASSES
---------------

---------------------------------------------------------------------------------------------------------------------
                                      INITIAL CLASS
             EXPECTED RATINGS     CERTIFICATE BALANCE      CREDIT SUPPORT      WEIGHTED AVG.
 CLASS       (MOODY'S/FITCH)       OR NOTIONAL AMOUNT     (% OF BALANCE)(1)   LIFE (YEARS)(2)    PRINCIPAL WINDOW(2)
---------------------------------------------------------------------------------------------------------------------
 A-1            Aaa/AAA               $ 92,000,000             13.250%              3.85       06/04-05/09
 A-2            Aaa/AAA               $100,000,000             13.250%              7.19       05/09-01/14
 A-3            Aaa/AAA               $431,388,000             13.250%              9.82       01/14-04/14
 B              Aa2/AA                $ 24,581,000             10.875%              9.99       05/14-05/14
 C              Aa3/AA-               $ 10,350,000              9.875%              9.99       05/14-05/14
 D               A2/A                 $ 24,580,000              7.500%              9.99       05/14-05/14
 E               A3/A-                $  9,056,000              6.625%              9.99       05/14-05/14
---------------------------------------------------------------------------------------------------------------------

NON-OFFERED CLASSES
-------------------

---------------------------------------------------------------------------------------------------------------------
                                      INITIAL CLASS
             EXPECTED RATINGS     CERTIFICATE BALANCE      CREDIT SUPPORT      WEIGHTED AVG.
 CLASS       (MOODY'S/FITCH)       OR NOTIONAL AMOUNT     (% OF BALANCE)(1)   LIFE (YEARS)(2)    PRINCIPAL WINDOW(2)
---------------------------------------------------------------------------------------------------------------------
 X               Aaa/AAA            $ 1,034,969,381(3)            N/A             N/A                 N/A
 A-1A            Aaa/AAA            $   274,447,000            13.250%            N/A                 N/A
 F              Baa1/BBB+           $    11,644,000             5.500%            N/A                 N/A
 G              Baa2/BBB            $     7,762,000             4.750%            N/A                 N/A
 H              Baa3/BBB-           $    11,643,000             3.625%            N/A                 N/A
 J               Ba1/BB+            $     6,469,000             3.000%            N/A                 N/A
 K               Ba2/BB             $     5,175,000             2.500%            N/A                 N/A
 L               Ba3/BB-            $     2,587,000             2.250%            N/A                 N/A
 M                B1/B+             $     3,881,000             1.875%            N/A                 N/A
 N                B2/B              $     2,588,000             1.625%            N/A                 N/A
 P                B3/B-             $     2,587,000             1.375%            N/A                 N/A
 NR               NR/NR             $    14,231,381               N/A             N/A                 N/A
 RP-1             A2/A              $     5,800,000               N/A             N/A                 N/A
 RP-2             A3/A-             $     4,500,000               N/A             N/A                 N/A
 RP-3           Baa1/BBB+           $     4,750,000               N/A             N/A                 N/A
 RP-4           Baa2/BBB            $     5,150,000               N/A             N/A                 N/A
 RP-5           Baa3/BBB-           $     7,800,000               N/A             N/A                 N/A
---------------------------------------------------------------------------------------------------------------------

(1) The credit support percentages set forth for Class A-1, Class A-2, Class A-3 and Class A-1A Certificates are represented in the aggregate. The credit support percentages do not include the certificate balances for the Class RP-1, Class RP-2, Class RP-3, Class RP-4 and Class RP-5 Certificates.

(2) The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations-Weighted Average Life" in the preliminary prospectus supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

(3)  Notional Amount.

                                    3 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2004-C2

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o For the purposes of making distributions to the Class A-1, A-2, A-3 and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups (either "Loan Group 1" or "Loan Group 2").

o Generally, the Class A-1, A-2 and A-3 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the Class A-3 Certificates has been reduced to zero. However, on any distribution date on which the certificate principal balance of the Class B Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect to the mortgage loans will be distributed (without regard to loan group) to the Class A-1, A-2, A-3 and A-1A Certificates, pro-rata.

o Interest payments will be made concurrently to Classes A-1, A-2, A-3 and A-1A (pro-rata to Class A-1, A-2, and A-3 from Loan Group 1, and to Class A-1A from Loan Group 2, the foregoing classes, together, the "Class A Certificates"), Class X and then, after payment of the principal distribution amount to such Classes (other than the Class X Certificates), interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates.

o The pass-through rates on the Class A-1, A-2, A-3, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P and NR will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (or, with respect to the Republic Plaza loan based on the interest rate and principal balance of the pooled component), (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months),
     (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii) above less a specified percentage.

o    All classes will accrue interest on a 30/360 basis.

o Losses will be borne by the Classes (other than the Class X Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates (without regard to loan group).

o Yield maintenance charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the Publicly Offered Certificates and the Class A-1A, F, G and H Certificates in the following manner: the holders of each class of Offered Certificates and the Class A-1A, F, G and H Certificates will receive, (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3 and A-1A Certificates) on each Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X Certificates).

                   Group Principal Paid to Class      Pass-Through Rate on Class - Discount Rate
   YM Charge  x   -------------------------------  x  -------------------------------------------
                    Group Total Principal Paid           Mortgage Rate on Loan - Discount Rate

o All prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X Certificates.

o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such adjustment is determined, the interest portion of any P&I Advance will be reduced in proportion to such adjustment.


                                     4 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2004-C2

--------------------------------------------------------------------------------
                ALL MORTGAGE LOANS -- COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                   CUT-OFF DATE PRINCIPAL BALANCE
------------------------------------------------------------------------------------------------------

RANGE OF PRINCIPAL                   NUMBER           PRINCIPAL          % OF      WA          WA UW
BALANCES                            OF LOANS          BALANCE            IPB      LTV           DSCR
------------------------------------------------------------------------------------------------------
 $1,038,012 -- $2,999,999                 53      $  113,227,233         10.9%    70.3%         1.49x
 $3,000,000 -- $3,999,999                 19          67,514,364          6.5     68.8%         3.65x
 $4,000,000 -- $4,999,999                 13          56,985,206          5.5     74.5%         1.40x
 $5,000,000 -- $6,999,999                 15          87,535,378          8.5     70.1%         1.59x
 $7,000,000 -- $9,999,999                 10          84,676,787          8.2     73.6%         1.46x
 $10,000,000 -- $14,999,999               12         148,057,733         14.3     73.6%         1.41x
 $15,000,000 -- $24,999,999                4          76,321,745          7.4     67.1%         1.70x
 $25,000,000 -- $49,999,999                2          68,769,383          6.6     67.5%         1.54x
 $50,000,000 -- $125,500,000               3         331,881,552         32.1     53.6%         2.33x
------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                 131      $1,034,969,381        100.0%    65.4%         1.91x
------------------------------------------------------------------------------------------------------
 AVERAGE PER LOAN:                $7,900,530
 AVERAGE PER PROPERTY:            $6,993,036
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                    RANGE OF MORTGAGE INTEREST RATES
------------------------------------------------------------------------------------------------------

RANGE OF MORTGAGE INTEREST          NUMBER          PRINCIPAL          % OF       WA         WA UW
RATES                             OF LOANS          BALANCE            IPB       LTV         DSCR
------------------------------------------------------------------------------------------------------
 4.2543% -- 4.9999%                     10      $  282,132,456         27.3%    47.8%         3.12x
 5.0000% -- 5.4999%                     42         389,113,732         37.6     70.7%         1.52x
 5.5000% -- 5.9999%                     62         310,473,606         30.0     73.4%         1.38x
 6.0000% -- 6.4999%                     16          51,361,123          5.0     72.9%         1.36x
 6.5000% -- 6.6100%                      1           1,888,464          0.2     65.1%         1.22x
------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:               131      $1,034,969,381        100.0%    65.4%         1.91x
------------------------------------------------------------------------------------------------------
 WA MORTGAGE RATE:                  5.3176%
------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                   ORIGINAL TERM TO MATURITY/ARD IN MONTHS
-------------------------------------------------------------------------------------------------
ORIGINAL TERM TO               NUMBER         PRINCIPAL          % OF       WA         WA UW
MATURITY/ARD                  OF LOANS         BALANCE            IPB       LTV         DSCR
-------------------------------------------------------------------------------------------------
 60 -- 84                         17       $  115,348,219         11.1%    70.3%         1.72x
 85 -- 120                       103          849,449,385         82.1     64.5%         1.97x
 121 -- 240                       11           70,171,777          6.8     67.5%         1.41x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         131       $1,034,969,381        100.0%    65.4%         1.91x
-------------------------------------------------------------------------------------------------
 WA ORIGINAL TERM TO
 MATURITY/ARD:                   120

-------------------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
-------------------------------------------------------------------------------------------
                                NUMBER          PRINCIPAL        % OF     WA        WA UW
 STATE                      OF PROPERTIES       BALANCE          IPB     LTV        DSCR
-------------------------------------------------------------------------------------------
 MICHIGAN                         10        $  170,557,981       16.5%  54.0%        2.34x
 COLORADO                          9           166,526,068       16.1   52.5%        2.34x
 CALIFORNIA                       18           160,067,107       15.5   71.3%        1.56x
   Southern                       16           147,535,607       14.3   71.2%        1.58x
   Northern                        2            12,531,500        1.2   72.6%        1.39x
 FLORIDA                          19            88,863,551        8.6   71.6%        1.40x
 TEXAS                            16            73,189,761        7.1   73.8%        1.43x
 OREGON                            1            41,500,000        4.0   59.5%        1.64x
 OTHER                            75           334,264,912       32.3   72.0%        1.91x
-------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         148        $1,034,969,381      100.0%  65.4%        1.91x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                        UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
----------------------------------------------------------------------------------------------
                                NUMBER         PRINCIPAL         % OF       WA         WA UW
 UW DSCR                      OF LOANS         BALANCE           IPB       LTV         DSCR
----------------------------------------------------------------------------------------------
 1.17X                             1       $    4,000,000         0.4%    74.6%         1.17x
 1.20X -- 1.29X                   23           97,563,333         9.4     71.8%         1.25x
 1.30X -- 1.39X                   27          143,618,473        13.9     75.4%         1.34x
 1.40X -- 1.49X                   42          311,987,652        30.1     74.5%         1.43x
 1.50X -- 1.59X                   12           76,837,096         7.4     74.4%         1.53x
 1.60X -- 1.69X                    6           83,929,192         8.1     61.6%         1.64x
 1.70X -- 1.99X                   10           43,936,894         4.2     63.4%         1.78x
 2.00X -- 2.99X                    9          269,301,341        26.0     46.8%         2.67x
 3.00X -- 41.24X                   1            3,795,400         0.4      2.6%        41.24x
----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         131       $1,034,969,381       100.0%    65.4%         1.91x
----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
-----------------------------------------------------------------------------------------------
RANGE OF REMAINING TERMS        NUMBER         PRINCIPAL          % OF        WA         WA UW
TO MATURITY/ARD                OF LOANS         BALANCE            IPB       LTV         DSCR
-----------------------------------------------------------------------------------------------
 55 -- 84                          17       $  115,348,219         11.1%    70.3%         1.72x
 85 -- 120                        103          849,449,385         82.1     64.5%         1.97x
 121 -- 240                        11           70,171,777          6.8     67.5%         1.41x
-----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          131       $1,034,969,381        100.0%    65.4%         1.91x
-----------------------------------------------------------------------------------------------
 WA REMAINING
 TERM TO MATURITY/ARD:            117
-----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                               PROPERTY TYPE DISTRIBUTION
--------------------------------------------------------------------------------------------------------------
                                                    NUMBER OF       PRINCIPAL      % OF        WA      WA UW
 PROPERTY TYPE               SUB PROPERTY TYPE     PROPERTIES       BALANCE        IPB        LTV      DSCR
--------------------------------------------------------------------------------------------------------------
  RETAIL                 Anchored                       22      $  180,041,105    17.4%      71.6%      1.57x
                         Regional Mall                   1         125,500,000    12.1       48.3%      2.63x
                         Shadow Anchored                 8          45,856,336     4.4       69.9%      1.38x
                         Unanchored                      8          33,245,519     3.2       74.1%      1.49x
                          SUBTOTAL                      39      $  384,642,960    37.2%      64.0%      1.89x
--------------------------------------------------------------------------------------------------------------
  MULTIFAMILY            Garden                         36      $  144,666,846    14.0%      70.3%      2.50x
                         Mid/High Rise                   6          17,528,030     1.7       71.5%      1.37x
                          Subtotal                      42      $  162,194,876    15.7%      70.4%      2.38x
--------------------------------------------------------------------------------------------------------------
  OFFICE                 CBD                             3      $  157,650,000    15.2%      48.2%      2.42x
                         Suburban                       11          92,817,192     9.0       73.0%      1.43x
                          Subtotal                      14      $  250,467,192    24.2%      57.4%      2.06x
--------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING   Manufactured Housing           39      $  177,279,672    17.1%      73.2%      1.45x
--------------------------------------------------------------------------------------------------------------
  INDUSTRIAL             Flex                            7      $   32,999,660     3.2%      71.4%      1.53x
                         Warehouse/Distribution          2          14,165,133     1.4       75.2%      1.31x
                          Subtotal                       9      $   47,164,793     4.6%      72.6%      1.46x
--------------------------------------------------------------------------------------------------------------
  SELF STORAGE           Self Storage                    3      $    7,087,747   0.7 %       63.1%      1.62x
--------------------------------------------------------------------------------------------------------------
  MIXED USE:             Office/Retail                   2      $    6,132,141     0.6%      64.2%      1.43x
--------------------------------------------------------------------------------------------------------------
  TOTAL                  Total                         148      $1,034,969,381   100.0%      65.4%      1.91x
--------------------------------------------------------------------------------------------------------------


                                    5 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2004-C2

--------------------------------------------------------------------------------
                ALL MORTGAGE LOANS -- COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
                               ORIGINAL AMORTIZATION TERM IN MONTHS(1)
----------------------------------------------------------------------------------------------
ORIGINAL AMORTIZATION           NUMBER      PRINCIPAL        % OF          WA         WA UW
TERM                           OF LOANS       BALANCE      IPB             LTV         DSCR
----------------------------------------------------------------------------------------------
 192 -- 240                        8       $ 25,334,643        2.9%    64.9%        1.30x
 241 -- 300                       23         88,652,522       10.1     70.6%        1.43x
 301 -- 330                        1         99,381,552       11.3     73.3%        1.42x
 331 -- 360                       96        665,800,664       75.7     66.9%        1.92x
----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         128       $879,169,381      100.0%    67.9%        1.79x
----------------------------------------------------------------------------------------------
 WA ORIGINAL
 AMORTIZATION TERM:              347
----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                 LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------------------------
                                 NUMBER        PRINCIPAL          % OF          WA         WA UW
 CUT-OFF LTV                  OF LOANS         BALANCE        IPB              LTV         DSCR
--------------------------------------------------------------------------------------------------
  2.6% -- 49.9%                   12       $  261,447,472         25.3%        44.7%    3.19x
 50.0% -- 59.9%                    5           56,986,822          5.5         57.9%    1.67x
 60.0% -- 64.9%                   11           52,927,196          5.1         62.1%    1.94x
 65.0% -- 69.9%                   14          107,148,013         10.4         67.6%    1.50x
 70.0% -- 74.9%                   28          231,916,661         22.4         72.9%    1.41x
 75.0% -- 80.0%                   61          324,543,218         31.4         77.8%    1.40x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         131       $1,034,969,381        100.0%        65.4%    1.91x
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------------------------
                                NUMBER        PRINCIPAL          % OF          WA         WA UW
 AMORTIZED TYPES              OF LOANS         BALANCE        IPB              LTV         DSCR
--------------------------------------------------------------------------------------------------
 BALLOON LOANS                   108       $  525,624,526         50.8%        72.5%       1.74x
 PARTIAL INTEREST-ONLY             9          264,131,552         25.5         60.3%       2.01x
 INTEREST ONLY(2)                  3          155,800,000         15.1         51.1%       2.55x
 IO-ARD                            2           59,450,000          5.7         62.0%       1.53x
 FULLY AMORTIZING                  8           25,334,643          2.4         64.9%       1.30x
 ARD LOANS                         1            4,628,660          0.4         69.8%       1.41x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         131       $1,034,969,381        100.0%        65.4%       1.91x
--------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                             CURRENT OCCUPANCY RATES
-----------------------------------------------------------------------------------------
CURRENT OCCUPANCY           NUMBER OF       PRINCIPAL           % OF        WA     WA UW
RATES                        PROPERTIES      BALANCE             IPB       LTV     DSCR
-----------------------------------------------------------------------------------------
 52.3% -- 75.0%                 5           $   13,839,898       1.3%      65.3%  1.71x
 75.1% -- 85.0%                 9              159,658,086      15.4       50.6%  2.36x
 85.1% -- 90.0%                18               59,929,220       5.8       72.1%  1.42x
 90.1% -- 95.0%                45              233,022,582      22.5       73.2%  1.46x
 95.1% -- 100.0%               71              568,519,596      54.9       65.6%  2.02x
-----------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:      148           $1,034,969,381     100.0%      65.4%  1.91x
-----------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                     REMAINING AMORTIZATION TERM IN MONTHS(1)
---------------------------------------------------------------------------------------------
REMAINING AMORTIZATION          NUMBER      PRINCIPAL        % OF          WA         WA UW
TERM                           OF LOANS       BALANCE      IPB             LTV         DSCR
---------------------------------------------------------------------------------------------
 192 -- 240                        8       $ 25,334,643        2.9%        64.9%    1.30x
 241 -- 300                       23         88,652,522       10.1         70.6%    1.43x
 301 -- 330                        1         99,381,552       11.3         73.3%    1.42x
 331 -- 360                       96        665,800,664       75.7         66.9%    1.92x
---------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         128       $879,169,381      100.0%        67.9%    1.79x
---------------------------------------------------------------------------------------------
 WA REMAINING
 AMORTIZATION TERM:              346
---------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                          LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
-------------------------------------------------------------------------------------------------
                                NUMBER        PRINCIPAL         % OF         WA          WA UW
 MATURITY/ARD LTV              OF LOANS        BALANCE        IPB            LTV          DSCR
-------------------------------------------------------------------------------------------------
  2.1% -- 29.9%                    1       $    3,795,400         0.4%        2.6%    41.24x
 30.0% -- 49.9%                   15          295,051,029        29.2        47.9%     2.51x
 50.0% -- 59.9%                   32          184,940,163        18.3        66.8%     1.50x
 60.0% -- 64.9%                   40          328,650,702        32.6        73.8%     1.46x
 65.0% -- 69.9%                   32          175,527,840        17.4        77.1%     1.45x
 70.0% -- 74.3%                    3           21,669,605         2.1        79.8%     1.46x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         123       $1,009,634,738       100.0%       65.4%     1.92x
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                              YEAR BUILT/RENOVATED
--------------------------------------------------------------------------------------------
                                 NUMBER      PRINCIPAL       % OF          WA       WA UW
 YEAR BUILT/RENOVATED        OF PROPERTIES      BALANCE      IPB           LTV       DSCR
--------------------------------------------------------------------------------------------
 1950 -- 1959                      4        $   10,090,086       1.0%      76.8%  1.45x
 1960 -- 1969                      7            21,658,098       2.1       71.8%  1.45x
 1970 -- 1979                     14            80,011,282       7.7       72.0%  1.51x
 1980 -- 1989                     25           108,411,559      10.5       71.9%  1.48x
 1990 -- 1999                     26           241,088,855      23.3       59.5%  2.04x
 2000 -- 2003                     67           544,593,926      52.6       65.2%  2.05x
 2004                              5            29,115,575       2.8       67.0%  1.30x
--------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         148        $1,034,969,381     100.0%      65.4%  1.91x
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                   PREPAYMENT PROTECTION
--------------------------------------------------------------------------------------------------
                                NUMBER        PRINCIPAL           % OF          WA       WA UW
 PREPAYMENT PROTECTION         OF LOANS        BALANCE            IPB          LTV       DSCR
--------------------------------------------------------------------------------------------------
 DEFEASANCE                      125       $  955,665,826         92.3%        65.8%    1.77x
 YIELD MAINTENANCE                 6           79,303,555          7.7         60.9%    3.53x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         131       $1,034,969,381        100.0%        65.4%    1.91x
--------------------------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for their entire term.

(2) The mortgage loans provide for monthly payments of interest-only for their entire term of the mortgage loans and the payment of the entire principal amount at the mortgage loans at maturity.

(3)  Excludes fully amortizing mortgage loans.

                                    6 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2004-C2

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                   CUT-OFF DATE PRINCIPAL BALANCE
----------------------------------------------------------------------------------------------------
RANGE OF PRINCIPAL                 NUMBER         PRINCIPAL        % OF          WA         WA UW
BALANCES                           OF LOANS         BALANCE         IPB          LTV         DSCR
----------------------------------------------------------------------------------------------------
 $1,266,121 - $2,999,999                 28      $ 62,604,855        8.2%        67.0%        1.53x
 $3,000,000 - $3,999,999                 11        38,535,199        5.1         64.4%        5.31x
 $4,000,000 - $4,999,999                  9        39,496,018        5.2         72.8%        1.42x
 $5,000,000 - $6,999,999                 12        69,730,851        9.2         70.0%        1.62x
 $7,000,000 - $9,999,999                  7        60,761,170        8.0         76.1%        1.46x
 $10,000,000 - $14,999,999                9       111,802,509       14.7         73.8%        1.39x
 $15,000,000 - $24,999,999                4        76,321,745       10.0         67.1%        1.70x
 $25,000,000 - $49,999,999                2        68,769,383        9.0         67.5%        1.54x
 $50,000,000 - $125,500,000               2       232,500,000       30.6         45.2%        2.71x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE                  84      $760,521,730      100.0%        62.6%        2.08x
----------------------------------------------------------------------------------------------------
 AVERAGE PER LOAN:               $9,053,830
 AVERAGE PER PROPERTY:           $9,053,830
----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                   RANGE OF MORTGAGE INTEREST RATES
-----------------------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST         NUMBER         PRINCIPAL         % OF          WA         WA UW
RATES                             OF LOANS         BALANCE           IPB          LTV         DSCR
-----------------------------------------------------------------------------------------------------
 4.5100% - 4.9999%                       7      $271,682,456         35.7%        47.2%        3.17x
 5.0000% - 5.4999%                      30       235,333,963         30.9         69.8%        1.56x
 5.5000% - 5.9999%                      36       217,048,697         28.5         72.4%        1.39x
 6.0000% - 6.4999%                      10        34,568,149          4.5         71.9%        1.38x
 6.5000% - 6.6100%                       1         1,888,464          0.2         65.1%        1.22x
-----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE                 84      $760,521,730        100.0%        62.6%        2.08x
-----------------------------------------------------------------------------------------------------
 WA MORTGAGE RATE:                  5.2307%
----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                             ORIGINAL TERM TO MATURITY/ARD IN MONTHS
-----------------------------------------------------------------------------------------------
ORIGINAL TERM TO               NUMBER       PRINCIPAL         % OF          WA         WA UW
MATURITY/ARD                  OF LOANS        BALANCE          IPB          LTV         DSCR
-----------------------------------------------------------------------------------------------
 60 - 84                          15       $ 98,358,011        12.9%        70.7%        1.73x
 85 - 120                         60        598,232,695        78.7         60.8%        2.21x
 121 - 240                         9         63,931,024         8.4         66.7%        1.41x
-----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          84       $760,521,730       100.0%        62.6%        2.08x
-----------------------------------------------------------------------------------------------
 WA ORIGINAL TERM TO
 MATURITY/ARD:                   120
----------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                GEOGRAPHIC DISTRIBUTION
-------------------------------------------------------------------------------------------------
                              NUMBER OF        PRINCIPAL         % OF          WA         WA UW
 STATE                       PROPERTIES        BALANCE           IPB          LTV         DSCR
-------------------------------------------------------------------------------------------------
 CALIFORNIA                      17         $153,285,607         20.2%        71.1%        1.58x
   Southern                      16          147,535,607         19.4         71.2%        1.58x
   Northern                       1            5,750,000          0.8         69.7%        1.58x
 MICHIGAN                         4          135,843,059         17.9         49.7%        2.55x
 COLORADO                         5          133,787,225         17.6         47.4%        2.56x
 FLORIDA                          9           48,800,420          6.4         68.9%        1.41x
 OREGON                           1           41,500,000          5.5         59.5%        1.64x
 PENNSYLVANIA                     3           34,454,098          4.5         79.0%        1.41x
 NORTH CAROLINA                   2           21,725,968          2.9         75.4%        1.34x
 TEXAS                            7           20,344,283          2.7         73.1%        1.38x
 OTHER                           36          170,781,071         22.5         69.7%        2.38x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE          84         $760,521,730        100.0%        62.6%        2.08x
-------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                    UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
----------------------------------------------------------------------------------------------------
                               NUMBER       PRINCIPAL        % OF          WA         WA UW
 UW DSCR                     OF LOANS        BALANCE         IPB          LTV         DSCR
----------------------------------------------------------------------------------------------------
 1.17X                           1        $  4,000,000        0.5%        74.6%        1.17x
 1.20X - 1.29X                  13          68,528,126        9.0         70.9%        1.25x
 1.30X - 1.39X                  15          80,751,280       10.6         74.0%        1.35x
 1.40X - 1.49X                  28         177,363,434       23.3         74.9%        1.43x
 1.50X - 1.59X                   7          61,714,476        8.1         74.2%        1.53x
 1.60X - 1.69X                   5          76,429,192       10.0         63.0%        1.64x
 1.70X - 1.99X                   6          20,838,481        2.7         62.1%        1.79x
 2.00X - 2.99X                   8         267,101,341       35.1         46.7%        2.67x
 3.00X - 41.24X                  1           3,795,400        0.5          2.6%       41.24x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE         84        $760,521,730      100.0%        62.6%        2.08x
----------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                      REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
---------------------------------------------------------------------------------------------
RANGE OF REMAINING             NUMBER       PRINCIPAL         % OF          WA         WA UW
TERMS TO MATURITY             OF LOANS        BALANCE          IPB          LTV         DSCR
---------------------------------------------------------------------------------------------
 55 - 84                          15       $ 98,358,011        12.9%        70.7%        1.73x
 85 - 120                         60        598,232,695        78.7         60.8%        2.21x
 121 - 240                         9         63,931,024         8.4         66.7%        1.41x
---------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          84       $760,521,730       100.0%        62.6%        2.08x
---------------------------------------------------------------------------------------------
 WA REMAINING
 TERM TO MATURITY/ARD:           118
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                            PROPERTY TYPE DISTRIBUTION
---------------------------------------------------------------------------------------------------------------
                                                      NUMBER OF      PRINCIPAL       % OF     WA        WA UW
 PROPERTY TYPE                 SUB PROPERTY TYPE     PROPERTIES      BALANCE         IPB     LTV        DSCR
---------------------------------------------------------------------------------------------------------------
  RETAIL                   Anchored                    22         $ 180,041,105      23.7%   71.6%       1.57x
                           Regional Mall                1           125,500,000      16.5    48.3        2.63x
                           Shadow Anchored              8            45,856,336       6.0    69.9        1.38x
                           Unanchored                   8            33,245,519       4.4    74.1        1.49x
                            Subtotal                   39         $ 384,642,960      50.6%   64.0%       1.89x
---------------------------------------------------------------------------------------------------------------
  OFFICE                   CBD                          3         $ 157,650,000      20.7%   48.2%       2.42x
                           Suburban                    11            92,817,192      12.2    73.0        1.43x
                            Subtotal                   14         $ 250,467,192      32.9%   57.4%       2.06x
---------------------------------------------------------------------------------------------------------------
  INDUSTRIAL               Flex                         7         $  32,999,660       4.3%   71.4%       1.53x
                           Warehouse/Distribution       2            14,165,133       1.9    75.2        1.31x
                            Subtotal                    9         $  47,164,793       6.2%   72.6%       1.46x
---------------------------------------------------------------------------------------------------------------
  MULTIFAMILY              Mid/High Rise                3         $   7,691,506       1.0%   63.5%       1.34x
                           Garden                       1             3,795,400       0.5     2.6%      41.24x
                            Subtotal                    4         $  11,486,907       1.5%   43.4%      14.52x
---------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING     Manufactured Housing        13         $  53,539,990       7.0%   71.2%       1.56x
---------------------------------------------------------------------------------------------------------------
  SELF STORAGE             Self Storage                 3         $   7,087,747       0.9%   63.1%       1.62x
---------------------------------------------------------------------------------------------------------------
  MIXED USE                Office/Retail                2         $   6,132,141       0.8%   64.2%       1.43x
---------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE                               84         $ 760,521,730     100.0%   62.6%       2.08x
---------------------------------------------------------------------------------------------------------------

                                    7 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2004-C2

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                           ORIGINAL AMORTIZATION TERM IN MONTHS(1)
----------------------------------------------------------------------------------------------
ORIGINAL AMORTIZATION           NUMBER      PRINCIPAL         % OF      WA          WA UW
TERM                           OF LOANS      BALANCE           IPB      LTV          DSCR
----------------------------------------------------------------------------------------------
 192 - 240                         7       $ 23,089,629        3.7%    64.6%        1.28x
 241 - 300                        10         48,000,259        7.8     72.2%        1.41x
 331 - 360                        65        547,431,842       88.5     65.0%        2.03x
----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          82       $618,521,730      100.0%    65.5%        1.95x
----------------------------------------------------------------------------------------------
 WA ORIGINAL
 AMORTIZATION TERM:              350
----------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                LTV RATIOS AS OF THE CUT-OFF DATE
------------------------------------------------------------------------------------------------
                               NUMBER       PRINCIPAL          % OF      WA          WA UW
 CUT-OFF LTV                  OF LOANS       BALANCE            IPB      LTV         DSCR
------------------------------------------------------------------------------------------------
 2.6% - 49.9%                     9        $251,651,801         33.1%    44.6%        3.25x
 50.0% - 59.9%                    4          51,986,822          6.8     58.3%        1.65x
 60.0% - 64.9%                   10          48,939,786          6.4     62.0%        1.98x
 65.0% - 69.9%                   10          87,854,586         11.6     68.0%        1.45x
 70.0% - 74.9%                   18          95,887,712         12.6     72.4%        1.42x
 75.0% - 80.0%                   33         224,201,023         29.5     77.5%        1.41x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         84        $760,521,730        100.0%    62.6%        2.08x
------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                         AMORTIZATION TYPES
---------------------------------------------------------------------------------------------
                                 NUMBER     PRINCIPAL           % OF      WA      WA UW
 AMORTIZED TYPES               OF LOANS      BALANCE            IPB       LTV      DSCR
---------------------------------------------------------------------------------------------
 BALLOON LOANS                   66        $372,053,441         48.9%    72.0%     1.89x
 PARTIAL INTEREST-ONLY            6         159,300,000         20.9     51.8%     2.37x
 INTEREST ONLY(2)                 2         142,000,000         18.7     49.7%     2.63x
 IO-ARD                           2          59,450,000          7.8     62.0%     1.53x
 FULLY AMORTIZING                 7          23,089,629          3.0     64.6%     1.28x
 ARD LOANS                        1           4,628,660          0.6     69.8%     1.41x
---------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         84        $760,521,730        100.0%    62.6%     2.08x
---------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                     CURRENT OCCUPANCY RATES
------------------------------------------------------------------------------------------------
CURRENT OCCUPANCY             NUMBER OF       PRINCIPAL         % OF      WA         WA UW
RATES                         PROPERTIES       BALANCE          IPB       LTV         DSCR
------------------------------------------------------------------------------------------------
 52.3% - 75.0%                     4         $ 12,377,693        1.6%    64.3%        1.77x
 75.1% - 85.0%                     8          152,158,086       20.0     50.7%        2.40x
 85.1% - 90.0%                     7           24,194,482        3.2     69.4%        1.50x
 90.1% - 95.0%                    17          107,820,707       14.2     73.3%        1.46x
 95.1% - 100.0%                   48          463,970,763       61.0     63.5%        2.16x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          84         $760,521,730      100.0%    62.6%        2.08x
------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                          REMAINING AMORTIZATION TERM IN MONTHS(1)
----------------------------------------------------------------------------------------------
REMAINING AMORTIZATION          NUMBER       PRINCIPAL        % OF      WA          WA UW
TERM                           OF LOANS       BALANCE          IPB      LTV         DSCR
----------------------------------------------------------------------------------------------
 192 - 240                         7       $ 23,089,629        3.7%    64.6%        1.28x
 241 - 300                        10         48,000,259        7.8     72.2%        1.41x
 331 - 360                        65        547,431,842       88.5     65.0%        2.03x
----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          82       $618,521,730      100.0%    65.5%        1.95x
----------------------------------------------------------------------------------------------
 WA REMAINING
 AMORTIZATION TERM:              349
----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                           LTV RATIOS AS OF THE MATURITY DATE/ARD(3)
-------------------------------------------------------------------------------------------------
                                   NUMBER      PRINCIPAL         % OF     WA          WA UW
 MATURITY/ARD LTV                OF LOANS       BALANCE          IPB      LTV          DSCR
-------------------------------------------------------------------------------------------------
 2.1% - 29.9%                         1      $  3,795,400        0.5%     2.6%        41.24x
 30.0% - 49.9%                       10       276,259,618       37.5     47.4%         2.57x
 50.0% - 59.9%                       21       154,429,707       20.9     65.7%         1.52x
 60.0% - 64.9%                       26       181,255,120       24.6     73.8%         1.51x
 65.0% - 74.3%                       19       121,692,256       16.5     78.1%         1.45x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:             77      $737,432,101      100.0%    62.5%         2.10x
-------------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY:         54.5%
-------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------
                                     YEAR BUILT/RENOVATED
------------------------------------------------------------------------------------------------
                                NUMBER OF     PRINCIPAL          % OF     WA         WA UW
 YEAR BUILT/RENOVATED          PROPERTIES      BALANCE           IPB      LTV         DSCR
------------------------------------------------------------------------------------------------
 1957 - 1959                       1         $  5,689,152        0.7%    76.9%        1.46x
 1960 - 1969                       2            8,431,937        1.1     68.5%        1.56x
 1970 - 1979                       5           19,757,090        2.6     67.7%        1.73x
 1980 - 1989                      10           42,860,153        5.6     66.8%        1.62x
 1990 - 1999                      18          221,164,796       29.1     58.4%        2.10x
 2000 - 2003                      44          435,423,027       57.3     63.5%        2.19x
 2004                              4           27,195,575        3.6     66.8%        1.30x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          84         $760,521,730      100.0%    62.6%        2.08x
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                     PREPAYMENT PROTECTION
------------------------------------------------------------------------------------------------
                                 NUMBER     PRINCIPAL           % OF      WA         WA UW
 PREPAYMENT PROTECTION         OF LOANS      BALANCE             IPB      LTV         DSCR
------------------------------------------------------------------------------------------------
 DEFEASANCE                      78        $681,218,175         89.6%    62.8%        1.91x
 YIELD MAINTENANCE                6          79,303,555         10.4     60.9%        3.53x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         84        $760,521,730        100.0%    62.6%        2.08x
------------------------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for their entire term.

(2) The mortgage loans provide for monthly payments of interest-only for their entire term of the mortgage loans and the payment of the entire principal amount at the mortgage loans at maturity.

(3)  Excludes fully amortizing mortgage loans.


                                    8 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2004-C2

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                     CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------------------------
RANGE OF PRINCIPAL                    NUMBER       PRINCIPAL         % OF      WA          WA UW
BALANCES                             OF LOANS       BALANCE           IPB      LTV         DSCR
-------------------------------------------------------------------------------------------------
 $1,038,012 -- $2,999,999                25      $ 50,622,378        18.4%    74.3%        1.43x
 $3,000,000 -- $3,999,999                 8        28,979,165        10.6     74.6%        1.43x
 $4,000,000 -- $4,999,999                 4        17,489,189         6.4     78.4%        1.37x
 $5,000,000 -- $6,999,999                 3        17,804,527         6.5     70.7%        1.49x
 $7,000,000 -- $9,999,999                 3        23,915,617         8.7     67.2%        1.46x
 $10,000,000 -- $14,999,999               3        36,255,224        13.2     72.9%        1.46x
 $50,000,000 -- $99,381,552               1        99,381,552        36.2     73.3%        1.42x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                 47      $274,447,651       100.0%    73.2%        1.43x
-------------------------------------------------------------------------------------------------
 AVERAGE PER LOAN:               $5,839,312
 AVERAGE PER PROPERTY:           $4,288,245
-------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                RANGE OF MORTGAGE INTEREST RATES
----------------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST           NUMBER      PRINCIPAL         % OF      WA         WA UW
RATES                               OF LOANS      BALANCE           IPB      LTV        DSCR
----------------------------------------------------------------------------------------------
 4.6800% -- 4.9999%                      3      $ 10,450,000        3.8%    63.2%       1.94x
 5.0000% -- 5.4999%                     12       153,779,768       56.0     72.1%       1.45x
 5.5000% -- 5.9999%                     26        93,424,909       34.0     75.7%       1.37x
 6.0000% -- 6.3100%                      6        16,792,974        6.1     75.1%       1.32x
----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                47      $274,447,651      100.0%    73.2%       1.43x
----------------------------------------------------------------------------------------------
 WA MORTGAGE RATE:                  5.5584%
----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                           ORIGINAL TERM TO MATURITY/ARD IN MONTHS
-----------------------------------------------------------------------------------------
ORIGINAL TERM TO                NUMBER      PRINCIPAL         % OF      WA         WA UW
MATURITY/ARD                   OF LOANS      BALANCE           IPB      LTV        DSCR
-----------------------------------------------------------------------------------------
 60 -- 84                          2       $ 16,990,208        6.2%    68.3%       1.64x
 85 -- 120                        43        251,216,690       91.5     73.5%       1.42x
 121 -- 240                        2          6,240,754        2.3     75.6%       1.38x
-----------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          47       $274,447,651      100.0%    73.2%       1.43x
-----------------------------------------------------------------------------------------
 WA ORIGINAL TERM TO
 MATURITY/ARD:                   118
-----------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                     GEOGRAPHIC DISTRIBUTION
---------------------------------------------------------------------------------------------
                                NUMBER OF       PRINCIPAL        % OF      WA         WA UW
 STATE                         PROPERTIES        BALANCE          IPB      LTV        DSCR
---------------------------------------------------------------------------------------------
 TEXAS                             9         $ 52,845,479        19.3%    74.0%        1.45x
 FLORIDA                          10           40,063,131        14.6     74.9%        1.39x
 MICHIGAN                          6           34,714,922        12.6     70.9%        1.48x
 COLORADO                          4           32,738,843        11.9     73.4%        1.42x
 ILLINOIS                          4           15,042,936         5.5     76.5%        1.43x
 GEORGIA                           5           15,036,426         5.5     59.9%        1.77x
 OTHER                            26           84,005,914        30.6     74.5%        1.37x
---------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          64         $274,447,651       100.0%    73.2%        1.43x
---------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                 UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
-------------------------------------------------------------------------------------------
                                 NUMBER       PRINCIPAL       % OF       WA          WA UW
 UW DSCR                       OF LOANS        BALANCE         IPB       LTV         DSCR
-------------------------------------------------------------------------------------------
 1.21X -- 1.29X                  10        $ 29,035,207        10.6%    73.7%        1.25x
 1.30X -- 1.39X                  12          62,867,193        22.9     77.2%        1.34x
 1.40X -- 1.49X                  14         134,624,218        49.1     74.0%        1.43x
 1.50X -- 1.59X                   5          15,122,620         5.5     75.1%        1.52x
 1.60X -- 1.69X                   1           7,500,000         2.7     48.1%        1.64x
 1.70X -- 1.99X                   4          23,098,414         8.4     64.6%        1.78x
 2.00X -- 2.06X                   1           2,200,000         0.8     65.7%        2.06x
-------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         47        $274,447,651       100.0%    73.2%        1.43x
-------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                           REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
----------------------------------------------------------------------------------------
RANGE OF REMAINING              NUMBER       PRINCIPAL        % OF      WA        WA UW
TERMS TO MATURITY/ARD          OF LOANS       BALANCE          IPB      LTV       DSCR
----------------------------------------------------------------------------------------
 56 -- 84                          2       $ 16,990,208        6.2%    68.3%      1.64x
 85 -- 120                        43        251,216,690       91.5     73.5%      1.42x
 121 -- 239                        2          6,240,754        2.3     75.6%      1.38x
----------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          47       $274,447,651      100.0%    73.2%      1.43x
----------------------------------------------------------------------------------------
 WA REMAINING
 TERM TO MATURITY/ARD:           115
----------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                            PROPERTY TYPE DISTRIBUTION
---------------------------------------------------------------------------------------------------------------
                                                     NUMBER OF       PRINCIPAL       % OF      WA      WA UW
 PROPERTY TYPE                SUB PROPERTY TYPE     PROPERTIES         BALANCE        IPB      LTV     DSCR
---------------------------------------------------------------------------------------------------------------
  MULTIFAMILY              Garden                       35         $ 140,871,446      51.3%   72.1%    1.46x
                           Mid/High Rise                 3             9,836,923       3.6    77.7%    1.40x
                            Subtotal                    38         $ 150,707,969      54.9%   72.5%    1.46x
---------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING     Manufactured Housing         26         $ 123,739,682      45.1%   74.1%    1.41x
---------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE                                64         $ 274,447,651     100.0%   73.2%    1.43x
---------------------------------------------------------------------------------------------------------------

                                    9 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2004-C2

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                ORIGINAL AMORTIZATION TERM IN MONTHS(1)
-------------------------------------------------------------------------------------------
ORIGINAL AMORTIZATION          NUMBER       PRINCIPAL         % OF       WA          WA UW
TERM                          OF LOANS        BALANCE          IPB       LTV         DSCR
-------------------------------------------------------------------------------------------
 240 -- 300                       14       $ 42,897,276        16.5%    68.7%        1.47x
 301 -- 330                        1         99,381,552        38.1     73.3%        1.42x
 331 -- 360                       31        118,368,823        45.4     75.6%        1.40x
-------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          46       $260,647,651       100.0%    73.6%        1.42x
-------------------------------------------------------------------------------------------
 WA ORIGINAL
 AMORTIZATION TERM:              338
-------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
                                LTV RATIOS AS OF THE CUT-OFF DATE
-----------------------------------------------------------------------------------------
                                NUMBER       PRINCIPAL        % OF      WA         WA UW
 CUT-OFF LTV                  OF LOANS        BALANCE         IPB       LTV        DSCR
-----------------------------------------------------------------------------------------
 43.3% -- 49.9%                   3        $  9,795,671        3.6%    47.0%       1.55x
 50.0% -- 59.9%                   1           5,000,000        1.8     53.8%       1.88x
 60.0% -- 64.9%                   1           3,987,410        1.5     63.8%       1.40x
 65.0% -- 69.9%                   4          19,293,427        7.0     66.0%       1.72x
 70.0% -- 74.9%                  10         136,028,949       49.6     73.2%       1.41x
 75.0% -- 80.0%                  28         100,342,194       36.6     78.5%       1.38x
-----------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         47        $274,447,651      100.0%    73.2%       1.43x
-----------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                     AMORTIZATION TYPES
-------------------------------------------------------------------------------------------
                                NUMBER       PRINCIPAL         % OF       WA         WA UW
 AMORTIZED TYPES              OF LOANS        BALANCE           IPB       LTV        DSCR
-------------------------------------------------------------------------------------------
 BALLOON LOANS                   42        $153,571,085         56.0%    73.9%       1.40x
 PARTIAL INTEREST-ONLY            3         104,831,552         38.2     73.2%       1.45x
 INTEREST ONLY(2)                 1          13,800,000          5.0     65.7%       1.70x
 FULLY AMORTIZING                 1           2,245,014          0.8     68.0%       1.48x
-------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         47        $274,447,651        100.0%    73.2%       1.43x
-------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                     CURRENT OCCUPANCY RATES
--------------------------------------------------------------------------------------------
CURRENT OCCUPANCY             NUMBER OF       PRINCIPAL         % OF       WA        WA UW
RATES                         PROPERTIES        BALANCE          IPB       LTV        DSCR
--------------------------------------------------------------------------------------------
 72.8% -- 90.0%              13              $ 44,696,944        16.3%    69.6%       1.41x
 90.1% -- 95.0%              28               125,201,874        45.6     73.0%       1.45x
 95.1% -- 100.0%             23               104,548,833        38.1     75.0%       1.42x
--------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:     64              $274,447,651       100.0%    73.2%       1.43x
--------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                             REMAINING AMORTIZATION TERM IN MONTHS(1)
------------------------------------------------------------------------------------------
REMAINING AMORTIZATION         NUMBER       PRINCIPAL         % OF       WA         WA UW
TERM                          OF LOANS        BALANCE          IPB       LTV        DSCR
------------------------------------------------------------------------------------------
 239 -- 300                       14       $ 42,897,276        16.5%    68.7%       1.47x
 301 -- 330                        1         99,381,552        38.1     73.3%       1.42x
 331 -- 360                       31        118,368,823        45.4     75.6%       1.40x
------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          46       $260,647,651       100.0%    73.6%       1.42x
------------------------------------------------------------------------------------------
 WA REMAINING
 AMORTIZATION TERM:              337
------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                           LTV RATIOS AS OF THE MATURITY DATE/ARD(3)
-----------------------------------------------------------------------------------------
                                NUMBER       PRINCIPAL        % OF      WA        WA UW
 MATURITY/ARD LTV             OF LOANS        BALANCE         IPB       LTV        DSCR
-----------------------------------------------------------------------------------------
 36.4% -- 49.9%                   5        $ 18,791,411        6.9%    55.8%       1.59x
 50.0% -- 59.9%                  11          30,510,456       11.2     72.3%       1.45x
 60.0% -- 64.9%                  14         147,395,582       54.1     73.8%       1.39x
 65.0% -- 69.9%                  15          72,314,981       26.6     76.7%       1.47x
 70.0% -- 72.1%                   1           3,190,208        1.2     79.8%       1.39x
-----------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         46        $272,202,637      100.0%    73.2%       1.43x
-----------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                   YEAR BUILT/RENOVATED
------------------------------------------------------------------------------------
                                NUMBER        PRINCIPAL      % OF    WA      WA UW
 YEAR BUILT/RENOVATED       OF PROPERTIES      BALANCE       IPB     LTV      DSCR
------------------------------------------------------------------------------------
 1950 -- 1959              3                $  4,400,934      1.6%  76.6%     1.44x
 1960 -- 1969              5                  13,226,162      4.8   73.9%     1.38x
 1970 -- 1979              9                  60,254,192     22.0   73.5%     1.43x
 1980 -- 1989              15                 65,551,406     23.9   75.3%     1.40x
 1990 -- 1999              8                  19,924,059      7.3   71.7%     1.34x
 2000 -- 2003              23                109,170,899     39.8   71.9%     1.48x
 2004                      1                   1,920,000      0.7   70.8%     1.25x
------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:   64               $274,447,651    100.0%  73.2%     1.43x
------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                   PREPAYMENT PROTECTION
-------------------------------------------------------------------------------------------------
                                NUMBER        PRINCIPAL         % OF           WA         WA UW
 PREPAYMENT PROTECTION        OF LOANS        BALANCE           IPB           LTV         DSCR
-------------------------------------------------------------------------------------------------
 DEFEASANCE                       47        $274,447,651         100.0%    73.2%            1.43x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          47        $274,447,651         100.0%    73.2%            1.43x
-------------------------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for their entire term.

(2) The mortgage loans provide for monthly payments of interest-only for their entire term of the mortgage loans and the payment of the entire principal amount at the mortgage loans at maturity.

(3)  Excludes fully amortizing mortgage loans.

                                    10 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2004-C2

--------------------------------------------------------------------------------
                LARGE LOAN PARI PASSU AND COMPANION LOAN SUMMARY
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
                                                          CUT-OFF DATE      SHADOW
                                           TRANSACTION      BALANCE       RATINGS(1)  SERVICER(2)      SPECIAL SERVICER(3)
--------------------------------------------------------------------------------------------------------------------------
 SOMERSET COLLECTION
 -------------------
                   Pari Passu A Note   LB-UBS 2004-C2    $ 125,500,000     A2/AA-    Midland                 Midland
                   Pari Passu A Note    JPMCC 2004-C2      125,500,000     A2/AA-    GMAC/Midland(4)         Midland
                                                         -------------
--------------------------------------------------------------------------------------------------------------------------
                       TOTAL A-NOTE:                     $ 251,000,000
                                                         =============
--------------------------------------------------------------------------------------------------------------------------
                              B Note         N/A            49,000,000      N/A      Midland                 Midland
--------------------------------------------------------------------------------------------------------------------------
                 TOTAL INDEBTEDNESS:                     $ 300,000,000
                                                         =============
--------------------------------------------------------------------------------------------------------------------------

 REPUBLIC PLAZA
 --------------
             Pooled A Note Component    JPMCC 2004-C2    $ 107,000,000    A1/AAA     GMAC/Midland(5)          ARCap
   Non-Pooled A Note Component (RP1)    JPMCC 2004-C2        5,800,000     A2/A      GMAC/Midland(5)          ARCap
   Non-Pooled A Note Component (RP2)    JPMCC 2004-C2        4,500,000     A3/A-     GMAC/Midland(5)          ARCap
   Non-Pooled A Note Component (RP3)    JPMCC 2004-C2        4,750,000   Baa1/BBB+   GMAC/Midland(5)          ARCap
   Non-Pooled A Note Component (RP4)    JPMCC 2004-C2        5,150,000   Baa2/BBB    GMAC/Midland(5)          ARCap
   Non-Pooled A Note Component (RP5)    JPMCC 2004-C2        7,800,000   Baa3/BBB-   GMAC/Midland(5)          ARCap
                                                         -------------
--------------------------------------------------------------------------------------------------------------------------
                       TOTAL A NOTE:                     $ 135,000,000
                                                         =============
--------------------------------------------------------------------------------------------------------------------------
                              B Note         N/A            35,000,000      N/A      Midland                  ARCap
                                                         -------------
--------------------------------------------------------------------------------------------------------------------------
                 TOTAL INDEBTEDNESS:                     $ 170,000,000
                                                         =============
--------------------------------------------------------------------------------------------------------------------------

----------------------
FOOTNOTES:


(1) Ratings shown for the LB-UBS 2004-C2 transaction are from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

(2) Midland = Midland Loan Services, Inc.; GMAC = GMAC Commercial Mortgage Corporation; ARCap = ARCap Servicing, Inc.

(3) The noted Special Servicer will special service the mortgage loan, subject to the controlling holder's right to replace the applicable Speical Servicer.

(4) GMAC will serve as the Master Servicer for all loans in the JPMCC 2004-C2 transaction, however, Midland Loan Services, Inc. will serve as the primary servicer for both pari passu notes, as well as the B note, as dictated by the LB-UBS 2004-C2 PSA.

(5) GMAC will serve as the Master Servicer for all loans in the JPMCC 2004-C2 transaction, however, Midland Loan Services, Inc. will serve as the primary servicer for both the pooled and non-pooled components of the A note as well as the B note.


                                    11 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2004-C2

--------------------------------------------------------------------------------
                             TOP 10 MORTGAGE LOANS
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                LOAN NAME             LOAN      CUT-OFF DATE       % OF
 LOAN SELLER(1)               (LOCATION)              GROUP       BALANCE          IPB
---------------------------------------------------------------------------------------------
 ABN AMRO       Somerset Collection                    1       $125,500,000      12.1%
                (Troy, MI)

 JPMCB          Republic Plaza                         1        107,000,000(3)   10.3(3)
                (Denver, CO)

 JPMCB          Hometown America Portfolio VII         2         99,381,552       9.6
                (Various, Various)

 AMCC           Robert Duncan Plaza                    1         41,500,000       4.0
                (Portland, OR)

 LASALLE        Shoppes at English Village             1         27,269,383       2.6
                (North Wales, PA)

 JPMCB          Eastlake Village Marketplace           1         22,891,395       2.2
                (Chula Vista, CA)

 LASALLE        Gateway Chula Vista                    1         18,980,350       1.8
                (Chula Vista, CA)

 JPMCB          Employers Reinsurance Corporation II   1         17,950,000       1.7
                (Kansas City, MO)

 JPMCB          Amerige Heights Town Center            1         16,500,000       1.6
                (Fullerton, CA)

 LASALLE        Slidell Center                         1         14,582,942       1.4
                (Slidell, LA)
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
                TOTAL/WEIGHTED AVERAGE:                        $491,555,622      47.5%
---------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                               UNIT OF    LOAN PER           UW            CUT-OFF
 LOAN SELLER(1)     UNITS      MEASURE      UNIT            DSCR         LTV RATIO       PROPERTY TYPE
--------------------------------------------------------------------------------------------------------------
 ABN AMRO          753,860   SF           $   333(2)    2.63x(2)           48.3%(2)     Retail

 JPMCB           1,292,123   SF           $   833(3)    2.81x(3)           41.5%(3)     Office

 JPMCB               3,895   Pads         $25,515       1.42x              73.3%        Manufactured Housing

 AMCC              332,608   SF           $   125       1.64x              59.5%        Office

 LASALLE           104,014   SF           $   262       1.40x              79.7%        Retail

 JPMCB              77,042   SF           $   297       1.65x              68.1%        Retail

 LASALLE           100,321   SF           $   189       1.40x              71.6%        Office

 JPMCB             166,641   SF           $   108       1.26x              67.7%        Office

 JPMCB              96,679   SF           $   171       2.61x              60.0%        Retail

 LASALLE           139,534   SF           $   105       1.54x              75.4%        Retail
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
     TOTAL/WEIGHTED AVERAGE:                            2.10X              58.3%
--------------------------------------------------------------------------------------------------------------

(1) "JPMCB" = JPMorgan Chase Bank; "LaSalle" = LaSalle Bank National Association; "ABN AMRO" = ABN AMRO Bank N.V., Chicago Branch; "AMCC" = Artesia Mortgage Capital Corporation

(2) Calculated based on the aggregate cut-off date principal balance of the Somerset Collection loan and the Somerset Collection pari passu companion loan, but excludes the cut-off date principal balance of the Somerset Collection B note.

(3)  Represents only the pooled component of the Republic Plaza loan.



                                    12 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.


                                                                                                        ANNEX E
ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/15/2004
135 S. LaSalle Street   Suite 1625    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
Chicago, IL 60603                                    SERIES 2004-C2                   Next Payment:   07/15/2004
                                                                                      Record Date:    05/31/2004

                                                 ABN AMRO ACCT: XXXXXX
                                                                                                        Analyst:
Administrator:
                                        REPORTING PACKAGE TABLE OF CONTENTS


================================================================================

      Issue Id:                                                  JPMC04C2
      Monthly Data File Name:                       JPMC04C2_YYYYMM_3.zip

================================================================================


================================================================================

                                                                         Page(s)
                                                                         -------
      REMIC Certificate Report
      Bond Interest Reconciliation
      Cash Reconciliation Summary
      15 Month Historical Loan Status Summary
      15 Month Historical Payoff/Loss Summary
      Historical Collateral Level Prepayment Report
      Delinquent Loan Detail
      Mortgage Loan Characteristics
      Loan Level Detail
      Specialty Serviced Report
      Modified Loan Detail
      Realized Loss Detail
      Appraisal Reduction Detail

================================================================================


================================================================================

      Closing Date:
      First Payment Date:                                      06/15/2004
      Assumed Final Payment Date:                              06/15/2034

================================================================================


================================================================================

                           PARTIES TO THE TRANSACTIONS
--------------------------------------------------------------------------------
       DEPOSITOR: J.P. Morgan Chase Commercial Mortgage Securities Corp.
        UNDERWRITER:, J.P. Morgan Securities Inc./ABN AMRO Incorporated/
                      Nomura Securities International, Inc.
             MASTER SERVICER: GMAC Commercial Mortgage Corporation
                    SPECIAL SERVICER: ARCap Servicing, Inc.
           RATING AGENCY: Moody's Investors Service, Inc./Fitch Inc.

================================================================================


================================================================================

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
      LaSalle Web Site                                   www.etrustee.net
      Servicer Website
      LaSalle Factor Line                                  (800) 246-5761

================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-C2                   Next Payment:   07/15/2004
                                                                                      Record Date:    05/31/2004
WAC:
WA Life Term:
WA Amort Term:                                   ABN AMRO ACCT: XXXXXX
Current Index:
Net Index:
                                                REMIC CERTIFICATE REPORT
====================================================================================================================================
            ORIGINAL      OPENING     PRINCIPAL   PRINCIPAL      NEGATIVE     CLOSING      INTEREST     INTEREST     PASS-THROUGH
CLASS     FACE VALUE(1)   BALANCE      PAYMENT   ADJ. OR LOSS  AMORTIZATION   BALANCE     PAYMENT (2)   ADJUSTMENT       RATE
CUSIP      Per 1,000     Per 1,000    Per 1,000    Per 1,000     Per 1,000    Per 1,000    Per 1,000    Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             0.00         0.00         0.00          0.00         0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Total P&I Payment   0.00
====================================================================================================================================


Notes: (1) N denotes notional balance not included in total
(2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
(3) Estimated

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-C2                   Next Payment:   07/15/2004
                                                                                      Record Date:    05/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                            BOND INTEREST RECONCILIATION
====================================================================================================================================
                                                         Deductions                                       Additions
                                              --------------------------------  ----------------------------------------------------
            Accrual                 Accrued              Deferred &                Prior       Int Accrual     Prepay-    Other
        -------------  Pass Thru  Certificate Allocable  Accretion   Interest   Int. Short-     on prior        ment     Interest
Class   Method   Days    Rate      Interest     PPIS      Interest   Loss/Exp    falls Due     Shortfall (3)  Penalties Proceeds (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                    0.00      0.00        0.00        0.00         0.00                         0.00      0.00
====================================================================================================================================

====================================================================================================================================
                                                                   Remaining
                  Distributable     Interest    Current Period    Outstanding       Credit Support
                   Certificate      Payment      (Shortfall)/      Interest      --------------------
Class              Interest (2)      Amount        Recovery       Shortfalls     Original   Current (4)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                       0.00            0.00                           0.00
====================================================================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
Distributable Interest of the bonds.

(2) Accrued - Deductions + Additional Interest.

(3) Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).


04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-C2                   Next Payment:   07/15/2004
                                                                                      Record Date:    05/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                              CASH RECONCILIATION SUMMARY

================================================================================
                                INTEREST SUMMARY
      ------------------------------------------------------------------
      Current Scheduled Interest
      Less Deferred Interest
      Less PPIS Reducing Schedule Int
      Plus Gross Advance Interest
      Less ASER Interest Adv Reduction
      Less Other Interest Not Advanced
      Less Other Adjustment
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      UNSCHEDULED INTEREST:
      ------------------------------------------------------------------
      Prepayment Penalties
      Yield Maintenance Penalties
      Other Interest Proceeds
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Less Fees Paid to Servicer
      Less Fee Strips Paid by Servicer
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO SERVICER
      ------------------------------------------------------------------
      Special Servicing Fees
      Workout Fees
      Liquidation Fees
      Interest Due Serv on Advances
      Non Recoverable Advances
      Misc. Fees & Expenses
      ------------------------------------------------------------------
      Plus Trustee Fees Paid by Servicer
      ------------------------------------------------------------------
      Total Unscheduled Fees & Expenses
      ------------------------------------------------------------------
      Total Interest Due Trust
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO TRUST
      ------------------------------------------------------------------
      Trustee Fee
      Fee Strips
      Misc. Fees
      Interest Reserve Withholding
      Plus Interest Reserve Deposit
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Total Interest Due Certs
      ------------------------------------------------------------------


      ------------------------------------------------------------------
                               PRINCIPAL SUMMARY
      ------------------------------------------------------------------
      SCHEDULED PRINCIPAL:
      --------------------
      Current Scheduled Principal
      Advanced Scheduled Principal
      ------------------------------------------------------------------
      Scheduled Principal
      ------------------------------------------------------------------
      UNSCHEDULED PRINCIPAL:
      ----------------------
      Curtailments
      Advanced Scheduled Principal
      Liquidation Proceeds
      Repurchase Proceeds
      Other Principal Proceeds
      ------------------------------------------------------------------
      Total Unscheduled Principal
      ------------------------------------------------------------------
      Remittance Principal
      ------------------------------------------------------------------
      Remittance P&I Due Trust
      ------------------------------------------------------------------
      Remittance P&I Due Certs
      ------------------------------------------------------------------


      ------------------------------------------------------------------
                              POOL BALANCE SUMMARY
      ------------------------------------------------------------------
                                             Balance           Count
      ------------------------------------------------------------------
      Beginning Pool
      Scheduled Principal
      Unscheduled Principal
      Deferred Interest
      Liquidations
      Repurchases
      ------------------------------------------------------------------
      Ending Pool
      ------------------------------------------------------------------


      ------------------------------------------------------------------
                             SERVICING FEE SUMMARY
      ------------------------------------------------------------------
      Current Servicing Fees
      Plus Fees Advanced for PPIS
      Less Reduction for PPIS
      Plus Delinquent Servicing Fees
      ------------------------------------------------------------------
      Total Servicing Fees
      ------------------------------------------------------------------


      ------------------------------------------------------------------
                                  PPIS SUMMARY
      ------------------------------------------------------------------
      Gross PPIS
      Reduced by PPIE
      Reduced by Shortfalls in Fees
      Reduced by Other Amounts
      ------------------------------------------------------------------
      PPIS Reducing Scheduled Interest
      ------------------------------------------------------------------
      PPIS Reducing Servicing Fee
      ------------------------------------------------------------------
      PPIS Due Certificate
      ------------------------------------------------------------------


      ------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
      ------------------------------------------------------------------
                                              Principal      Interest
      ------------------------------------------------------------------
      Prior Outstanding
      Plus Current Period
      Less Recovered
      Less Non Recovered
      ------------------------------------------------------------------
      Ending Outstanding
      ------------------------------------------------------------------

================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-C2                   Next Payment:   07/15/2004
                                                                                      Record Date:    05/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY
====================================================================================================================================
                                 Delinquency Aging Categories                                  Special Event Categories (1)
             -----------------------------------------------------------------------  ----------------------------------------------
             Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure    REO    Modifications  Specially Serviced  Bankruptcy
Distribution -----------------------------------------------------------------------  ----------------------------------------------
   Date      #    Balance    #    Balance     #    Balance    #   Balance  # Balance   #   Balance       #    Balance     #  Balance
------------------------------------------------------------------------------------  ----------------------------------------------
06/15/04
------------------------------------------------------------------------------------  ----------------------------------------------
















====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-C2                   Next Payment:   07/15/2004
                                                                                      Record Date:    05/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                              ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PROFIT/LOSS SUMMARY
====================================================================================================================================
                Ending                              Appraisal                     Realized       Remaining          Curr
               Pool (1)    Payoffs (2)  Penalties   Reduct. (2)  Liquidations (2)  Losses(2)       Term          Weighted Avg.
Distribution --------------------------------------------------------------------------------  -------------------------------------
   Date      #   Balance   #   Balance  #  Amount   #   Balance   #    Balance    #   Amount   Life   Amort.     Coupon   Remit
---------------------------------------------------------------------------------------------  -------------------------------------
06/15/04
---------------------------------------------------------------------------------------------  -------------------------------------
















====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-C2                   Next Payment:   07/15/2004
                                                                                      Record Date:    05/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                    HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT
====================================================================================================================================
Disclosure     Payoff     Initial                    Payoff    Penalty    Prepayment    Maturity        Property        Geographic
Control #      Period     Balance        Type        Amount    Amount        Date         Date            Type           Location
------------------------------------------------------------------------------------------------------------------------------------












====================================================================================================================================
                          CURRENT                        0        0
                          CUMULATIVE
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-C2                   Next Payment:   07/15/2004
                                                                                      Record Date:    05/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                DELINQUENT LOAN DETAIL
====================================================================================================================================
               Paid                Outstanding  Out. Property                   Special
Disclosure     Thru   Current P&I      P&I       Protection       Advance       Servicer    Foreclosure   Bankruptcy  REO
Control #      Date     Advance     Advances**    Advances   Description (1)  Transfer Date     Date         Date     Date
------------------------------------------------------------------------------------------------------------------------------------












====================================================================================================================================
A. P&I Advance - Loan in Grace Period                    1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq       2. P&I Advance - Loan delinquent 2 months
                                                         3. P&I Advnace - Loan delinquent 3 months or More
                                                         4. Matured Balloon/Assumed Scheduled Payment
                                                         7. P&I Advance (Foreclosure)
                                                         9. P&I Advance (REO)
====================================================================================================================================
** Outstanding P&I Advances include the current period P&I Advance

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-C2                   Next Payment:   07/15/2004
                                                                                      Record Date:    05/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                             MORTGAGE LOAN CHARACTERISTICS
====================================================================================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================









                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
-------------------------                                          Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360



=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
Minimum Remaining Term                                             Minimum Remaining Term 0
Maximum Remaining Term                                             Maximum Remaining Term 0


04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:
                                                     SERIES 2004-C2                   Next Payment:
                                                                                      Record Date:

                                                 ABN AMRO ACCT: XXXXXX

                                             MORTGAGE LOAN CHARACTERISTICS
====================================================================================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================









 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================









 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00


04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:
                                                     SERIES 2004-C2                   Next Payment:
                                                                                      Record Date:

                                                 ABN AMRO ACCT: XXXXXX

                                              MORTGAGE LOAN CHARACTERISTICS
====================================================================================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================











     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                      2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-C2                   Next Payment:   07/15/2004
                                                                                      Record Date:    05/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                    LOAN LEVEL DETAIL
=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================















=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================















===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period        1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - < one month delinq     2. P&I Adv - delinquent 2 months      8. Bankruptcy
                                                  3. P&I Adv - delinquent 3+ months     9. REO
                                                  4. Mat. Balloon/Assumed P&I           10. DPO
                                                  5. Prepaid in Full                    11. Modification
                                                  6. Specially Serviced
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-C2                   Next Payment:   07/15/2004
                                                                                      Record Date:    05/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                        SPECIALLY SERVICED (PART I) ~ LOAN DETAIL
====================================================================================================================================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================























====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - < 1 month delinq.          2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        7. Foreclosure
                                                        9. REO
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-C2                   Next Payment:   07/15/2004
                                                                                      Record Date:    05/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                             SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS
====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================




























====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-C2                   Next Payment:   07/15/2004
                                                                                      Record Date:    05/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                 MODIFIED LOAN DETAIL
====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================
























====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-C2                   Next Payment:   07/15/2004
                                                                                      Record Date:    05/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                  REALIZED LOSS DETAIL
====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================





















====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-C2                   Next Payment:   07/15/2004
                                                                                      Record Date:    05/31/2004

                                                 ABN AMRO ACCT: XXXXXX

                                              APPRAISAL REDUCTION DETAIL
====================================================================================================================================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================================






















====================================================================================================================================

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS


                       MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)



[J.P. MORGAN LOGO OMITTED]
            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                   DEPOSITOR


                               ----------------


     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.


     The primary asset of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o  direct obligations of the United States or other government agencies; or


     o  a combination of the assets described above.


INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                  May 12, 2004

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 108 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9299.

                               TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT
   INFORMATION PRESENTED IN THIS
   PROSPECTUS AND EACH
   ACCOMPANYING PROSPECTUS
   SUPPLEMENT ..................................   ii
SUMMARY OF PROSPECTUS ..........................    1
RISK FACTORS ...................................    9
   Your Ability to Resell Certificates may
      be Limited Because of Their
      Characteristics ..........................    9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ......    9
   Prepayments of the Mortgage Assets
      will Affect the Timing of Your Cash
      Flow and May Affect Your Yield ...........   10
   Ratings Do Not Guarantee Payment and
      Do Not Address Prepayment Risks ..........   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that May Affect
      Payments on Your Certificates ............   12
   Borrowers May Be Unable to Make
      Balloon Payments .........................   14
   Credit Support May Not Cover Losses .........   14
   Assignment of Leases and Rents May Be
      Limited By State Law .....................   15
   Failure to Comply with Environmental
      Law May Result in Additional Losses ......   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...............................   16
   Poor Property Management May
      Adversely Affect the Performance of
      the Related Mortgaged Property ...........   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on
      a Mortgaged Property .....................   16
   Rights Against Tenants may be Limited
      if Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ....................   17
   If Mortgaged Properties are not in
      Compliance with Current Zoning Laws
      Restoration Following a Casualty Loss
      may be Limited ...........................   17
   Inspections of the Mortgaged
      Properties will be Limited ...............   17
   Compliance with Americans with
      Disabilities Act may result in
      Additional Losses ........................   17
   Litigation Concerns .........................   17
   Property Insurance ..........................   18
   Some Certificates May Not be
      Appropriate for Benefit Plans ............   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..........   18
   Certain Federal Tax Considerations
      Regarding Original Issue Discount ........   19
   Bankruptcy Proceedings Could
      Adversely Affect Payments on Your
      Certificates .............................   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ..................................   19
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely
      Affect Payments on Your Certificates .....   20
DESCRIPTION OF THE TRUST FUNDS .................   21
   General .....................................   21
   Mortgage Loans ..............................   21
   MBS .........................................   25
   Certificate Accounts ........................   26
   Credit Support ..............................   26
   Cash Flow Agreements ........................   26
YIELD AND MATURITY CONSIDERATIONS ..............   27
   General .....................................   27
   Pass-Through Rate ...........................   27
   Payment Delays ..............................   27
   Certain Shortfalls in Collections of
      Interest .................................   27
   Yield and Prepayment Considerations .........   28
   Weighted Average Life and Maturity ..........   29
   Controlled Amortization Classes and
      Companion Classes ........................   30
   Other Factors Affecting Yield, Weighted
      Average Life and Maturity ................   31
THE DEPOSITOR ..................................   33
USE OF PROCEEDS ................................   33
DESCRIPTION OF THE CERTIFICATES ................   34
   General .....................................   34
   Distributions ...............................   34
   Distributions of Interest on the
      Certificates .............................   35
   Distributions of Principal on the
      Certificates .............................   36
   Distributions on the Certificates in
      Respect of Prepayment Premiums or
      in Respect of Equity Participations ......   37
   Allocation of Losses and Shortfalls .........   37
   Advances in Respect of Delinquencies ........   37
   Reports to Certificateholders ...............   38
   Voting Rights ...............................   39

   Termination ................................   40
   Book-Entry Registration and Definitive
      Certificates ............................   40
DESCRIPTION OF THE POOLING
   AGREEMENTS .................................   42
   General ....................................   42
   Assignment of Mortgage Loans;
      Repurchases .............................   42
   Representations and Warranties;
      Repurchases .............................   43
   Collection and Other Servicing
      Procedures ..............................   44
   Sub-Servicers ..............................   45
   Special Servicers ..........................   45
   Certificate Account ........................   45
   Modifications, Waivers and
      Amendments of Mortgage Loans ............   48
   Realization Upon Defaulted Mortgage
      Loans ...................................   49
   Hazard Insurance Policies ..................   49
   Due-on-Sale and Due-on-Encumbrance
      Provisions ..............................   50
   Servicing Compensation and Payment
      of Expenses .............................   50
   Evidence as to Compliance ..................   51
   Certain Matters Regarding the Master
      Servicer and the Depositor ..............   51
   Events of Default ..........................   51
   Amendment ..................................   52
   List of Certificateholders .................   52
   The Trustee ................................   53
   Duties of the Trustee ......................   53
   Certain Matters Regarding the Trustee ......   53
   Resignation and Removal of the
      Trustee .................................   53
DESCRIPTION OF CREDIT SUPPORT .................   55
   General ....................................   55
   Subordinate Certificates ...................   55
   Cross-Support Provisions ...................   56
   Insurance or Guarantees with Respect
      to Mortgage Loans .......................   56
   Letter of Credit ...........................   56
   Certificate Insurance and Surety Bonds .....   56
   Reserve Funds ..............................   56
   Credit Support with Respect to MBS .........   57
CERTAIN LEGAL ASPECTS OF MORTGAGE
   LOANS ......................................   57
   General ....................................   57
   Types of Mortgage Instruments ..............   57
   Leases and Rents ...........................   58
   Personalty .................................   58
   Foreclosure ................................   58
   Bankruptcy Laws ............................   62
   Environmental Risks ........................   64
   Due-on-Sale and Due-on-Encumbrance .........   66
   Subordinate Financing ......................   66
   Default Interest and Limitations on
      Prepayments .............................   67
   Applicability of Usury Laws ................   67
   Servicemembers Civil Relief Act ............   68
   Type of Mortgaged Property .................   68
   Americans with Disabilities Act ............   68
   Forfeiture For Drug, RICO and Money
      Laundering Violations ...................   69
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ...............................   69
   Federal Income Tax Consequences for
      REMIC Certificates ......................   70
   General ....................................   70
   Characterization of Investments in
      REMIC Certificates ......................   70
   Qualification as a REMIC ...................   71
   Taxation of Regular Certificates ...........   73
      General .................................   73
      Original Issue Discount .................   73
      Acquisition Premium .....................   76
      Variable Rate Regular Certificates ......   76
      Deferred Interest .......................   77
      Market Discount .........................   77
      Premium .................................   78
      Election to Treat All Interest Under
         the Constant Yield Method ............   78
      Sale or Exchange of Regular
         Certificates .........................   79
      Treatment of Losses .....................   80
   Taxation of Residual Certificates ..........   80
      Taxation of REMIC Income ................   80
      Basis and Losses ........................   82
      Treatment of Certain Items of REMIC
         Income and Expense ...................   82
      Limitations on Offset or Exemption of
         REMIC Income .........................   83
      Tax-Related Restrictions on Transfer
         of Residual Certificates .............   84
      Sale or Exchange of a Residual
         Certificate ..........................   87
      Mark to Market Regulations ..............   88
   Taxes That May Be Imposed on the
      REMIC Pool ..............................   88
      Prohibited Transactions .................   88
      Contributions to the REMIC Pool After
         the Startup Day ......................   88

   Net Income from Foreclosure Property ........    89
   Liquidation of the REMIC Pool ...............    89
   Administrative Matters ......................    89
   Limitations on Deduction of Certain
      Expenses .................................    89
   Taxation of Certain Foreign Investors .......    90
      Regular Certificates .....................    90
      Residual Certificates ....................    91
      Backup Withholding .......................    91
      Reporting Requirements ...................    91
   Federal Income Tax Consequences for
      Certificates as to Which no REMIC
      Election is Made .........................    93
      Standard Certificates ....................    93
      General ..................................    93
      Tax Status ...............................    93
      Premium and Discount .....................    94
      Recharacterization of Servicing Fees .....    95
      Sale or Exchange of Standard
         Certificates ..........................    95
   Stripped Certificates .......................    96
      General ..................................    96
      Status of Stripped Certificates ..........    97
      Taxation of Stripped Certificates ........    97
   Reporting Requirements and Backup
      Withholding ..............................    99
   Taxation of Certain Foreign Investors .......    99
STATE AND OTHER TAX
   CONSIDERATIONS ..............................   100
CERTAIN ERISA CONSIDERATIONS ...................   100
   General .....................................   100
   Plan Asset Regulations ......................   101
   Administrative Exemptions ...................   101
   Insurance Company General Accounts ..........   101
   Unrelated Business Taxable Income;
      Residual Certificates ....................   102
LEGAL INVESTMENT ...............................   102
METHOD OF DISTRIBUTION .........................   105
INCORPORATION OF CERTAIN
   INFORMATION BY REFERENCE ....................   106
LEGAL MATTERS ..................................   106
FINANCIAL INFORMATION ..........................   106
RATING .........................................   106
INDEX OF PRINCIPAL DEFINITIONS .................   108

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                 o residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                                 o office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                                 If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                                 o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                                 o  may be fully amortizing or partially
                                    amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                                 o may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

                                 o  may provide for payments of principal,
                                    interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                                 Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

                                 o private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities; or

                                 o Certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the

                                   Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. Certificate Account .......   Each trust fund will include one or more
                                 certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this prospectus.

C. Credit Support ............   If so provided in the related prospectus
                                 supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the 3 effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                 o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

                                 o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

                                 o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

                                 o provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                                 o provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o  provide for controlled distributions of
                                    principal to be made based on a specified schedule or other methodology, subject to available funds; or

                                 o  provide for distributions based on
                                    collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                                 The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.

Distributions of Interest on the
 Certificates ................   Interest on each class of offered
                                 certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk
                                 Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and
                                 May Affect Your Yield"; "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Distributions of Interest on the
                                 Certificates" in this prospectus.

Distributions of Principal of
 the Certificates ............   Each class of certificates of each series,
                                 other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                                 Distributions of principal with respect to one or more classes of certificates may:

                                 o be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

                                 o be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

                                 o be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                                 Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the
                                 Certificates--Distributions of Principal on the Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement.
                                 See "Description of the
                                 Certificates--Termination" in this prospectus.

Registration of Book-Entry
 Certificates ................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry

                                 Registration and Definitive Certificates" in this prospectus.

Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and in the related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.


YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o  The perceived liquidity of the certificates;

     o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and


     o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.


THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

     o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

     o The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.


PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o  principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o  the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o Changes in general or local economic conditions and/or specific industry segments;

     o  Declines in real estate values;

     o  Declines in rental or occupancy rates;

     o Increases in interest rates, real estate tax rates and other operating expenses;

     o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o  Acts of God; and

     o Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o  Construction of competing hotels or resorts;

     o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.


BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o  The value of the related mortgaged property;

     o The level of available mortgage interest rates at the time of sale or refinancing;

     o  The borrower's equity in the related mortgaged property;

     o The financial condition and operating history of the borrower and the related mortgaged property;

     o Tax laws and rent control laws, with respect to certain residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o  Prevailing general economic conditions; and

     o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.


CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks," "Description of the Certificates" and "Description of Credit Support" in this prospectus.


ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.


FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.


HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.


POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o  operating the properties;

     o  providing building services;

     o  establishing and implementing the rental structure;

     o  managing operating expenses;

     o  responding to changes in the local market; and

     o advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.


ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.


IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.


COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.



LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o  fire;

     o  lightning;

     o  explosion;

     o  smoke;

     o  windstorm and hail; and

     o  riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.


SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:


     o generally, will not be subject to offset by losses from other activities;

     o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.


BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o  reduce monthly payments due under a mortgage loan;

     o  change the rate of interest due on a mortgage loan; or

     o  otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;


     o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of:

     1. various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3. a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.


MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

     o  non-cash items such as depreciation and amortization,

     o  capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

     o  the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method which calculates the cost of replacing the property at that date,

     o the income capitalization method which projects value based upon the property's projected net cash flow, or

     o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.


MBS

     MBS may include:

     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or


     o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o the original and remaining term to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate of the MBS or the formula for determining the rates,

     o  the payment characteristics of the MBS,

     o  the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o  a description of the credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

     o  the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

     o  the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o  the quality of management of the Mortgaged Properties,

     o  the servicing of the mortgage loans,

     o  possible changes in tax laws and other opportunities for investment,

     o  the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2.  Excess Funds, or

     3.  any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.


                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates may be Limited Because of Their Characteristics" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

     2. equal to the principal balances of one or more other classes of certificates of the same series, or

     3.  an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.


DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.


ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
        (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of the Trustee" in this prospectus.


TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

     o the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.


                     DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the

Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2.  applicable law, and

     3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.


SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.


CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.


     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;


     6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

     9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to the certificateholders on each distribution date;

     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

     9. if described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

     11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;


     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;


     18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.


EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.


AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

     1.  to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.  to comply with any requirements imposed by the Code, or

     5.  for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

     3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.


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


THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.


     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.





































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


                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o  the nature and amount of coverage under the credit support,

     o any conditions to payment under the credit support not otherwise described in this prospectus,

     o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o  the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o  a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses" in this prospectus.


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.


GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws" below.


PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the


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

entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.


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

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on


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

the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash


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

collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.


     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments


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in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.


ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as "CERCLA") and the laws of


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

certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o may result in a release or threatened release of any hazardous material, or

     o  may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.


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

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a


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

mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


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SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial


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resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.


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            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES


GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

     1.  the making of an election,

     2. compliance with the Pooling Agreement and any other governing documents and

     3. compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code,

each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.


CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of


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Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860L(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).


QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o  a mortgage in default or as to which default is reasonably foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,


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     o  a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with


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multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

     General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

     Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to


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which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.


     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.


     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The


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Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1.  the yield to maturity of the Regular Certificate at the issue date,

     2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3.  the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount


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

determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1. the issue price does not exceed the original principal balance by more than a specified amount, and

     2. the interest compounds or is payable at least annually at current values of

         (a)   one or more "qualified floating rates,"

         (b)   a single fixed rate and one or more qualified floating rates,

         (c)   a single "objective rate," or

         (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

     Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

     Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

     Sale or Exchange of Regular Certificates.
     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Regular Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2.  all bad loans will be deductible as business bad debts, and

     3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.


     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.


     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

     Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the


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adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the


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

record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
         Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

     2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3. an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.


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

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

     (i) the present value of any consideration given to the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances


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

known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to


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

dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1.  the disposition of a qualified mortgage other than for:

         (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

         (b)  foreclosure, default or imminent default of a qualified mortgage,

         (c)  bankruptcy or insolvency of the REMIC Pool, or

         (d)  a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.  the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

     1.  during the three months following the Startup Day,


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

     2.  made to a qualified reserve fund by a Residual Certificateholder,

     3.  in the nature of a guarantee,

     4.  made to facilitate a qualified liquidation or clean-up call, and

     5.  as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In


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

addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates.

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide



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certain information, including a United States taxpayer identification number.
A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a current rate of 28% (which rate will be increased to 31% commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt


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holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.


     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.


     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

















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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES

General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.


Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by


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         an interest in real property which is . . . residential real property"
         within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
         Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an "obligation...which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860L(c).

Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual


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methods described there will not apply and it is unclear whether a Prepayment
Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is


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

held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
         Certificates--Recharacterization of Servicing Fees" above), and

     3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--
Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the


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treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under
Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID
Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue


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discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.


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     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28.0% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.


TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold


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tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.


                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                         CERTAIN ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve


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

as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.


PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.


INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.


                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators specified in SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION


     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.  through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.


                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York or such other counsel as may be specified in the applicable prospectus supplement.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS


                                           PAGE
                                          -----
1998 Policy Statement .................    104
401(c) Regulations ....................    102
Accrual Certificates ..................     35
Accrued Certificate Interest ..........     35
ADA ...................................     68
Amendments ............................    101
ARM Loans .............................     24
Available Distribution Amount .........     34
Bankruptcy Code .......................     60
Book-Entry Certificates ...............     34
Cash Flow Agreement ...................     26
CERCLA ................................     64
Certificate Owner .....................     41
certificateholder .....................     69
Code ..................................     39
Cooperatives ..........................     21
CPR ...................................     30
Debt Service Coverage Ratio ...........     22
defective obligation ..................     71
Definitive Certificates ...............     34
Depositor .............................     21
Determination Date ....................     27
Direct Participants ...................     40
Disqualified Organization .............     85
Distribution Date Statement ...........     38
DOL ...................................    101
DTC ...................................     34
Due Dates .............................     23
Due Period ............................     27
EDGAR .................................    106
electing large partnership ............     85
Equity Participation ..................     24
Event of Default ......................     51
Excess Funds ..........................     33
excess servicing ......................     95
Exemptions ............................    101
FAMC ..................................     25
FHLMC .................................     25
FNMA ..................................     25
foreclosure ...........................     62
Garn Act ..............................     66
GNMA ..................................     25
holder ................................     69
Indirect Participants .................     40
Insurance and Condemnation
   Proceeds ...........................     46
L/C Bank ..............................     56
Liquidation Proceeds ..................     46
Loan-to-Value Ratio ...................     23
Lock-out Date .........................     24
Lock-out Period .......................     24
market discount .......................     77
MBS ...................................     21
MBS Agreement .........................     25
MBS Issuer ............................     25
MBS Servicer ..........................     25
MBS Trustee ...........................     25
Mortgage Asset Seller .................     21
Mortgage Notes ........................     21
Mortgaged Properties ..................     21
Mortgages .............................     21
NCUA ..................................    104
Net Leases ............................     22
Net Operating Income ..................     22
Nonrecoverable Advance ................     37
Non-SMMEA Certificates ................    103
Non-U.S. Person .......................     90
OCC ...................................    103
OID Regulations .......................     73
OTS ...................................    104
Participants ..........................     40
Parties in Interest ...................    100
Pass-Through Entity ...................     85
Permitted Investments .................     45
Plans .................................    100
Pooling Agreement .....................     42
prepayment ............................     30
Prepayment Assumption .................     74
prepayment collar .....................     30
Prepayment Interest Shortfall .........     27
Prepayment Premium ....................     24
PTCE ..................................    101
Random Lot Certificates ...............     73
Record Date ...........................     35
Reform Act ............................     73
Registration Statement ................    106
Regular Certificateholder .............     73
Regular Certificates ..................     70
Related Proceeds ......................     37
Relief Act ............................     68
REMIC .................................      8
REMIC Certificates ....................     70
REMIC Pool. ...........................     70
REMIC Regulations .....................     69
REO Property ..........................     44
Residual Certificateholders ...........     80

                                        PAGE
                                       -----
Residual Certificates ..............     35
secured-creditor exemption .........     65
Securities Act .....................    105
Senior Certificates ................     34
Servicing Standard .................     44
Similar Law ........................    100
SMMEA ..............................    102
SPA ................................     30
Standard Certificateholder .........     93
Standard Certificates ..............     93
Startup Day ........................     71
Stripped Certificateholder .........     98
Stripped Certificates ..............     96
Subordinate Certificates ...........     34
Sub-Servicing Agreement ............     45
Title V ............................     67
Treasury ...........................     69
U.S. Person ........................     87
Value ..............................     23
Warranting Party ...................     43

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

     The attached diskette contains a Microsoft Excel1, Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2004-C2.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2, Annex B and Annex C to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2, Annex B and Annex C to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

---------
1    Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

       YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                      -----------------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

Summary of Certificates .........................     S-7
Summary of Terms ................................     S-9
Risk Factors ....................................    S-32
Description of the Mortgage Pool ................    S-65
Description of the Certificates .................    S-98
Servicing of the Mortgage Loans .................    S-134
Yield and Maturity Considerations ...............    S-157
Certain Federal Income Tax Consequences .........    S-165
Method of Distribution ..........................    S-166
Legal Matters ...................................    S-167
Ratings .........................................    S-168
Legal Investment ................................    S-168
ERISA Considerations ............................    S-169
Index of Principal Definitions ..................    S-171

                           PROSPECTUS

Summary of Prospectus ...........................     1
Risk Factors ....................................     9
Description of the Trust Funds ..................    21
Yield and Maturity Considerations ...............    27
The Depositor ...................................    33
Use of Proceeds .................................    33
Description of the Certificates .................    34
Description of the Pooling Agreements ...........    42
Description of Credit Support ...................    55
Certain Legal Aspects of Mortgage Loans .........    57
Certain Federal Income Tax Consequences .........    69
State and Other Tax Considerations ..............   100
Certain ERISA Considerations ....................   100
Legal Investment ................................   102
Method of Distribution ..........................   105
Incorporation of Certain Information by
  Reference .....................................   106
Legal Matters ...................................   106
Financial Information ...........................   106
Rating ..........................................   106
Index of Principal Definitions ..................   108

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL AUGUST 18, 2004.

                                  $691,955,000
                                 (APPROXIMATE)

                        [J.P. MORGAN CHASE LOGO OMITTED]
                                J.P. MORGAN CHASE
                               COMMERCIAL MORTGAGE
                                SECURITIES CORP.

                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-C2


                    Class A-1 Certificates     $ 92,000,000
                    Class A-2 Certificates     $100,000,000
                    Class A-3 Certificates     $431,388,000
                    Class B Certificates       $ 24,581,000
                    Class C Certificates       $ 10,350,000
                    Class D Certificates       $ 24,580,000
                    Class E Certificates       $  9,056,000

       ----------------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
       ----------------------------------------------------------------

                                    JPMORGAN
                              ABN AMRO INCORPORATED
                              [NOMURA LOGO OMITTED]

                               WACHOVIA SECURITIES

                                  MAY 12, 2004

================================================================================

     J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., SERIES 2004-C2

                                  May 12, 2004
                             Mortgage Loan Schedule


                          J.P. MORGAN CHASE COMMERCIAL
                            MORTGAGE SECURITIES CORP.


                               Commercial Mortgage
                            Pass-Through Certificates


                                 Series 2004-C2


                                JPMCC 2004-C2.xls